     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 11, 2001

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                          UNITED PARCEL SERVICE, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

           DELAWARE                           4210                          58-2480149
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)        Identification Number)

                           55 GLENLAKE PARKWAY, N.E.
                               ATLANTA, GA 30328
                                 (404) 828-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                            JOSEPH R. MODEROW, ESQ.
                      SENIOR VICE PRESIDENT AND SECRETARY
                          UNITED PARCEL SERVICE, INC.
                           55 GLENLAKE PARKWAY, N.E.
                               ATLANTA, GA 30328
                                 (404) 828-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

                 JOHN D. CAPERS, JR.                                       NEAL J. CURTIN
                   KING & SPALDING                                      STEPHEN H. FABERMAN
                 191 PEACHTREE STREET                                    BINGHAM DANA, LLP
                ATLANTA, GEORGIA 30303                                   150 FEDERAL STREET
              TELEPHONE: (404) 572-4600                             BOSTON, MASSACHUSETTS 02110
              TELECOPIER: (404) 572-5100                             TELEPHONE: (617) 951-8000
                                                                     TELECOPIER: (617) 951-8736

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                                       PROPOSED
            TITLE OF EACH CLASS                                        MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
             OF SECURITIES TO                    AMOUNT TO BE       OFFERING PRICE        AGGREGATE         REGISTRATION
               BE REGISTERED                      REGISTERED          PER SHARE        OFFERING PRICE           FEE
--------------------------------------------------------------------------------------------------------------------------
Class B Common Stock, $.01 par value per
  share....................................  1,285,115 shares(1)         n/a           $72,081,954(2)         $18,020
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

(1) Based on the maximum number of shares of UPS Class B common stock, par value $.01 per share, that UPS may be required to issue in the merger contemplated in the Agreement and Plan of Merger, dated as of January 15, 2001, by and among UPS, Stag Merger Company, Inc., a Delaware corporation and wholly owned subsidiary of UPS, and First International Bancorp, a Delaware corporation, calculated as the product of 8,042,019 outstanding shares of common stock, par value $.01 per share, of First International Bancorp and an expected exchange ratio of 0.1598 shares of UPS Class B common stock for each share of First International Bancorp common stock.
(2) Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933, as amended, based on the market value of the First International Bancorp common stock to be exchanged in the merger, as the product of the
    (i) $7.95, the average of the high and low sale prices of FIB common stock on The Nasdaq National Market on April 9, 2001 and (ii) the maximum possible number of shares of FIB common stock to be cancelled pursuant to the merger (calculated as 9,066,912 which is the sum of (a) 8,042,019 outstanding shares of FIB common stock, (b) 999,893 shares of FIB common stock issuable upon the exercise of outstanding employee and director options and (c) 25,000 shares of FIB common stock issuable upon exercise of employee or director options granted prior to the date the merger is expected to be consummated.)
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. UPS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION -- DATED        , 2001

                       [FIRST INTERNATIONAL BANCORP LOGO]

Dear First International Bancorp Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of First International Bancorp, Inc., to be held at the Hartford Hilton Hotel, 315
Trumbull Street, Hartford, Connecticut on [               ], [               ],
2001 at [               ] a.m. At our annual meeting, you will be asked to vote
on the merger of our company with a subsidiary of United Parcel Service, Inc., which was announced on January 16, 2001. In addition, you will also vote on the annual election of directors to serve on our board of directors until the earlier of the completion of the merger or the expiration of their terms.

     In the merger, each of your shares of our common stock will be exchanged for a number of shares of UPS Class B common stock determined in accordance with the merger agreement. Based on the number of shares of our common stock outstanding as of the date of this proxy statement/prospectus and assuming that none of the adjustments described in this proxy statement/prospectus are required to be made, at the closing of the merger, each of your shares of our common stock will be converted into 0.1598 shares of UPS Class B common stock. Based on this conversion ratio and based upon the closing price of UPS' Class B
common stock on        , 2001, the market value of the consideration that you
will receive in the merger for each of your shares of our common stock would be
$[               ]. However, you will not be entitled to receive all of these shares of UPS Class B common stock immediately upon consummation of the merger. Approximately 10% of the UPS Class B common stock to be issued to you in the merger will be held in escrow for approximately 14 months following the closing. You may receive all, some or none of these escrowed shares in the future depending on the performance of our loan portfolio after the closing and depending on whether UPS brings indemnification claims under the merger agreement. You also may receive fewer than 0.1598 shares of UPS Class B common stock, if:

     - we issue any additional shares of our stock prior to closing;

     - our net book value at the month end immediately prior to the closing is less than $57,904,000; or

     - the merger is completed after July 31, 2001.

     BECAUSE THE NUMBER OF SHARES OF UPS CLASS B COMMON STOCK THAT YOU WILL RECEIVE IN THE MERGER DEPENDS ON THESE CIRCUMSTANCES, THE EXACT NUMBER OF SHARES THAT YOU WILL RECEIVE IN THE MERGER CANNOT BE DETERMINED UNTIL AFTER OUR ANNUAL MEETING. YOU WILL NOT HAVE ANOTHER OPPORTUNITY TO VOTE ON THE MERGER AFTER THE EXACT NUMBER OF SHARES OF UPS CLASS B COMMON STOCK HAS BEEN DETERMINED.

     This proxy statement/prospectus provides detailed information about our company, UPS and the merger, including the terms discussed above. Many of these terms are complicated and we urge you to give all of this information your careful attention. In particular, you should carefully consider the discussion
in the section entitled "RISK FACTORS" beginning on page [               ] of
this proxy statement/prospectus.

     Our board of directors has determined that the terms and conditions of the merger agreement are advisable and in our company's and your best interests, and unanimously recommends that you vote "FOR" adoption of the merger agreement and approval of the merger. Our board of directors has obtained opinions from its independent financial advisors, J.P. Morgan Securities Inc. and Keefe Bruyette & Woods, each to the effect that the number of shares of UPS Class B common stock to be received by you in the merger is fair to you from a financial point of view.

     We cannot complete the merger unless the merger is approved by holders of a majority of our shares entitled to vote on the merger. At the same time that we entered into the merger agreement, certain of our stockholders entered into agreements with UPS in which they agreed to vote their shares of our common stock in favor of the merger agreement. Together these stockholders own more than a majority of our common stock. Therefore, holders of a sufficient number of shares of our common stock to approve the merger agreement already have agreed to vote in favor of the merger agreement at our annual meeting. We believe that your vote is important and we urge you to vote.

     Whether or not you plan to attend our annual meeting, please take the time to vote by completing and mailing the enclosed proxy card.

                                          Sincerely,

                                          Brett N. Silvers
                                          Chairman of the Board, President
                                          and Chief Executive Officer

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR THE SECURITIES OF UPS TO BE ISSUED IN THE MERGER, OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This proxy statement/prospectus is dated [               ], 2001, and was
first mailed to FIB stockholders on or about [               ], 2001.

                       [FIRST INTERNATIONAL BANCORP LOGO]
                              280 TRUMBULL STREET
                          HARTFORD, CONNECTICUT 06103
                                 (860) 727-0700
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON             , 2001
                             ---------------------

     We will hold the annual meeting of stockholders of First International
Bancorp, Inc., at [               ] a.m., on [               ], 2001 at the
Hartford Hilton Hotel, 315 Trumbull Street, Hartford, Connecticut for the following purposes:

          1. To consider and vote upon a proposal to approve the merger agreement among United Parcel Service, Inc., FIB and Stag Merger Company, Inc., a subsidiary of UPS, under which FIB will become a wholly owned subsidiary of UPS, and each outstanding share of our common stock will be converted into the right to receive a number of shares of UPS Class B common stock determined in accordance with the merger agreement;

          2. To elect two directors for terms of three (3) years, or, if earlier, until the completion of the merger; and

          3. To transact any other business as may properly come before the meeting, or any adjournment of the meeting.

     Our board of directors has determined that the terms and conditions of the merger are advisable and in our company's and your best interests, and unanimously recommends that you vote "FOR" adoption of the merger agreement and approval of the merger.

     We describe the merger more fully in this proxy statement/prospectus, which we urge you to read carefully.

     Only FIB stockholders of record at the close of business on
[               ], 2001 are entitled to notice of, and to vote at, our annual meeting or any adjournment or postponement of our annual meeting.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND OUR ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY VOTE IN PERSON AT OUR ANNUAL MEETING, EVEN IF YOU HAVE RETURNED A PROXY CARD. IF YOU DO NOT VOTE BY PROXY OR IN PERSON AT OUR ANNUAL MEETING, IT WILL HAVE THE EFFECT OF A VOTE AGAINST THE MERGER AGREEMENT.

                                          By order of the board of directors,

                                          Leslie A. Galbraith
                                          Executive Vice President and Secretary

                               TABLE OF CONTENTS

INTRODUCTION................................................  1
QUESTIONS AND ANSWERS ABOUT THE MERGER......................  1
SUMMARY.....................................................  5
  The Companies.............................................  5
  Reasons for the Merger....................................  5
  The Merger................................................  6
  What You Will Receive in the Merger.......................  6
  We Have Received Fairness Opinions of Our Financial
     Advisors that the Conversion Ratio is Fair to our
     Stockholders...........................................  6
  Vote Required of Our Stockholders.........................  6
  Officers and Directors Have Some Interests in the Merger
     That are Different From Their Interests as
     Stockholders...........................................  7
  Board of Directors and Management After the Merger........  7
  Employee Matters..........................................  7
  "De-Banking"..............................................  7
  Regulatory Approvals......................................  8
  We May Not Complete the Merger Without Meeting Certain
     Conditions.............................................  8
  The Parties May Terminate the Merger Agreement Without
     Completing the Merger..................................  8
  Termination Fee and Expenses..............................  9
  No Solicitation...........................................  9
  Material Federal Income Tax Consequences..................  9
  Comparative Per Share Market Price Information............  9
  Conversion of Stock Options...............................  9
  Appraisal Rights..........................................  9
  The Escrow and Indemnity Agreement........................  9
  Stockholder Representative................................  10
  Comparison of Stockholder Rights..........................  10
SELECTED CONSOLIDATED FINANCIAL DATA OF UPS.................  11
SELECTED CONSOLIDATED FINANCIAL DATA OF FIB.................  13
RISK FACTORS................................................  15
  Risks Relating to the Merger..............................  15
     ]The conversion ratio is determined at closing and
      subject to adjustment.................................  15
     The value of the UPS Class B common stock you receive
      in the merger may fluctuate...........................  15
     You may not receive approximately 10% of the shares of
      UPS Class B common stock issuable in the merger
      depending on the performance of our loan portfolio
      after the closing of the merger.......................  15
     You may not receive approximately 10% of the shares of
      UPS Class B common stock issuable in the merger if UPS
      successfully makes indemnification claims.............  16
     If we issue any additional shares of our stock, you
      will receive fewer shares in the merger...............  16
     If our net book value at the month end prior to closing
      is less than $57,904,000, you will receive fewer
      shares in the merger..................................  16
     If the merger is completed after July 31, 2001, the
      conversion ratio may change...........................  17
     If the merger fails to qualify as a reorganization, you
      will recognize taxable gains or losses on your FIB
      shares................................................  17
     The merger may be delayed or may not occur because we
      may be unable to satisfy a condition to closing that
      requires us to terminate our status as a bank holding
      company...............................................  17
     The need for governmental approvals may affect the date
      of completion of the merger or may diminish the
      benefits of the merger................................  17
     UPS and FIB may encounter difficulties integrating
      their operations or UPS may not achieve all of the
      anticipated benefits of the merger....................  17

     If the merger is not completed, our stock price and
      future business and operations could be adversely
      affected..............................................  18
     The termination fee and the restrictions on
      solicitation contained in the merger agreement may
      discourage other companies from trying to acquire
      us....................................................  18
  Risks Relating to FIB as an Independent Entity............  18
     If a general economic slowdown occurs, our financial
      condition and the financial condition of our borrowers
      may be adversely affected.............................  18
     If we are unable to locate adequate funding sources for
      our operations, our financial condition will be
      adversely affected....................................  19
     A substantial part of our operations consists of
      participation in government guaranteed loan programs.
      If there are changes in these programs or if funding
      is not available for these programs in the future, our
      operations would be adversely affected................  20
     We are subject to commercial lending risks.............  21
     Our financial condition is subject to the impact of
      changes in interest rates.............................  21
     Because a significant part of our operations consists
      of international lending, we are subject to political
      and economic instability in our foreign markets.......  21
     We are dependent on our "master agents" in our
      international operations..............................  22
     We are dependent on our key employees..................  22
     We are subject to extensive regulation and supervision
      by federal and state banking regulators...............  22
COMPARATIVE PER SHARE DATA..................................  23
MARKET PRICE AND DIVIDEND DATA..............................  24
The Annual Meeting..........................................  26
THE MERGER..................................................  28
  Background of the Merger..................................  28
  Consideration of the Merger by Our Board of Directors.....  32
  Opinion of Financial Advisors.............................  35
  Effective Time of the Merger..............................  47
  Interests of Certain Persons in the Merger................  47
  "De-Banking"..............................................  51
  Regulatory Approvals Required for the Merger..............  52
  Material Federal Income Tax Consequences..................  53
  Accounting Treatment......................................  55
  Delisting and Deregistration of FIB Common Stock..........  55
  Listing of Shares of UPS Common Stock to be Issued in the
     Merger.................................................  55
  Appraisal Rights..........................................  55
  Resale Restrictions.......................................  55
THE MERGER AGREEMENT........................................  56
  The Merger................................................  56
  Directors and Offices of FIB After the Merger.............  56
  Conversion of Shares in the Merger........................  56
  Treatment of Options......................................  63
  Employee Benefits.........................................  64
  Representations and Warranties............................  64
  Conduct of Business Before the Merger.....................  65
  Solicitation of Proposals from Other Parties..............  66
  Conditions to the Merger..................................  67
  Termination...............................................  69
  Waiver and Amendment......................................  71

THE VOTING AGREEMENTS.....................................................................................  72
ESCROW AND INDEMNITY AGREEMENT............................................................................  73
DESCRIPTION OF UPS CAPITAL STOCK..........................................................................  77
COMPARATIVE RIGHTS OF STOCKHOLDERS........................................................................  78
  Indemnification/Limitation of Liability.................................................................  81
INFORMATION ABOUT UPS.....................................................................................  82
INFORMATION ABOUT FIB.....................................................................................  83
ELECTION OF DIRECTORS.....................................................................................  84
INDEPENDENT PUBLIC ACCOUNTANTS............................................................................  96
AUDIT FEES................................................................................................  96
FINANCIAL INFORMATION SYSTEMS DESIGN AND
  IMPLEMENTATION FEES.....................................................................................  96
ALL OTHER FEES............................................................................................  96
AUDITOR INDEPENDENCE......................................................................................  97
REPORT OF THE AUDIT COMMITTEE.............................................................................  97
OTHER MATTERS.............................................................................................  97
SUBMISSION OF STOCKHOLDER PROPOSALS FOR
  2002 ANNUAL MEETING.....................................................................................  97
EXPERTS...................................................................................................  97
LEGAL MATTERS.............................................................................................  98
WHERE YOU CAN FIND MORE INFORMATION.......................................................................  98

APPENDIX A  The Merger Agreement........................................  A-1
APPENDIX B  Form of The Voting Agreement................................  B-1
APPENDIX C  The Escrow and Indemnity Agreement..........................  C-1
APPENDIX D  Opinion of J.P. Morgan Securities Inc.......................  D-1
APPENDIX E  Opinion of Keefe Bruyette & Woods...........................  E-1
APPENDIX F  Charter of the Audit Committee of the Board of Directors of
            First International Bancorp, Inc. and First International
            Bank........................................................  F-1

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. You should read statements that contain these words carefully because, with respect to both UPS and FIB, they discuss future expectations, contain projections of future results of operations or of financial position or state other "forward-looking" information. Without limiting the foregoing, the statements contained below under "THE MERGER -- Consideration of the Merger by our Board of Directors" constitute forward-looking statements. The important factors listed above in the section captioned "RISK FACTORS," as well as any cautionary language in this proxy statement/prospectus, provide examples of risks, uncertainties and events that may cause the actual results of either company to differ materially from the expectations described in these forward-looking statements. You should be aware that the occurrence of the events described in these risk factors and elsewhere in this proxy statement/prospectus could have a material adverse effect on the business, results of operations and financial position of UPS and FIB.

     Any forward-looking statements in this proxy statement/prospectus are not guarantees of future performance, and actual results, developments and business decisions may differ from those contemplated by those forward-looking statements, possibly materially. UPS and FIB disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section.

                                  INTRODUCTION

     This proxy statement/prospectus is being furnished to holders of shares of common stock of First International Bancorp, Inc., a Delaware corporation, in connection with the solicitation of proxies by FIB's board of directors for use
at the annual meeting of stockholders to be held on [               ],
[               ], 2001 at Hartford Hilton Hotel, 315 Trumbull Street, Hartford,
Connecticut, at [               ] a.m., and any adjournments or postponements of
that meeting. The principal purpose of our annual meeting is for stockholders to consider and vote upon a proposal to approve the merger of FIB with Stag Merger Company, Inc., a wholly owned subsidiary of UPS, with FIB being the surviving corporation. We are referred to throughout this proxy statement/prospectus as "FIB" and Stag Merger Company, Inc. is referred to throughout this proxy statement/prospectus as "Merger Sub." Our board of directors has fixed the close
of business on [               ], 2001 as the record date for our annual
meeting. Accordingly, only stockholders of record on that date will be entitled to notice of, and to vote at, our annual meeting.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   WHAT WILL HAPPEN IN THE MERGER?

A: Upon completion of the merger, FIB will be merged with Merger Sub. We will survive that merger and will become a wholly owned subsidiary of UPS. You will receive shares of UPS Class B common stock in exchange for your shares of our common stock.

Q:   WHY IS THE FIB BOARD OF DIRECTORS PROPOSING A MERGER?

A: Our board of directors has proposed the merger because it believes that the merger represents the strategic alternative that is in your best interests. As a bank holding company, our activities and those of our subsidiaries are highly regulated. This regulation, which is not intended for the benefit of our stockholders, limits our flexibility in the manner in which we may conduct our business. In our board's view, the regulatory environment, together with current economic trends and capital market conditions, also limits our options for raising the capital necessary to execute our current business plan to maintain historic levels of return to our stockholders. As a result of the merger and as disclosed in this proxy statement/prospectus, we will no longer be subject to all of the same regulatory limitations as before the merger. We believe that our ability to conduct business without being subject to these regulatory limitations, together with access to the greater financial resources of a parent company like UPS, will allow us to expand our operations. We also believe that the combination of our company, with its innovative structured trade finance and commercial lending programs, and UPS, with its greater capital resources and emphasis on all aspects -- logistical, technological and financial -- of the delivery of products and services on a global basis, will provide significant growth opportunities beyond those which we could realize as an independent company. Finally, the UPS Class B common stock you will receive in the merger is currently actively traded in contrast to your shares of our common stock which are thinly traded.

Q:   WHAT WILL I RECEIVE IN THE MERGER?

A: In the merger, each of your shares of our common stock will be exchanged for a number of shares of UPS Class B common stock determined in accordance with the merger agreement. Based on the number of shares of our common stock issued and outstanding as of the date of this proxy statement/prospectus and assuming that none of the adjustments to the merger consideration described in the merger agreement are required to be made, at the closing of the merger, each of your shares of our common stock will automatically be converted into 0.1598 shares of UPS Class B common stock. In this proxy statement/prospectus, we refer to the number of shares of UPS Class B common stock that you will receive in the merger for each of your shares of our common stock as the "CONVERSION RATIO."

     THE NUMBER OF SHARES OF UPS CLASS B COMMON STOCK THAT YOU ULTIMATELY WILL RECEIVE IN THE MERGER CANNOT BE DETERMINED AT THIS TIME BECAUSE THERE ARE POTENTIAL CHANGES TO THE NUMBER OF SHARES. SOME OF THE UPS CLASS B

     COMMON STOCK YOU WOULD OTHERWISE RECEIVE IS SUBJECT TO AN ESCROW AND INDEMNITY AGREEMENT.

Q:   WHAT HAPPENS IF THE TRADING PRICE OF UPS
     CLASS B COMMON STOCK CHANGES BEFORE THE MERGER?

A: Except in those circumstances described in this proxy statement/prospectus, the number of shares of UPS Class B common stock to be issued for each of your shares of FIB common stock will not be adjusted based upon changes in the market price of UPS Class B common stock. As a result, the value of the UPS Class B common stock to be received in the merger will fluctuate up or down as the market price of UPS Class B common stock fluctuates up or down. We do not have the right to terminate the merger agreement or to resolicit the vote of our stockholders based on changes in the market price of UPS Class B common stock.

Q: I UNDERSTAND THAT THE CONVERSION RATIO IS CALCULATED AT CLOSING AND IS ESTIMATED TO BE 0.1598. WHEN MIGHT THE CONVERSION RATIO CHANGE?

A: The conversion ratio will change and you will not receive 0.1598 shares of UPS Class B common stock, if:

     - we issue any additional shares of our stock prior to the closing;

     - our net book value at the month end immediately prior to the closing is less than $57,904,000; or

     - the merger is completed after July 31, 2001.

     Should any of these circumstances occur, the conversion ratio will be adjusted in accordance with the merger agreement. Some of the shares to which you are entitled will also be placed in escrow as a fund for potential indemnification claims, as described below. These circumstances, the escrow and the related changes to the conversion ratio are discussed in greater detail in this proxy statement/prospectus. You should read this proxy statement/prospectus carefully to understand these and the other terms of the merger.

Q: IF THE CONVERSION RATIO CHANGES AFTER OUR ANNUAL MEETING, WILL WE HAVE THE RIGHT TO VOTE AGAIN?

A: No, you will not have another opportunity to vote on the merger after the exact number of shares of UPS Class B common stock has been determined.

Q:   WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement/prospectus, please complete, sign and date your proxy card and return it in the enclosed return envelope as soon as possible, so that your shares may be represented and voted at our annual meeting. If you sign and send in your proxy card and do not indicate how you want your shares to be voted, your proxy will be counted as a vote FOR approval of the merger agreement. If you do not attend our annual meeting and you do not return your proxy card, it will have the effect of a vote AGAINST approval of the merger agreement.

Q:   CAN I CHANGE MY VOTE AFTER I MAIL MY PROXY CARD?

A: Yes. You can change your vote at any time before we vote your proxy at our annual meeting. You can do so in several ways:

     - First, you can send written notice to us stating that you would like to revoke your proxy.

     - Second, you can complete a new proxy card and send it to us, and the new proxy card automatically will replace any earlier dated proxy card that you returned.

     - Third, you can attend our annual meeting and vote in person.

     - Fourth, if you instructed your broker to vote your shares, follow your broker's directions for changing those instructions.

     You should send any notice of revocation to us at the address set forth in the answer to the last question below.

Q:   WHAT HAPPENS IF I SELL MY SHARES BEFORE THE MEETING?

A: If you held your shares of our common stock on the record date but have transferred those shares after the record date and before the merger, you will retain your right to vote at our annual meeting but not the right to receive shares of UPS Class B common stock issued in the merger. This right to receive shares of UPS Class B common stock issued in the merger will pass to the person to whom you transferred your shares.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: You should instruct your broker to vote your shares, following the directions your broker provides. If you do not instruct your broker, your broker will generally not have the discretion to vote your shares without your instructions. Because the proposals in this proxy statement/prospectus, require an affirmative vote of shares for approval, these so-called "broker non-votes" have the same effect as votes cast against the merger agreement.

Q:   WHAT RIGHTS DO I HAVE IF I OPPOSE THE MERGER?

A: You can vote against the merger by indicating a vote against the proposal on your proxy card and signing and mailing your proxy card, or by voting against the merger in person at our annual meeting. If the merger is approved at our annual meeting, your shares of our common stock will be converted into shares of UPS Class B common stock regardless of whether you voted for or against the merger. YOU WILL NOT HAVE APPRAISAL OR DISSENTERS' RIGHTS IN CONNECTION WITH THE MERGER OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

Q:   WHAT VOTE IS REQUIRED TO APPROVE THE MERGER?

A: The holders of a majority of the outstanding shares of our common stock must approve the merger. You are entitled to vote on the merger if you held our common stock at the close of business on the record date, which is [ ], 2001. On that date, 8,042,019 shares of our common stock were outstanding and entitled to vote.

     At the same time that we entered into the merger agreement, certain of our stockholders entered into agreements with UPS in which they agreed to vote their shares of our common stock in favor of the merger agreement. Together these stockholders own 52% of our common stock. Therefore, holders of a sufficient number of shares of our common stock to approve the merger already have agreed to vote in favor of the merger agreement.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We expect to complete the merger as soon as practicable after our annual meeting and after all of the other conditions to the merger are either satisfied or waived.

Q:   WHEN WILL I RECEIVE MY SHARES OF UPS CLASS B COMMON STOCK?

A: In the merger, each of your shares of our common stock will be exchanged for a number of shares of UPS Class B common stock determined in accordance with the merger agreement. Based on the number of shares of our common stock issued and outstanding as of the date of this proxy statement/prospectus and assuming that none of the adjustments to the merger consideration described in the merger agreement are required to be made, at the closing of the merger, each share of our common stock issued and outstanding will be automatically converted into 0.1598 shares of UPS Class B common stock.

     However, as described in this proxy statement/prospectus, you will NOT receive all of the UPS Class B common stock to which you are entitled under the merger agreement at the closing of the merger. At closing, at least $8,000,000 in value (or approximately 10%) of the UPS Class B common stock to be issued to our stockholders will be placed into an escrow as a fund for potential indemnification claims by UPS. The amount of shares placed into escrow will equal the aggregate principal balance of our non-performing assets if the aggregate principal balance of our non-performing assets as of the end of the month preceding the closing is more than $8,000,000. Shortly after the merger is completed, you will receive approximately 90% of the UPS Class B common stock to which you are entitled. The remaining approximately 10% of the UPS Class B common stock to be issued to you in the merger will be held in escrow for fourteen months following the closing of the merger under an escrow and indemnity agreement.

     In short, assuming no other adjustments are required to be made, you will receive UPS Class B common stock as follows:

     - At the closing of the merger, each stockholder will receive approximately .1438 shares of UPS Class B common stock for each share of our common stock; and

     - If no adverse developments with respect to the performance of our loan portfolio occur after the closing of the merger and if UPS does not make any successful claims for indemnification relating to our representations, warranties and covenants under the merger agreement prior to the 14th month after the closing of the merger, you will receive approximately .0160 additional shares of UPS Class B common stock with respect to each share of our common stock you held at closing.

     YOU SHOULD UNDERSTAND THAT YOU MAY RECEIVE ALL, SOME OR NONE OF YOUR UPS CLASS B COMMON STOCK SUBJECT TO THE ESCROW.

Q:   SHOULD I SEND IN MY FIB COMMON STOCK CERTIFICATES NOW?

A: After the merger is completed, you will receive detailed instructions regarding the surrender of your stock certificates and delivery of UPS Class B common stock. You should not send your stock certificates to us or anyone else until you receive these instructions.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A: We expect that the merger will qualify as a tax-free reorganization for federal income tax purposes. If the merger qualifies as a reorganization, you will not recognize any gain or loss for federal income tax purposes upon the exchange of your shares of FIB common stock for shares of UPS Class B common stock, although you will recognize taxable income with respect to any cash received in lieu of a fractional share of UPS Class B common stock. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

     FOR A MORE DETAILED DESCRIPTION OF THE TAX CONSEQUENCES OF THE MERGER, SEE THE SECTION OF THIS PROXY STATEMENT/PROSPECTUS ENTITLED "MATERIAL FEDERAL
     INCOME TAX CONSEQUENCES" BEGINNING ON PAGE [     ].

Q:   WHAT WILL HAPPEN TO MY SHARES OF FIB COMMON STOCK AFTER THE MERGER?

A: Following the merger, your shares of our common stock will represent solely the right to receive shares of UPS Class B common stock. Trading in our common stock on the Nasdaq National Market System will cease. Price quotations for our common stock will no longer be available and we will cease filing reports with the SEC.

Q:   WHO CAN ANSWER MY QUESTIONS?

A:   If you have additional questions about the merger, you should contact:

     Leslie A. Galbraith
     First International Bancorp, Inc.
     280 Trumbull Street
     Hartford, Connecticut 06103
     (860) 241-2529

                                    SUMMARY

     This brief summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers you to fully understand the merger. See "Where You Can Find More Information." Each item in this summary includes a page reference directing you to a more complete description of that item.

THE COMPANIES

     FIRST INTERNATIONAL BANCORP,
     INC. (PAGE  )
     280 Trumbull Street
     Hartford, Connecticut 06103
     (860) 727-0700

     We are a one-bank holding company incorporated in 1985 and regulated by the Board of Governors of the Federal Reserve System. Our principal asset and subsidiary is First International Bank, a Connecticut state bank and trust company, the deposits of which are insured by the Federal Deposit Insurance Corporation. We specialize in providing credit, trade and financial solutions to small and medium size industrial companies located in the United States and in international emerging markets. We serve our target market by offering flexible and attractive terms to borrowers and we manage our credit risk through the combined utilization of commercial loan guarantee programs made available by three U.S. federal agencies: the U.S. Small Business Administration, the U.S. Department of Agriculture, and the Export-Import Bank of the U.S., as well as through the use of private credit insurance policies.

     UNITED PARCEL SERVICE, INC.
     (PAGE   )
     55 Glenlake Parkway, N.E.
     Atlanta, Georgia 30328
     (404) 828-6000

     UPS is the world's largest express carrier, the world's largest package delivery company and a leading global provider of specialized transportation and logistics services. In 2000, UPS delivered an average of more than 13.6 million pieces per day worldwide. Total revenue of UPS in 2000 was over $29.7 billion.

REASONS FOR THE MERGER (PAGE  )

     Our board of directors recommends adoption of the merger agreement and approval of the merger based on its consideration of a number of factors, including:
     - the strategic options available to us as determined by our board of directors and management, with assistance from our financial advisors;

     - the terms of the merger, including the amount and form of the consideration you will receive;

     - the substantial premium to the market price of our common stock represented by the conversion ratio;

     - the opinions of our financial advisors that the consideration to be received by you in the merger is fair to you from a financial point of view;

     - the fact that, as a result of the merger, we will have access to the financial and other resources of UPS;

     - the regulatory environment in which we currently operate and the requirement of UPS that we terminate our status as a federally regulated bank holding company; and

     - the likelihood of approval of the merger and the other transactions contemplated in the merger agreement by applicable federal and state regulators.

     To review these as well as other considerations in more detail, please see the section of this proxy statement/prospectus entitled "The Merger -- Consideration of the Merger by our Board of Directors."

     Our board of directors has determined that the terms and conditions of the merger agreement are advisable and in our company's and your best interests, and unanimously recommends that you vote

"FOR" adoption of the merger agreement and approval of the merger.

THE MERGER (PAGE  )

     We have entered into a merger agreement with UPS that sets forth the terms and conditions of our proposed acquisition by UPS. The merger agreement provides that if the merger is approved by our stockholders and all other conditions to the merger are satisfied or waived, we will merge with a subsidiary of UPS. As one of our stockholders, you will become a holder of UPS class B common stock following the merger.

     In the merger, each share of our common stock will be converted into the right to receive a portion of a share of UPS Class B common stock. If the merger is completed on or before July 31, 2001, the number of shares of UPS Class B common stock that will be issued in the merger will not be adjusted as a result of changes in the market price of UPS Class B common stock. If the merger is completed after July 31, 2001, the exact number of shares of UPS Class B common stock that you will receive will fluctuate depending on the market price of UPS Class B common stock. There are other events that also could affect the number of shares of UPS Class B common stock you will receive in the merger.

     We have attached the merger agreement to this proxy statement/prospectus as Appendix A. We encourage you to read the entire merger agreement. It is the legal document that governs the merger.

WHAT YOU WILL RECEIVE IN THE MERGER (PAGE  )

     In the merger, each of your shares of our common stock will be exchanged for a number of shares of UPS Class B common stock determined in accordance with the merger agreement. Based on the number of shares of our common stock outstanding as of the date of this proxy statement/prospectus and assuming that none of the adjustments to the merger consideration described in the merger agreement are required to be made, at the closing of the merger, each of your shares of our common stock will be converted automatically into 0.1598 shares of UPS Class B common stock. In this proxy statement/prospectus, we refer to the number of shares of UPS Class B common stock that you will receive in the merger as the "conversion ratio."

     As described elsewhere in this proxy statement/prospectus, approximately 10% of the UPS Class B common stock to be issued to you in the merger will be held in escrow for approximately 14 months following the closing, and you may receive all, some or none of these shares in the future depending on whether any adverse developments in the performance of our loan portfolio occur after the closing and on whether UPS brings indemnification claims under the merger agreement. In addition, the conversion ratio will change, if:

     - we issue any additional shares of our stock prior to the closing;

     - our net book value at the month end immediately prior to the closing is less than $57,904,000; or

     - the merger is completed after July 31, 2001.

     For more information on exactly how many shares of UPS Class B common stock you will receive in the merger, please see the sections of this proxy statement/prospectus entitled "The Merger Agreement" and "The Escrow and Indemnity Agreement."

WE HAVE RECEIVED FAIRNESS OPINIONS OF OUR FINANCIAL ADVISORS THAT THE CONVERSION RATIO IS FAIR TO OUR STOCKHOLDERS (PAGE )

     On January 15, 2001, J.P. Morgan Securities Inc. and Keefe Bruyette & Woods, our financial advisors, each delivered a written opinion to our board of directors to the effect that, as of that date, the conversion ratio in the merger was fair, from a financial point of view, to our stockholders. These opinions have been updated and confirmed as of the date of this proxy statement/prospectus. We have attached these updated opinions as Appendices D and E. You should read them completely to understand the assumptions made, matters considered and limitations of the review undertaken by our financial advisors in providing their opinions.

VOTE REQUIRED OF OUR STOCKHOLDERS (PAGE  )

     You can vote at our annual meeting if you owned our common stock at the
close of business on [               ], 2001. On that date, there were 8,042,019
shares of our common stock outstanding and entitled to vote. You can cast one vote for each share of our common stock you then owned. In order to approve the merger agreement, the holders of a majority of our outstanding common stock must vote in favor of doing so. Thus, a failure to vote or an abstention has the same effect as voting against the merger agreement.

     We expect that the merger will be approved because Cheryl A. Chase, Arnold
L. Chase and Brett N. Silvers, together with certain members of their family, trusts created for their benefit and/or for the benefit of their respective family members, and other affiliated interests, entered into voting agreements with UPS at the time we entered into the merger agreement. Collectively, the stockholders that executed these voting agreements own of record approximately 52% of our outstanding common stock. Therefore, holders of a sufficient number of shares of our common stock to approve the merger agreement already have agreed to vote in favor of the merger agreement at our annual meeting. For more information on the voting agreements, please see the section of this proxy statement/prospectus entitled "The Voting Agreements."

OFFICERS AND DIRECTORS HAVE SOME INTERESTS IN THE MERGER THAT ARE DIFFERENT FROM THEIR INTERESTS AS STOCKHOLDERS (PAGE )

     Some of our directors and officers have interests in the merger that are different from, or in addition to, their interests as our stockholders. These interests arise under the merger agreement and, in the case of our officers, under employment agreements with us. The members of our board of directors knew about these different and additional interests, and considered them when they approved the merger agreement and the merger.

BOARD OF DIRECTORS AND MANAGEMENT AFTER THE MERGER (PAGE  )

     Immediately prior to the merger, the current members of our board of directors will resign. Effective upon completion of the merger, the board of directors of Merger Sub (all designated by UPS) will become the board of directors of FIB. Following the merger, it is expected that Brett N. Silvers, our Chairman, President and Chief Executive Officer, will continue to manage our operations as a wholly owned subsidiary of UPS. The UPS board of directors will remain unchanged after completion of the merger.

EMPLOYEE MATTERS (PAGE  )

     We previously have entered into employment agreements with 28 of our employees, including Brett N. Silvers, Chairman, President and Chief Executive Officer, and Leslie A. Galbraith, Executive Vice President, providing for the terms of their employment with us. The merger agreement requires us to use our best efforts to cause each of these employees to amend these agreements or enter into new agreements with FIB to take effect at the closing of the merger. These amendments and new agreements are summarized in this proxy statement/prospectus. It is a condition to UPS' obligation to close the merger that both Mr. Silvers and Ms. Galbraith and at least 70% of the other employees with employment agreements enter into these amendments or new agreements. As of the date of this proxy statement/prospectus, this condition has been satisfied.

"DE-BANKING" (PAGE      )

     UPS will not complete the merger if UPS is required to become a bank holding company under federal law or if the merger or ownership of us by UPS imposes any material or adverse conditions or limitations on us, UPS, or any of our or UPS' operations. We are a bank holding company and our primary subsidiary, First International Bank, is a federally insured depository institution. As such, we are regulated by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Connecticut Department of Banking and are subject to the banking laws of the United States and the regulations of these agencies. UPS is not a bank holding company and none of its subsidiaries is a bank holding company or a bank. The acquisition of a bank holding company or a bank by UPS is prohibited under federal banking laws unless UPS obtains regulatory approval to become a bank holding company itself. The banking laws of the U.S. do not permit a company engaged in general commercial activities, such as UPS, to become a bank holding company.

     To ensure that UPS will not become a bank holding company, we have agreed to take all necessary steps to ensure that, effective on the closing date of the merger, we will no longer be a bank holding company and First International Bank will no longer be a federally insured depository institution. Our taking these actions will permit UPS to acquire us without the necessity of having to become a financial holding company or bank holding company. The principal actions we will take in order to accomplish this will be to cause First International Bank to sell all of its deposits before the closing of the merger and to terminate its deposit insurance with the FDIC. We and First International Bank also will submit various certificates and other documents to terminate First International Bank's current status as a federally insured banking institution. UPS will not complete the merger unless we cause these changes to occur.

     Following the merger, First International Bank will operate as a non-depository bank chartered by the Connecticut Department of Banking, and will generally continue to be subject to Connecticut's state banking laws and regulations.

     In connection with the deposit sale, the buyer of the deposits will be required to submit an application to its applicable bank regulator under the Bank Merger Act. In addition, we will be required to seek the approval of the Connecticut Department of Banking in connection with the sale of these deposits.

REGULATORY APPROVALS (PAGE                )

     United States antitrust laws prohibit FIB and UPS from completing the merger until after we have furnished information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and related rules has expired. We and UPS filed the required notification and report forms with the Antitrust Division and the Federal Trade Commission on January 30, 2001. On February 13, 2001, we received notification of termination of the waiting period.

     Under Connecticut law, the merger cannot be completed unless UPS has filed with the Connecticut Department of Banking an acquisition statement containing certain information regarding FIB, UPS and the merger. The merger may then be completed unless a Connecticut Banking Commissioner disapproves it within 60 days, or unless within the first 30 days of that 60 days, the commissioner calls a public hearing. The merger may be closed prior to the expiration of this 60-day disapproval period if the commissioner issues written notice of the commissioner's intent not to disapprove the merger. UPS filed its acquisition statement with the commissioner on April 2, 2001.

WE MAY NOT COMPLETE THE MERGER WITHOUT MEETING CERTAIN CONDITIONS (PAGE
               )

     The completion of the merger depends on a number of conditions being met, including approval of the merger agreement by our stockholders, receipt of regulatory approvals and confirmation of the Connecticut Department of Banking that following the merger, UPS and we will be subject to limited regulation. Where the law permits, a party to the merger agreement could elect to waive a condition to its obligation to complete the merger although that condition has not been satisfied. We cannot be certain when or if the conditions to the merger will be satisfied or waived, or that the merger will be completed.

THE PARTIES MAY TERMINATE THE MERGER AGREEMENT WITHOUT COMPLETING THE MERGER
(PAGE      )

     We and UPS mutually can decide at any time to terminate the merger agreement without completing the merger. Also, either of UPS and FIB can decide, without the consent of the other, to terminate the merger agreement if any of the following occurs:

     - a required regulatory approval is finally denied,

     - our stockholders do not approve the merger,

     - any of the conditions to closing cannot be satisfied, or

     - the merger is not completed by August 31, 2001.

     UPS also may terminate the merger agreement if:

     - our board of directors fails to recommend, modifies its recommendation of or withdraws its approval of the merger agreement,

     - we fail to hold a stockholder meeting at which approval of the merger agreement is sought, or

     - we determine to commence negotiations with, or provide confidential information regarding us to, a third party in connection with a possible merger or other similar transaction involving us and that third party.

TERMINATION FEE AND EXPENSE (PAGE      )

     We have agreed, under limited circumstances, to pay UPS a termination fee of $3,500,000, in addition to reimbursing UPS for its out-of-pocket expenses (up to $1,000,000) if the merger agreement is terminated.

NO SOLICITATION (PAGE      )

     We have agreed, except in limited circumstances, not to initiate or engage in discussions with another party (other than UPS) regarding a business combination with that party while the merger is pending.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (PAGE      )

     The merger is conditioned upon our receiving an opinion of our legal counsel that the merger will qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended.

     Tax matters are very complicated, and the tax consequences of the merger to you will depend on the facts of your situation. Accordingly, in addition to reviewing the more detailed tax discussion under "The Merger -- Material Federal Income Tax Consequences" on page [ ] of this proxy statement/prospectus, you should consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGE                )

     Our common stock is listed and traded on The Nasdaq National Market under the symbol "FNCE." On January 12, 2001, the last trading day prior to our announcement of the merger, the closing sale price per share of our common stock
on Nasdaq was $7.219. On [               ], 2001, the last trading day prior to
the date of this proxy statement/prospectus, the closing sale price of our
common stock on Nasdaq was $[               ].

     UPS Class B common stock is listed and traded on the New York Stock Exchange under the symbol "UPS." On January 12, 2001, the last trading day prior to our announcement of the merger, the closing sale price per share of UPS Class
B common stock on the NYSE was $58.94. On [               ], 2001, the last
trading day prior to the date of this proxy statement/prospectus, the closing
sale price of the UPS Class B common stock on the NYSE was $[               ].

CONVERSION OF STOCK OPTIONS (PAGE      )

     Our officers, directors and employees with outstanding stock options under our stock option plans (other than our 2000 Stock Option Plan) will have their options converted into options to purchase shares of UPS Class A common stock. For a description of the rights of the owners of UPS Class A common stock see
"Description of UPS Capital Stock" beginning on page [     ] of this proxy
statement/prospectus.

     Each stock option to buy our common stock granted under our 2000 Stock Option Plan will be canceled. To the extent that the per share merger consideration exceeds the exercise price per share under the option, the holder of that option will receive a cash payment equal to the difference between the per share merger consideration and the exercise price multiplied by the number of unexercised shares of our common stock subject to that option.

APPRAISAL RIGHTS (PAGE      )

     No dissenters' or appraisal rights are available in connection with the merger or any of the transactions contemplated by the merger agreement.

THE ESCROW AND INDEMNITY AGREEMENT (PAGE      )

     In connection with the merger, FIB and UPS have agreed that approximately 10% of the shares of UPS Class B common stock that you otherwise would receive in the merger will be subject to an escrow and indemnity agreement. There are two purposes of this escrow, each of which is discussed in more detail in this proxy statement/prospectus. The first purpose is to provide a mechanism to assess the performance of our loan portfolio after the closing of the merger. Depending on the performance of our loan portfolio, UPS may be entitled to retain a portion of the shares of UPS Class B common stock held in escrow. The second purpose is to satisfy any claims for indemnification that UPS might have under the merger agreement. These claims would relate to any inaccuracies in our representations and warranties or breaches of our covenants or other agreements in the merger agreement.

STOCKHOLDER REPRESENTATIVE (PAGE [     ])

     By approving the merger agreement, FIB stockholders will appoint John Redding as their stockholder representative, granting Mr. Redding power as the agent and attorney-in-fact of FIB stockholders for purposes of the escrow and indemnity agreement. Mr. Redding is Executive Vice President of David T. Chase Enterprises, Inc., a diversified conglomerate with extensive holdings in real estate, media, insurance, banking and international investments. Arnold L. Chase and Cheryl A. Chase, two of our directors, are also officers and directors of David T. Chase Enterprises, Inc.

COMPARISON OF STOCKHOLDER RIGHTS (PAGE [     ])

     In the merger, holders of our common stock will receive shares of UPS Class B common stock. As such, after the completion of the merger, although your rights will continue to be governed by Delaware law, your rights also will be governed by UPS' certificate of incorporation and by-laws, rather than being governed by FIB's certificate of incorporation and by-laws, as they were prior to the completion of the merger.

                  SELECTED CONSOLIDATED FINANCIAL DATA OF UPS

     The following table sets forth selected financial data for UPS for the periods indicated. The financial information is derived from UPS' audited financial statements in each of the years in the five year period ended December 31, 2000. This financial data should be read in conjunction with UPS' Consolidated Financial Statements and the notes thereto, Management's Discussion and Analysis of Results of Operations and Financial Condition and other financial data appearing in UPS' Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which is incorporated by reference herein. See "Where You Can Find More Information."

                                                           YEARS ENDED DECEMBER 31,
                                               -------------------------------------------------
                                                2000       1999       1998      1997      1996
                                               -------    -------    -------   -------   -------
                                                    (IN MILLIONS EXCEPT PER SHARE AMOUNTS)
SELECTED INCOME STATEMENT DATA
Revenue:
  U.S. domestic package......................  $24,002    $22,313    $20,650   $18,868   $18,881
  International package......................    4,166      3,730      3,399     3,067     3,074
  Non-package................................    1,603      1,009        739       523       413
                                               -------    -------    -------   -------   -------
          Total revenue......................   29,771     27,052     24,788    22,458    22,368
Operating expenses:
  Compensation and benefits..................   16,546     15,285     14,346    13,289    13,326
  Other......................................    8,713      7,862      7,439     7,526     7,092
                                               -------    -------    -------   -------   -------
          Total operating expenses...........   25,259     23,147     21,785    20,815    20,418
Operating profit (loss):
  U.S. domestic package......................    3,929      3,506      2,815     1,623     2,150
  International package......................      274        232         29      (106)     (302)
  Non-package................................      309        167        159       126       102
                                               -------    -------    -------   -------   -------
          Total operating profit.............    4,512      3,905      3,003     1,643     1,950
Other income (expense):
  Investment income..........................      527        197        126        97        55
  Interest expense...........................     (205)      (228)      (227)     (187)      (95)
  Tax assessment.............................       --     (1,786)        --        --        --
                                               -------    -------    -------   -------   -------
  Income before income taxes.................    4,834      2,088      2,902     1,553     1,910
  Income taxes...............................    1,900      1,205      1,161       644       764
                                               -------    -------    -------   -------   -------
          Net income.........................  $ 2,934    $   883    $ 1,741   $   909   $ 1,146
                                               =======    =======    =======   =======   =======
Per share amounts:
  Basic earnings per share...................  $  2.54    $  0.79    $  1.59   $  0.82   $  1.03
  Diluted earnings per share.................  $  2.50    $  0.77    $  1.57   $  0.81   $  1.01
  Dividends declared per share...............  $  0.68    $  0.58    $  0.43   $  0.35   $  0.34
Weighted Average Shares Outstanding:(1)
  Basic......................................    1,153      1,121      1,093     1,103     1,114
  Diluted....................................    1,175      1,141      1,108     1,116     1,129
As Adjusted Net Income Data:
  Net income before impact of non-recurring
     items...................................  $ 2,795(2) $ 2,325(3) $ 1,741   $   909   $ 1,146
  As a percentage of revenue.................      9.4%       8.6%       7.0%      4.0%      5.1%
  Basic earnings per share...................  $  2.42    $  2.07    $  1.59   $  0.82   $  1.03
  Diluted earnings per share.................  $  2.38    $  2.04    $  1.57   $  0.81   $  1.01

                                                                    DECEMBER 31,
                                                   -----------------------------------------------
                                                    2000      1999      1998      1997      1996
                                                   -------   -------   -------   -------   -------
                                                                    (IN MILLIONS)
SELECTED BALANCE SHEET DATA
Working capital..................................  $ 2,623   $ 5,994   $ 1,355   $   734   $ 1,027
Long-term debt...................................    2,981     1,912     2,191     2,583     2,573
Total assets.....................................   21,662    23,028    17,067    15,912    14,954
Shareowners' equity..............................    9,735    12,474     7,173     6,087     5,901

---------------

(1) Certain financial information for the years ended December 31, 1996, 1997 and 1998 has been retroactively restated to give effect to the November 1999 merger in which United Parcel Service of America, Inc. became a wholly owned subsidiary of UPS.
(2) Excludes $139 million in net income related primarily to investment gains.
(3) Excludes a $1.442 billion tax assessment charge.

                  SELECTED CONSOLIDATED FINANCIAL DATA OF FIB

     The following table sets forth selected financial data for FIB for each of the five years in the period ended December 31, 2000. This financial data should be read in conjunction with FIB's Consolidated Financial Statements, Management's Discussion and Analysis of Financial Condition and Results of Operations and other financial data appearing in FIB's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 incorporated in this proxy statement/prospectus by reference. See "Where You Can Find More Information."

                                                                              YEARS ENDED DECEMBER 31,
                                                              --------------------------------------------------------
                                                                 2000         1999        1998       1997       1996
                                                              ----------   ----------   --------   --------   --------
                                                                   (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED INCOME STATEMENT DATA:
Interest income.............................................  $   24,303   $   18,372   $ 18,192   $ 14,625   $ 13,305
Interest expense............................................     (16,038)     (11,581)    (7,924)    (6,371)    (5,741)
                                                              ----------   ----------   --------   --------   --------
  Net interest income.......................................       8,265        6,791     10,268      8,254      7,564
Provision for possible loan losses..........................      (3,595)      (3,019)    (3,071)    (2,239)    (3,487)
                                                              ----------   ----------   --------   --------   --------
  Net interest income after provision for possible losses...       4,670        3,772      7,197      6,015      4,077
Non-interest income.........................................      32,134       35,212     22,008     15,110      9,945
Non-interest expense........................................     (26,084)     (28,283)   (17,700)   (13,801)    (8,425)
                                                              ----------   ----------   --------   --------   --------
  Income before income tax..................................      10,720       10,701     11,505      7,324      5,597
Income taxes................................................      (3,263)      (4,692)    (4,472)    (2,895)    (2,353)
                                                              ----------   ----------   --------   --------   --------
  Income before effect of accounting change.................       7,457        6,009      7,033      4,429      3,244
Cumulative effect of change in accounting principle, net of
  taxes.....................................................      (1,695)          --         --         --         --
                                                              ----------   ----------   --------   --------   --------
Net income..................................................  $    5,762   $    6,009   $  7,033   $  4,429   $  3,244
                                                              ==========   ==========   ========   ========   ========
PER COMMON SHARE AMOUNTS:
Income before effect of accounting change:
  Basic.....................................................  $     0.90   $     0.74   $   0.89   $   0.70   $   0.56
  Diluted...................................................  $     0.89   $     0.72   $   0.86   $   0.67   $   0.56
Net income:
  Basic.....................................................  $     0.70   $     0.74   $   0.89   $   0.70   $   0.56
  Diluted...................................................  $     0.69   $     0.72   $   0.86   $   0.67   $   0.56
  Weighted average basic shares outstanding.................       8,266        8,151      7,909      6,330      5,763
  Weighted average diluted shares outstanding...............       8,385        8,322      8,200      6,567      5,835
  Book value................................................  $     7.43   $     6.90   $   6.29   $   5.47   $   2.63
  Cash dividends declared...................................  $     0.12   $     0.12   $   0.12   $   0.12   $   0.12
  Dividend payout ratio.....................................        17.2%        16.3%      13.5%      16.5%      20.3%
CONSOLIDATED BALANCE SHEET:
Average Balances:
  Total assets..............................................  $  322,447   $  276,555   $235,991   $177,891   $157,593
  Securities held to maturity...............................  $      959   $    1,529   $  2,851   $  3,068   $  3,033
  Securities available for sale.............................  $   56,265   $   45,589   $ 16,941   $ 13,911   $  7,462
  Loans, net of unearned income.............................  $  162,840   $  152,842   $158,741   $125,113   $117,484
  Interest-bearing deposit liabilities......................  $  246,293   $  204,298   $154,938   $124,016   $117,651
  Short-term borrowings.....................................  $      695   $    3,602   $    605   $    133   $     57
  Stockholders' equity......................................  $   58,033   $   51,750   $ 44,270   $ 21,649   $ 12,603
CONSOLIDATED RATIOS:
Net interest margin.........................................         3.2%         2.8%       4.8%       5.1%       5.2%
Non-interest income to net revenue..........................        79.5%        83.8%      68.2%      64.7%      56.8%
Return on average assets....................................         1.8%         2.1%       3.0%       2.5%       2.1%
Return on average stockholders' equity......................        10.0%        11.6%      15.9%      20.5%      25.5%
Average stockholders' equity to average assets..............        18.0%        17.3%      18.8%      12.2%       8.1%
Leverage capital ratio......................................        12.7%        15.5%      18.6%      14.7%       8.4%
Total risk-based capital ratio..............................        10.8%        11.3%      16.4%      17.6%      11.6%
Year-end allowance for possible loan losses to year-end
  loans, net of unearned income.............................         3.7%         3.0%       3.3%       2.3%       2.6%
Net charge-offs to average loans, net of unearned income....         1.6%         1.6%       1.4%       1.7%       2.1%
Year-end nonperforming loans to year-end loans, net of
  unearned income and other real estate owned...............         2.7%         3.3%       2.5%       1.8%       2.0%

                                                                              YEARS ENDED DECEMBER 31,
                                                              --------------------------------------------------------
                                                                 2000         1999        1998       1997       1996
                                                              ----------   ----------   --------   --------   --------
                                                                   (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
OTHER OPERATING DATA:
Total loans originated......................................  $  509,740   $  550,860   $391,677   $306,960   $172,920
Total loans managed at year-end.............................  $1,264,683   $1,076,092   $779,055   $573,545   $380,432

                                  RISK FACTORS

     You should consider carefully the following risks, along with the other information contained in this proxy statement/prospectus. The risks and uncertainties described below are not the only ones that may affect UPS and FIB. Additional risks and uncertainties also may adversely affect UPS' and FIB's business and operations. If any of the following events actually occur, UPS' and FIB's business, financial condition and results of operations could be materially adversely affected. Some of the risks relating to FIB as an independent entity also may be applicable to us following the merger.

RISKS RELATING TO THE MERGER

  The conversion ratio is determined at closing and subject to adjustment.

     The conversion ratio is calculated based on an amount referred to in the merger agreement as the "merger consideration." Absent other adjustments and assuming the merger closes on or prior to July 31, 2001, the merger consideration will equal $74,108,927 and the conversion ratio will be 0.1598. The merger consideration and, consequently, the conversion ratio are subject to reduction if our net book value, as of the month end immediately preceding the closing date, is less than $57,904,000. If the merger closes after July 31, 2001, the merger consideration and the conversion ratio will depend on the 20 trading day average closing price for UPS Class B common stock ending 3 days prior to the closing, but is still subject to reduction if our net book value is less than $57,904,000. Consequently, the conversion ratio will not be determined prior to our meeting and may be materially less than 0.1598.

  The value of the UPS Class B common stock you receive in the merger may fluctuate.

     Upon completion of the merger, each share of our common stock will be converted automatically into a number of shares of UPS Class B common stock determined in accordance with the merger agreement. Based on the number of shares of our common stock issued and outstanding on the effective date of the merger, and assuming none of the adjustments described in the merger agreement are required to be made, at the closing of the merger, each share of our common stock issued and outstanding will be converted automatically into 0.1598 shares of UPS Class B common stock. This conversion ratio will not be adjusted in the event of fluctuation in the market price of either our common stock or UPS Class B common stock, and neither party is permitted to "walk away" from the merger because of changes in either party's stock price. As a result, the value of the shares of UPS Class B common stock you receive in the merger will not be known at the time you vote on the merger and may go up or down as the market price of UPS Class B common stock goes up or down. The specific dollar value of UPS Class B common stock to be received by you upon completion of the merger will depend on the market value of UPS Class B common stock at the time of completion of the merger. The price of UPS Class B common stock may vary due to changes in the business, operations or prospects of UPS, market assessments of the merger, regulatory considerations, general market and economic conditions or other factors. Because the market price of UPS Class B common stock may increase or decrease before the completion of the merger, you are urged to obtain current market quotations. No prediction can be made as to the market prices of either our common stock or UPS Class B common stock at any time before the completion of the merger or as to the market price of UPS Class B common stock after the completion of the merger.

  You may not receive approximately 10% of the shares of UPS Class B common stock issuable in the merger depending on the performance of our loan portfolio after the closing of the merger.

     Approximately 10% of the shares of UPS Class B common stock that you otherwise would be entitled to receive in the merger will be placed in an escrow account for approximately 14 months after the closing. This escrow will be the mechanism to assess the performance of our loan portfolio after the closing of the merger. Depending on the performance of our portfolio, UPS may be entitled to retain a portion of those UPS shares held in escrow.

     There is a significant risk that our loan portfolio will not perform after the closing of the merger in a manner that would permit release to you of all of the shares of UPS Class B common stock held in escrow. If future events or economic conditions affect the ability of borrowers to repay their loans in accordance with the original terms and conditions of those loans, future losses in our portfolio may exceed the estimated performance used to establish our loan loss reserve and this may affect the number of shares to be released to you from the escrow. For more information on the risks inherent in our loan business, see "-- Risk Factors for FIB as an Independent Entity."

  You may not receive approximately 10% of the shares of UPS Class B common stock issuable in the merger if UPS successfully makes indemnification claims.

     In addition, UPS may be entitled to make indemnification claims after the closing of the merger against the shares of UPS Class B common stock held in the escrow account described above for liabilities, damages and expenses arising out of:

     - any breach of any representation or warranty made by us in the merger agreement; and

     - any breach or default of any of the covenants or agreements made by us in the merger agreement.

  If we issue any additional shares of our stock, you will receive fewer shares in the merger.

     In the merger agreement, UPS has agreed to pay an amount of merger consideration, expressed in dollars, which is not subject to adjustment based on the number of our outstanding shares. Accordingly, if we issue any more shares of our stock prior to completion of the merger, the conversion ratio will be adjusted downward so that each outstanding share of our stock will be converted into less than 0.1598 shares of UPS Class B common stock. Generally speaking, we are prohibited under the merger agreement from issuing any more shares of our stock. However, we must issue additional shares of our stock to the extent that any holder of an exercisable option to purchase our stock decides to exercise that option.

  If our net book value at the month end prior to closing is less than $57,904,000, you will receive fewer shares in the merger.

     In the merger agreement, we have agreed that the merger consideration that UPS will pay to you in the merger will be decreased to the extent that our net book value (our total assets minus our total liabilities) at the month end immediately prior to the closing of the merger is less than $57,904,000. If our net book value at this time is less than $57,904,000, the merger consideration to be paid by UPS will be decreased by the amount that our net book value is less than $58,904,000. This determination will not be made until after you vote on the merger at our annual meeting. We cannot predict at this time whether and to what extent our net book value might be less than $57,904,000.

     Our net book value is influenced by several factors, some of which are beyond our control. See "-- Risk Factors for FIB as an Independent Entity" for a discussion of the risks inherent in our operations. In addition, after UPS' review of our audited financial statements for the year ended December 31, 2000, which are incorporated by reference into this proxy statement/prospectus, we have been informed by UPS that UPS disagrees with certain estimates inherent in our accounting practices used in determining our net book value, the resolution of which may have a material effect upon the conversion ratio. We believe that our accounting practices comply with all requirements of generally accepted accounting principles, regulatory accounting principles and SEC accounting rules generally and hope to resolve any disagreements with UPS without any adjustment to net book value or the conversion ratio. However, the merger agreement allows UPS to dispute our determination of net book value and, at our option, allows us either to resolve all disputes through third party arbitration or terminate the merger agreement and pay to UPS a termination fee and expenses. No assurances can be given that the resolution of these disputes either by FIB and UPS or by the third party arbitrator will not result in adjustments to the final determination of net book value or the conversion ratio under the merger agreement, or that any such adjustments will not be material. See "The Merger Agreement -- Conversion of Shares in the Merger." YOU WILL NOT HAVE ANOTHER OPPORTUNITY TO VOTE ON THE MERGER AFTER OUR NET BOOK VALUE HAS BEEN DETERMINED.

  If the merger is completed after July 31, 2001, the conversion ratio may change.

     If the merger is completed after July 31, 2001, the number of shares of UPS Class B common stock that you will receive in the merger will fluctuate depending on the trading price of UPS Class B common stock during the 20 consecutive trading day period ending three days prior to the closing of the merger. We cannot predict what the trading price of UPS Class B common stock will be during that period.

  If the merger fails to qualify as a reorganization, you will recognize taxable gains or losses on your FIB shares.

     We and UPS have structured the merger to qualify as a reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended. Although the IRS has not provided a ruling on the matter, we expect to obtain a legal opinion from our counsel that the merger qualifies as a reorganization. This opinion does not bind the IRS or prevent the IRS from adopting a contrary position. If the merger fails to qualify as a reorganization and the parties decide to proceed with the merger, you generally would recognize gains or losses on each FIB share surrendered in the amount of the difference between your basis in that share and the fair market value of the UPS Class B common stock received in exchange for that share at the effective time of the merger.

  The merger may be delayed or may not occur because we may be unable to satisfy a condition to closing that requires us to terminate our status as a bank holding company.

     Under the merger agreement, UPS is not obligated to complete the merger unless we terminate our status as a bank holding company and First International Bank terminates its status as a federally insured bank. Under the merger agreement, we have agreed that we will change our status by causing First International Bank to sell all of its deposits before the closing of the merger and terminate its deposit insurance with the FDIC, and we and First International Bank will submit various certificates and other documents to the bank regulatory agencies that supervise us to terminate our current status. We may be unable to locate a buyer for our deposits and the federal and state banking regulators that supervise us may impose conditions on us or UPS in connection with the termination of our status that may delay the closing of the merger or may be unacceptable to UPS.

  The need for governmental approvals may affect the date of completion of the merger or may diminish the benefits of the merger.

     Filings with, notifications to, and authorizations and approvals of governmental agencies in one or more foreign countries may be required to be made and received prior to completion of the merger. Satisfying these regulatory requirements may affect the date of completion of the merger. In addition, you should be aware that, as in any transaction, it is possible that, among other things, restrictions on the combined operations of us and UPS, including divestiture, may be sought by governmental agencies as a condition to obtaining the required regulatory approvals. This may diminish the benefits of the merger to UPS. UPS has a "walk away" right if a governmental agency, as part of its authorization or approval, imposes any condition on UPS or its subsidiaries that either materially and adversely impacts the benefits to UPS of completing the merger or limits or conditions the business and activities of UPS or its subsidiaries.

  UPS and FIB may encounter difficulties in integrating their operations or UPS may not achieve all of the anticipated benefits of the merger.

     The integration of our two companies will involve special risks and challenges, including:

     - the retention of FIB's borrowers and other customers,

     - the retention of FIB's employees, and

     - the integration of the operations and systems of the two companies.

     The success of the merger will depend, in part, on UPS' ability to realize the anticipated synergies, cost savings and growth opportunities from integrating the businesses of FIB with those of its own. The realization of these benefits may prove difficult. For example, some of FIB's borrowers, other customers and strategic partners may determine that the merger is detrimental to their relationship with FIB and accordingly may modify or terminate their relationship with FIB. Even if UPS is able to integrate the business operations of FIB successfully, UPS cannot assure you that this integration will result in the realization of the full benefits that FIB and UPS currently expect to result from this integration or that these benefits will be achieved within the anticipated time frame.

 If the merger is not completed, our stock price and future business and operations could be adversely affected.

     If the merger is not completed, we may be subject to additional risks, including the following:

     - we may be required to pay UPS a termination fee of $3,500,000 and to reimburse UPS for its out-of-pocket expenses up to $1,000,000;

     - the price of our stock may decline; and

     - our costs related to the merger, such as legal, accounting and some of the fees of our financial advisors, must be paid.

     Further, if the merger agreement is terminated and our board of directors determines to seek another merger or business combination, we may not be able to find a partner willing to pay an equivalent or more attractive price than the price that would be paid in the merger.

 The termination fee and the restrictions on solicitation contained in the merger agreement may discourage other companies from trying to acquire us.

     Until the completion of the merger, and with some exceptions, we are prohibited from entering into or soliciting, initiating or encouraging any inquiries or proposals that may lead to a proposal or offer for a merger or other business combination transaction with any person other than UPS. In addition, we have agreed to pay a termination fee of $3,500,000 to UPS in specified circumstances and to reimburse UPS for its out-of-pocket expenses (up to $1,000,000). These provisions could discourage other companies from trying to acquire us even though those other companies might be willing to offer greater value to our stockholders than UPS has offered in the merger. The payment of the termination fee and reimbursement of UPS' out-of-pocket expenses also could have a material adverse effect on our financial condition.

  RISKS RELATING TO FIB AS AN INDEPENDENT ENTITY

  If a general economic slowdown occurs, our financial condition and the financial condition of our borrowers may be adversely affected.

     If a general economic slowdown occurs, our business could be adversely affected because borrowers might have difficulty repaying their loans in accordance with the original terms and conditions of those loans. The value of the collateral securing the loans also may decrease and if loan prepayments and defaults increased, the carrying value of the servicing assets and other retained interests held related to loans sold and serviced for others could be impaired. Periods of economic slowdown or recession also could limit our ability to originate new loans within acceptable risk parameters.

  If we are required to decrease the value of servicing assets and other retained interests in our financial statements due to changes in market conditions or because our estimates of those values are not correct, this could have an adverse impact on our financial condition.

     If the actual performance of the loans in our portfolio of loans managed for others differs from the performance we assumed in valuing these loans, our financial condition and results of operations could be adversely affected. At December 31, 2000, we managed a loan portfolio for others of $1.1 billion and had servicing assets and other retained interests related to this portfolio of $96 million. The valuation of these assets is based on our projection of the future performance of the underlying loan portfolios. In our valuation, we must estimate the expected life of all serviced loans, and for assets related to securitized loans, estimates must also be made for the loss rate, the resolution time for delinquent loans, and the interest rate differential between the underlying loans and the bonds issued to investors in the securitizations. Although we review our estimates of expected future performance quarterly based on historical performance, current economic conditions and other trends, there is no assurance that actual results will approximate our estimates.

     We also make an estimate of the appropriate market discount rate to value the future cash flows that give rise to the assets recorded on our balance sheet. However, there is not an active market for a majority of these assets and in some cases we are contractually prohibited from selling servicing rights, which are a portion of those assets. Therefore, there is no assurance that we would be able to sell the servicing assets at the stated balance sheet values or that a higher discount rate may not be deemed more appropriate in the future, resulting in a reduction in the carrying value.

  If we are unable to locate adequate funding sources for our operations, our financial condition will be adversely affected.

     Background

     We have achieved growth and profitability in our operations by following a non-traditional operating strategy. A majority of our revenues come from non-interest income, principally gains on the servicing-retained sale of commercial and international loans and related servicing income. Our ability to continue to implement our strategy for continued growth of our commercial and international loan origination and sale activities largely depends on two factors:

     - our ability to attract and retain new clients for loan products in a competitive market and the business growth of those clients; and

     - our access to outlets for the funding and sale of the loans originated.

     To date we have relied upon loan securitizations to fund approximately 25% of our annual loan originations and have obtained additional funding from approximately $180 million of warehouse lines of credit and commercial paper facilities. We also routinely sell the guaranteed portions of government-backed loans within the quarter of origination to fund those loans. The remainder of our funding comes from the issuance of FDIC-insured certificates of deposits. As detailed below, there can be no assurance that we will continue to have access to these funding sources.

     Recently Proposed Capital Regulations for FDIC-insured Banks

     The FDIC has proposed regulatory amendments to the risk-based capital rules that would require FDIC-insured banks to hold additional capital for "retained interests" that are associated with loans sold or securitized. The regulations, if passed in their current or a substantially similar form, likely would require us to:

     - significantly reduce the level of our retained interests relative to our capital by selling these assets or raising a significant amount of additional capital to support our lending activities, and

     - structure certain future loan sales or securitization transactions in a manner that may be less economically favorable to us, or refrain completely from loan securitizations.

     Any of these actions may reduce our future earnings. Furthermore, if we were not able to obtain additional capital on acceptable terms we may have to alter our business strategy. The comment period on these regulations closed December 26, 2000.

     Brokered Certificates of Deposits (CD)

     We do not have a branch network and accordingly obtain the majority of our time deposit funding from the brokered certificate of deposit market. This market consists of a limited number of investment banking firms that make a wholesale market in the issuance of FDIC-insured certificates of deposits to institutional and retail clients. In order to access the brokered CD market without obtaining prior approval from the FDIC, a bank must be classified as having a risk based capital ratio at a "well-capitalized" level of 10% or greater. Our risk-based capital ratio currently is above 10%.

     It is possible that, due to our high level of securitization-related retained interests or other factors, the FDIC would no longer classify us as being "well-capitalized" and we would then be required to request the FDIC's approval to access the brokered CD market unless and until we are well-capitalized. There can be no assurance that the FDIC would grant us approval to continue to issue or replace our existing brokered CD's.

     Commercial Paper Facilities

     Our ability to access our commercial paper facilities is dependent on many factors, including but not limited to:

     - conditions in the securities markets generally, and in the asset-backed securities market specifically;

     - the credit quality of our loan portfolio;

     - the compliance of our loans with the eligibility requirements established in connection with the facilities;

     - our ability to adequately service our loan portfolio; and

     - no material downgrading or withdrawal of ratings given to securities previously issued in our securitizations.

     We currently rely on a single investment banking firm for our commercial paper funding. If this investment banking firm decides not to continue to extend these credit lines to us, we may need to reduce our origination activities until a replacement source is found, and there can be no assurance that one would be found or that any new funding would carry acceptable terms.

     In addition, Small Business Administration (SBA) regulations require that in order to fund the unguaranteed portion of SBA loans under our commercial paper facility, we must remain "well capitalized" under bank regulations and maintain a minimum currency rate (i.e. loans paying in accordance with their terms). If we are not able to meet these requirements, we would not be able to obtain funding under the commercial paper facilities for the unguaranteed portion of these loans and we would be required to seek alternative funding.

  A substantial part of our operations consists of participation in government guaranteed loan programs. If there are changes in these programs or if funding is not available for these programs in the future, our operations would be adversely affected.

     If any of the loan guarantee programs we utilize do not continue in a form substantially similar to their current form, we may have to alter our business strategy. Approximately 65% of our loan originations carry a government guarantee under the SBA 7(a) program, United States Department of Agriculture
(USDA) Business & Industry program, or one of the various Export-Import Bank of the United States (EX-IM BANK) guarantee or insurance loan programs for small and medium size industrial companies.

     There can be no assurance that the guarantee programs we currently use will continue to be available in their present form. Over the past decade, the federal budget appropriations for these programs have been threatened at times and, in certain instances, the programs were changed to preserve the funding available. These changes can make the loans we offer less attractive than the commercial and international loans offered by our competitors which do not carry a government guarantee. Accordingly, any material increase in government guarantee loan program costs, reduction in government risk coverage, or decrease in program availability may have a material adverse impact on our financial condition and results of operations.

  We are subject to commercial lending risks.

     If the risks inherent in our commercial and international loan portfolio are greater or different than we presently anticipate, our financial condition could be adversely affected. Our loan portfolio exposes us to risks inherent in financing based upon analyses of credit risk, including risks associated with the value of underlying collateral (especially real estate), the adequacy of the documentation relating to the loan collateral and other more intangible factors considered in making commercial loans. Although we provide an allowance for loan losses, our profitability may be negatively impacted if actual loan defaults exceed our estimates. The ability of our borrowers to repay their loans may be adversely affected by a downturn in general economic conditions. A decrease in pledged collateral value could occur due to changes in collateral resale market conditions, the failure by users of the collateral to properly maintain and protect the collateral, or other events.

  Our financial condition is subject to the impact of changes in interest rates.

     Unexpectedly high levels of, or large fluctuations in, interest rates could materially affect our financial condition. Changes in interest rates may affect our income by:

     - impairing our ability to earn a spread between the interest received on our loans and the cost of our borrowings;

     - reducing gains from loan sales;

     - increasing loan losses;

     - reducing loan originations and corresponding loan servicing income; and

     - requiring write downs to servicing assets and other retained interests.

     A substantial or sustained increase in interest rates could adversely affect our ability to originate or sell loans with returns consistent with past experience. Because most of the loans we service carry a variable rate of interest, increases in interest rates could impact our borrowers' abilities to meet scheduled debt service requirements. Some of our variable rate securitizations include fixed-rate loans and, therefore, an increase in interest rates may impair the related retained interests. A significant decline in interest rates could decrease the size of our loan servicing portfolio by increasing the level of loan prepayments if borrowers choose to refinance their loans. Additionally, higher than anticipated prepayment rates or losses on loans serviced for others would require us to write down the value of those servicing assets or retained interests, adversely impacting earnings.

  Because a significant part of our operations consists of international lending, we are subject to political and economic instability in our foreign markets.

     If the international emerging markets into which we lend experience political and economic instability, our ability to lend into those markets will be reduced and our collection activities may be impeded. A significant aspect of our international business is loans to borrowers located in Brazil, Mexico, Ghana and the Philippines. These international loan originations represented 12% of total loans originated by us for the year ended December 31, 2000. We also market loans to borrowers in Argentina, Egypt, India, Korea, North Africa, South Africa and Turkey. To varying degrees, each of these countries has experienced economic difficulties, including periods of slow or negative growth, large government budget deficits, high inflation, currency devaluation, government influence over the private sector and unavailability of foreign exchange, including U.S. dollars. Some of these countries have a history of political and economic instability. We depend, to a significant extent, on the marketing efforts of independent contractors, or "master agents", with whom we have established contractual marketing relationships. Serious economic downturns or a return to non-democratic forms of government in one or more of these countries could limit our ability and the ability of our master agents to effectively market our loans and other products. This would reduce our ability to originate international loans and could adversely affect our financial condition and results of operations.

  We are dependent on our "master agents" in our international operations.

     We have contractual relationships with various independent firms and we depend, to a significant extent, on the marketing efforts of those contractors, or "master agents", for the origination and coordination of our international loan business. If the independent contractors or "master agents" do not continue to solicit and coordinate the origination of our product offerings in their countries, we would be required to seek alternative means to obtain our international loan originations. There can be no assurance that these professionals will continue to work on our behalf, rather than with local or U.S. competitors. For the year ended December 31, 2000, gains on international loan sales represented 9% of our net revenues. The loss of these marketing representatives could have a material impact on the volume of Ex-Im Bank medium term loans originated by us and a resulting material adverse effect on our financial condition and results of operations.

    We are dependent on our key employees.

     If we fail to retain a majority of our key employees, there could be a material adverse effect on our financial condition and results of operations. Our continued growth and profitability depend upon the abilities and experience of senior management, key business managers and other professionals, who would be difficult to replace. The loss of the services of a majority of these key employees could have a material adverse impact on us. Our future success also depends to a significant degree on our ability to identify, attract and retain additional qualified personnel. There can be no assurance that we will be successful in this endeavor.

    We are subject to extensive regulation and supervision by federal and state banking regulators.

     As regulated entities, we and First International Bank are subject to the supervision and oversight of various bank regulatory agencies and non-compliance with current or future regulations may result in the imposition of restrictions that could have a material adverse effect on our financial condition and the results of operations. Bank holding companies and banks operate in a highly regulated environment and are subject to extensive supervision and examination by several federal regulatory agencies. We are subject to the Bank Holding Company Act of 1956, as amended, and to regulation and supervision by the Board of Governors of the Federal Reserve System. First International Bank, a Connecticut bank and trust company whose deposits are insured by the FDIC, is subject to regulation and supervision by the Connecticut Department of Banking and the FDIC. The regulations of these agencies are intended primarily for the protection of depositors rather than for the benefit of investors. Federal laws and regulations govern numerous matters, including changes in the ownership or control of banks and bank holding companies, maintenance of adequate capital and the financial condition of a financial institution, permissible types, amounts and terms of extensions of credit and investments, permissible non-banking activities, the level of reserves against deposits, and restrictions on dividend payments. The state and federal regulatory agencies possess cease and desist powers to prevent or remedy unsafe or similar unsound practices or violations of law by bank holding companies and state-chartered banks. These and other restrictions limit the manner in which we and First International Bank may conduct business and obtain financing.

     Furthermore, the commercial banking business is affected not only by general economic conditions, but also by the monetary policies of the Federal Reserve Board. Changes in monetary or legislative policies may affect the interest rates that we must offer to attract deposits and the interest rates we must charge on our loans, as well as the manner in which we offer deposits and make loans. These monetary policies have had, and are expected to continue to have, significant effects on the operating results of commercial banks.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth selected historical and pro forma per share data for UPS and historical and pro forma equivalent per share data for FIB. The data presented below should be read in conjunction with the historical financial statements of UPS and FIB that have been incorporated by reference in this proxy statement/prospectus. The FIB pro forma equivalent per share data was calculated by multiplying the UPS pro forma per share data by the exchange ratio of 0.1598. The pro forma combined per share data may not be indicative of the operating results or financial position that would have occurred if the merger had been consummated at the beginning of the period indicated, and may not be indicative of future operating results or financial position.

                                                                  FISCAL YEAR ENDED
                                                                  DECEMBER 31, 2000
                                                              -------------------------
                                                              HISTORICAL     PRO FORMA
                                                              ----------    -----------
                                                                            (UNAUDITED)
UPS HISTORICAL AND PRO FORMA
Net Income Per Share:
  Basic.....................................................    $2.54          $2.55
  Diluted...................................................    $2.50          $2.50
Cash Dividends Declared Per Share...........................    $ .68          $ .68
Book Value Per Share........................................    $8.58          $8.64

                                                                  FISCAL YEAR ENDED
                                                                  DECEMBER 31, 2000
                                                              --------------------------
                                                              HISTORICAL      PRO FORMA
                                                              -----------    -----------
                                                                             (UNAUDITED)
FIB HISTORICAL AND PRO FORMA
Net Income Per Share:
  Basic.....................................................     $ .90          $ .41
  Diluted...................................................     $ .89          $ .40
Cash Dividends Declared Per Share...........................     $ .12          $ .11
Book Value Per Share........................................     $7.43          $1.38

                         MARKET PRICE AND DIVIDEND DATA

UPS MARKET PRICE DATA

     The following table reflects the range of the reported high and low sales prices of UPS Class B common stock on the New York Stock Exchange and declared dividend information subsequent to UPS' initial public offering on November 10, 1999:

                                                                                DIVIDENDS
                                                               HIGH     LOW     DECLARED
1999                                                          ------   ------   ---------
November 10 -- December 31..................................  $76.94   $61.00     $0.30
2000
First Quarter...............................................  $69.75   $49.50     $0.17
Second Quarter..............................................  $66.94   $55.00     $0.17
Third Quarter...............................................  $61.50   $51.88     $0.17
Fourth Quarter..............................................  $64.31   $51.25     $0.17
2001
First Quarter...............................................  $62.50   $54.57     $0.19
Second Quarter (through April 6, 2001)......................  $56.66   $52.00     $  --

     Prior to November 10, 1999, UPS common stock was not listed on a securities exchange and was not sold in an organized over-the-counter securities market. Prior to November 10, 1999, UPS would notify its shareowners periodically of UPS' willingness to purchase a limited number of shares at specified prices determined by UPS' Board of Directors. In determining the share price, UPS' Board of Directors would consider a variety of factors, including past and current earnings, earnings estimates, the ratio of UPS common stock to debt of UPS, other factors affecting the business and long-range prospects of UPS, and general economic conditions, as well as opinions furnished from time to time by investment counselors acting as independent appraisers.

     The prices at which UPS has published notices of its willingness to purchase shares from January 1, 1998, to November 9, 1999, as well as dividends declared during this period, are as follows:

                                                                       DIVIDENDS
                                                              PRICE    DECLARED
DATES                                                         ------   ---------
January 1 to February 26, 1998..............................  $15.38        --
February 27 to May 21, 1998.................................  $16.00        --
May 22 to August 19, 1998...................................  $17.00     $0.20
August 20 to November 18, 1998..............................  $18.50        --
November 19, 1998 to February 17, 1999......................  $20.00     $0.23
February 18 to May 19, 1999.................................  $21.50        --
May 20 to August 18, 1999...................................  $23.50     $0.28
August 19 to November 9, 1999...............................  $25.50        --

     On November 10, 1999, UPS' Class B common stock began to trade on the New York Stock Exchange under the ticker symbol "UPS".

     As of March 9, 2001, there were 129,753 and 10,280 record holders of UPS Class A and Class B stock, respectively.

FIB MARKET PRICE DATA

     The following table reflects the range of the reported high and low sales prices of shares of FIB common stock on The Nasdaq National Market(SM):

                                                              HIGH      LOW
1998                                                          ----      ---
First Quarter...............................................  $17 3/4   $12 7/8
Second Quarter..............................................  $17 5/16  $14 3/8
Third Quarter...............................................  $14 1/2   $ 9 1/2
Fourth Quarter..............................................  $11 1/2   $ 6 7/8
1999
First Quarter...............................................  $11 7/8   $ 8 7/8
Second Quarter..............................................  $13       $ 8 1/8
Third Quarter...............................................  $13 3/4   $ 9
Fourth Quarter..............................................  $10 1/4   $ 7
2000
First Quarter...............................................  $ 9 1/8   $ 6 3/4
Second Quarter..............................................  $ 8 7/8   $ 6 1/2
Third Quarter...............................................  $ 8 1/16  $ 7
Fourth Quarter..............................................  $ 8 5/8   $ 6 9/16
2001
First Quarter...............................................  $ 9 1/4   $ 6 1/2
Second Quarter (through April 6, 2001)......................  $ 8 1/4   $ 8

     On March [               ], 2001, FIB had approximately [               ]
stockholders of record. This number does not include beneficial owners holding shares through nominee or "street" names. FIB believes the number of beneficial
stockholders is in excess of [               ].

     Holders of FIB common stock are entitled to receive dividends when, as, and if declared by the Board of Directors, out of funds legally available for dividends. Since October 1995, FIB has paid quarterly cash dividends to our stockholders equal to $.03 per share.

                               THE ANNUAL MEETING

THE ANNUAL MEETING

     This proxy statement/prospectus is furnished in connection with the solicitation of proxies from FIB stockholders by our board of directors for use at our annual meeting. This proxy statement/prospectus is also furnished to FIB stockholders as a prospectus in connection with the issuance of UPS Class B common stock in the merger. This proxy statement/prospectus is first being
mailed to FIB stockholders on or about [               ], 2001.

DATE, TIME AND PLACE

     Our annual meeting will be held on           , 2001, at
a.m., at the Hartford Hilton Hotel, 315 Trumbull Street, Hartford, Connecticut.

PURPOSES OF MEETING

     At our annual meeting, you will be asked to vote on proposals:

     - to approve the merger agreement;

     - to approve the election of two directors for three-year terms, or, if earlier, until the closing of the merger; and

     - to transact any other business as may properly come before our annual meeting, or any adjournment of that meeting.

     Our board of directors has determined that the terms and conditions of the merger agreement are advisable and in our company's and your best interests and unanimously recommends that you vote "FOR" adoption of the merger agreement and approval of the merger.

RECORD DATE

     We have established the close of business on                          ,
2001, as the record date to determine our stockholders entitled to vote at the annual meeting. At the close of business on the record date, 8,042,019 shares of our common stock were outstanding and entitled to vote at our annual meeting,
and were held by approximately [               ] record holders. These shares
constitute the only outstanding class of our voting securities. Each holder of a share of our common stock is entitled to one vote on the merger agreement and the other matters to be voted on at the annual meeting. Votes may be cast at the meeting in person or by proxy.

QUORUM

     The presence at our annual meeting, either in person or by proxy, of holders of a majority of the shares of our common stock outstanding on the record date is necessary to constitute a quorum to transact business at our annual meeting. If a quorum is not present, it is expected that our annual meeting will be adjourned or postponed in order to solicit additional proxies.

     Abstentions will be counted solely for the purpose of determining whether a quorum is present.

VOTE REQUIRED TO APPROVE THE MERGER AND OTHER MATTERS

     Approval of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at our annual meeting. Abstentions and broker non-votes will have the same effect as votes against approval of the merger agreement.

     Our directors and executive officers owned, as of the record date,
[               ] shares of our common stock, which represent [               ]%
of the outstanding shares of our common stock. As a condition to UPS' willingness to enter into the merger agreement, a number of FIB stockholders have agreed to vote their shares "FOR" adoption of the merger agreement and approval of the merger. These voting agreements are described more fully under "The Voting Agreements." Holders of a sufficient number of shares of our common stock to approve the merger already have agreed to vote in favor of the merger agreement. Therefore, we expect that the merger agreement will be approved at our annual meeting.

     BECAUSE THE CONVERSION RATIO IS DETERMINED IN ACCORDANCE WITH THE MERGER AGREEMENT AT THE CLOSING OF THE MERGER AND MAY CHANGE IN CERTAIN CIRCUMSTANCES DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS, THE EXACT NUMBER OF SHARES OF UPS CLASS B COMMON STOCK THAT YOU WILL RECEIVE IN THE MERGER CANNOT BE DETERMINED UNTIL AFTER OUR ANNUAL MEETING. YOU WILL NOT HAVE ANOTHER OPPORTUNITY TO VOTE ON THE MERGER AFTER THE EXACT NUMBER OF SHARES OF UPS CLASS B COMMON STOCK HAS BEEN DETERMINED.

     With respect to the proposal to elect two directors, the two nominees receiving the greatest number of votes will be elected, even if they receive less than a majority of shares present and entitled to vote. Abstentions are not counted towards the tabulation of votes cast for the election of directors.

PROXIES

     The proxy card accompanying this proxy statement/prospectus is being solicited on behalf of our board of directors. You are requested to complete, date and sign the proxy card and promptly return it in the accompanying envelope or otherwise mail it to us.

     If your shares are held in an account at a brokerage firm or a bank, you must instruct the brokerage firm or bank how to vote your shares. If an executed proxy is returned by a broker or bank holding your shares which indicates that the broker or bank does not have discretionary authority to vote on the adoption and approval of the merger agreement, the shares will be considered present at our annual meeting for determining the presence of a quorum, but will not be considered to have been voted in favor of approval of the merger and adoption of the merger agreement. As a result, that proxy will have the same effect as voting against the approval of the merger and adoption of the merger agreement.

     A number of brokerage firms and banks offer telephone and Internet voting options. If your shares are registered in street name, check the information forwarded by your bank or broker to see which options are available to you. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker or bank. Please see the accompanying proxy card for more information.

     All properly executed proxies that we receive prior to our annual meeting that are not revoked, will be voted at the meeting in accordance with the instructions indicated on those proxies or, if no direction is indicated, to approve the merger agreement and the election of the director nominees. Our board of directors does not presently intend to bring any other business before our annual meeting and, so far as is known as of the date of this proxy statement/prospectus, no other matters are to be brought before the meeting. However, as to any other business that may properly come before our meeting, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the persons voting those proxies.

     If you have given a proxy, you may revoke it at any time before it is exercised at our annual meeting by:

     - delivering to our secretary a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

     - signing and delivering a proxy relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at our annual meeting; or

     - attending our annual meeting and voting in person.

                                   THE MERGER

BACKGROUND OF THE MERGER

     During the 1990's, we completed our shift away from traditional banking and toward being a niche provider of credit, trade and financial solutions to small and medium size industrial companies located in the United States and in international emerging markets. We rely upon the combined utilization of government guaranteed commercial loan programs, as well as the use of private credit insurance policies developed for this market.

     In addition, over the past three years, we completed transactions that significantly changed the manner in which we obtain funding for our lending business. These transactions included:

     - the sale of our last branch office in March 1999, including checking, savings and money market accounts that required that we obtain funding from alternative sources;

     - the establishment of a commercial paper conduit facility pursuant to which up to $60 million is available to us based on the contractual advance rates against the qualifying principal balance of the loans pledged to secure the facility, which consist of the portion of loans guaranteed by the SBA;

     - the establishment of and increase in a second commercial paper conduit facility, from $65 million to $95 million and in January 2001 to $120 million, pursuant to which we have the right to sell commercial revolving lines of credit and other qualifying loans during the term of the facility;

     - loan securitization and sales transactions pursuant to which we have securitized and sold in the aggregate approximately $322 million of asset backed loans; and

     - the establishment of agreements with five national brokers that provide a source for brokered certificates of deposits used for fundings of one year or less.

     We viewed the shift away from traditional retail-based funding sources as being a better fit for our lending business. However, as our operations became more geographically dispersed, it became increasingly more difficult for us to take advantage of the opportunities we were presented due to our limited capital and funding sources. In addition, because we have come to rely extensively on the brokered CD market and loan sales and securitizations as well as credit lines from investment banking firms, the cost and availability of our funding is subject to volatility. Recently, we have faced challenging economic and capital market environments that have made it more difficult to realize the full potential of our current business plan as a small, independent entity.

     The difficulties we face also stem in part from our status as a federally regulated banking organization, the result of which is that our activities and those of our subsidiaries are highly regulated. This regulation is often not directly related to our primary business strategy and, therefore, our compliance and the required supporting systems serve to increase our operating costs over those of our non-FDIC-insured competitors.

     Based on these considerations, in early 2000, our management and board of directors began to consider the strategic options available to us, including remaining independent, pursuing additional capital sources, and seeking a potential sale of the company to a third party. In May 2000, we held an initial meeting with a private investment group at which our management gave a general presentation on our company and discussed possible investment opportunities, including engaging in a possible "going private" transaction with this group. These discussions were preliminary in nature and no actual terms of any transaction were ever discussed.

     In early June 2000, at the direction of our board, Brett N. Silvers, our Chairman, President and Chief Executive Officer, and Leslie A. Galbraith, our Executive Vice President, began to interview investment banking firms to assist us in the process of pursuing a possible sale of the company or in identifying alternative sources of capital and financing for the company and to provide us with financial advice regarding these efforts. In late June 2000, we engaged Keefe Bruyette & Woods (KBW) and J.P. Morgan Securities Inc. (JPMORGAN) to act as our financial advisors in connection with these efforts. See "-- Opinions of Our Financial Advisors" for a more complete description of the terms under which we engaged these firms to act as our financial advisors.

     Our financial advisors recommended (and we adopted) a multi-step process in order to solicit potential bids. The first step would be a broad marketing effort designed to attract as wide and competitive a field of interested parties as possible. The second step would be to seek more specific proposals from a smaller group of interested parties. As the third step, we would enter into exclusive negotiations concerning a definitive agreement with the party whose bid would be most likely to provide the best value for our stockholders.

     As part of this process, beginning in July 2000, our financial advisors contacted, on our behalf, over 90 parties, including U.S. financial institutions, international financial institutions and other parties who we and our advisors believed might have an interest in acquiring our company or might be interested in making a significant capital investment in our company. We, with our financial advisors' assistance, also prepared an information memorandum containing publicly available information for distribution to those potential buyers who indicated interest in a possible acquisition of, or investment in, the company. Those parties who expressed further interest in exploring a possible acquisition of, or investment in, our company participated in due diligence conference calls with our management and financial advisors. We had meetings and due diligence conference calls with nine prospective parties and delivered supplemental diligence materials to several of those parties. As described below, one of the parties that received the information memorandum and conducted due diligence was UPS. Although several other interested parties conducted due diligence investigations of our operations, none of these other parties ever made a formal offer to engage in a transaction with us.

     On August 23, 2000, we had our first meeting with UPS in Hartford, Connecticut, at which Mr. Silvers and Ms. Galbraith met with Mr. David Mounts, Vice President of Mergers and Acquisitions at UPS and Mr. Michael Bryant, Vice President and Treasurer of UPS Capital Corporation, a subsidiary of UPS, to discuss a possible transaction between our two companies. Representatives of KBW, JPMorgan and Goldman Sachs (UPS' financial advisor) also attended this meeting. At this meeting, Mr. Silvers and Ms. Galbraith gave a broad overview of our operations and discussed other background information regarding our company. Although UPS expressed interest in continuing discussions in the future, no specific terms of any proposed transaction were discussed during this meeting.

     On September 5, 2000, Mr. Silvers, Ms. Galbraith and representatives of KBW met in Atlanta, Georgia with senior UPS officials, including Mr. Robert Bernabucci, President of UPS Capital, as well as with Messrs. Mounts and Bryant and Mr. Michael Tobin, Vice President of UPS Capital. At this meeting, UPS gave a presentation with respect to its and UPS Capital's operations and management and we spoke about our company. Although no specific terms of any possible transaction between the parties were discussed at this meeting, we and UPS agreed to continue to explore the possibility of a proposed transaction between our two companies. On September 5, 2000, the closing price of our common stock on Nasdaq was $8.00 per share.

     On September 19, 2000, our management met with UPS in Hartford. At this meeting, which was attended by Messrs. Mounts and Bryant and a representative of Goldman Sachs, as well as by Mr. Silvers, Ms. Galbraith and a representative of KBW, we and UPS discussed limited preliminary terms of a possible transaction. Specifically, UPS proposed to acquire us in a transaction that contemplated that our stockholders would receive approximately $8-10 in value for each share of our common stock. UPS proposed that 60% of this consideration would be paid in shares of UPS Class B common stock and 40% would be paid in cash. We communicated to UPS that this proposal was on the low end of the range that our board might view favorably. We did agree, however, to continue discussions regarding a possible transaction. On September 19, 2000, the closing price of our common stock was $8.00 per share.

     During the week of September 22, 2000, representatives of KBW and Goldman Sachs held additional conversations regarding a proposed transaction. During these conversations, Goldman Sachs communicated that UPS would consider a price range of $9.00-12.00 per share depending on the results of a more extensive due diligence investigation of our company. We agreed at this time to permit UPS to conduct a more thorough due diligence investigation, subject to the execution of a satisfactory confidentiality agreement.

     On September 28, 2000, we entered into a customary confidentiality and exclusivity agreement with UPS with respect to the exchange of information in connection with UPS' consideration of a potential acquisition of our company. In this confidentiality agreement, we also agreed that we would negotiate exclusively with UPS during the ensuing 30-day period and not solicit third party bids concerning the potential sale of our company. UPS insisted on these provisions as a condition to it developing a definitive proposal to acquire us and we agreed because we did not anticipate engaging in meaningful discussions with another party concerning a business combination in the foreseeable future. We and UPS also finalized plans for UPS to conduct on-site due diligence of the company and our operations during the following week. On October 2, 2000, Mr. Silvers and Ms. Galbraith met with other members of our senior management team to inform them of the process the company had undertaken regarding our alternative strategic options, including a possible sale of the company.

     During the week of October 2, 2000, UPS conducted due diligence of our company in Hartford. Approximately 30 people were involved in this process on UPS' behalf. We provided UPS with additional due diligence materials during the following week.

     On October 31, 2000, we resumed our conversations with UPS. Mr. Silvers and a representative of KBW met in Atlanta with representatives of UPS and Goldman Sachs to discuss the preliminary terms of a possible transaction. During these conversations, UPS proposed a transaction that contemplated that our stockholders would receive aggregate consideration with a value of approximately $10.00 per share, with 80% of that consideration being paid in shares of UPS Class B common stock and 20% being paid in cash. The parties also discussed other preliminary nonfinancial terms of a proposed transaction. When these conversations concluded, we and UPS had reached a tentative understanding that the consideration to be paid to our stockholders would not include a cash portion but would consist of 100% shares of UPS Class B common stock. In addition, we tentatively agreed that the ratio of shares of UPS Class B common stock our stockholders would receive in the merger would be fixed and would not be subject to fluctuation depending on the price of UPS Class B common stock at the time of the closing of the merger. Although we reached these tentative understandings, we and UPS did not reach agreement on the precise conversion ratio to be used in the merger. At the conclusion of this meeting, UPS requested that it be permitted to conduct additional due diligence and we agreed to this request. On November 3, 2000, the closing price of our stock was $8.50 per share.

     During the first week of November 2000, representatives of UPS Capital Corporation conducted additional due diligence on our operations. During this same week, UPS provided us with a preliminary draft of an agreement and plan of merger which contained the preliminary terms of the proposed transaction. UPS later provided us with preliminary drafts of additional documentation for the merger.

     On November 7, 2000, UPS made a preliminary proposal to acquire our company. This proposal was made subject to the satisfactory completion of UPS' due diligence investigation. The proposal contemplated that our stockholders would receive shares of UPS Class B common stock in the merger for each share of our common stock. All of the consideration proposed to be paid to our stockholders would consist of UPS Class B common stock. UPS proposed that as long as UPS Class B common stock traded between $51.06 and $64.06 per share, the conversion ratio of shares of UPS Class B common stock to be received by our stockholders in the merger would be fixed so that our stockholders would receive approximately 0.1732 shares of UPS Class B common stock for each share of FIB common stock. As a result, the precise value to be received by our stockholders under this proposal was subject to change depending on the trading price of UPS Class B common stock. However, based on the total shares of our stock outstanding and the trading price of UPS Class B common stock on November 7, 2000, and a conversion ratio of 0.1732, our stockholders would have received approximately $10.38 in value for each of their shares of our stock. However, if UPS Class B common stock traded at a price less than $51.06 or greater than $64.06, the conversion ratio would fluctuate so that our stockholders would receive $9.997 of value per share of our stock in shares of UPS Class B common stock. The UPS proposal also included other preliminary non-financial terms, including proposed conditions to closing, provisions addressing employee retention, and the circumstances in which we would be required to pay UPS a fee in the event the merger was not completed. The UPS proposal also contemplated that certain of our principal stockholders would enter into voting agreements at the same time we entered into a definitive merger agreement in which they would agree to vote their shares of our stock in favor of a transaction with UPS.

     On November 16, 2000, our board of directors met to discuss the proposal submitted by UPS. At this meeting, Mr. Silvers and representatives of KBW and JPMorgan reviewed for our board their discussions with UPS and the terms of the proposal. The board also was presented information by KBW and JPMorgan evaluating the proposal, reviewing the trading performance of our stock and UPS Class B common stock and our prospects for the future. Our financial advisors also reviewed with our board the results of the multi-step process which had resulted in the UPS bid. Our board also requested that our legal advisors, Bingham Dana LLP, review the proposed draft merger agreement delivered by UPS and our board's legal responsibilities in considering the proposal. It was noted for our board that several terms of UPS' proposal were left to be explored in more detail with UPS. After considering these matters, our board determined that our senior management should continue discussions with UPS.

     On November 20-21, 2000, Mr. Silvers, Ms. Galbraith and representatives of KBW, JPMorgan and PricewaterhouseCoopers LLP, our independent auditors, met in Atlanta with representatives of UPS, Goldman Sachs and Ernst & Young, an accounting firm engaged by UPS to assist in its due diligence of our operations. The purpose of these meetings was to discuss the results of UPS' due diligence investigation of our operations. It was during these meetings that UPS proposed that a substantial portion of UPS Class B common stock to be issued to our principal stockholders in the merger be held in escrow for one year following the merger as a basis for assessing the performance of our loan portfolio during that time. In addition, UPS proposed that the shares of UPS Class B common stock to be held in escrow also would be subject to any indemnification claims that may be made by UPS for breaches of any of our representations and warranties in the merger agreement. It was communicated to UPS that these escrow and indemnity proposals were not viewed favorably but that our management would discuss them with our financial and legal advisors.

     On December 6, 2000, UPS communicated to us that based on the results of their due diligence, UPS was revising its offer to us so that our stockholders would receive fewer shares of UPS Class B common stock in the merger. Specifically, UPS proposed that the conversion ratio to be used in the merger would be calculated so that our stockholders would receive approximately 0.16 shares of UPS Class B common stock for each share of our common stock. On November 30, 2000, the closing price of our stock was $8.00 per share. Based on the closing price of UPS Class B common stock on that date, the UPS proposal contemplated that our stockholders would receive approximately $9.71 in value in UPS Class B common stock for each of their shares of our common stock. UPS also proposed that the escrow with respect to measuring the performance of our loan portfolio be included as a condition to proceeding with the transaction. Although this revised proposal contemplated that a percentage of the shares of UPS Class B common stock to be issued to all of our stockholders (and not merely to our principal stockholders) would be held in this escrow, the proposal also contemplated that fewer shares would be subject to the escrow. During the week that followed this revised proposal, we and UPS explored the mechanics of the proposed loan portfolio escrow.

     On December 8, 2000, a meeting of our board of directors was held to provide our board with an update on the status of the discussions with UPS, including the revised offer communicated during the prior week. At the meeting, Mr. Silvers and representatives of KBW and JPMorgan reviewed for our board their discussions with UPS and the terms of the revised proposal. In particular, Mr. Silvers and our financial and legal advisors reviewed with our board the proposed escrow terms. After considering the revised offer, our board determined that our senior management should continue discussions with UPS and, further to those discussions, attempt to complete the negotiation of the terms of definitive documentation.

     During the second half of December 2000, we and our financial and legal advisors began to negotiate with representatives of UPS and its financial and legal advisors the terms of the merger agreement and related documentation. The principal issues discussed among the parties during these negotiations included the purchase price, the escrow, the nature and extent of our representations and warranties, the conditions to closing the merger, the parties' respective rights to terminate the merger agreement, the amount of the termination payment that would be required of us and the circumstances under which any termination payment would become payable, proposed amendments to the employment agreements we are party to with certain of our employees, including Mr. Silvers and Ms. Galbraith, and UPS' commitments with respect to our benefit plans for our employees. In addition, the parties discussed at length the steps we and First International Bank would be required to take so that upon completion of the merger, we would cease to be a bank holding company and First International Bank would cease to be an insured depository institution. Several drafts of the merger agreement and related documentation were exchanged during this time.

     During the first week of January 2001, Mr. Silvers, Ms. Galbraith and representatives of JPMorgan and Bingham Dana met in New York City with Mr. Mounts and representatives of Goldman Sachs and King & Spalding, counsel to UPS, to discuss the terms of the proposed transaction and the draft merger agreement and related documentation. Mr. John Redding, Senior Vice President of David T. Chase Enterprises, Inc., of which two of our directors and principal stockholders are principals, also participated in these discussions. The parties' discussions centered around the circumstances in which the conversion ratio might change prior to the completion of the merger, UPS' proposal that the escrow would address both the performance of our loan portfolio as well as indemnification claims for breaches of our representations and warranties in the merger agreement, the circumstances in which we might have to pay a termination fee, the proposed amendments to our employment agreements and UPS' commitments with respect to our benefit plans for our employees.

     During the week of January 8, 2001, we and UPS finalized the merger agreement, the escrow and indemnity agreement, the retention agreements for Mr. Silvers and Ms. Galbraith and the amendments to our employment agreements with our other employees. In addition, the parties discussed at length the requirement in the merger agreement that we cause the promissory note from Mr. Silvers to us to be repaid prior to closing. See "-- Interests of Certain Persons in the Merger." During the weekend of January 13, 2001, the parties finalized the merger agreement and all related documentation.

     On January 15, 2001, our board of directors held a special meeting at which our senior management reviewed its discussions and negotiations with UPS regarding the proposed acquisition of our company by UPS. Senior management, JPMorgan and KBW presented detailed financial information with respect to the potential transaction to our board, and JPMorgan and KBW each rendered its oral and written opinion that, as of that date, the conversion ratio in the merger was fair to our stockholders from a financial point of view. Also at this meeting, our board reviewed with our legal counsel the terms of the merger agreement and the related documentation and the legal standards applicable to its decision to approve these agreements and the transactions contemplated by those agreements. In addition, our board discussed the repayment of Mr. Silvers' note to us. See "-- Interests of Certain Persons in the Merger." After questions by and lengthy discussion among the members of our board, and after consideration of the factors described under "-- Consideration of the Merger by Our Board of Directors," all of the members of our board who attended this meeting voted unanimously to approve the merger agreement and the transactions contemplated by that agreement, as well as the related documentation. Those directors who were unable to attend the meeting subsequently have indicated their approval of the merger agreement and the transactions contemplated by the merger agreement.

     UPS and FIB entered into the merger agreement on January 15, 2001.

CONSIDERATION OF THE MERGER BY OUR BOARD OF DIRECTORS

  Our Reasons for the Merger

     Our board of directors consulted with our senior management and our legal and financial advisors and considered a number of factors, including those set forth below, in reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement, and to recommend that our stockholders vote FOR adoption and approval of the merger agreement and approval of the merger.

     The following discussion of our reasons for the merger contains a number of forward-looking statements that reflect our current view with respect to future events that may have an effect on our future financial performance. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed or incorporated by reference in the section entitled "Special Note Regarding Forward-Looking Statements" on page iv of this proxy statement/prospectus, and the section entitled "Risk Factors" beginning on
page [     ] of this proxy statement/prospectus.

     In particular, our board considered the following factors, all of which it deemed favorable, in reaching its decision to approve the merger and the merger agreement:

     - Merger Consideration. In addition to the analyses and presentations by our financial advisors summarized in the section entitled "Opinions of
       Our Financial Advisors" beginning on page [     ] of this proxy
       statement/prospectus, our board looked at the premium represented by the consideration to be received by our stockholders in the merger. In particular, our board noted that the conversion ratio in the merger agreement reflected a premium of 33.5% over our average market price over the 10-day trading period prior to the announcement of the merger. In particular, our board noted that, except in certain circumstances, the value to be received by our stockholders in the merger in shares of UPS Class B common stock was not fixed so that our stockholders would receive more value per share of our stock if the trading price of UPS Class B common stock increased prior to the completion of the merger. Furthermore, our board also considered the ability of our stockholders to participate in the growth of UPS, a large public company with substantial financial resources, because the consideration to be received by our stockholders in the merger consists of shares of UPS Class B common stock.

     - Tax Treatment. Our board considered the fact that the receipt of shares of UPS Class B common stock in the merger by our stockholders is expected to be tax-free.

     - Advice from Our Financial Advisors. Our board considered the detailed presentations of our financial advisors, KBW and JPMorgan, with respect to the conversion ratio in the merger. Our board also considered our financial advisors' oral and written opinions that, as of the date of those opinions, the conversion ratio in the merger was fair, from a financial point of view, to our stockholders. The full text of these opinions are attached to this proxy statement/prospectus as Appendices D and E.

     - Review of Our Strategic Options. Our board reviewed the strategic options available to us, including remaining independent or pursuing other acquisition or sale opportunities. In conducting this review, our board considered the results of the process that had been undertaken by our financial advisors at our board's request during the six months prior to the announcement of the merger and noted that approximately 90 financial services, banking and other parties were contacted about their potential interest in acquiring or engaging in a transaction with us. The board ultimately determined that none of our other strategic options presented superior opportunities, or were likely to create greater value for our stockholders, than the prospects presented by the merger.

     - UPS. Our board considered the business, operations, financial condition, earnings and prospects of UPS. Our board considered that the combination of our company, with its innovative structured trade finance and commercial lending programs, and UPS, with its capital resources and emphasis on all aspects -- logistical, technological and financial -- of the delivery of products and services on a global basis, would provide significant growth opportunities beyond those that we could realize as an independent company. In addition, our board considered that there was little overlap between our operations and those of UPS Capital and that our operational platform and employee base would remain substantially intact as a result of the merger.

     - Regulatory Status. Our board considered our current regulatory status. As a bank holding company, our activities and those of our subsidiaries are highly regulated. This regulation, which is not intended for the benefit of our stockholders, limits our flexibility in the manner in which we may conduct our business. In our board's view, the regulatory environment limits our options for raising the capital necessary to execute our current business plan to maintain historic levels of return to our stockholders. Our board considered the fact that as a condition to UPS' willingness to complete the merger, we are required to terminate our status as a bank holding company and First International Bank is required to terminate its status as an insured depository institution. Our board considered the likelihood that this requirement could be satisfied. While our board considered the difficulties presented by this requirement, including the fact that we are required to sell all of First International Bank's deposits prior to completing the merger, the board noted favorably that as a result of the merger, we will no longer be subject to the same regulatory limitations as before the merger The board of directors believed that this, together with the access we will have to greater financial resources will allow us to expand our operations.

     - Effect on Employees. Our board considered the possible effect of the merger on our employees. The board determined that employment with UPS offered our employee base significant opportunities for growth and development.

     - Certain Terms of the Merger Agreement Relating to Alternative Transactions. Our board also noted the fact that while the merger agreement prohibits us from soliciting other takeover proposals, we may, subject to the satisfaction of certain conditions, furnish information concerning us to a third party and may engage in discussions or negotiations with a third party regarding certain takeover proposals. Our board also considered the fact that we could terminate the merger agreement following the receipt of an offer to engage in a more favorable transaction with a third party. Our board considered the termination fee that would be payable to UPS in those circumstances and concluded that in context the fee was reasonable and necessary to induce UPS to enter into the merger agreement.

     - Voting Agreements. Our board also considered that in connection with the merger, UPS proposed that Cheryl A. Chase, Arnold L. Chase and Brett N. Silvers, together with certain family and related interests, enter into voting agreements with UPS. Under the terms of these voting agreements, each of these stockholders would agree to vote all of their shares of our stock in favor of approval of the merger agreement, and not to transfer any of those shares during the term of the voting agreements. The board considered that because these stockholders together own more than a majority of our common stock, a sufficient number of shares of our stock to approve the merger would already have agreed to vote in favor of the merger agreement at the time the merger was announced.

     - Realization of Liquidity. Our board also considered the historical and continued relative illiquidity of our common stock. In our board's opinion, the absence of material market analyst coverage and our relatively small market capitalization have contributed to this illiquidity. By providing for the exchange of our stock for UPS Class B common stock, our board of directors believed that the merger will enable our stockholders to experience the advantages of a more liquid investment, as UPS Class B common stock is an actively traded stock listed on the New York Stock Exchange.

     Our board also identified and considered a variety of potential negative factors in its deliberations concerning the merger, including but not limited to:

     - the risk to our stockholders that the value to be received in the merger could decline significantly from that determined as of the date of the signing of the merger agreement due to the fact that the conversion ratio would not change with changes in the UPS Class B common stock price, except in certain circumstances;

     - the fact that the conversion ratio is subject to adjustment in certain circumstances described in the merger agreement;

     - the fact that a portion of the shares of UPS Class B common stock to be received by our stockholders in the merger will be held in escrow for approximately 14 months after the closing and that our stockholders might receive all, some or none of these shares depending on the performance of our loan portfolio and on whether UPS brings indemnification claims under the merger agreement;

     - the loss of control over our future operations following the merger;

     - the impact of the loss of our status as an independent company on our stockholders, employees and borrowers;

     - the risk that the potential benefits to be sought in the merger might not be fully realized; and

     - the possibility that the merger might not be consummated and the potential adverse effects of the public announcement on the merger on our business, results of operations and prospects.

     Our board also considered the potential benefits to certain directors and officers discussed in the section entitled "-- Interests of Certain Persons in the Merger."

     In the opinion of our board, the above factors represent the material potential adverse consequences that could occur as a result of the merger. In considering the merger, our board considered the impact of these factors on our stockholders.

     In view of the wide variety of factors considered by our board, our board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. Our board viewed its position and recommendation as being based on the totality of the information presented to, and considered by, it. After taking into consideration all the factors set forth above, our board determined that the potential benefits of the merger outweighed the potential detriments associated with the merger.

  Recommendation of Our Board of Directors

     After careful consideration, our board has determined that the terms and conditions of the merger agreement are advisable and in our company's and your best interests. Accordingly, our board has unanimously approved the merger agreement and the merger and recommends that you vote "FOR" adoption of the merger agreement and approval of the merger.

OPINION OF FINANCIAL ADVISORS

     We retained J.P. Morgan Securities Inc. and Keefe, Bruyette & Woods, Inc. to act as our financial advisors in connection with the merger. At our board of directors meeting on January 15, 2001, JPMorgan and KBW each rendered a written opinion that, as of that date and based upon and subject to the factors and assumptions set forth in their respective opinions, the conversion ratio in the merger was fair, from a financial point of view, to our stockholders. JPMorgan and KBW each subsequently reconfirmed their opinions in writing as of the date of this proxy statement/prospectus. In connection with reconfirming their written opinions, each of JPMorgan and KBW performed procedures to update certain of their analyses and reviewed the assumptions used in their analyses and the factors considered in connection with their earlier opinions.

     You should consider the following when reading the discussion of the opinions of our financial advisors in this proxy statement/prospectus:

     - We urge you to read carefully the entire opinions of our financial advisors, which are attached as appendices to this proxy statement/prospectus;

     - The following descriptions of our financial advisors' opinions are qualified by reference to the full opinions attached as Appendices D and E to this proxy statement/prospectus, the full text of which are hereby incorporated by reference in this proxy statement/prospectus;

     - Our financial advisors' advisory services and opinions were provided to our board of directors for its use in its consideration of the merger and were directed only to the fairness of the conversion ratio from a financial point of view to our stockholders;

     - Our financial advisors' opinions do not address the merits of our underlying business decision to engage in the merger;

     - Our financial advisors' opinions necessarily were based upon conditions as they existed and could be evaluated on the date of this proxy statement/prospectus, and our financial advisors assumed no responsibility to update or revise their opinions based upon circumstances or events occurring after that date;

     - These opinions did not constitute a recommendation to our board of directors in connection with the merger, and do not constitute a recommendation to you as to how to vote on the merger or any related matter;

     - Our board of directors did not limit the investigations made or the procedures followed by our financial advisors in giving their original or updated opinions; and

     - Our financial advisors' opinions do not address the price or range of prices at which our common stock may trade before the merger or at which UPS Class B common stock may trade before or after the merger.

  Opinion of JPMorgan

     In arriving at its opinions, JPMorgan, among other things:

     - reviewed the merger agreement;

     - reviewed the escrow and indemnity agreement;

     - reviewed the voting agreements;

     - reviewed this proxy statement/prospectus, in the case of its opinion dated the date of this document;

     - reviewed certain publicly available information concerning our businesses and those of certain other companies engaged in businesses comparable to ours, and the reported market prices for certain other companies' securities deemed comparable;

     - reviewed the publicly available terms of certain transactions involving companies comparable to us and the consideration received for those companies;

     - reviewed our and UPS' current and historical market prices;

     - reviewed our and UPS' audited financial statements for the fiscal year ended December 31, 1999, in the case of its opinion dated January 15, 2001;

     - reviewed our and UPS' unaudited financial statements for the period ended September 30, 2000, in the case of its opinion dated January 15, 2001;

     - reviewed our and UPS' audited financial statement for the fiscal year ended December 31, 2000, in the case of its opinion dated the date of this proxy statement/prospectus;

     - reviewed certain internal financial analyses and forecasts prepared by us and our management;

     - reviewed the terms of other business combinations that JPMorgan deemed relevant;

     - held discussions with certain members of our management with respect to certain aspects of the merger, our past and current business operations, the regulatory standards which govern our operations, our financial condition and future prospects and operations, and certain other matters JPMorgan believed necessary or appropriate to its inquiry; and

     - reviewed those other financial studies and analyses and considered other information as it deemed appropriate for the purposes of its opinions.

     JPMorgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to it by us or otherwise reviewed by JPMorgan, and it has not assumed any responsibility or liability for that information. JPMorgan did not conduct any valuation or appraisal of any assets or liabilities, nor have any valuations or appraisals been provided to JPMorgan. In relying on financial analyses and forecasts provided to it, JPMorgan assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to our expected future results of operations and financial condition to which those analyses or forecasts relate. JPMorgan also assumed that the merger will have the tax consequences described in this proxy statement/prospectus, and in discussions with, and materials furnished to JPMorgan by, our representatives, and that the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement and the proxy statement/prospectus. JPMorgan relied as to all legal matters relevant to rendering its opinion upon the advice of counsel.

     The projections furnished to JPMorgan for FIB were prepared by our management. We do not publicly disclose internal management projections of the type provided to JPMorgan in connection with JPMorgan's analysis of the merger, and those projections were not prepared with a view toward public disclosure. Those projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of our management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in those projections.

     JPMorgan understands that, pursuant to the merger agreement, a portion of the UPS Class B common stock to be issued to our stockholders in connection with the merger will be placed in an escrow account and may or may not be received by our stockholders depending upon events set forth in the merger agreement and related documents.

     JPMorgan has consented to the inclusion of its updated opinion and the references to it in this proxy statement/prospectus. In giving this consent, JPMorgan does not admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act or the SEC's rules under that Act, nor does it admit that it is an expert with respect to any part of the registration statement of which this proxy statement/prospectus is a part, as the term "expert" is used in the Securities Act and the SEC's rules under that Act.

     In accordance with customary investment banking practice, JPMorgan employed generally accepted valuation methods in reaching its opinions. The following is a summary of the material financial analyses that JPMorgan utilized in providing its January 15, 2001 opinion. JPMorgan has presented some of the summaries of financial analyses in tabular format. In order to understand the financial analyses used by JPMorgan more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of JPMorgan's financial analyses.

     The following table summarizes the implied per share equity value for FIB derived from the analyses indicated, all of which are described in greater detail below.

                                                              IMPLIED EQUITY
VALUATION METHODOLOGY                                          VALUE RANGE
---------------------                                         --------------
Offer valuation based upon closing price of UPS Class B
  common stock on:
  January 12, 2001 ($) including escrowed shares............  $        9.40
  January 12, 2001 ($) excluding escrowed shares............  $        8.41
Comparable Company Analysis.................................  $ 9.16-$10.41
Comparable Transactions Analysis:
  as reported transactions..................................  $15.46-$18.58
  market adjusted transactions..............................  $14.52-$16.91
Discounted Cash Flow Analysis:
  without estimated synergies...............................  $ 4.62-$ 9.45 with estimated synergies..................................  $ 5.70-$10.81

     Offer Valuation. JPMorgan reviewed the terms of the merger, including the historical relationship between the stock prices of FIB and UPS and the aggregate transaction value. JPMorgan also reviewed the value of the consideration offered based upon the $58.94 closing price of UPS Class B common stock on January 12, 2001, the last trading day prior to the January 15, 2001 meeting of our board of directors and assuming a conversion ratio of 0.1595 per share of our common stock. This analysis indicated that the implied value of UPS' proposal was approximately $9.40 per share of our common stock. JPMorgan calculated that, based on this proposal, our stockholders would receive a premium of 29.7% to the $7.25 closing price of our common stock on January 12, 2001, and a premium of 33.5% to the $7.04 average closing price of our common stock for the ten trading days prior to January 15, 2001.

     JPMorgan also determined the potential impact on stockholder consideration if none of the escrowed shares were released. This reduced consideration was expressed on a per share basis and determined to be $8.41.

     Comparable Company Analysis. Using publicly available information, JPMorgan compared selected financial data of our company to the publicly available corresponding data for three groups of selected companies which JPMorgan deemed to be relevant:

  MAJOR COMMERCIAL FINANCE  OTHER COMMERCIAL FINANCE   GLOBAL COMMERCIAL FINANCE
  ------------------------  ------------------------   -------------------------
  CIT Group                 DVI                         CIT Group
  Comdisco                  Financial Federal           Comdisco
  GATX                      Rollins Truck Leasing       GATX
  Heller Financial          Xtra                        Heller Financial
                                                        DVI
                                                        Financial Federal
                                                        Rollins Truck Leasing
                                                        Xtra

     These companies were selected because of their operating, organizational and overall business similarities with FIB. The median valuation levels for the major commercial finance peer group, other commercial finance peer group, and global commercial finance peer group were determined. Based upon a review of that information and closing stock prices on January 12, 2001, JPMorgan determined that we generally traded below the median level of our peer group.

                                                                      COMMERCIAL FINANCE
                                                                            PEERS
                                                                    ----------------------
PRICE TO:                                                    FIB    MAJOR   OTHER   GLOBAL
---------                                                   -----   -----   -----   ------
2000E EPS.................................................   7.6x   10.5x    9.6x    9.6x
2001E EPS.................................................   6.3x    9.4x    8.6x    8.6x
Book Value................................................  0.98x   1.47x   1.39x   1.40x
Tangible Book Value.......................................  1.11x   1.61x   1.53x   1.54x

     JPMorgan also calculated a range of imputed values for a share of our common stock based on the ratios for the global commercial finance peers. This analysis resulted in a range of imputed values for our common stock of between $9.16 and $10.41.

     JPMorgan also reviewed and compared certain public market data related to UPS to the publicly available corresponding data for two groups of selected companies which JPMorgan deemed to be relevant:

  GROWTH PEERS              AIRFREIGHT AND TRANSPORTATION PEERS
  ------------              -----------------------------------
  Wal-Mart                      Airborne Freight
  General Electric              Fritz
  State Street                  EGL
  Fifth Third                   Atlas Air
  Boeing                        FedEx
  United Technologies           CNF Transportation

     Based on its review of that information and closing stock prices on January 12, 2001, JPMorgan determined the following:

                                                                             AIRFREIGHT AND
PRICE TO:                                           UPS    GROWTH PEERS   TRANSPORTATION PEERS
---------                                           ----   ------------   --------------------
2000E EPS.........................................  25.0x      30.1x              17.8x
2001E EPS.........................................  22.2x      26.1x              14.8x
Book Value........................................  7.22x      5.82x              1.97x
Dividend Yield....................................  1.15%      1.20%              0.00%
IBES long-term growth.............................  14.0%      15.0%              14.6%

     JPMorgan noted that this analysis supported the conclusion that UPS Class B common stock was fairly valued when compared to the relevant peer groups.

     Comparable Transaction Analysis. Using publicly available information, JPMorgan examined the following transactions involving financial institutions:

ACQUIROR                                                            TARGET
--------                                                            ------
Allied Capital.........................................  95% of BLC Financial Services
Medallion Financial....................................  Ameritrans Capital
Citigroup..............................................  Copelco Capital
CIT Group..............................................  Newcourt Credit
Heller Financial.......................................  HealthCare Financial Partners
Rabobank International.................................  Toaki Financial Services
BancWest...............................................  SierraWest Bancorp
U.S. Bancorp...........................................  Bank of Commerce
Fleet Financial Group..................................  Sanwa Business Credit

     While JPMorgan calculated transaction multiples for each of the preceding transactions as reported at announcement, JPMorgan also market adjusted each transaction multiple for changes in a commercial finance index since the announcement date of each deal. JPMorgan believes this adjustment provided the most accurate representation of a comparable transaction. The commercial finance index used by JPMorgan for this purpose included CIT Group, Comdisco, Gatx, Heller Financial, DVI, Financial Federal, Rollins Truck Leasing, and Xtra. JPMorgan analyzed the premium to the average market price for the last ten trading days prior to announcement, estimates of the next twelve months' projected earnings per share, latest twelve months earnings, per share, book value per share, and tangible book value per share. Based upon a review of that information, JPMorgan determined the following:

                                                                              COMPARABLE
                                                                             TRANSACTIONS
                                                              UPS/FIB   ----------------------
                                                  UPS/FIB     WITHOUT    MARKET
                                                WITH ESCROW   ESCROW    ADJUSTED   AS REPORTED
                                                -----------   -------   --------   -----------
10-Day Premium to Average Market..............     33.3%       19.4%      N/M         35.6%
Next Twelve Months EPS........................      8.2x        7.3x     14.4x        16.2x
Latest Twelve Months EPS......................     10.8x        9.7x     16.7x        17.8x
Book Value....................................     1.27x       1.13x     2.34x        2.44x
Tangible Book Value...........................     1.44x       1.29x     2.28x        2.48x

     JPMorgan also calculated a range of imputed values for a share of our common stock based on the ratios for the list of comparable transactions. This analysis resulted in a range of imputed values for our common stock of between $14.52 and $16.91 when calculated on a market adjusted basis versus a range of between $15.46 and $18.58 when calculated on an as reported basis.

     Discounted Cash Flow Analysis. Using a discounted cash flow analysis, JPMorgan estimated the net present value of the future dividendable capital that we could produce on a stand-alone basis from 2001 through 2005 plus the net present value of the terminal value based upon projected 2006 earnings. In this analysis, JPMorgan used the earnings estimate from IBES for 2001 and assumed that our earnings would grow thereafter at an annual rate ranging from 9.0% to 12.0%. For each growth rate, JPMorgan calculated the present value, discounted at 9.3%, of: (i) the estimated 2001-2005 dividendable capital, projected such that our tangible equity to managed assets ratio would be maintained at 6.0%, and (ii) the terminal value per share of our common stock based on assumed multiples of our projected 2006 earnings ranging from 7.0x to 10.0x. This discounted cash flow analysis indicated a reference range of $4.20 to $10.05 per share of our common stock. JPMorgan noted that a narrowed valuation reference range of $4.62 to $9.45 per share of our common stock was more appropriate based on the assumed ranges of earnings growth rates and terminal values used in these analyses.

     JPMorgan also used a discounted cash flow analysis to estimate the net present value of transaction synergies assumed to result from the merger. These synergies were assumed to produce cash flows resulting from: (i) revenue enhancements and cost savings, which were assumed to be fully phased in by 2002, grown at 3% annually and (ii) a restructuring charge based on fully phased-in cost savings. The transaction synergy cash flows were discounted to present values at an assumed discount rate of 9.3%, and terminal values were based on assumed multiples of projected 2006 transaction synergies ranging from 7.0x to 10.0x. This discounted cash flow analysis indicated a valuation reference range for the transaction synergies (assuming 50% of the value of these synergies accrued to our stockholders) of $1.08 to $1.36 per share of our common stock.

     In addition, JPMorgan tested the sensitivity of the values for FIB on a stand-alone basis and for transaction synergies by varying certain assumptions. The reference ranges were not materially changed by reasonable variations of key assumptions.

     When the stand-alone discounted cash flow analysis was combined with the discounted cash flow analysis to estimate the net present value of the transaction synergies, the indicated valuation reference range was $5.28 to $11.41 per share of our common stock. JPMorgan noted that a narrowed valuation reference range of $5.70 to $10.81 per share of our common stock was more appropriate based on the assumed ranges of earnings growth rates and terminal values used in these analyses.

     JPMorgan performed a discounted cash flow analysis for UPS to estimate the net present value of the estimated dividends per share from 2001 to 2006 that UPS could distribute on a stand-alone basis plus the net present value of the terminal value based upon projected 2007 earnings. In this analysis, JPMorgan used IBES earnings estimates for 2001, 2002, and 2003 and assumed that UPS earnings were grown thereafter at an annual rate of 14%. JPMorgan used discount rates ranging from 7% to 11% to calculate the present value of: (i) the estimated 2001-2006 dividends per share, which assumed that UPS' dividend payout ratio would be maintained at 26%, and (ii) the terminal value per share of UPS Class B common stock based on assumed multiples of UPS' projected 2007 earnings ranging from 15.5x to 23.5x. This discounted cash flow analysis indicated a reference range of $46 to $87 per share of UPS Class B common stock, versus a closing share price for UPS of $58.94 on January 12, 2001.

     JPMorgan also performed a discounted cash flow analysis for UPS using different assumptions for the earnings growth rate to estimate the net present value of the estimated dividends per share from 2001 to 2006 that UPS could distribute on a stand-alone basis plus the net present value of the terminal value based upon projected 2007 earnings. In this analysis, JPMorgan used IBES earnings estimates for 2001, 2002, and 2003 and assumed that UPS' earnings were grown thereafter at an annual rate ranging from 12% to 16%. For each growth rate, JPMorgan calculated the present value, discounted at 8.3%, of: (i) the estimated 2001-2006 dividends per share, which assumed that UPS' dividend payout ratio would be maintained at 26%, and (ii) the terminal value per share of UPS Class B common stock based on assumed multiples of UPS' projected 2007 earnings ranging from 15.5x to 23.5x. This discounted cash flow analysis indicated a reference range of $51 to $88 per share of UPS Class B common stock, versus a closing share price for UPS of $58.94 on January 12, 2001.

     This summary does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan believes that one must consider its opinions, the summary and its analyses as a whole and that portions of this summary and these analyses, without considering the analyses as a whole, would create an incomplete view of the processes underlying the analyses and opinions. In arriving at its opinions, JPMorgan considered the results of all of the analyses as a whole. No single factor or analysis was determinative of JPMorgan's fairness determination. Rather, the totality of the factors considered and analyses performed operated collectively to support its determination. JPMorgan based its analyses on assumptions that it deemed reasonable, including those concerning general business and economic conditions and industry-specific factors. This summary sets forth under the description of each analysis the other principal assumptions upon which JPMorgan based that analysis. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, these forecasts and analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, JPMorgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

     JPMorgan is a wholly-owned subsidiary of J.P. Morgan Chase & Co. JPMorgan and other affiliates of J.P. Morgan Chase & Co., in the ordinary course of business, have from time to time provided, and in the future may continue to provide, for customary compensation, commercial and investment banking services to us and our affiliates, including serving as underwriter or agent with respect to securities offerings by us and acting as financial advisor with respect to acquisitions and divestitures. In the ordinary course of business, JPMorgan or its affiliates may trade in the debt and equity securities of UPS and FIB for their own accounts and for the accounts of their customers, and accordingly, may at any time hold a long or short position in those securities.

     We selected JPMorgan to advise us and deliver a fairness opinion with respect to the merger on the basis of its experience and its familiarity with us and the commercial finance sector. We have agreed to pay the following cash fees to JPMorgan: $150,000 payable in installments during the engagement, $200,000 payable upon the public announcement of a merger, and $1,650,000 payable upon consummation of a merger. In addition, we have agreed to reimburse JPMorgan for its reasonable out-of-pocket expenses incurred in connection with the services provided by it and to indemnify and hold harmless JPMorgan and certain related parties from and against certain liabilities and expenses, including certain liabilities under the federal securities laws, incurred in connection with its engagement.

  Opinion of KBW

     The summary below does not purport to be a complete description of the analyses underlying the KBW opinion or the presentation made by KBW to our board of directors, but summarizes the material analyses performed and presented in connection with those opinions. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinions, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented in tabular format, without considering all analyses and factors or the narrative description of the analysis, could create a misleading or incomplete view of the process underlying their analyses and opinions.

     In rendering its opinion, KBW:

     - reviewed, among other things,

      -- the merger agreement, the escrow and indemnity agreement, and the voting agreements,

      -- Annual Reports to shareholders and Annual Reports on Form 10-K of FIB,

      -- Annual Reports to shareholders and Annual Reports on Form 10-K of UPS,

      -- Quarterly Reports on Form 10-Q of FIB, and

      -- Quarterly Reports on Form 10-Q of UPS;

     - held discussions with members of our senior management regarding

      -- past and current business operations,

      -- regulatory relationships,

      -- financial condition, and

      -- our future prospects;

     - reviewed the market prices, valuation multiples, publicly reported financial conditions and results of operations for FIB and UPS and compared them with those of certain publicly traded companies that KBW deemed to be relevant;

     - compared the proposed financial terms of the merger with the financial terms of certain other transactions that KBW deemed to be relevant; and

     - performed other studies and analyses that it considered appropriate.

     In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or otherwise made available to KBW or that was discussed with, or reviewed by or for KBW, or that was publicly available. KBW did not attempt or assume any responsibility to verify that information independently. KBW relied upon our management as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases for those forecasts and projections) provided to KBW. KBW assumed, without independent verification, that our aggregate allowances for loan and lease losses are adequate to cover those losses. KBW did not make or obtain any evaluations or appraisals of any of our or UPS' assets or liabilities, and KBW did not examine any books and records or review individual credit files.

     The projections furnished to KBW and used by it in certain of its analyses were prepared by our senior management. We do not publicly disclose internal management projections of the type provided to KBW in connection with its review of the merger. As a result, these projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions that are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.

     For purposes of rendering its opinion, KBW assumed that, in all respects material to its analyses:

     - the merger will be completed substantially in accordance with the terms set forth in the merger agreement;

     - the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

     - each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by that party under those documents;

     - all conditions to the completion of the merger will be satisfied without any waivers; and

     - in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger.

     KBW further assumed that the merger will be accounted for as a purchase under generally accepted accounting principles, and that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

     In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of KBW, FIB and UPS. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by our board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of our board of directors or our management with respect to the fairness of the conversion ratio.

     Calculation of Conversion Ratio. Substantially, all of the consideration in the merger is to be received by FIB's stockholders in the form of UPS Class B common stock. The conversion ratio by which FIB's stockholders would exchange their shares for UPS Class B common stock was based on a formula detailed in the merger agreement. For our January 15, 2001 board meeting, that conversion ratio was calculated to be 0.1595 UPS shares for each FIB share. A portion of the UPS Class B common stock will be placed in an escrow account pursuant to the escrow and indemnity agreement. Some, none, or all of the UPS shares in escrow may be released to FIB's stockholders approximately 14 months after the closing of the merger based on a formula related to certain asset quality measures and the resolution of certain indemnity claims relating to representations and warranties made by FIB in the merger agreement. KBW also calculated the conversion ratio net of the UPS shares to be held in escrow. For our January 15, 2001 board meeting, the conversion ratio net of the shares in escrow was calculated to be 0.1425.

     Calculation of Implied Value of Conversion Ratio. KBW reviewed the terms of the merger. It noted that the conversion ratio of 0.1595 shares of UPS Class B common stock for each share of our common stock had an implied value of $9.40 per share of our common stock based upon the closing price of UPS Class B common stock on January 12, 2001 of $58.938. KBW noted that this implied an aggregate transaction value of approximately $76 million for FIB, based upon 8,083,000 basic shares outstanding at FIB. KBW also noted that the exchange ratio, net of the UPS shares in escrow, of 0.1425 shares of UPS Class B common stock for each share of our common stock had an implied value of $8.40 per share of our common stock. The conversion ratio, net of the UPS shares in escrow, implied an aggregate transaction value of $68 million for FIB.

     Implied Pricing Multiples. Based on the conversion ratio of 0.1595 (which assumes full recovery of the escrow) and the conversion ratio of 0.1425 net of the escrow and the closing price of UPS Class B common stock on January 12, 2001 of $58.938, KBW analyzed the implied per share transaction values as a multiple of our book value per share, tangible book value per share, last twelve months diluted earnings per share, and estimated earnings per share for the year 2001. The following table indicates the implied pricing multiples for the transaction.

                                                         WITH ESCROW                   NET OF ESCROW
                                                 (CONVERSION RATIO OF 0.1595)   (CONVERSION RATIO OF 0.1425)
                                                 ----------------------------   ----------------------------
RATIO OF PRICE PER SHARE TO:
Estimated Forward Earnings per Share...........                8.2x                          7.3x
Trailing 12 Months Earnings per Share..........               10.8x                          9.7x
Book Value per Share...........................                127%                          113%
Tangible Book Value per Share..................                144%                          129%

     Historical Premium Analysis. Based on the conversion ratio of 0.1595 with the escrow and the conversion ratio of 0.1425 net of the escrow, KBW reviewed the historical prices of UPS Class B common stock for different periods during the one-year period prior to January 12, 2001 to determine the implied per share transaction value to our stockholders and the implied premium to the average price of our common stock for those periods. The following table indicates the implied per share transaction value to our stockholders and the implied premium to the average price of our common stock for the periods listed.

                                      FULL RECOVERY OF ESCROW(1)                   NO RECOVERY OF ESCROW(2)
                           ------------------------------------------------   ----------------------------------
                           UPS AVERAGE   IMPLIED VALUE   IMPLIED PREMIUM TO   IMPLIED VALUE   IMPLIED PREMIUM TO
                              PRICE         TO FIB       FIB AVERAGE PRICE       TO FIB       FIB AVERAGE PRICE
                           -----------   -------------   ------------------   -------------   ------------------
January 12, 2001.........    $58.938         $9.40              30%               $8.40               16%
One Month Average........    $58.611         $9.35              33%               $8.35               19%
Three Month Average......    $59.367         $9.47              27%               $8.46               13%
Six Month Average........    $58.204         $9.28              22%               $8.29                9%
Twelve Month Average.....    $59.131         $9.43              23%               $8.43               10%

---------------

(1) Analysis assumes an exchange ratio of 0.1595 UPS shares for each FIB share.
(2) Analysis assumes an exchange ratio of 0.1425 UPS shares for each FIB share.

     Selected Peer Group Analysis -- FIB. KBW compared selected operating and stock market performance measures of FIB to publicly available corresponding data for a group of finance companies. The comparisons were based on:

     - % price change from 52 week high stock price
     - Current price/estimated 2000 earnings per share
     - Current price/estimated 2001 earnings per share
     - Current price/book value per share
     - Market capitalization/managed receivables
     - Gain on sale/total revenues

     The following table compares selected financial data of ours with corresponding mean data for 8 finance companies selected by KBW that were presumed to be healthy (Peer Group 1), and 3 finance companies that appeared to be financially weak or troubled (Peer Group 2). The financial information is at or for the quarter ended September 30, 2000, earnings estimates are from IBES as of January 12, 2001, and market price information is as of January 12, 2001.

                                                              PEER GROUP 1   PEER GROUP 2    FIB
                                                              ------------   ------------   ------
PERFORMANCE MEASURE:
% change from 52 week High..................................         -7%           -25%        -22%
Price/estimated 2000 EPS....................................       10.5x           5.9x        7.6x
Price/estimated 2001 EPS....................................        9.2x           2.5x        6.3x
Price/book value............................................        140%            40%         96%
Market capitalization/managed receivables...................         24%             6%          5%
Gain on sale/revenues.......................................          7%             1%         51%

     KBW compared our market price performance to the market price performance of Peer Group 1, Peer Group 2, and the S&P 500 for selected periods of time. The following table compares our price performance with corresponding data for the peer groups and the S&P 500 from the dates listed:

                                                DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                    1997           1998           1999           2000
                                                ------------   ------------   ------------   ------------
S&P 500.......................................      35.9%           7.3%          26.7%          -0.1%
Peer Group 1..................................      -6.3%           9.6%           3.6%           6.8%
Peer Group 2..................................     -64.1%         -44.6%         -16.7%           8.5%
FIB...........................................     -40.5%         -16.3%         -28.9%          10.0%

     No company used as a comparison in the above analysis is identical to us. KBW noted that, in comparing us to other finance companies, we generally had a broader scope of operation and were more dependent upon securitizations and gain on sale of loans for funding. Also, KBW noted that we were not compared to banks because functionally our operations are closer to those of a finance company.

     Selected Transaction Analysis. KBW reviewed certain financial data related to a set of nationwide commercial and consumer finance transactions that were announced during 1999 and 2000 (a total of 10 commercial finance company transactions in 1999 and 6 in 2000, and 4 consumer finance transactions in 1999 and 2 in 2000). Consumer finance companies were included in the analysis because they are generally users of securitizations, and have gain on sale as a component of their earnings stream.

     KBW compared multiples of price to various factors for the merger to the median multiples, maximum multiple, and minimum multiples for the comparable group's mergers at the time those mergers were announced. KBW also compared the total purchase price as a % of our managed portfolio, the premium paid over our market price per share the day before the announcement, the percentage of total revenues made up from gain on sale, and the percentage of residual assets to equity to the medians, maximum and minimum for the comparable groups. The results were as follows:

                COMMERCIAL FINANCE COMPANY TRANSACTIONS -- 2000

                                                2000 COMPARABLE GROUP                MERGER
                                                   ANNOUNCED RATIOS        ---------------------------
                                              --------------------------   FULL RECOVERY   NO RECOVERY
                                              MEDIAN   MAXIMUM   MINIMUM     OF ESCROW      OF ESCROW
                                              ------   -------   -------   -------------   -----------
PURCHASE PRICE PER SHARE TO:
Trailing 12 Month Earnings..................   17.8x    19.0x     14.0x        10.8x           9.7x
Estimated Forward Earnings per Share........   13.2x    18.3x      5.8x         8.2x           7.3x
Book Value per Share........................    175%     331%       84%         126%           112%
OTHER RATIOS COMPARED:
Purchase price/Managed Portfolio............     23%      31%        8%           6%             6%
Premium to Market...........................     65%     112%       52%          30%            16%
Gain on Sale/Total Revenues.................     23%      74%        1%          50%            50%
Residual Assets/Equity......................     52%      96%        7%         131%           131%

                COMMERCIAL FINANCE COMPANY TRANSACTIONS -- 1999

                                                2000 COMPARABLE GROUP                MERGER
                                                   ANNOUNCED RATIOS        ---------------------------
                                              --------------------------   FULL RECOVERY   NO RECOVERY
                                              MEDIAN   MAXIMUM   MINIMUM     OF ESCROW      OF ESCROW
                                              ------   -------   -------   -------------   -----------
PURCHASE PRICE PER SHARE TO:
Trailing 12 Month Earnings..................   16.7x    22.5x     14.1x        10.8x           9.7x
Estimated Forward Earnings per Share........   15.3x    18.0x      8.2x         8.2x           7.3x
Book Value per Share........................    186%     908%       86%         126%           112%
OTHER RATIOS COMPARED:
Purchase price/Managed Portfolio............     33%     104%        5%           6%             6%
Premium to Market...........................     17%      53%        8%          30%            16%
Gain on Sale/Total Revenues.................     27%      48%        0%          50%            50%
Residual Assets/Equity......................     20%      36%        0%         131%           131%

                 CONSUMER FINANCE COMPANY TRANSACTIONS -- 2000

                                                2000 COMPARABLE GROUP                MERGER
                                                   ANNOUNCED RATIOS        ---------------------------
                                              --------------------------   FULL RECOVERY   NO RECOVERY
                                              MEDIAN   MAXIMUM   MINIMUM     OF ESCROW      OF ESCROW
                                              ------   -------   -------   -------------   -----------
PURCHASE PRICE PER SHARE TO:
Trailing 12 Month Earnings..................   11.5x    12.4x     10.6x        10.8x           9.7x
Estimated Forward Earnings per Share........   16.0x    18.2x     13.9x         8.2x           7.3x
Book Value per Share........................    200%     261%      138%         126%           112%
OTHER RATIOS COMPARED:
Purchase price/Managed Portfolio............     55%      55%       55%           6%             6%
Premium to Market...........................     21%      36%        7%          30%            16%
Gain on Sale/Total Revenues.................     30%      50%       10%          50%            50%
Residual Assets/Equity......................      0%       0%        0%         131%           131%

                 CONSUMER FINANCE COMPANY TRANSACTIONS -- 1999

                                                2000 COMPARABLE GROUP                MERGER
                                                   ANNOUNCED RATIOS        ---------------------------
                                              --------------------------   FULL RECOVERY   NO RECOVERY
                                              MEDIAN   MAXIMUM   MINIMUM     OF ESCROW      OF ESCROW
                                              ------   -------   -------   -------------   -----------
PURCHASE PRICE PER SHARE TO:
Trailing 12 Month Earnings..................    8.7x    16.7x      2.6x        10.8x           9.7x
Estimated Forward Earnings per Share........   10.2x    14.9x      5.6x         8.2x           7.3x
Book Value per Share........................    215%     788%       29%         126%           112%
OTHER RATIOS COMPARED:
Purchase price/Managed Portfolio............     11%      60%        0%           6%             6%
Premium to Market...........................     28       31        26           30             16
Gain on Sale/Total Revenues.................     20       87        48           50             50
Residual Assets/Equity......................    249%     484%       14%         131%           131%

     No company or transaction used as a comparison in the above analysis is identical to UPS, FIB or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

     Analysis of UPS Compared to Other Companies. KBW compared selected operating and stock market performance measures of UPS to publicly available corresponding data for a group of five selected companies that were generally considered to be leaders in their respective industries or sectors (as UPS is in its industry), and seven airfreight/transportation logistics companies. The comparisons were based on:

     - various financial measures:

      -- operating margin

      -- net margin

      -- return on assets

      -- return on equity

     - various measures of market performance:

      -- price/book value

      -- price/2000 estimated earnings per share

      -- price/2001 estimated earnings per share

      -- dividend yields

     The following table compares selected financial data of UPS with corresponding mean data for the seven airfreight/transportation logistics companies selected by KBW, and five selected industry or sector leaders. The financial information is at or for the most recent quarter of reported earnings, earnings estimates are from IBES as of January 12, 2001, and market price information is as of January 12, 2001.

                                                     AIRFREIGHT/
PERFORMANCE MEASURE                            TRANSPORTATION LOGISTICS    INDUSTRY/SECTOR LEADERS    UPS
-------------------                            ------------------------    -----------------------    ----
Operating margin.............................             7.0%                      14.5%             15.8%
Net margin...................................             4.0%                      10.0%              9.5%
Return on assets.............................             4.1%                      12.5%             13.3%
Return on equity.............................            15.1%                      24.2%             30.3%

                                                     AIRFREIGHT/
PERFORMANCE MEASURE                            TRANSPORTATION LOGISTICS    INDUSTRY/SECTOR LEADERS    UPS
-------------------                            ------------------------    -----------------------    ----
Price/estimated 2000 EPS.....................            19.1x                      37.2x             25.0x
Price/estimated 2001 EPS.....................            15.4x                      32.5x             22.2x
Price/book value.............................             238%                       948%              722%
Annual dividend yield........................             0.0%                       1.2%              1.2%

     No company used as a comparison in the above analysis is identical to UPS. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

     Other Analyses. KBW reviewed the stock price performance of UPS and FIB since each company went public. KBW noted the potential negative impact on our operations from potential changes in regulatory capital requirements that we are subject to. KBW analyzed the liquidity of UPS' Class B common stock as measured by the average daily trading volume for the past six months, and average total value traded per day in UPS Class B common stock. KBW also reviewed historic operating performance, analyst ratings, and earnings estimates for UPS. KBW did not perform a contribution analysis due to the substantially larger relative size of UPS compared to FIB, our total assets are less than 2% of UPS' total assets, and the lack of directly comparable balance sheet or income statement line items. Also, KBW did not perform a discounted cash flow analysis for FIB or UPS due to the differences in the types of businesses, the difficulty in projecting our future income, and the uncertainty over our future capital requirements.

     Our board of directors has retained KBW as an independent contractor to act as our financial adviser regarding the merger. As part of its investment banking business, KBW is continually engaged in the valuation of banking and financial services businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking and financial services enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, UPS and FIB. As a market maker in securities KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of UPS and FIB for KBW's own account and for the accounts of its customers.

     We and KBW have entered into an agreement relating to the services to be provided by KBW in connection with the merger. We agreed to pay KBW a cash fee equal to 10% of the transaction fee referred to below upon the public announcement of the merger. In addition, we have agreed to pay KBW at the time of closing a transaction fee equal to $2,000,000, net of the cash fee paid at the announcement of the merger. Pursuant to the KBW engagement agreement, we also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify against certain liabilities, including liabilities under the federal securities laws.

EFFECTIVE TIME OF THE MERGER

     The merger will occur as soon as reasonably practicable after our annual meeting so long as the other conditions set forth in the merger agreement are either waived or satisfied. The merger will become effective upon filing of a certificate of merger with the Secretary of State of the State of Delaware or on a later date and time as may be specified in the certificate of merger. The time at which the merger becomes effective is referred to in this proxy statement/prospectus as the "effective time of the merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering our board of directors' recommendation that you vote "FOR" adoption of the merger agreement and approval of the merger, you should know that some of our directors and officers have interests in the merger that are different from, or in addition to, their interests as stockholders in our company. These interests exist because of employment agreements that these officers have entered into with FIB, and the rights that the officers and directors have under applicable benefit and compensation plans maintained by FIB and for a number of other reasons described below. Our board of directors was aware of these interests and considered them, among other things, in making its recommendation.

  Agreements with FIB Executives

     Retention Agreement with Brett N. Silvers. Our Chairman, President and Chief Executive Officer, Brett N. Silvers, currently is a party to an employment agreement, as amended, with us, which provides for his employment with our company and First International Bank. See "Election of Directors -- Employment Agreements." In connection with the merger, and as required by the merger agreement, Mr. Silvers' current employment agreement will be terminated at the effective time of the merger. Instead, the terms of his continued employment with our company as it exists after the merger will be governed by a retention agreement to begin at the effective time of the merger.

     Under his new retention agreement, Mr. Silvers will be employed as President of FIB. His base salary for 2001 will remain at $375,000, his current salary. Mr. Silvers' subsequent annual salary will be determined by the senior management of UPS Capital Corporation, a subsidiary of UPS. For the year 2001, Mr. Silvers will continue to be entitled to participate in our team incentive plan, but UPS Capital Corporation will have the right to change applicable targets and measures. After 2001, he will be eligible to participate in any bonus program similar to those programs provided to other similarly situated employees of UPS in the same business unit as FIB.

     Mr. Silvers will be entitled to a retention bonus equal to one times his base salary for 2001, payable in two installments as long as he is employed by FIB on the applicable payment dates. Twenty percent of this retention bonus will be payable on the date that is 100 days after the effective date of the merger. The remaining 80% of this retention bonus will be payable on the date that is 540 days after the effective date of the merger. For the period from January 1, 2002 through December 31, 2003, as long as Mr. Silvers is employed with FIB during the entire period, he will be entitled to participate, together with other employees of FIB selected by UPS Capital Corporation, in a performance bonus pool of $4,235,000, which will be based on satisfaction of individual and company performance goals. Payment will be made in a combination of UPS Class B common stock and cash as determined by UPS Capital Corporation.

     As part of the retention agreement, Mr. Silvers also will enter into a Non-Competition Agreement effective as of the effective time of the merger. Under this agreement, Mr. Silvers will agree not to compete with FIB and its parent, subsidiaries and affiliates during the term of his employment. If Mr. Silvers voluntarily terminates his employment on or before February 28, 2002, he will receive severance pay equal to his current annual salary, payable in twelve monthly installments and he must continue to comply with the noncompete and nonsolicitation provisions of his agreement during that period. However, in lieu of paying his severance, FIB may elect to pay Mr. Silvers only one month of severance, in which case the noncompete and nonsolicitation provisions would not apply to him. There is an exception to these provisions if Mr. Silvers terminates his employment with FIB within three months after the effective time of the merger as a result of an "Adverse Change in Circumstances." If this exception applies, then FIB cannot elect to pay Mr. Silvers only one month of severance and he will instead receive twelve months severance pay in return for complying with the noncompete and nonsolicitation provisions of his agreement during that period. "Adverse Change in Circumstances" means any reduction in Mr. Silvers' salary (other than a reduction that applies to all similarly situated employees) or any involuntary relocation of Mr. Silvers' employment more than fifty miles from his current place of employment.

     If Mr. Silvers' employment is terminated by FIB without "cause" on or before February 28, 2002, he will receive severance pay equal to his then current annual salary, payable in twelve monthly installments and he must comply with the noncompete and nonsolicitation provisions of his agreement. Mr. Silvers will not be entitled to any severance payments if he violates the noncompete and nonsolicitation provisions of his agreement. If Mr. Silvers is terminated by FIB on or before February 28, 2002 for "cause", he will not be entitled to any severance payments, but will nevertheless be subject to the noncompete and nonsolicitation provisions of his agreement.

     It is a condition to UPS' obligation to complete the merger that Mr. Silvers enter into his new retention agreement and terminate his existing employment agreement. See "The Merger Agreement -- Conditions to Closing." As of the date of this proxy statement/prospectus, Mr. Silvers has entered into his new retention agreement.

     Retention Agreement with Leslie A. Galbraith. Ms. Galbraith is currently a party to an employment agreement, as amended, with FIB and First International Bank, which provides for her employment as President and Chief Operating Officer of First International Bank. See "Election of Directors -- Employment Agreements." In connection with the merger, and as required by the merger agreement, Ms. Galbraith's current employment agreement will be terminated at the effective time of the merger. Instead, the terms of her continued employment with FIB after the merger will be governed by a retention agreement to begin at the effective time of the merger.

     Under her new retention agreement, Ms. Galbraith will be employed as Chief Operating Officer of FIB. Her base salary for 2001 will remain at $225,000, her current salary. Ms. Galbraith's subsequent annual salary will be determined by the senior management of UPS Capital Corporation. For the year 2001, Ms. Galbraith will continue to be entitled to participate in our team incentive plan, but UPS Capital Corporation will have the right to change applicable targets and measures. After 2001, she will be eligible to participate in any bonus program similar to those programs provided to other similarly situated employees at UPS in the same business unit as FIB.

     Ms. Galbraith will be entitled to a retention bonus equal to one times her base salary for 2001, payable in two installments as long as she is employed by FIB on the applicable payment dates. Twenty percent of this retention bonus will be payable on the date that is 100 days after the effective date of the merger. The remaining 80% of this retention bonus will be payable on the date that is 540 days after the effective date of the merger. For the period from January 1, 2002 through December 31, 2003, as long as Ms. Galbraith is employed with FIB during the entire period, she will be entitled to participate, together with other employees of FIB selected by UPS Capital Corporation, including Mr. Silvers, in a performance bonus pool of $4,235,000, which will be based on satisfaction of individual and company performance goals. Payment will be made in a combination of UPS Class B common stock and cash as determined by UPS Capital Corporation.

     As part of the retention agreement, Ms. Galbraith will also enter into a Non-Competition Agreement effective as of the effective time of the merger. The terms of this agreement are identical to the terms of the noncompete agreement for Mr. Silvers described above, except that the geographic scope of her noncompete is more limited.

     It is a condition to UPS' obligation to complete the merger that Ms. Galbraith enter into her new retention agreement and terminate her existing employment agreement. See "The Merger Agreement -- Conditions to Closing." As of the date of this proxy statement/prospectus, Ms. Galbraith has entered into her new retention agreement.

     Amendment to Existing Agreements with Other Employees. In addition to Mr. Silvers and Ms. Galbraith, twenty-six of our other employees are parties to employment agreements with us. In connection with the merger, and as required by the merger agreement, we are required to use our best efforts to enter into amendments to these employment agreements with these employees. It is a condition to UPS' obligation to complete the merger that at least 70% of these employees enter into these amendments, each of which is identical and is described below. See "The Merger Agreement -- Conditions to Closing." As of the date of this proxy statement/prospectus, this condition has been satisfied.

     Under the amendment, the term of each employee's employment will extend until February 28, 2002, at which time each employment agreement will terminate. The base compensation of these employees will continue as currently set forth in that employee's existing employment agreement (including the minimum percentage increases which are provided for). UPS will, however, have the right to change each employee's title and responsibilities in its discretion.

     Under the amendment, each employee will have the right to continue to participate in our team incentive plan and annual incentive bonus plan for the remainder of 2001, but UPS Capital Corporation will have the right to change the applicable targets and measures. Beginning in 2002, each employee will be eligible to participate in any bonus program similar to those programs provided to other similarly situated employees at UPS in the same business unit as FIB.

     Each employee will also be entitled to receive a retention bonus equal to that employee's base salary as of the effective time of the merger as long as the employee remains employed by FIB on the applicable date. Twenty percent of that retention bonus will be paid 100 days after the effective date of the merger, and the balance will be paid 540 days after the effective date of the merger. For the period from January 1, 2002 through December 31, 2003, as long as that employee is employed with FIB during the entire period, the employee may be entitled to participate, together with other employees of FIB selected by UPS Capital Corporation, including Mr. Silvers and Ms. Galbraith, in a performance bonus pool of $4,235,000, which will be based on satisfaction of individual and company performance goals. Payment will be made in a combination of UPS Class B common stock and cash as determined by UPS Capital Corporation.

     Each amendment also contains terms identical to the terms of the noncompete agreement for Ms. Galbraith described above, except that the severance pay and noncompete and nonsolicitation periods which apply to the employee in the case of a voluntary termination of employment before February 28, 2002 (other than as a result of an "Adverse Change in Circumstances") are six months rather than twelve months. In addition, the geographic scope of the amendments is more limited.

  Silvers Note

     On January 27, 1999, we agreed to sell 200,000 shares of our common stock to Mr. Silvers in connection with the execution of an amended employment agreement, for an aggregate purchase price of $2,000,000, or $10.00 per share, which was the closing price of our common stock on that date. On March 31, 1999, Mr. Silvers delivered to us, as payment of the purchase price for these shares, $20,000 in cash and a promissory note in the principal amount of $1,980,000. To secure the payment of this note, Mr. Silvers pledged all 200,000 of these shares to us. After the pledge of these shares, Mr. Silvers transferred these shares, subject to the pledge, to his wife, Nancy W. Silvers. See "Election of Directors -- Employment Agreements." The sale of these shares to Mr. Silvers was approved by our stockholders at last year's annual meeting.

     No principal or interest is payable under this note prior to April 1, 2002. However, under the merger agreement, FIB is required to cause this note to be repaid prior to the closing of the merger. See "The Merger
Agreement -- Conditions to Closing." At our January 15, 2001 board meeting at which our board approved the merger agreement and the merger, in light of the requirement imposed by UPS that this note be repaid, our board of directors authorized FIB to repurchase from Ms. Silvers at such time as Ms. Silvers requests of the company, shares of our common stock (including the pledged shares) held by Ms. Silvers. The proceeds of this sale would then be applied to the repayment of the note. Our board of directors directed that the purchase price for the shares would be the closing price of our common stock on the trading day immediately prior the date that Ms. Silvers notified us of her request that we repurchase her shares.

     On January 24, 2001, by written notice, Ms. Silvers requested that we purchase from her 241,600 shares of our common stock, including the 200,000 pledged shares, at $9.1875 per share, the closing price of our common stock on January 23, 2001, the trading day immediately preceding her notice. In addition, her notice requested that we apply the proceeds of the purchase of these shares to the repayment of Mr. Silvers note. On January 24, 2001, we and the Silvers entered into a written agreement providing for the terms of this purchase and sale. On January 29, 2001, in accordance with this agreement, the purchase and sale of the shares was completed. We purchased 241,600 shares of our common stock from Ms. Silvers at $9.1875 per share and applied the proceeds of this sale, or $2,219,700, to the repayment of the principal and interest on Mr. Silvers' note as Ms. Silvers requested. Upon delivery by Mr. Silvers of $36.00, which represented the entire amount of unpaid principal and interest on the note after applying the proceeds of Ms. Silvers' sale, we cancelled the note. See "The Merger -- Conversion of Shares in the Merger."

     Under the merger agreement, the "aggregate merger consideration" to be paid to our stockholders in the merger will be reduced by $2,219,700, which represents the amount of principal and interest which was repaid as a result of our repurchase. However, the number of shares of our common stock outstanding for purposes of the merger agreement will be reduced by 241,600, the shares of our common stock repurchased. The description of the merger consideration contained in this proxy statement/prospectus includes the effect of the transactions described in this section.

  Indemnification Arrangements

     In the merger agreement, UPS has agreed to maintain our directors and officers liability insurance for a period of six years. In addition, UPS has agreed to honor after the effective time of the merger the indemnification provisions set forth in our certificate of incorporation, by-laws and any agreement which supplements those documents, with respect to acts or omissions taken prior to the effective time of the merger. See "The Merger
Agreement -- Indemnification and Insurance."

  Stock Options

     Officers, directors and employees with outstanding stock options under our stock option plans (except for options under our 2000 Stock Option Plan) will be entitled to have their options converted into options to purchase shares of UPS Class A common stock. Options under the 2000 Stock Option Plan will be cashed out or cancelled. For a description of this conversion, see "The Merger Agreement -- Treatment of Stock Options."

"DE-BANKING"

  General

     UPS will not complete the merger if UPS is required to become a bank holding company under federal law or if the merger or ownership of us by UPS imposes any material or adverse conditions or limitations on us, UPS, or any of our or UPS' operations. We are a bank holding company and our primary subsidiary, First International Bank, is an insured depository institution. As such, we are regulated by the Board of Governors of the Federal Reserve System, the FDIC and the Connecticut Department of Banking and are subject to the banking laws of the United States and the regulations of these agencies. UPS is not a bank holding company nor are any of its subsidiaries a bank holding company or a bank. The acquisition of a bank holding company or a bank by UPS is prohibited under federal banking laws unless UPS seeks regulatory approval to become a financial holding company or bank holding company itself. The banking laws of the U.S. do not permit a company engaged in general commercial activities, such as UPS, to become a bank holding company.

     An important feature of the merger is that we have agreed to take all necessary steps so that effective on the closing date of the merger, we will no longer be a bank holding company and First International Bank will no longer be an insured depository institution. The principal actions we will take in order to accomplish these changes in status will be to cause First International Bank to sell all of its deposits before the closing of the merger and terminate its deposit insurance with the FDIC. We and First International Bank will also submit various certificates and other documents to the bank regulatory agencies which supervise us to terminate our current status. UPS is not obligated to complete the merger unless we have caused these changes to occur. Following the merger, First International Bank will operate as a non-depository bank chartered by the Connecticut Department of Banking, and will continue to be subject to Connecticut's state banking laws and regulations. See "The Merger
Agreement -- Conditions to Closing."

  Deposit Sale

     Under the merger agreement, we are required to cause First International Bank to seek one or more buyers of First International Bank's deposit liabilities. As of December 31, 2000, First International Bank had approximately $282,000,000 in time certificates of deposit. We have engaged KBW to assist us in the process of locating a buyer and completing the sale of these deposits. No assurances can be given that we will find a buyer for these deposits or that the completion of this sale will not delay completion of the merger. UPS is not required to complete the merger unless First International Bank sells its deposits. See "The Merger Agreement -- Conditions to Closing."

     The terms of the deposit sale will be governed by one or more purchase and assumption agreements between First International Bank and the buyer or buyers of these deposits. The terms and conditions of these agreements must be reasonably satisfactory to UPS. In connection with the deposit sale, any buyer of these deposits will be required to submit an application to its applicable bank regulator under the Bank Merger Act. In addition, we will be required to seek the approval of the Connecticut Department of Banking in connection with the sale of these deposits. No assurances can be given that these applications will be approved, or that review and approval, if any, of these applications will not delay the closing.

     As of the date of this proxy statement/prospectus, we have not yet entered into any agreement with any buyer for all or any portion of First International Bank's deposits.

  Loan from UPS

     In order for us to complete the deposit sale, it is necessary for us to obtain a loan from UPS in an amount equal to the amount of deposits to be sold by First International Bank. This loan, the terms of which are governed in part by regulatory requirements, will be a demand loan payable by us within thirty-six hours of funding or immediately upon termination of the merger agreement. UPS will not make the loan until the closing of the merger is certain to occur and no other conditions to the deposit sale remain to be satisfied.

     The loan will bear interest at a floating rate of interest equal to monthly LIBOR plus 1% per year and will have other customary terms and conditions. This loan will not affect the net book value of FIB.

  Termination of Status

     The merger agreement requires us to provide evidence reasonably satisfactory to UPS that we are no longer a "bank holding company" and First International Bank is no longer a "bank", both within the meaning of the Bank Holding Company Act. In addition, we must also provide evidence that First International Bank is no longer an "insured depository institution" within the meaning of the Federal Deposit Insurance Act. After the merger, First International Bank will be a limited purpose Connecticut bank but, generally speaking, will not be subject to the federal regulatory requirements that currently apply to it.

  Other Regulatory Conditions

     In connection with the termination of our status, under the merger agreement, UPS must receive assurances that:

     - neither we nor any of our subsidiaries is or will become an "insured institution" under the Federal Deposit Insurance Act at any time after the closing of the merger,

     - the minimum capital requirements applicable to us immediately following the merger will not exceed a specified amount,

     - following the merger, the regulatory obligations of UPS and its subsidiaries will be limited to furnishing to the Connecticut Department of Banking copies of the reports required to be filed by UPS with the SEC and ensuring that we comply with all capital requirements applicable to us, and

     - the merger will not impose any conditions on UPS or its subsidiaries that either materially and adversely impact benefits to us and UPS of completing the merger or that limit or condition the business and activities of UPS or its subsidiaries.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

  Hart-Scott-Rodino

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and related rules, the merger cannot be completed until notifications have been given and information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and the required waiting period has expired. UPS and FIB filed notification and report forms with the Federal Trade Commission and the

Antitrust Division on January 30, 2001. On February 13, 2001, we received notification of termination of the applicable waiting period. At any time before or after consummation of the merger, the Antitrust Division or the Federal Trade Commission, or any state, could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of particular assets of UPS or FIB. Private parties also may seek to take legal action under the antitrust laws. In addition, non-United States governmental and regulatory authorities may seek to take action under applicable antitrust laws. We cannot assure you that a challenge to the merger will not be made or, if such challenge is made, that UPS and FIB will prevail.

  Connecticut Department of Banking

     Under Connecticut law, the merger cannot be completed unless UPS has filed with the Connecticut Department of Banking an acquisition statement containing certain information regarding FIB, UPS and the merger. The merger may then be completed unless the Connecticut banking commissioner disapproves it within 60 days, or unless within the first 30 days of that 60 days the commissioner calls a public hearing. The merger may be closed prior to the expiration of the 60-day disapproval period if the commissioner issues written notice of the commissioner's intent not to disapprove the merger. UPS filed an acquisition statement with the commissioner on April 2, 2001.

  Foreign Approvals

     Approvals will also be required from, and notices must be submitted to, certain foreign bank and securities regulatory authorities in connection with the merger and our change in ownership. UPS and FIB have filed and submitted, or will shortly file and submit, all applications and notices required to be submitted to obtain these approvals and provide these notices. The waiting periods with respect to those filings vary from one to four months.

     See "-- De-Banking" for a description of regulatory approvals and other matters.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated United States federal income tax consequences of the merger generally applicable to our stockholders who hold their shares of our common stock as a capital asset and to our option holders. The summary is based on the Internal Revenue Code of 1986, as amended, or the "Code", Treasury Regulations issued under the Code, and administrative pronouncements and court decisions in effect as of the date of this proxy statement/prospectus, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the United States federal income tax consequences of the merger and, in particular, may not address considerations applicable to any of our stockholders who are subject to special treatment under the United States federal income tax law. Those of our stockholders who may be subject to special treatment are, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders of a stock option or stockholders that acquired their stock otherwise as compensation, and stockholders that hold their common stock as part of a "hedge," "straddle" or "conversion transaction." In addition, no information is provided in this proxy statement/prospectus with respect to the tax consequences of the merger under any foreign, state or local laws.

     FIB STOCKHOLDERS AND OPTION HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEM IN THEIR PARTICULAR SITUATIONS, INCLUDING THE EFFECTS OF UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

     Bingham Dana LLP, our legal counsel, has delivered to us an opinion dated on or about the date of this proxy statement/prospectus to the effect that (i) the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by our stockholders who exchange all of their common stock for UPS Class B common stock pursuant to the merger, except with respect to cash, if any, received instead of a fractional share interest in UPS Class B common stock. Our counsel has rendered its opinion on the basis of certain assumptions and representations described in that opinion.

     Assuming that the merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code, the material United States federal income tax consequences are as follows:

     - no gain or loss will be recognized, as a result of the merger, by UPS, by Merger Sub or by FIB;

     - our stockholders who exchange all of their common stock solely for UPS Class B common stock pursuant to the merger will not recognize any gain or loss as a result of that exchange, except with respect to cash received instead of a fractional share interest in UPS Class B common stock;

     - the aggregate tax basis of the shares of UPS Class B common stock received by an FIB stockholder, including a fractional share deemed received and redeemed as described below, will equal the aggregate tax basis of the shares of our common stock surrendered in exchange for that UPS Class B common stock;

     - the holding period of the UPS Class B common stock received by an FIB stockholder in the merger, including a fractional share deemed received and redeemed as described below, will include the stockholder's holding period in our common stock surrendered in exchange for that UPS Class B stock; and

     - an FIB stockholder who receives cash in lieu of a fractional share interest in UPS Class B common stock will be treated as having received a fractional share interest in UPS Class B common stock that is immediately redeemed by UPS for such cash, and generally will recognize a capital gain or loss equal to the difference, if any, between the amount of cash received and the portion of the tax basis of the shares of our common stock allocable to that fractional share interest. Any such capital gain or loss will be a long-term capital gain or loss if the FIB stockholder's holding period in the fractional share interest determined as described above, is more than one year at the effective time of the merger.

     We will not be obligated to complete the merger unless we receive a further opinion of Bingham Dana LLP, dated the closing date of the merger, to substantially the same effect as the opinion delivered by Bingham Dana LLP in connection with this proxy statement/prospectus. However, if Bingham Dana LLP is unable to render that opinion, King & Spalding, counsel to UPS, may instead render that opinion in satisfaction of this condition of the merger agreement. In rendering its opinion, Bingham Dana LLP will be entitled to require and rely upon reasonable and customary representations contained in certificates of the officers of FIB, UPS and the Merger Sub.

     As discussed in more detail below under the heading "Escrow and Indemnity Agreement" beginning on page [ ], approximately 10% of the shares of UPS Class B common stock to be received in the merger will be delivered to an escrow agent and will be subject to post-closing adjustments and to indemnification claims by UPS. If any of the shares of UPS Class B common stock issued in the merger are returned to UPS from the escrow, no gain or loss should be recognized by the former stockholders of FIB with respect to those shares. In addition, a former FIB stockholder's tax basis in any shares of UPS Class B common stock so returned to UPS should be added to the tax basis of the stockholder's remaining shares of UPS Class B common stock received in the merger. Any shares released from escrow and delivered to a former FIB stockholder should be treated as owned by that stockholder beginning on the closing date, and the tax treatment of the receipt of those shares should be the same as the shares actually received by that stockholder on the closing date.

     THIS DISCUSSION IS INTENDED TO PROVIDE ONLY A SUMMARY OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. IT DOES NOT ADDRESS ALL CATEGORIES OF STOCKHOLDERS, AND IT DOES NOT ADDRESS STATE, LOCAL OR FOREIGN TAX CONSEQUENCES. IN ADDITION, AS NOTED ABOVE, THIS SUMMARY DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT UPON, THE INDIVIDUAL CIRCUMSTANCES OF STOCKHOLDERS. STOCKHOLDERS SHOULD CONSULT THEIR INDIVIDUAL TAX ADVISORS TO DETERMINE THEIR PARTICULAR UNITED

STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES RESULTING FROM THE MERGER, IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

ACCOUNTING TREATMENT

     UPS intends to account for the merger under the purchase method of accounting for business combinations. After the merger, the results of operations of FIB will be included in the consolidated financial statements of UPS.

DELISTING AND DEREGISTRATION OF FIB COMMON STOCK

     If the merger is consummated, our common stock will be delisted from The Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.

LISTING OF SHARES OF UPS COMMON STOCK TO BE ISSUED IN THE MERGER

     It is a condition to the consummation of the merger that the shares of UPS Class B common stock to be issued in the merger and the shares of UPS Class A common stock to be reserved for issuance in connection with the assumption of certain outstanding FIB stock options each be approved for listing on the NYSE. See "The Merger Agreement -- Conditions to Closing."

APPRAISAL RIGHTS

     No dissenters' or appraisal rights are available in connection with the merger or any of the transactions contemplated by the merger agreement. Delaware law does not provide for dissenters' or appraisal rights because our common stock is listed on the Nasdaq National Market System and because the shares of UPS Class B common stock you will receive in the merger are listed on the New York Stock Exchange.

RESALE RESTRICTIONS

     UPS Class B common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, except for shares issued to any FIB stockholder who may be deemed to be an "affiliate" of ours for purposes of Rule 145 under the Securities Act. Persons who may be deemed to be affiliates of FIB generally include individuals or entities that control, are controlled by, or are under common control with, that party and may include certain officers and directors of FIB, as well as significant stockholders.

     The merger agreement requires us to deliver to UPS, prior to the closing of the merger, a certificate identifying all persons who may be, as of the date the merger is submitted to our stockholders for their approval, an affiliate of FIB. The merger agreement further requires us to cause each person who is identified as an affiliate by us to deliver to UPS, on or prior to the completion of the merger, an executed letter agreement to the effect that the affiliate will not offer, sell or otherwise dispose of any of the shares of UPS Class B common stock issued to that affiliate in the merger or otherwise owned or acquired by that affiliate, in each case in violation of the Securities Act.

     Shares of UPS Class B common stock received by those FIB stockholders who are deemed to be our affiliates may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. This proxy statement/prospectus does not cover resales of UPS Class B common stock received by any person who may be deemed to be an affiliate of FIB and no person is authorized to make any use of this proxy statement/prospectus in connection with any such sale.

                              THE MERGER AGREEMENT

     The terms and conditions to the merger are contained in the merger agreement, a copy of which is attached to this proxy statement/prospectus as Appendix A and incorporated in this proxy statement/prospectus by reference. Set forth below is a description of the material terms and conditions of the merger. This description is qualified in its entirety by, and made subject to, the more complete information set forth in the merger agreement.

THE MERGER

     Following the approval of the merger agreement by our stockholders and the satisfaction or waiver of the other conditions to the merger, Merger Sub will merge with and into us, we will continue as the surviving corporation, and we will become a wholly-owned subsidiary of UPS. All outstanding shares of our common stock will be converted into shares of UPS Class B common stock. If all conditions to the merger are either satisfied or waived, the merger will become effective at the time of the filing of the certificate of merger with the Secretary of State of the State of Delaware. It is expected that the effective time of the merger will take place shortly after the satisfaction or waiver of all of the conditions to the merger, which is expected to occur during the late second quarter of 2001.

DIRECTORS AND OFFICERS OF FIB AFTER THE MERGER

     At the effective time of the merger, the directors of Merger Sub will become the new directors of the surviving corporation, and the officers of Merger Sub will become the new officers of the surviving corporation.

CONVERSION OF SHARES IN THE MERGER

     In the merger agreement, UPS has agreed to pay our stockholders "MERGER CONSIDERATION" having a value of $76,328,627, subject to the adjustments described below. Although this number is expressed in dollars, you will instead receive shares of UPS Class B common stock based on a conversion ratio calculated in accordance with the merger agreement. This conversion ratio will be calculated in two steps as follows:

     - Step 1 -- Adjust Merger Consideration

     As provided in the merger agreement, merger consideration is reduced by the dollar amount of loans we have made to our stockholders that are paid or satisfied by the surrender or redemption of our common stock. In addition, merger consideration is further reduced if our net book value as of the end of the month immediately preceding closing is less than $57,904,000. See "-- Net Book Value Adjustment." For purposes of the discussion and examples set forth in this proxy statement/prospectus, we have assumed that no adjustment to merger consideration for our net book value will be required. However, there can be no assurance that such adjustment will not in fact be necessary.

     - Step 2 -- Calculation of Per Share Merger Consideration

     The second step in calculating the number of shares of UPS Class B common stock that you will receive in the merger is to calculate the "PER SHARE MERGER CONSIDERATION" applicable to the merger. Per share merger consideration is the amount of dollars per share that you would have received in the merger if the consideration to be paid to you was paid by UPS in cash. Per share merger consideration is the quotient obtained by dividing:

          (i) "MERGER CONSIDERATION", by

          (ii) THE NUMBER OF SHARES OF FIB COMMON STOCK OUTSTANDING AT THE EFFECTIVE TIME OF THE MERGER.

     - Step 3 -- Calculation of Per Share Stock Consideration

     Because the merger agreement provides that the consideration to be paid to you in the merger will be in shares of UPS Class B common stock, it is necessary to convert the per share merger consideration calculated above into shares of UPS Class B common stock by calculating the conversion ratio or "per share stock consideration" under the merger agreement. Per share stock consideration is the quotient obtained by dividing:

          (i) PER SHARE MERGER CONSIDERATION, by

          (ii) $57.68 (which represents the average closing price of UPS Class B common stock for the 90 trading days ended October 31, 2000).

     - Calculation of Current Conversion Ratio

     Based on this formula, we calculate the conversion ratio so that you will receive 0.1598 shares of UPS Class B common stock for each of your shares of our common stock. This conversion ratio is based on merger consideration of $74,108,927 and outstanding shares of our common stock of 8,042,019. Both of these numbers are adjusted from the corresponding numbers described in the merger agreement to reflect recent events. As provided in the merger agreement, merger consideration is to be reduced by the amount of any stockholder loans satisfied through the redemption or surrender of our common stock. As disclosed in this proxy statement/prospectus in the section entitled "The
Merger -- Interests of Certain Persons in the Merger -- Silvers Note," as of January 24, 2001, we repurchased 241,600 shares of our common stock from Nancy
W. Silvers, wife of Brett N. Silvers, our Chairman, President and Chief Executive Officer, and applied the proceeds of this sale, or $2,219,700, to the repayment of principal and interest on Mr. Silvers' note. As a result of this transaction, the merger agreement requires that the merger consideration be reduced by $2,219,700 (the principal and interest amount of the loan satisfied through the redemption of stock) and the number of shares of our common stock outstanding has also been reduced to 8,042,019 (reflecting the repurchase from Ms. Silvers). We apply these numbers to the calculation of per share stock consideration formula as follows:

        (i) $74,108,927 (merger consideration)
                    divided by

        (ii) 8,042,019 (FIB shares outstanding)
                        equals

        (iii) $9.22 (per share merger consideration)
                     divided by

        (iv) $57.68
                        equals

          (v) 0.1598 (per share stock consideration).

     Based on this calculation, you will receive 0.1598 shares of UPS Class B common stock for each of your shares of our common stock. Set forth below is a chart showing the calculation of per share stock consideration on or prior to July 31, 2001 and the relative value per share of our common stock that you will receive in the merger. The following chart assumes that no reduction will be made to merger consideration. See "-- Possible Adjustments to the Merger Consideration -- Net Book Value Adjustment."

     As you will see from the chart, you will always receive the same number of shares of UPS Class B common stock regardless of the trading price of UPS Class B common stock. If the merger is completed after

July 31, 2001, however, this will not be the case. See "-- Possible Adjustments to the Merger Consideration -- Closing After July 31, 2001."

CALCULATION OF PER SHARE MERGER CONSIDERATION

  If Closing Date is on or prior to July 31, 2001

                                                                           TOTAL       TOTAL
                                                              TOTAL UPS   EXCHANGE   VALUE PER
MARKET PRICE OF UPS CLASS B                                    SHARES      RATIO        FIB
COMMON STOCK ON THE CLOSING DATE                               ISSUED      TO FIB      SHARE
--------------------------------                              ---------   --------   ---------
$45.00......................................................  1,285,115    0.1598     $ 7.19
$50.00......................................................  1,285,115    0.1598     $ 7.99
$55.00......................................................  1,285,115    0.1598     $ 8.79
$57.68......................................................  1,285,115    0.1598     $ 9.22
$58.94......................................................  1,285,115    0.1598     $ 9.42
$60.00......................................................  1,285,115    0.1598     $ 9.59
$65.00......................................................  1,285,115    0.1598     $10.39
$70.00......................................................  1,285,115    0.1598     $11.19

     EXCEPT AS PROVIDED BELOW, THERE WILL BE NO ADJUSTMENT TO THE CONVERSION RATIO BASED ON FLUCTUATIONS IN THE PRICE OF UPS CLASS B COMMON STOCK OR OUR STOCK. CONSEQUENTLY, THE VALUE OF THE PER SHARE STOCK CONSIDERATION THAT YOU CAN EXPECT TO RECEIVE FOR EACH OF YOUR SHARES OF OUR COMMON STOCK EXCHANGED IN THE MERGER COULD DECREASE BETWEEN THE DATE THAT YOU SUBMIT YOUR PROXY AND THE EFFECTIVE TIME OF THE MERGER. IF THE MARKET PRICE OF UPS CLASS B COMMON STOCK DECREASES BEFORE THE EFFECTIVE TIME OF THE MERGER, YOU WILL NOT BE COMPENSATED FOR THAT DECREASE. YOU ARE URGED TO OBTAIN RECENT MARKET QUOTATIONS FOR UPS CLASS B COMMON STOCK AND OUR STOCK. WE CANNOT PREDICT OR GIVE ASSURANCES AS TO THE MARKET PRICES OF UPS CLASS B COMMON STOCK OR OUR STOCK AT ANY TIME BEFORE OR AFTER THE EFFECTIVE TIME OF THE MERGER.

POSSIBLE ADJUSTMENTS TO THE CONVERSION RATIO

     The merger agreement provides for adjustments to the number of shares of UPS Class B common stock that you will receive in the merger under certain circumstances described in the following section of this proxy statement/prospectus.

  Stockholder Note Repayment

     The merger agreement provides that the merger consideration to which you are entitled is to be reduced by the amount of any stockholder loans repaid through the redemption of our common stock. Effective as of January 24, 2001, we repurchased 241,600 shares of our common stock from Nancy W. Silvers, the wife of Brett N. Silvers, and applied the proceeds of this purchase to the repayment of Mr. Silvers' note. As a result, the merger consideration will be reduced by $2,219,700, the amount of the stockholder loan repaid through the redemption of our common stock. This reduction in merger consideration was offset, however, by a corresponding reduction in the number of our shares of common stock outstanding. This reduction in merger consideration and number of our shares of common stock outstanding are already reflected in the discussion of the conversion ratio in the preceding section of this proxy statement/prospectus. See "-- Conversion of Shares in the Merger."

  Issuance of More Stock

     The aggregate merger consideration that UPS agreed to pay in the merger agreement, expressed in dollars does not change based on changes in the number of outstanding shares of our common stock. Therefore, if we issue any more shares of our stock prior to the closing of the merger, as the aggregate merger consideration to be paid by UPS will not be adjusted, the conversion ratio will be adjusted downward so that each outstanding share of our stock will be converted into LESS than 0.1598 shares of UPS Class B common stock. For example, if we issue 100,000 more shares of our common stock prior to the closing of the merger, the conversion ratio will be determined as follows:

          (i) $74,108,927 (merger consideration)
               divided by

          (ii) 8,142,019 (FIB shares outstanding -- 8,042,019 plus 100,000 shares)
                  equals

          (iii) $9.10 (per share merger consideration) divided by

          (iv) $57.68
                  equals

          (v) 0.1578 (per share stock consideration).

     The issuance of an additional 100,000 shares of our common stock, therefore, will result in a reduction in the conversion ratio such that you will receive 0.1578 shares of UPS Class B common stock for each of your shares of our common stock. Generally speaking, we are prohibited under the merger agreement from issuing any more shares of our common stock. However, we must issue additional shares of our common stock to the extent that any holder of an exercisable option to purchase our common stock decides to exercise that option.

  Net Book Value Adjustment

     General. In the merger agreement, we have agreed that the merger consideration that UPS will pay to you in the merger will be decreased to the extent that our net book value at the month end immediately prior to the closing of the merger is less than $57,904,000. If our net book value at this time is less than $57,904,000, the merger consideration to be paid by UPS will be decreased by the amount that our net book value is less than $58,904,000. That is, if our net book value is less than $58,904,000 but more than $57,940,000, no adjustment will be made.

     Determination of Net Book Value. Prior to the closing, we will determine our net book value as of the month end prior to the closing. "Net book value" is defined in the merger agreement as the amount equal to our total assets minus our total liabilities, each as of the month end prior to the closing of the merger. Our net book value will be determined in accordance with generally accepted accounting principles consistently applied and consistent with our prior practices, although our net book value will also be computed in accordance with prevailing regulatory requirements even if those requirements are inconsistent with generally accepted accounting principles or prior practices. For purposes of calculating our net book value, we will exclude the effect of any exercise between September 30, 2000 and the date we calculate our net book value of any of our stock options outstanding as of September 30, 2000. In addition, our net book value will include all director, officer or employee compensation and all expenses and costs of the merger to the extent these amounts are not paid prior to the closing date of the merger.

     We are required to deliver to UPS in advance of the closing of the merger our calculation of our net book value. UPS will have 10 business days to review our calculations. If, after that 10 business day period, UPS proposes no modifications to our calculations, or UPS proposes modifications of less than $1,000,000, no changes will be made to our net book value calculation and our calculations will be used to determine whether any adjustment to the merger consideration is required under the merger agreement. If, instead, UPS proposes modifications to the calculation of our net book value in excess of $1,000,000, we and UPS are required to use commercially reasonable efforts to resolve those modifications within three business days. If we are unable to resolve those modifications within that time, we may either:

     - send UPS a notice that we elect to engage the public accounting firm of Arthur Andersen LLP to resolve those modifications and determine our net book value; or

     - send UPS a notice that we elect to terminate the merger agreement, in which case, we are required to pay UPS a termination fee of $3,500,000, plus reimbursement for all of UPS' expenses, up to $1,000,000. See "The Merger Agreement -- Termination Fee and Expenses."

     Net Book Value Adjustment to Merger Consideration. As soon as our net book value is calculated in accordance with the procedures outlined above, a determination will be made as to whether any adjustment to the merger consideration is required.

     - If our net book value is greater than $57,904,000, there will be no adjustment to the merger consideration or the conversion ratio.

     - If our net book value is less than $57,904,000, the merger consideration will be reduced by the amount by which our net book value is less than $58,904,000. For example, if our net book value is determined to be $57,000,000, the merger consideration will be reduced by $1,904,000. As a result, the per share stock consideration to which you will be entitled will be calculated as follows:

        (i) $72,204,927 ($74,108,927 minus $1,904,000)
                    divided by

        (ii) 8,042,019 (FIB shares outstanding)
                    equals

        (iii) $8.98 (per share merger consideration)
                    divided by

        (iv) $57.68
                    equals

          (v) 0.1557 (per share stock consideration)

     If our net book value is $57,000,000, therefore, the number of shares of UPS Class B common stock to which you will be entitled for each of your shares of our common stock will decrease to 0.1557 per share. OUR NET BOOK VALUE AS OF THE MONTH END PRIOR TO THE CLOSING OF THE MERGER WILL NOT BE DETERMINED UNTIL AFTER YOU VOTE ON THE MERGER AT OUR ANNUAL MEETING. WE ARE NOT ABLE TO PREDICT AT THIS TIME WHETHER AND TO WHAT EXTENT OUR NET BOOK VALUE MIGHT BE LESS THAN $57,904,000. YOU WILL NOT HAVE ANOTHER OPPORTUNITY TO VOTE ON THE MERGER AFTER OUR NET BOOK VALUE HAS BEEN DETERMINED.

     We have been informed by UPS that UPS disagrees with certain estimates inherent in our accounting practices used in determining our net book value, the resolution of which may have a material effect upon the conversion ratio. See "Risk Factors -- If our net book value at the month end prior to closing is less than $57,904,000, you will receive fewer shares in the merger."

  Closing After July 31, 2001

     As described in the previous section of this proxy statement/prospectus, as long as the merger is completed prior to July 31, 2001, the number of shares of UPS Class B common stock that you will receive in the merger will NOT change regardless of the trading price of UPS Class B common stock prior to the closing of the merger. However, if the merger is not completed until after July 31, 2001, the exact number of shares of UPS Class B common stock that you will receive will fluctuate depending on the average trading price of UPS Class B common stock during the 20 consecutive trading day period ending 3 days prior to the closing of the merger. This average price for UPS Class B common stock is referred to in the merger agreement as the "CLOSING DATE PRICE." Although the number of shares of UPS Class B common stock you will be issued in the merger will fluctuate depending on the closing date price, a floor and a cap are provided in the merger agreement so that you will always receive a minimum value in UPS Class B common stock regardless of the closing date price, but you will also be subject to a maximum value in UPS Class B common stock even if the market price is above the maximum value.

     Under the merger agreement, if the merger is not completed until after July 31, 2001, two of the components of the per share stock consideration calculation described above will change. Assuming that the merger is completed after July 31, 2001 and there are no other adjustments to the merger consideration (other than the reduction described above under "Stockholder Note Repayment"):

     - if the closing date price is greater than $63.45, the merger consideration will equal $81,741,789.62, and the conversion ratio will be determined as follows:

        (i) $81,741,789.62 (merger consideration)
                    divided by

        (ii) 8,042,019 (FIB shares outstanding)
                    equals

        (iii) $10.16 (per share merger consideration)
                    divided by

        (iv) $65.00 (assuming that $65.00 is the closing date price)
                    equals

          (v) 0.1563 (per share stock consideration)

     If the merger is completed after July 31, 2001 and the closing date price is $65.00 per share, you will receive 0.1564 shares of UPS Class B common stock for each of your shares of our common stock.

     - if the closing date price is between $51.91 and $63.45, the merger consideration will equal the product of (x) 1,323,311.84 and (y) that closing date price, less $2,219,700 (the amount of the stockholder loan repaid through the redemption of our common stock) and the conversion ratio will be determined as follows:

        (i) $70,562,451.20 (merger consideration at closing date price of
     $55.00)
                    divided by

        (ii) 8,042,019 (FIB shares outstanding)
                    equals

        (iii) $8.77 (per share merger consideration)
                    divided by

        (iv) $55.00 (the closing date price)
                    equals

          (v) 0.1595 (per share stock consideration)

     If the merger is completed after July 31, 2001 and the closing date price is $55.00 per share, you will receive 0.1595 shares of UPS Class B common stock for each of your shares of our common stock.

     - if the closing date price is less than $51.91, the merger consideration will equal $66,476,064.24 and the conversion ratio will be determined as follows.

        (i) $66,476,064.24 (merger consideration)
                    divided by

        (ii) 8,042,019 (FIB shares outstanding)
                    equals

        (iii) $8.27 (per share merger consideration)
                    divided by

        (iv) $50.00 (assuming that $50.00 is the closing date price)
                    equals

          (v) 0.1654 (per share stock consideration)

     If the merger is completed after July 31, 2001 and the closing date price is $50.00 per share, you will receive 0.1654 shares of UPS Class B common stock for each of your shares of our common stock. The following table sets forth examples of possible conversion ratios at various hypothetical closing date prices. In addition, the following table reflects an estimate of the value per share of FIB common stock based on the assumption that the 20 day average closing price for UPS Class B common stock, referred to as the "closing date price," is equal to the closing price per share of UPS Class B common stock on the closing of the merger.

CALCULATION OF PER SHARE MERGER CONSIDERATION

  If Closing Date is after July 31, 2001

                                                                           TOTAL
                                                              TOTAL UPS   EXCHANGE     TOTAL
                                                               SHARES      RATIO     VALUE PER
CLOSING PRICE                                                  ISSUED      TO FIB    FIB SHARE
-------------                                                 ---------   --------   ---------
$45.00......................................................  1,478,123    0.1838     $ 8.27
$50.00......................................................  1,330,150    0.1654     $ 8.27
$51.91......................................................  1,281,094    0.1593     $ 8.27
$55.00......................................................  1,282,702    0.1595     $ 8.77
$57.68......................................................  1,285,115    0.1598     $ 9.22
$58.94......................................................  1,285,115    0.1598     $ 9.42
$60.00......................................................  1,286,723    0.1600     $ 9.60
$63.45......................................................  1,287,527    0.1601     $10.16
$65.00......................................................  1,256,968    0.1563     $10.16
$70.00......................................................  1,166,897    0.1451     $10.16

EXCHANGE OF STOCK CERTIFICATES

  Surrender of Shares of FIB common stock

     First Union National Bank will act as exchange agent to facilitate the exchange of shares. Within five business days after the effective time of the merger, the exchange agent will mail a letter of transmittal to each record holder of an outstanding stock certificate or certificates, which immediately prior to the effective time of the merger represented shares of our common stock which were converted into the right to receive UPS Class B common stock. In addition, the exchange agent will also mail to each record holder instructions on how to properly surrender his or her stock certificate(s) for payment. Do not surrender your certificate until you receive this letter of transmittal and instructions.

     When you surrender share certificates to the exchange agent, together with a duly executed letter of transmittal and any other required documents, you will be entitled to receive a certificate for a number of whole shares of UPS Class B common stock to be issued at the closing in respect of your shares of our common stock surrendered, plus cash in lieu of fractional shares. If any of your certificates have been lost, stolen or destroyed, the exchange agent will deliver in exchange for that lost, stolen or destroyed certificate, a certificate for shares of UPS Class B common stock to be issued at the closing upon your making an affidavit stating the fact that the certificate has been lost, stolen or destroyed. The exchange agent also may in its discretion require you to deliver along with the affidavit a bond as indemnity against any claim that may be brought.

     If payment is to be made to a person who is not the registered holder of the stock certificate surrendered, it will be a condition of payment that the stock certificate surrendered be properly endorsed or otherwise in proper form for transfer. In addition, the person requesting that exchange must pay transfer or other taxes required by reason of the payment to a person other than the registered holder of the stock certificate surrendered or must establish to the satisfaction of the exchange agent that those taxes have been paid or are not applicable.

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

  Distributions with Respect to Unexchanged Shares

     No dividends or distributions declared or made after the effective time of the merger with respect to shares of UPS Class B common stock will be paid to the holder of any unsurrendered certificate with respect to shares of our common stock and no cash payment in lieu of fractional shares will be paid to that holder until the holder surrenders the FIB stock certificate as provided above. When that holder surrenders their certificates, UPS will pay any unpaid dividends or other distributions, without interest, to that holder.

  No Further Ownership Rights in FIB Common Stock

     Shares of UPS Class B common stock issued upon the surrender of certificates for our common stock will be in full satisfaction of all rights you have as one of our stockholders. Our stock transfer books will close at the effective time of the merger and no further transfers of our stock will take place. After the merger, FIB certificates surrendered in accordance with the merger agreement will be canceled and exchanged for shares of UPS Class B common stock. Holders of unsurrendered certificates may not vote at any meeting of UPS Class B common stockholders.

  Fractional Shares

     UPS will not issue any fractional shares. Instead of fractional shares, you will receive cash equal to the product of the same fraction multiplied by either $57.68, if the closing occurs on or prior to July 31, 2001, or the closing date price, which is the average closing price for UPS Class B common stock for the 20 trading days ending 3 days prior to closing if the closing occurs after July 31, 2001.

TREATMENT OF OPTIONS

  2000 Stock Option Plan

     Under the terms of the merger agreement, any option issued under our 2000 Stock Option Plan that is outstanding and unexercised, whether vested or unvested, will terminate at the effective time of the merger. To the extent that the per share merger consideration exceeds the exercise price per share under that option, the holder of that option will receive a cash payment equal to the difference between the per share merger consideration and the exercise price multiplied by the number of unexercised shares of our common stock subject to that option.

  Other FIB Stock Options

     Under the terms of the merger agreement, at the effective time of the merger, UPS will assume all outstanding stock options under our 1994 and 1996 Stock Option Plans and certain other options we previously granted. Each FIB stock option that is assumed by UPS will continue to have, and be subject to, the same terms and conditions that were applicable to that option immediately prior to the effective time of the merger, except that:

          - the new UPS option will be exercisable for shares of UPS Class A common stock;

          - the number of shares of UPS Class A common stock issuable upon exercise of the option will be determined by multiplying the number of shares of our common stock subject to the FIB option by the conversion ratio of shares of UPS Class B common stock issued to holders of our common stock in the merger; and

          - the per share exercise price of the option will be determined by dividing the exercise price of the option immediately prior to the effective time of the merger by the conversion ratio of shares of UPS Class B common stock issued to holders of our common stock in the merger.

     UPS has agreed to file a registration statement on Form S-8 for the shares of UPS Class A common stock issuable with respect to the assumed FIB stock options.

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

EMPLOYEE BENEFITS

  General

     In the merger agreement, from and after the effective time of the merger, UPS has agreed to provide our employees who remain employed with the surviving corporation after the effective time of the merger with the types and levels of employee benefits maintained by UPS for similarly situated employees of UPS in the same business unit with FIB. UPS has also agreed to continue to maintain our plans (other than stock based plans or our 401(k) plan) or provide other transition coverage until our employees are permitted to participate in UPS' plans. UPS has also agreed that to the extent that our employees are permitted to participate in UPS' plans, other than any defined benefit plans, UPS will treat, and cause its vacation and other paid time off, flexible benefit (including medical, dental, life insurance and disability) and 401(k) plans to treat, the service of our employees with us as service rendered to UPS for purposes of eligibility to participate, vesting and for other appropriate benefits under those plans.

     UPS has also agreed to honor and cause its subsidiaries to honor in accordance with their terms all individual employment agreements, consulting agreements, and severance agreements existing prior to the effective time of the merger and disclosed to UPS, as amended in accordance with the merger agreement.

  401(k) Plan

     As provided in the merger agreement, on or prior to the effective time of the merger, our 401(k) Plan will be terminated and there will be no further contributions to that plan with respect to pay periods beginning on or after the closing date of the merger.

  Employee Retention

     In the merger agreement, we have agreed to use our best efforts to enter into amendments to the employment agreements with each of our officers or employees that has an employment agreement (or similar agreement) with FIB, amending those employment agreements. See "The Merger -- Interests of Certain Persons in the Merger." In addition, we have agreed to use our best efforts to retain all of our other employees.

REPRESENTATIONS AND WARRANTIES

     In the merger agreement, FIB and UPS have each made a number of representations and warranties about their businesses, financial condition, structure and other facts pertinent to the merger. FIB and UPS have each made representations regarding the following matters to each other:

     - its corporate organization and existence and that of its subsidiaries;

     - its capitalization;

     - its corporate power and authority;

     - its authorization, execution and delivery and enforceability of the merger agreement;

     - the accuracy of its statements made in any registration statement and proxy statement relating to the merger;

     - the absence of conflict with or violation of any agreement, law or charter or bylaw provision and the absence of the need for filings, consents, approvals or actions in order to consummate the merger;

     - the timely filing of required regulatory reports;

     - its preparation of financial statements and filings with the SEC made in accordance with generally accepted accounting principles;

     - the absence of certain material changes, events, litigation or investigations since December 31, 1999;

     - the absence of any action that could cause the merger to fail to qualify as a "reorganization" under Section 368(a) of the Code;

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

     - the payment of broker or advisor fees;

     - the absence of material litigation or investigations;

     - approval of the merger by its board of directors; and

     - the accuracy of information supplied by it.

     We have made additional representations relating to the following:

     - our registration as a bank holding company;

     - our and each of our subsidiary's filing of tax returns, payment of taxes and absence of other tax-related situations;

     - our officers, employees consultants and/or independent contractors;

     - our employee plans and labor relations;

     - the disclosure of material contracts;

     - our compliance with laws, orders and guarantee programs;

     - our agreements with bank regulators;

     - our ownership of UPS Class B common stock;

     - the material interests of certain persons;

     - our ownership of, or right to use, and non-infringement of others' rights to, intellectual property;

     - our entrance into interest rate risk management arrangements in the ordinary course of business and in accordance with prudent banking practices;

     - our insurance;

     - our title to, or valid leasehold interests in, material properties;

     - the absence of any violation or liability of FIB or any of its subsidiaries in connection with any environmental law;

     - revocation of our share repurchase programs;

     - the adequacy of our allowance for possible loan and lease losses;

     - our bank regulatory call reports; and

     - the accuracy of information supplied by us.

CONDUCT OF BUSINESS BEFORE THE MERGER

     In the merger agreement, we have agreed that prior to the merger, we and our subsidiaries will:

     - conduct our business only in the ordinary course of business consistent with past practice;

     - use commercially reasonable efforts to preserve intact our business organization and goodwill of those having business with us and keep available the service of our present officers and key employees;

     - inform UPS of any regulatory change to our books, records, financial statements, regulatory financial statements or interim reports recommended or required by any regulatory authority;

     - provide UPS, to the extent permitted by applicable law, with copies of any report describing any regulatory change recommended or required by any regulatory authority, diligently pursue the resolution of any of those regulatory changes and promptly implement all required regulatory changes;

     - inform UPS of our operations and consult with them prior to implementing any capital plan;

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

     - hold a stockholders meeting as soon as practicable after the effectiveness of the registration statement on Form S-4, of which this proxy statement/prospectus is a part, to obtain stockholder approval of the merger; and

     - timely file all reports that we or First International Bank are required to file with the bank regulatory agencies which supervise us and provide UPS with copies of all those reports.

     In addition, the merger agreement specifically prohibits us and our subsidiaries, without UPS' consent, from taking any of the following actions:

     - incurring or guaranteeing any indebtedness or making any loan, other than in the ordinary course of business consistent with past practice;

     - amending our organizational documents;

     - issuing or selling any shares of our capital stock or any other securities other than pursuant to outstanding exercisable stock options under any of our stock option plans;

     - adjusting, splitting, combining or reclassifying any of our capital stock or securities or making any other changes in our or our subsidiaries' capital structures;

     - granting any additional stock options, except for up to an aggregate of 25,000 options granted by us for new hires or promotions;

     - paying any dividend or making any distributions, or purchasing or redeeming any shares of our capital stock other than dividends declared and paid in the ordinary course of business consistent with past practice;

     - merging, consolidating or entering into any other business combination with a third party;

     - selling, leasing or mortgaging any of our material properties or assets other than in the course of business consistent with past practice, although we can sell or participate whole loans, portions of loans, and investments into our commercial paper and warehouse facilities as long as these sales are in the ordinary course of our business;

     - adopting or amending any of our or our subsidiaries' benefit plans, employee/consulting agreements or other bonus or compensation arrangements, except in the ordinary course of business consistent with past practice;

     - paying or granting any benefit or taking any action not required by our benefit plan or employee/consulting agreement;

     - loaning or advancing any funds to any director, officer or employee; and

     - authorizing, committing or agreeing to take any of the actions described above.

SOLICITATION OF PROPOSALS FROM OTHER PARTIES

     The merger agreement provides that we will not authorize or permit any of our officers, directors, employees, investment bankers, attorneys or other advisors retained by us to:

     - solicit, initiate, encourage or facilitate the making of any proposal relating to an "ACQUISITION TRANSACTION"; or

     - enter into, encourage or facilitate any discussions regarding, or furnish to any person any information with respect to, or take any other action to encourage or facilitate any inquiries that constitutes or may reasonably be expected to lead to, any proposal relating to an "acquisition transaction".

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

     However, we are not prohibited from furnishing information to, or entering into discussions or negotiations with, any person or entity in response to a more favorable offer submitted by that person or entity if:

     - we have not solicited the more favorable offer;

     - based on the advice of our counsel, our board of directors concludes that the action is required to comply with our fiduciary obligations to our stockholders;

     - prior to taking the action, we receive from the person or entity making the offer an executed confidentiality agreement and an executed standstill agreement containing provisions at least as limiting as those between FIB and UPS; and

     - our board of directors concludes that there is a reasonable likelihood that the proposal constitutes or is reasonably likely to result in a "SUPERIOR PROPOSAL".

     We have agreed to immediately advise UPS of any proposal regarding an "acquisition transaction" that we receive, the material terms and conditions of the proposal and the identity of the person making the proposal. We have also agreed to keep UPS informed of the status and detail of any proposal and negotiate in good faith with UPS to make adjustments in the terms and conditions of the merger agreement so that the "acquisition proposal" would no longer be a "superior proposal".

     The merger agreement defines "ACQUISITION TRANSACTION" as any tender offer, exchange offer, merger, consolidation, share exchange, joint venture, business combination or similar transaction involving us or any of our subsidiaries, or any purchase of all or substantially all of our or any of our subsidiaries' assets.

     The merger agreement defines "SUPERIOR PROPOSAL" as a written proposal for an "acquisition transaction" which our board of directors concludes after consulting with our legal and financial advisors, is:

     - more favorable from a financial perspective than the transactions contemplated by the merger agreement; and

     - fully financed or reasonably capable of being fully financed and otherwise reasonably capable of being completed on the terms proposed.

CONDITIONS TO THE MERGER

  Mutual Conditions

     Neither FIB nor UPS will be obligated to complete the merger unless specified conditions are satisfied or waived, including the following:

     - our stockholders must approve the merger;

     - the shares of UPS Class B common stock to be issued in the merger must be approved for listing on the NYSE;

     - all authorizations, consents, orders or approvals of, and all expirations of waiting periods imposed by, any governmental entity must be obtained or have occurred;

     - the SEC must declare the registration statement, of which this proxy statement/prospectus is a part, effective and no stop order suspending the effectiveness of the registration statement must be issued and no proceeding to that purpose, and no similar proceeding in respect of this proxy statement/prospectus, must be initiated or threatened in writing by the SEC;

     - no temporary restraining order, preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the merger must be in effect;

     - all waiting periods under the Hart-Scott-Rodino Act relating to the merger must expire or terminate early; and

     - our net book value must be determined in accordance with the merger agreement.

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

  Additional Conditions to the Obligations of FIB

     Our obligation to effect the merger is also subject to satisfaction of the following conditions, any of which we may waive:

     - UPS must perform in all material respects all of its obligations under the merger agreement;

     - the representations and warranties of UPS contained in the merger agreement must be true and correct when made and on the closing date;

     - there must not be a material adverse effect relating to UPS or any of its significant subsidiaries, however, a decline in the market price of UPS common stock is not considered to have a material adverse effect for this purpose;

     - we must receive a written opinion from Bingham Dana LLP, our tax counsel, to the effect that the merger will constitute a "reorganization" within the meaning of section 368(a) of the Code, although if Bingham Dana LLP fails to give this opinion, this condition may be satisfied by a similar opinion of King & Spalding; and

     - UPS must loan or otherwise assist us in procuring sufficient funds to fund the deposit sale contemplated by the merger agreement.

  Additional Conditions to the Obligations of UPS

     The obligation of UPS to effect the merger is also subject to satisfaction of the following conditions, any of which may be waived by UPS:

     General

     - we must perform in all material respects all of our obligations under the merger agreement;

     - our representations and warranties contained in the merger agreement must be true and correct when made and on the closing date;

     - there must not be a material adverse effect relating to us or any of our subsidiaries; and

     - we must enter into the escrow and indemnity agreement with UPS.

     Stockholder Matters

     - we and Brett N. Silvers, our Chairman, President and Chief Executive Officer, must enter into an agreement terminating the registration rights agreement, employment agreement and related agreements between us;

     - we, Nancy W. Silvers and the Silvers Family Trust must enter into an agreement terminating all of Nancy W. Silvers' and the Silvers Family Trust's registration or similar rights with respect to our common stock;

     - each of our directors, executive officers and 10% stockholders must enter into an agreement with UPS regarding restrictions on sales of UPS Class B common stock to be issued to those holders; and

     - our loan to Mr. Silvers must be satisfied and discharged.

     Employee Matters

     - we must enter into retention agreements with Mr. Silvers and Leslie A. Galbraith, Executive Vice President;

     - we must enter into amendments with not less than 70% of those of our employees who have employment agreements with us; and

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

     - at least 70% of those of our employees who have employment agreements with us must be employed with us on the closing date.

     Regulatory Conditions

     - we must cause First International Bank to sell all of its existing deposits on terms and conditions reasonably acceptable to UPS;

     - UPS, the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of Boston must receive evidence from the Federal Deposit Insurance Corporation that, at the effective time of the merger, First International Bank will cease to be an "insured bank" within the meaning of the Federal Deposit Insurance Act of 1940;

     - we must not be considered a "bank holding company" and no subsidiary of ours must be considered a "bank", each within the meaning of the Bank Holding Company Act of 1956;

     - UPS must receive written notice from the Connecticut Department of Banking that they do not intend to disapprove of the merger; and

     - UPS must receive assurances that (a) neither we nor any of our subsidiaries is or will become an "insured institution" under the Federal Deposit Insurance Act at any time after the closing of the merger, (b) the minimum capital requirements applicable to us immediately following the merger will not exceed a specified amount, (c) following the merger, the regulatory obligations of UPS and its subsidiaries will be limited to furnishing to the Connecticut Department of Banking copies of the reports required to be filed by UPS with the SEC and ensuring that we comply with all capital requirements applicable to us, and (d) the merger will not impose any burdensome conditions on UPS or its subsidiaries.

TERMINATION

     The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the approval by our stockholders:

     - by mutual consent by the board of directors of both UPS and FIB;

     - by either FIB or UPS, if the merger is not consummated on or before August 31, 2001; although this right to terminate the merger agreement will not be available to any party who is in material breach of its obligations under the merger agreement or who has been a cause of the failure of the merger to occur by that date;

     - by either FIB or UPS, if a governmental entity has issued an order, decree or ruling or taken any other action which permanently prohibits the merger;

     - by either FIB or UPS, if the mutual conditions to the closing of the merger cannot be met; although this right to terminate the merger agreement will not be available to any party who is in material breach of its obligations under the merger agreement or who has been the cause of the failure of a condition to be satisfied;

     - by FIB, if our board of directors approves, recommends or causes us to enter into any agreement with respect to any "acquisition transaction" that constitutes a "superior proposal";

     - by FIB, if any of the conditions to our obligation to close the merger cannot be met and are not otherwise waived by us; although our right to terminate the merger agreement in these circumstances will not be available to us if we are in material breach of our obligations under the merger agreement or we have been the cause of the failure of the condition to be satisfied;

     - by FIB, if we are unable to reach agreement with UPS on the calculation of our net book value as of the month end prior to the closing;

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

     - by UPS, if any of the following "triggering events" occur

      -- our board of directors withdraws, or modifies in any manner, the approval or recommendation by our board of the merger agreement or the merger;

      -- our board of directors approves, recommends or causes us to enter into any agreement with respect to any "acquisition transaction"; or

      -- we fail to call, give notice of, convene and hold our stockholder meeting in accordance with the merger agreement; or

     - by UPS, if any of the conditions to its obligation to close the merger cannot be met and are not otherwise waived by it; although UPS' right to terminate the merger agreement in these circumstances will not be available to it if UPS is in material breach of its obligations under the merger agreement or it has been the cause of the failure of the condition to be satisfied.

TERMINATION FEE AND EXPENSES

     Except as set forth below, all fees and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring those expenses, whether or not the merger is consummated. However, if the merger agreement is terminated, FIB and UPS will share equally all printing expenses, filing and registration fees and any fees required under the Hart-Scott-Rodino Act.

     Under the merger agreement, we are required to pay UPS a termination fee of $3,500,000, plus reimbursement to UPS for its out-of-pocket expenses up to $1,000,000, if:

     - UPS terminates the merger agreement because a "triggering event" (as described above) has occurred;

     - we terminate the merger agreement because our board of directors recommends, or causes us to enter into, any agreement with respect to any "acquisition transaction" that constitutes a "superior proposal";

     - we terminate the merger agreement because we are unable to reach agreement with UPS on the calculation of our net book value as of the month end prior to the closing; or

     - we or UPS terminates the merger agreement because our stockholders fail to approve the merger agreement, but only if, at the time of our stockholder meeting and at the time of termination of the merger agreement, (i) an "alternative transaction" was announced and not withdrawn, and (ii) within one year of the termination of the merger agreement, we consummate that "alternative transaction".

     Payment of the fees described above will not be in lieu of damages incurred in the event of our breach of any representation, warranty, covenant or agreement contained in the merger agreement that results from our willful or intentional misconduct.

STOCKHOLDER REPRESENTATIVE

     By approving the merger agreement, FIB stockholders will appoint John Redding as their stockholder representative, granting Mr. Redding power as the respective agent and attorney-in-fact of FIB stockholders for purposes of the escrow and indemnity agreement. Mr. Redding is Executive Vice President of David
T. Chase Enterprises, Inc., a diversified conglomerate with extensive holdings in real estate, media, insurance, banking and international investments. Arnold
L. Chase and Cheryl A. Chase, two of our directors, are also officers and directors of David T. Chase Enterprises, Inc.. See "The Escrow and Indemnity Agreement."

INDEMNIFICATION AND INSURANCE

     From and after the effective time of the merger, UPS will indemnify and hold harmless our and our subsidiaries' present and former directors and officers against all costs or expenses, judgments, fines, losses, claims, actions, damages or liabilities incurred in connection with any claim, action, suit or proceeding or

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

investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the effective time of the merger, which is based upon that person's capacity as a director or officer to the fullest extent permitted by our current bylaws and certificate of incorporation and any agreements we have entered into with directors and officers regarding indemnification.

     For six years after the effective time of the merger, UPS will maintain the directors' and officers' liability insurance currently maintained by us and covering those persons who are currently covered by our policy. However, UPS will not be required to expend in any one year more than 200% of the annual premium we currently pay for that coverage.

WAIVER AND AMENDMENT

     The merger agreement may be amended or supplemented at any time. However, no amendment may be made after our stockholders approve the merger if that amendment would reduce or change the form of the consideration you will receive in the merger without further stockholder approval. Any party who is entitled to benefits under the merger agreement may waive that benefit at any time.

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

                             THE VOTING AGREEMENTS

     The following description summarizes the material provisions of the voting agreements entered into by UPS and holders of more than a majority of our common stock. This description is qualified in its entirety by the form of voting agreement which is attached as Appendix B to this proxy statement/prospectus, and which is incorporated into this proxy statement/prospectus by reference.

     In connection with the execution of the merger agreement, stockholders owning approximately 52% of our common stock entered into voting agreements with UPS. These stockholders are Cheryl A. Chase, Arnold L. Chase and Brett N. Silvers and certain of their family trusts created for their benefit or for the benefit of their respective family members and other affiliated interests. See "Election of Directors -- Security Ownership of Management." Under these voting agreements, each of these stockholders agreed to vote all of their shares of our common stock in favor of adoption of the merger agreement and against any "acquisition transaction" other than the merger. In addition, under these voting agreements, these stockholders may not transfer their shares of our common stock, except under limited circumstances. These stockholders were not, and will not be, paid any additional consideration in connection with the voting agreements. The stockholders who entered into the voting agreements own a majority of our common stock. Accordingly, assuming no breach of the voting agreements by any party to those agreements, adoption of the merger agreement by our stockholders is assured.

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                         ESCROW AND INDEMNITY AGREEMENT

     The following description summarizes the material provisions of the escrow and indemnity agreement to be entered into by UPS and the Stockholder Representative. This description is qualified in its entirety by the form of escrow and indemnity agreement which is attached as Appendix C to this proxy statement/prospectus, and which is incorporated into this proxy statement/prospectus by reference.

GENERAL

     Under the terms of the merger agreement, UPS and John Redding, as representative of the FIB stockholders entitled to receive shares of UPS Class B common stock in the merger, will enter into an escrow and indemnity agreement with Citibank, N.A., an independent escrow agent. Under this escrow and indemnity agreement, at the effective time of the merger, UPS will deposit a number of the shares of UPS Class B common stock, calculated as described below, that would otherwise be issuable to our stockholders in the merger into an escrow account. There are two purposes of this escrow, each of which is discussed in more detail below.

CALCULATION OF ESCROW SHARES

     Prior to the closing date of the merger, we will provide to UPS our calculations of our allowance for loan and lease losses with respect our portfolio of loans and leases and the amount of our nonperforming assets, each as of the month end immediately prior to the closing date of the merger. Based on these calculations, the parties will determine the exact number of shares of UPS Class B common stock to be deposited in the escrow at the effective time of the merger. This number will be determined first by comparing which is greater, $8,000,000 or the aggregate principal balance of all of our non-performing assets as of the month end immediately prior to the closing date of the merger. This result is referred to in the escrow and indemnity agreement as the "ESCROW BALANCE."

     The Escrow Balance is then divided by the average closing prices of the UPS Class B common stock on the NYSE for the 20 consecutive trading days ending on the third day immediately preceding the closing date of the merger. For example, if $8,000,000 is greater than the aggregate principal balance of all of our non-performing assets as of the month end immediately prior to the closing date of the merger, the Escrow Balance will be $8,000,000. Assuming that the average closing prices of the UPS Class B common stock on the NYSE for the 20 consecutive trading days ending on the third day immediately preceding the closing date of the merger is $60.00 per share, 133,333 ($8,000,000 divided by $60 per share) shares of UPS Class B common stock that would otherwise be issued to our stockholders in the merger will instead be held in escrow. Each of you will bear a portion of the escrow based on your percentage interest in FIB.

STOCKHOLDER REPRESENTATIVE

     John Redding has agreed to act as your representative under the escrow and indemnity agreement. The stockholder representative will have the power and authority to dispute any indemnification and merger adjustment claims, to negotiate and compromise any dispute which may arise under the escrow and indemnity agreement, to sign any releases or other documents with respect to any dispute and to authorize payments under the escrow. The stockholder representative will not be paid any consideration in connection with serving as stockholder representative. Approval of the merger agreement by our stockholders at our annual meeting will constitute approval of the appointment of John Redding as stockholder representative and all actions taken by the stockholder representative in accordance with the merger agreement and the escrow and indemnity agreement.

     The stockholder representative will not be liable to you for any actions taken by the stockholder representative under the escrow and indemnity agreement unless you are damaged by an act of the stockholder representative that was in willful violation of law or grossly negligent. The stockholder representative will also be entitled to be indemnified by you for any damages incurred by the stockholder representative other than where the stockholder representative is grossly negligent or engages in willful misconduct. This indemnity, if any, will be paid out of the escrow after all UPS claims have been paid.

PURPOSES OF ESCROW

     There are two purposes of the escrow -- to resolve any indemnification claims and to resolve any claims relating to the performance of our loan portfolio after the closing, which we refer to as "Merger Adjustment Claims" in this section of this proxy statement/prospectus. THE ESCROW IS THE SOLE MEANS BY WHICH EACH OF THESE MATTERS WILL BE RESOLVED AND YOU WILL NOT BE REQUIRED TO SURRENDER ANY ADDITIONAL SHARES OF UPS CLASS B COMMON STOCK OR PAY ANY OTHER AMOUNTS TO UPS IN CONNECTION WITH THE RESOLUTION OF THESE MATTERS. Each of these matters is discussed below.

  Indemnity

     In the escrow and indemnity agreement, by approval of the merger agreement at our annual meeting, you agree to indemnify and hold harmless UPS and certain related parties from any damages and losses incurred by UPS and those parties from:

     - any breach or inaccuracy of any representation or warranty of FIB in the merger agreement;

     - any breach of or noncompliance by FIB with any covenant or agreement of FIB contained in the merger agreement; or

     - any fraud, willful misconduct or bad faith of FIB in connection with the merger agreement.

     No claim for indemnification may be brought by UPS under these provisions after the date which is fourteen months after the closing date of the merger. In addition, UPS may not bring any indemnification claims and no merger adjustment (as discussed below) will be permitted unless the aggregate of all indemnification claims and merger adjustments exceed $1,000,000, at which time UPS may make a claim for the full amount. THE ESCROW IS THE SOLE MEANS BY WHICH INDEMNITY CLAIMS WILL BE RESOLVED AND YOU WILL NOT BE REQUIRED TO SURRENDER ANY ADDITIONAL SHARES OF UPS CLASS B COMMON STOCK OR PAY ANY OTHER AMOUNTS TO UPS IN CONNECTION WITH THE RESOLUTION OF ANY INDEMNITY CLAIM.

     Whether you vote for or against the merger, or if you abstain from voting on the merger, a portion of the shares of UPS Class B common stock that each FIB stockholder receives in the merger will be placed into escrow for satisfaction of claims by UPS.

  Merger Adjustment Claims

     The escrow shares will also serve to resolve any claim made by UPS for a post-closing adjustment to the merger consideration related to our allowance for loan and lease losses. In accordance with generally accepted accounting principles and regulatory requirements applicable to us, we determine the adequacy of our allowance for possible loan and lease losses quarterly through periodic reviews of our loan portfolio, loan delinquencies, collateral on loans and past payment history adjusted for such factors as known changes in the character of the loan portfolio and current economic conditions. Our allowance is increased by provisions for loan losses charged to income and decreased by charge-offs, net of recoveries.

     Calculation Date ALLL. In connection with the determination of our net book value as of the month end immediately prior to the closing of the merger, we will also determine our allowance for loan and lease losses with respect to our loan portfolio as it exists at that time. This allowance for loan and lease losses is referred to in the escrow and indemnity agreement as our "CALCULATION DATE ALLL". We will determine our Calculation Date ALLL based on our prior practices, generally accepted accounting principles and regulatory requirements that are applicable to us.

     Escrow Measurement Date ALLL. Under the escrow and indemnity agreement, the adequacy of our Calculation Date ALLL is then compared to a new allowance for loan and leases losses applicable to that same loan portfolio on the last day of the twelfth full month following the closing of the merger. This new allowance for loan and lease losses is referred to in the escrow and indemnity agreement as our "ESCROW MEASUREMENT DATE ALLL". In establishing the Escrow Measurement Date ALLL, we have agreed with UPS that an independent examiner will be selected from an agreed-upon list to review those loans and other assets which remain outstanding from our loan portfolio as of the closing of the merger. This independent examiner may review our risk ratings with respect to our remaining loans in accordance with our credit policy procedures and practices as they exist at the closing of the merger. These risk ratings will be utilized in establishing the Escrow Measurement Date ALLL.

     The escrow and indemnity agreement also provides for the following with respect to the calculation of Escrow Measurement Date ALLL:

     - the Escrow Measurement Date ALLL is to be determined in a manner consistent with the methodology we used in determining our Calculation Date ALLL;

     - any loan that is renewed after the closing of the merger will not be included in the portfolio of loans from which the Escrow Measurement Date ALLL is determined, except if the loan is renewed at the direction of a government agency or qualified insurer or in connection with a workout strategy;

     - the Escrow Measurement Date ALLL must be at least 120% of the amount of our non-performing assets; and

     - the Escrow Measurement Date ALLL is to be determined in accordance with generally accepted accounting principles and applicable regulatory requirements.

     By the date that is 13 months after the closing of the merger, UPS will deliver to the stockholder representative its calculations of the Escrow Measurement Date ALLL based on the principles described above and in the escrow and indemnity agreement. The stockholder representative will have 30 days to review these calculations. In the event that the stockholder representative disputes any of UPS' calculations, the parties will attempt to resolve that dispute during the 15 day period after the stockholder representative notifies UPS of the dispute. If the parties cannot resolve the dispute within that time, they are to engage an arbitrator to determine the Escrow Measurement Date ALLL.

     Escrow Charge. Upon determination of the Escrow Measurement Date ALLL, UPS and the stockholder representative will then determine whether an "ESCROW CHARGE" is applicable. The Escrow Charge determines whether UPS will be entitled to any Merger Adjustment. The "Escrow Charge" is the amount equal to:

     - the Escrow Measurement Date ALLL, minus

     - the Calculation Date ALLL, plus

     - the cumulative net charge-offs of loans in our loan portfolio at the date of closing during the period between the month end prior to the closing of the merger and the one year anniversary of the closing.

     Merger Adjustment Claim. The Escrow Charge is then compared to the Escrow Balance, as that Escrow Balance may have been reduced by the amount of any indemnification claims paid out of the escrow in accordance with the escrow and indemnity agreement. If the Escrow Charge is less than the remaining Escrow Balance, a number of shares of UPS Class B common stock held in escrow equal to the quotient determined by dividing (i) the Escrow Charge by (ii) the average closing prices of the UPS Class B common stock on the NYSE for the 20 consecutive trading days ending on the third day immediately preceding the closing date of the merger will be released from the escrow and delivered to UPS. Any remaining shares of UPS Class B common stock in the escrow will then be released to our stockholders based on their percentage interest in the escrow. If the remaining Escrow Balance is less than the Escrow Charge, ALL of the shares of UPS Class B common stock remaining in the escrow will be released from the escrow and delivered to UPS.

     YOU MAY BE ENTITLED TO RECEIVE ALL, SOME OR NONE OF THE ESCROW SHARES DEPENDING ON THE INDEMNITY AND MERGER ADJUSTMENT CLAIMS THAT UPS MAY BRING AFTER THE CLOSING OF THE MERGER. YOU WILL NOT HAVE ANOTHER OPPORTUNITY TO VOTE ON THE MERGER AFTER OUR ANNUAL MEETING.

     No merger adjustment claim may be made unless the sum of all indemnification claims and the merger adjustment claim exceed $1,000,000.

     Examples. For purposes of the following examples, you should assume the following facts:

     - the Escrow Balance is $8,000,000;

     - the average closing prices of the UPS Class B common stock on the NYSE for the twenty consecutive trading days ending on the third day immediately preceding the closing date of the merger is $60.00 per share; and

     - 133,333 shares of UPS Class B common stock will be held in escrow ($8,000,000 divided by $60.00 per share).

          1. If the Escrow Charge is $0 and there are no indemnification claims, as the Escrow Charge is less than the Escrow Balance, 0 shares of escrow stock would be released to UPS and all 133,333 shares of escrow stock would be released to the FIB stockholders;

          2. If the Escrow Charge is $0 and there are $2,000,000 of indemnification claims, there would be no merger adjustment claim but 33,333 ($2,000,000 divided by $60.00 per share) shares of escrow stock would be released to UPS and 100,000 shares of escrow stock would be released to the FIB stockholders;

          3. If the Escrow Charge is $2,000,000 and there are no indemnification claims, as the Escrow Charge is less than the Escrow Balance, 33,333 shares escrow stock would be released to UPS ($2,000,000 divided by $60.00 per share), and 100,000 shares of escrow stock would be released to FIB stockholders;

          4. If the Escrow Charge is $2,000,000 and there are $2,000,000 of indemnification claims, 33,333 shares of escrow stock would be released to UPS as a merger adjustment claim and 33,333 shares of escrow stock would be released to UPS for indemnification claims. The balance, 66,667 shares of escrow stock would be released to FIB stockholders;

          5. If the Escrow Charge is $6,000,000 and there are no indemnification claims, 100,000 shares of escrow stock would be released to UPS ($6,000,000 divided by $60.00 per share), and 33,333 shares of escrow stock would be released to FIB stockholders; and

          6. If the Escrow Charge is $6,000,000 and there are $3,000,000 of indemnification claims, as the Escrow Balance ($8,000,000) after payment of all indemnification claims ($3,000,000) is less than the Escrow Charge, all of the escrow stock would be released to UPS.

RELEASE OF ESCROW

     Any shares of UPS Class B common stock remaining in the escrow after the adjustments referred to above will be released within 60 days following the last day of the twelfth full month following the closing of the merger. If there are unresolved indemnity or merger adjustment claims on that date, an amount of shares of UPS Class B common stock sufficient to satisfy those claims will be retained in escrow and the balance will be released to our stockholders in accordance with their percentage interests in the escrow.

STATUS OF ESCROW SHARES PENDING RELEASE

     Our stockholders will be beneficial owners of the escrow shares based on their percentage interest in FIB prior to the closing of the merger. Our stockholders will receive all dividends and other distributions paid by UPS on the escrow shares. The escrow shares will not be transferable, however. The stockholder representative will vote the escrow shares on behalf of each beneficial holder.

                        DESCRIPTION OF UPS CAPITAL STOCK

     Set forth below is a description of UPS capital stock. The following statements are brief summaries of, and are subject to the provisions of, the certificate of incorporation and by-laws of UPS and the relevant provisions of Delaware law.

     UPS currently is authorized to issue up to 10,200,000,000 shares of common stock, par value $.01 per share, which shares are divided into Class A-1 common stock, Class A-2 common stock, Class A-3 common stock and Class B common stock. UPS is also authorized to issue up to 200,000,000 shares of preferred stock, par value of $.01 per share, in series. UPS has not issued any of this preferred stock. If preferred stock is issued, UPS's board of directors may fix the designation, relative rights, preferences and limitations of the shares of each series.

     Generally, all shares of UPS common stock have the same relative rights, preferences and limitations, except as follows:

     - Class A-1 common stock, Class A-2 common stock, Class A-3 common stock have 10 votes per share and Class B common stock has 1 vote per share;

     - Class A-1 common stock, Class A-2 common stock and Class A-3 common stock may be reclassified as a single class of common stock; and

     - Shares of Class A-1 common stock, Class A-2 common stock and Class A-3 common stock may be converted at any time by the holder into an equal number of shares of Class B common stock and, if transferred to certain transferees, are automatically converted into shares of Class B common stock immediately upon transfer.

     Dividends may be paid on UPS common stock out of funds legally available for dividends, when and if declared by UPS's board of directors, provided that, in the case of a distribution of UPS common stock, each class of common stock receives a distribution of only shares of the same class of common stock. For example, only shares of Class A-1 common stock may be paid or distributed with respect to Class A-1 common stock.

     Holders of UPS common stock are entitled to share ratably in any dividends and in any assets available for distribution on liquidation, dissolution or winding-up, subject, if preferred stock of UPS is then outstanding, to any preferential rights of such preferred stock. The UPS common stock is not redeemable, has no subscription rights and does not entitle the holder to any preemptive rights.

     First Union National Bank is the transfer agent and registrar for UPS common stock.

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

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

     The rights of UPS and FIB stockholders are currently governed by the Delaware General Corporation Law, and the respective certificates of incorporation and by-laws of UPS and FIB. Upon completion of the merger, the rights of FIB stockholders, who then become stockholders of UPS, will be governed by the DGCL and by UPS's certificate of incorporation and by-laws. The following description summarizes the material differences that may affect the rights of stockholders of UPS and FIB but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Stockholders should read carefully the relevant provisions of the DGCL, UPS's certificate of incorporation and by-laws and FIB's certificate of incorporation and by-laws.

UPS                                            FIB
---                                            ---

AUTHORIZED CAPITAL STOCK

UPS is authorized to issue a total of          FIB is authorized to issue a total of
10,400,000,000 shares of capital stock, of     14,000,000 shares of capital stock, of which
which:                                         12,000,000 are shares of common stock and
                                               2,000,000 are shares of preferred stock.
- 1,533,333,333 are shares of class A-1
  common stock, par value $.01 per share,      FIB preferred stock may be issued from time
                                               to time in one or more series. The FIB board
- 1,533,333,333 are shares of class A-2        of directors has the authority to establish
  common stock, par value $.01 per share,      from time to time the number of shares in
                                               each series and to fix the designations,
- 1,533,333,334 are shares of class A-3        rights, powers and preferences of the shares
  common stock, par value $.01 per share,      of each series, and the qualifications,
                                               limitations or restrictions of the shares of
- 5,600,000,000 are shares of Class B common   each series.
  stock, and
- 200,000,000 are shares of preferred stock,
  par value $.01 per share.
The UPS board of directors has the authority
to issue shares of preferred stock from time
to time on terms that it may determine, to
divide preferred stock into one or more
classes or series, and to fix the
designations, voting powers, preferences and
relative participating, optional or other
special rights of each class or series, and
the qualifications, limitations or
restrictions of each class or series, to the
fullest extent permitted by Delaware law. The
issuance of preferred stock could have the
effect of decreasing the market price of UPS
common stock, impeding or delaying a possible
takeover and adversely affecting the voting
and other rights of the holders of common
stock.

UPS

VOTING

Each share of UPS class B common stock entitles its holder to one vote.

Each share of UPS class A common stock entitles its holder to 10 votes.

UPS' certificate of incorporation does not provide for cumulative voting in the election of directors.

Any stockholder or group of stockholders who beneficially own more than 25% of the total voting power of the outstanding shares of UPS capital stock (except for any UPS employee benefit plans) may cast only 1/100th of a vote with respect to each share in excess of 25% of the total voting power.

FIB

Each share of FIB common stock entitles its holder to one vote.

FIB's certificate of incorporation does not provide for cumulative voting in the election of directors.

NUMBER OF DIRECTORS

The UPS board of directors currently consists of 13 directors, elected annually.

The FIB bylaws provide that the number of directors will be as determined by the FIB board but shall not be fewer than three directors and will be divided into three classes as equal as possible in number with each class serving three year terms. The FIB board currently consists of 5 directors.

REMOVAL OF DIRECTORS

UPS directors may be removed, with or without cause, by the affirmative vote of a majority in interest of the holders of record of voting stock at a special meeting of the stockholders called for the purpose.

The DGCL provides that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

Any vacancy in the UPS board of directors may be filled by the directors then in office or by the stockholders at the next annual meeting or any special meeting called for the purpose and at which a quorum is present.

CALLING A SPECIAL MEETING OF THE STOCKHOLDERS

A special meeting of UPS stockholders may be called by the chairman of the board or by the board of directors or by any committee of the board of directors. UPS stockholders may not call a special meeting of stockholders.

The FIB bylaws provide that special meetings of stockholders may be called only by the chairman of the board of directors, the president or by a majority of directors.

ACTION BY WRITTEN CONSENT IN LIEU OF A
STOCKHOLDERS' MEETING

UPS stockholders may not act by written consent in lieu of a meeting.

FIB stockholders may not act by written consent in lieu of a meeting.

UPS

AMENDMENT TO CERTIFICATE OF INCORPORATION

Generally, amendments to the UPS certificate of incorporation require the approval of the holders of a majority of the votes entitled to be cast by the holders of each class of common stock, voting together as a single class.

Any amendment that would adversely affect the rights or powers of any class of common stock also requires the approval of the holders of a majority of the votes entitled to be cast by that class, voting separately as a single class. Amendments increasing the number of authorized shares of any class or classes of UPS stock, or authorizing securities convertible into, or rights to purchase, acquire or receive, shares of any class or classes of UPS stock, require the approval of the holders of a majority of the votes entitled to be cast by the holders of each class of common stock, voting together as a single class, and do not require a class vote.

The approval of holders of 80% of the voting power of all outstanding shares of UPS stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend the provisions of the UPS certificate of incorporation relating to (1) the prohibition of stockholder action by written consent, (2) the calling of special meetings of stockholders and (3) the restrictions on the voting power of holders of more than 25% of the voting power of UPS.

FIB

The FIB certificate of incorporation may only be amended by the affirmative vote of a majority of the outstanding stock entitled to vote thereon at a stockholders meeting and a majority of the outstanding stock of each class.

AMENDMENT OF BYLAWS

The UPS bylaws may be amended by the board of directors or by the affirmative vote of holders of a majority of the outstanding shares of UPS capital stock.

The FIB bylaws may be amended by a majority of directors or by the holders of a majority of the outstanding stock entitled to vote.

STATE ANTI-TAKEOVER STATUTES

Section 203 of the Delaware General Corporation Law imposes restrictions which, under certain circumstances, may make it more difficult for an "interested stockholder", as defined in Section 203, to effect various business combinations with the corporation for a three year period from the time such person becomes an interested stockholder. Under Section 203, a corporation's bylaws or certificate of incorporation may exclude a corporation from the restrictions imposed by the Section. Neither the bylaws nor the certificate of incorporation of UPS contains such a provision.

See the description in this summary under "UPS" for a description of the state anti-takeover statute under Section 203 of the DGCL. Neither the certificate of incorporation nor the bylaws of FIB contains a provision excluding FIB from the restrictions imposed by Section 203.

INDEMNIFICATION/LIMITATION OF LIABILITY

     Under Delaware law, a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding because he or she is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if:

     - he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and

     - in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

     However, no indemnification is permitted if the person is adjudged to be liable to the corporation, unless the Court of Chancery or the court in which the action was brought determines that the person is entitled to indemnity.

     Prior to indemnifying an individual, a determination must be made that such person has met the applicable standard of conduct. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, by:

     - a majority vote of the directors who are not parties to such proceeding, even though less than a quorum;

     - by a committee of such directors designated by majority vote of such directors, even though less than a quorum;

     - if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

     - by the stockholders.

     Under Delaware law, a corporation may advance expenses incurred in such proceeding to directors and officers as long as any director or officer receiving an advance undertakes to repay the amounts advanced if it is ultimately determined that such director or officer was not entitled to be indemnified.

     The UPS bylaws provide that UPS will indemnify its directors and officers to the fullest extent authorized by the Delaware General Corporation Law, subject to limited exceptions. UPS is also expressly authorized to carry directors' and officers' insurance providing indemnification for directors, officers and certain employees for some liabilities.

     The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties, except for any liability:

     - for breach of duty of loyalty,

     - for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law,

     - under Section 174 of the Delaware General Corporation Law (relating to unlawful payments of dividends or unlawful purchases or redemptions of stock), or

     - for transactions from which the director derived an improper personal benefit.

     The UPS certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duties, subject to the exceptions under the Delaware General Corporation Law.

     These limitation of liability and indemnification provisions may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.

                             INFORMATION ABOUT UPS

     UPS is the world's largest express carrier, the world's largest package delivery company and a leading global provider of specialized transportation and logistics services. UPS was founded in 1907 to provide private messenger and delivery services in the Seattle, Washington area. Over the past 94 years, UPS has expanded its small regional parcel delivery service into a global company. UPS delivers packages each business day for 1.8 million shipping customers to six million consignees. In 2000, UPS delivered an average of more than 13.6 million pieces per day worldwide. Total revenue of UPS in 2000 was over $29.7 billion. UPS focuses on the movement of goods, information and funds, and seeks to position itself as the world's premier enabler of global commerce.

                             INFORMATION ABOUT FIB

     We are a one bank holding company incorporated in 1985 and regulated by the Board of Governors of the Federal Reserve System. Our principal asset and subsidiary is First International Bank, a Connecticut state bank and trust company. We specialize in providing credit, trade and financial solutions to small and medium size industrial companies located in the United States and in international emerging markets. We serve our target market by offering flexible and attractive terms to borrowers and we manage our credit risk through the combined utilization of commercial loan guarantee programs made available by three U.S. federal agencies: the U.S. Small Business Administration, the U.S. Department of Agriculture, and the Export-Import Bank of the U.S., as well as through the use of private credit insurance policies.

                             ELECTION OF DIRECTORS

     Our by-laws stipulate that our business and affairs are to be managed by a board of directors, which is to consist of not less than three individuals divided into three classes as nearly equal in size as possible. Our directors are elected by our stockholders for staggered three year terms or until their successors are elected and qualified. At our annual meeting, you will also vote on a proposal to elect two (2) directors for a three-year term or, if earlier, until the effective time of the merger.

NOMINEES FOR DIRECTORS

     The following table sets forth the name and address of the nominees for FIB directors, their principal occupation, age and period of service as our directors. Information regarding ownership of shares of our common stock as of February 20, 2001 may be found at "Security Ownership of Management." The nominees set forth below have been nominated for three-year terms expiring in the year 2004 or, if earlier, at the effective time of the merger.

                                                                        DIRECTOR OF THE
CLASS                          NAME                           AGE        COMPANY SINCE
-----                          ----                           ---       ---------------
I      Michael R. Carter....................................  46             1997
I      Frank P. Longobardi..................................  46             1997

     The following biographical information is provided for the nominees as indicated above:

     Mr. Carter is President of Carter Morse & Company and Carter Capital Corporation, a regional investment banking firm and registered broker-dealer, respectively.

     Mr. Longobardi is a partner in the certified public accounting firm of Haggett Longobardi & Company, LLC of Glastonbury, CT.

     If, at the time of our annual meeting, either of the nominees is unable to serve or declines to serve, the discretionary authority provided in the proxies may be exercised to vote for a substitute or substitutes, who would be designated by our board of directors, and would be elected to the same class or classes as the nominees.

     An affirmative vote of a majority of the shares of our common stock represented in person or by proxy at our annual meeting is necessary for the election of the individuals named above. There is no cumulative voting in elections of our directors. Unless otherwise specified, proxies will be voted in favor of the nominated individuals.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF MICHAEL R. CARTER AND FRANK P. LONGOBARDI AS DIRECTORS.

CONTINUING DIRECTORS

     Detailed below is certain information about our directors whose terms of office do not expire at our annual meeting and who consequently are not nominees for re-election at our annual meeting.

                                                                     DIRECTOR OF     TERM OF
                                                                       COMPANY     OFFICE WILL
CLASS                           NAME                           AGE      SINCE        EXPIRE
-----                           ----                           ---   -----------   -----------
II     Brett N. Silvers......................................  45       1988          2002
III    Arnold L. Chase.......................................  49       1985          2003
III    Cheryl A. Chase.......................................  47       1985          2003

     Mr. Silvers is our Chairman of the Board, President and Chief Executive Officer, and Chairman and Chief Executive Officer of First International Bank. Mr. Chase is Executive Vice President of David T. Chase Enterprises, Inc., a diversified conglomerate with extensive holdings in real estate, media, insurance, banking and international investments; President of Gemini Networks, Inc., a development stage hybrid fiber coaxial company, and a Director of The United Illuminating Company, a regional distribution utility. Ms. Chase, Esq. is Executive Vice President and General Counsel of David T. Chase Enterprises, Inc. and an Executive Vice President of Gemini Networks, Inc.

     Each director has been employed during the past five years in his or her respective position.

FIRST INTERNATIONAL BANK DIRECTORS

     All of the above-named directors of FIB are also Directors of First International Bank. In addition to the above-named directors, Cheryl A. Chase, Arnold L. Chase, Leslie A. Galbraith, William J. Anderson, Craig M. Cooper, Dean Goodermote, David G. Sandberg, Kenneth R. Sonenclar and Douglas K. Woods are also directors of First International Bank.

     Mr. Silvers, who is 45 years old, is Chairman of the Board and Chief Executive Officer of First International Bank and Chairman of the Board, President and Chief Executive Officer of FIB. Mr. Silvers is also a director of Private Export Funding Corporation, which supports U.S. exports through its financing program. See "-- Related Party Transactions." Ms. Galbraith, who is 39 years old, is President and Chief Operating Officer of First International Bank and Executive Vice President and Secretary of FIB. Mr. Anderson, who is 61 years old, retired from First International Bank in October 1997 as an Executive Vice President and currently provides consulting services to First International Bank. See "-- Related Party Transactions." Mr. Cooper, who is 44 years old, is Chief Executive Officer of Hourglass Capital Group, a regional mortgage banker. Mr. Goodermote, who is 47 years old, is Chairman and Chief Executive Officer of Clinsoft Corp., a networking software development company, and a director of Exchange Applications, Inc., a customer relationship management software company. Mr. Sandberg, who is 50 years old, is a partner in The Cornerstone Companies, a commercial real estate firm, and is President of Cornerstone Capital Advisors, Inc., a regional investment advisor. Mr. Sandberg is also a co-General Partner of Edgewater Cove Associates LP, which owns and operates a community shopping center in East Patachogue, New York, and is currently a debtor in a Chapter 11 proceeding. Mr. Sonenclar, who is 46 years old, is President of Classics Interactive, Inc., an independent management consulting firm. Mr. Woods, who is 40 years old, is President and Chief Executive Officer of Liberty Precision Industries, an automation manufacturing company. Directors of First International Bank are elected annually for a one-year term.

OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

  Attendance of Directors

     The FIB and First International Bank boards of directors generally meet quarterly. Each of these boards of directors may have additional special meetings upon the request of the Chairman of the Board, President or a majority of their respective Directors. During the year ended December 31, 2000, the FIB board of directors met 6 times and the First International Bank board of directors met 7 times. During the year ended December 31, 2000, no directors attended fewer than 75% of the aggregate FIB and FIB committee meetings for which he or she was a member.

COMPENSATION OF DIRECTORS

     Non-employee directors of FIB and First International Bank are compensated in the form of an annual retainer and fees for each meeting attended. Annual retainers are $2,500 for directors of FIB, $10,000 for directors of First International Bank and $5,000 for each committee chairman. In addition, directors receive a $750 fee for each board or committee meeting attended.

     FIB's 2000 Stock Option Plan provides that immediately after the annual meeting of FIB stockholders each year during the term of that plan, non-employee directors of FIB or First International Bank who physically attend at least 75% of the number of board meetings of the board of which they are a member (including applicable committee meetings), as applicable, in the preceding year will be granted options to purchase 1,000 shares of our common stock. Directors of FIB who are also directors of First International

Bank will be entitled to receive in any year options to acquire 1,000 shares. Options granted pursuant to the plan generally vest ratably over four years and expire ten years after grant.

COMMITTEES OF THE BOARDS OF DIRECTORS

     The FIB and First International Bank boards of directors have appointed certain committees. Among these committees are an Executive Committee, an Audit Committee, a Loan Committee, a Human Resources Committee, a Technology Committee and a Compensation Committee.

     The Executive Committee of the First International Bank board of directors meets on an ad hoc basis when empowered by the full First International Bank board of directors to take action on projects which may arise from time to time requiring more diligence or additional consultation with management or outside advisors. The Executive Committee is comprised of Messrs. Silvers, Chase, Longobardi and Carter and Ms. Chase and is chaired by Mr. Silvers. During 2000, the Executive Committee did not meet.

     The Audit Committee of the FIB board of directors oversees FIB's risk management systems and in this connection reviews the scope and results of the annual audit of FIB's consolidated financial statements conducted by FIB's independent accountants, reviews the scope of other services provided by FIB's independent accountants, and reviews FIB's policies and procedures with respect to its regulatory compliance, internal accounting, and auditing and financial control. In addition, the Audit Committee makes recommendations to the FIB board of directors on the engagement of its independent accountants, as well as other matters which may come before it or as may be directed by the FIB board of directors. The Audit Committee consists of Messrs. Longobardi, Chase, Carter and Sandberg and Ms. Chase and is chaired by Mr. Longobardi. During 2000, 7 meetings of the Audit Committee were held.

     On May 2, 2000, the Audit Committee recommended, and the board of directors adopted, an Audit Committee Charter. This charter is intended to conform to the new requirements of the SEC and Nasdaq regarding such audit committees. Pursuant to the SEC and Nasdaq rules, the board of directors has also determined that all members of the Audit Committee are eligible and qualified to serve on the Audit Committee. The board of directors determined that all five members of the Audit Committee were and are financially literate and that these members met the standards of independence and other qualifications for audit committee members.

     The Loan Committee of the First International Bank board of directors oversees the First International Bank's origination policies, its credit risk management systems, including its internal loan review policies and procedures. The Loan Committee consists of Messrs. Anderson, Carter, Longobardi, Sandberg, Woods and Ms. Chase and is chaired by Mr. Carter. During 2000, 4 meetings of the Loan Committee were held.

     The Human Resources Committee of the First International Bank board of directors determines the compensation policies and programs of First International Bank, subject to final approval by FIB's Compensation Committee. The Human Resources Committee consists of Messrs. Anderson, Chase, Longobardi and Sandberg, and is chaired by Mr. Anderson. During 2000, 3 meetings of the Human Resources Committee were held.

     The Technology Committee of the First International Bank board of directors is responsible for monitoring technological aspects of First International Bank's delivery systems. The Technology Committee consists of Messrs. Sonenclar, Chase, Cooper, Goodermote and Ms. Galbraith and is chaired by Mr. Sonenclar. During 2000, 2 meetings of the Technology Committee were held.

     The Compensation Committee of the FIB board of directors provides an independent review and oversight of, and promotes corporate accountability for, executive compensation, approves performance and base compensation policies for executive management and employees, approves incentive plans and provides oversight of FIB's benefit programs. The Compensation Committee is comprised solely of non-management directors, Messrs. Chase, Carter and Longobardi and Ms. Chase. The Compensation Committee is chaired by Mr. Chase. During 2000, 2 meetings of the Compensation Committee were held.

COMPENSATION OF PRINCIPAL EXECUTIVE OFFICERS

     The following table sets forth aggregate compensation paid by FIB over the past three calendar years to each of the most highly compensated executive officers of FIB or First International Bank (the NAMED EXECUTIVE OFFICERS).

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                      ----------------
                                            ANNUAL COMPENSATION       NUMBER OF SHARES
                                         --------------------------      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR    SALARY     BONUS     OPTIONS GRANTED    COMPENSATION
---------------------------              ----   --------   --------   ----------------   ------------
Brett N. Silvers.......................  2000   $375,000   $     --            --        $   13,743(3)
  Chairman, President and                1999   $375,000   $320,000            --        $1,682,568(2)
  Chief Executive Officer                1998   $310,961   $100,000            --        $   12,720(3)
  of FIB and Chairman and Chief
  Executive Officer of First
  International Bank(1)
Leslie A. Galbraith, CPA...............  2000   $225,000   $     --        25,000        $   13,172(3)
  Executive Vice President and
     Secretary                           1999   $225,000   $150,000        40,000        $   11,739(3)
  of FIB and President and Chief
     Operating                           1998   $162,452   $ 95,500        20,000        $    9,114(3)
  Officer of First International
     Bank(4)
Shaun P. Williams, CPA.................  2000   $153,327   $     --        15,000        $   12,107(3)
  Executive Vice President,              1999   $140,000   $ 26,962         3,150        $    9,471(3)
  Chief Financial Officer and Treasurer  1998   $105,000   $ 17,559         3,500        $    6,036(3)
  of FIB and First International
     Bank(5)

---------------

(1) Prior to December 2, 1998, Mr. Silvers was also President of First International Bank.
(2) Includes approximately $1,667,703, which represents the forgiveness by FIB of the principal balance and reimbursement of the tax liabilities associated with that forgiveness of a promissory note issued by Mr. Silvers to FIB. For more detail on that promissory note, see "Related Party Transactions." Also, includes contributions to FIB's 40l(k) Plan made by FIB on Mr. Silvers' behalf and the imputed value of life insurance premiums paid by FIB.
(3) Represents contributions to FIB's 401(k) Plan made by FIB on the Named Executive Officer's behalf and the imputed value of life insurance premiums paid by FIB and, where applicable, the value of health club memberships.
(4) Prior to September 23, 1999, Ms. Galbraith was also Chief Financial Officer and Treasurer of FIB and Bank and, prior to December 2, 1998, Ms. Galbraith was Executive Vice President and Secretary of First International Bank.
(5) Prior to September 23, 1999, Mr. Williams was employed by First International Bank as Senior Vice President, Commercial Banking.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information regarding stock options granted to Named Executive Officers in 2000.

                              INDIVIDUAL GRANTS                                     POTENTIAL REALIZABLE
                           -----------------------                                    VALUE AT ASSUMED
                                        % OF TOTAL                                    ANNUAL RATES OF
                           NUMBER OF     OPTIONS                                        STOCK PRICE
                           SECURITIES   GRANTED TO                                    APPRECIATION FOR
                           UNDERLYING   EMPLOYEES    EXERCISE                          OPTION TERM(1)
                            OPTIONS     IN FISCAL      PRICE                        --------------------
NAME                        GRANTED        YEAR      ($/SHARE)   EXPIRATION DATE       5%         10%
----                       ----------   ----------   ---------   ---------------    --------    --------
Brett N. Silvers.........        --          --           --                 --           --          --
Leslie A. Galbraith......    25,000       10.96%       $8.00     March 15, 2010     $125,779    $318,748
Shaun P. Williams........    15,000        6.58%       $8.00                   (2)  $ 75,467    $191,249

---------------

(1) Represents the hypothetical gain, on a pre-tax basis, that could be achieved for the options if exercised at the end of the option terms. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. There can be no assurance that the stock price will appreciate at the rates shown in this table.
(2) Of the 15,000 options granted to Mr. Williams during 2000, 6,400 of those options will expire on March 2, 2010, and 8,600 of those options will expire on March 15, 2010.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table shows stock option exercises by the Named Executive Officers, including the aggregate value realized upon that exercise. "Value realized" represents the excess of the closing price of our common stock on the date of exercise over the exercise price. In addition, the following table details the number of shares underlying stock options as of December 31, 2000. All options held by the Named Executive Officers are exercisable. Also reported are the values of "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of FIB common stock of $6.56.

                                                                              NUMBER OF
                                                                             SECURITIES      VALUE OF
                                                                             UNDERLYING    UNEXERCISED
                                                                             UNEXERCISED   IN-THE-MONEY
                                                                             OPTIONS AT     OPTIONS AT
                                                        SHARED                 FISCAL         FISCAL
                                                       ACQUIRED               YEAR-END       YEAR-END
                                                          ON       VALUE     -----------   ------------
NAME                                                   EXERCISE   REALIZED   EXERCISABLE   EXERCISABLE
----                                                   --------   --------   -----------   ------------
Brett N. Silvers.....................................      --          --           --             --
Leslie A. Galbraith..................................   3,000     $17,169      194,231       $345,067
Shaun P. Williams....................................      --          --       28,400       $  6,883

EXECUTIVE OFFICERS OF FIB AND FIRST INTERNATIONAL BANK

     The names and ages of the Executive Officers of FIB and First International Bank and each Executive Officer's position with FIB or First International Bank is listed below.

NAME                                        AGE   POSITIONS AND OFFICES WITH FIB OR FIRST INTERNATIONAL BANK
----                                        ---   ----------------------------------------------------------
Brett N. Silvers..........................  45    Chairman of the Board, President and Chief Executive
                                                    Officer of FIB and Chairman of the Board and Chief
                                                    Executive Officer of First International Bank
Leslie A. Galbraith.......................  39    Executive Vice President and Secretary of FIB and
                                                    President and Chief Operating Officer of First
                                                    International Bank
Shaun P. Williams.........................  41    Executive Vice President, Chief Financial Officer and
                                                    Treasurer of FIB and First International Bank

     Mr. Silvers has served as our Chairman of the Board, President and Chief Executive Officer and as Chairman of the Board and Chief Executive Officer of First International Bank since 1988. Mr. Silvers served as President of First International Bank from 1988 until December 1998. Ms. Galbraith served as our Chief Financial Officer and Treasurer from October 1990 to September 1999 and as Secretary of FIB since March 1992. Since joining FIB, Ms. Galbraith has also been our Vice President and Senior Vice President and is currently an Executive Vice President of FIB. Ms. Galbraith also served as Chief Financial Officer and Treasurer of First International Bank from October 1990 to September 1999 and as President and Chief Operating Officer of First International Bank since December 1998. Ms. Galbraith served as Secretary of First International Bank from 1992 to December 1998. In September 1999, Mr. Williams became our Chief Financial Officer and Treasurer and First International Bank. Mr. Williams has served as Vice President and Senior Vice President of First International Bank, responsible for management of First International Bank's credit and administration functions and related business units, and as a lender. In July 1997, Mr. Williams became a Commercial Banking Business Manager of First International Bank.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee is responsible for establishing the compensation policies of FIB and First International Bank. The Compensation Committee consists of Directors who are not officers or employees of FIB.

     The Committee's primary responsibilities are to provide independent review and oversight and promote corporate accountability for executive compensation, approve performance and base compensation policies for executive management and employees, approve incentive plans, and to provide oversight of Company benefit programs.

     Pursuant to rules of the SEC, set forth below is a report prepared by FIB's Compensation Committee addressing our and First International Bank's compensation policies for 2000 as they affected Mr. Silvers, our chief executive officer, Ms. Galbraith, FIB's executive vice president and Mr. Williams, our chief financial officer and executive vice president.

  Relationship of Performance Under Compensation Plans:

     Our executive officer compensation program consists of three primary components: base salary, discretionary annual bonuses and grants of stock or stock options. Through these components, we are committed to providing an executive officer compensation program that helps to attract and retain highly qualified executive officers. As discussed before, each of our executive officers is employed by us or First International Bank, as the case may be, pursuant to the terms of an employment agreement which provides for an initial base salary, discretionary bonus awards and, in the case of Ms. Galbraith and Mr. Williams, annual grants of stock options. The Compensation Committee believes that these agreements are consistent with our compensation goals.

     Each executive officer's annual performance serves as the basis for making adjustments to base salary. Individual performance evaluations are closely tied to achievement of short as well as long term goals and objectives, individual initiative, team-building skills, level of responsibility and above-average corporate performance.

     The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Thus, the Committee has incorporated and will further incorporate these elements in designing the compensation packages of our executive officers.

  CEO Compensation:

     Mr. Silvers serves FIB and First International Bank pursuant to an employment agreement dated June 30, 1994, as amended on July 3, 1997, January 27, 1999, and further amended on March 15, 2000, which provides for his employment as Chairman and Chief Executive Officer of First International Bank and as our Chairman, President and Chief Executive Officer through June 30, 2001. The terms of Mr. Silvers' contract were negotiated at arms-length. See
"-- Employment Agreements" for a more detailed discussion of these arrangements.

  Compensation of Other Named Executive Officers:

     Leslie A. Galbraith and Shaun P. Williams have each entered into employment agreements with First International Bank. These agreements specify the terms of their employment. See "-- Employment Agreements" for a more detailed discussion of these arrangements.

         Members of the Compensation Committee,

         Arnold L. Chase, Chair
         Michael R. Carter
         Cheryl A. Chase
         Frank P. Longobardi

RELATED PARTY TRANSACTIONS

     As described below under "Compensation Committee Interlocks and Insider Participation," First International Bank engages in banking transactions with directors and officers of FIB, and with their associates.

     On April 15, 1994, FIB issued 614,600 shares of common stock to Brett N. Silvers, Chairman of the Board, President and Chief Executive Officer of FIB and Chairman and Chief Executive Officer of First International Bank, for an aggregate purchase price of $1,037,796, or $1.69 per share. Mr. Silvers delivered to FIB, as payment of the purchase price, $17,560 in cash and a promissory note in the principal amount of $1,020,236. To secure the payment of this note, Mr. Silvers pledged all 614,600 of these shares to FIB. No principal or interest was payable under this note prior to December 31, 2000. The interest accrued on this note, and any interest that would have accrued in the future, was forgiven by FIB upon completion of FIB's public offering in September 1997. In addition to the forgiveness of interest, FIB paid a bonus to Mr. Silvers in the amount of his resulting income tax liability. On January 27, 1999, FIB agreed to forgive the remaining principal balance of this note and to release the 614,600 shares of our common stock from the pledge. In addition to the forgiveness of principal, FIB agreed to pay a bonus to Mr. Silvers in the amount of his resulting income tax liability. See "-- Employment Agreements."

     On January 27, 1999, FIB agreed to sell 200,000 shares of common stock to Mr. Silvers in connection with the execution of an amended employment agreement, for an aggregate purchase price of $2,000,000, or $10.00 per share, which was the closing price of our common stock as listed on the Nasdaq National Market on that date. On March 31, 1999, Mr. Silvers delivered to FIB, as payment of the purchase price for these shares, $20,000 in cash and a promissory note in the principal amount of $1,980,000. To secure the payment of this note, Mr. Silvers pledged all 200,000 of these shares to FIB. No principal or interest is payable under this note prior to April 1, 2002. The interest and principal of this note may be forgiven by FIB in certain circumstances involving a "change in control" of FIB. In addition to any possible future forgiveness, FIB agreed to reimburse Mr. Silvers for all tax liabilities associated with any future forgiveness. See "ELECTION OF DIRECTORS -- Employment Agreements". Effective January 24, 2001, we repurchased 241,600 shares of our stock from Nancy W. Silvers, wife of Mr. Silvers, and, at her request, applied the proceeds of this purchase to the repayment of Mr. Silvers' note. See "The
Merger -- Interests of Certain Persons in the Merger."

     Mr. Silvers is a director of the Private Export Funding Corporation (PEFCO), a corporation established to support U.S. exports through its financing programs. First International Bank is one of 38 companies that owns shares of the common stock of PEFCO. At December 31, 2000, First International Bank's holdings represented 1.9% of PEFCO's outstanding common stock. First International Bank also sells PEFCO loans that it originates under various government guaranteed loan programs of the Export-Import Bank of the United States.

     On September 16, 1997, First International Bank entered into a consulting and non-competition agreement with William J. Anderson, who retired as an Executive Vice President of First International Bank in October 1997. Mr. Anderson remains a Director of First International Bank, however. Pursuant to this agreement, as amended as of March 1, 1999, Mr. Anderson has agreed to assist First International Bank in business development and other matters from time to time. Mr. Anderson will be paid $60,000 annually until December 31, 2005 under this agreement.

     FIB and First International Bank obtained legal services during 2000, and anticipate obtaining these services in 2001, from the law firm of Bingham Dana LLP. Bruce C. Silvers, a partner at Bingham Dana LLP, is the brother of Brett N. Silvers, Chairman of the Board, President and Chief Executive Officer of FIB and Chairman of the Board and Chief Executive Officer of First International Bank. Legal fees paid to Bingham Dana LLP for 2000 aggregated $1,040,551.

     First International Bank has had, and expects to have in the future, various loan and other banking transactions in the ordinary course of business with the directors, executive officers and principal stockholders of FIB, First International Bank and entities with which those persons may be associated. All of these transactions: (i) have been and will be made in the ordinary course of business; (ii) have been and will be made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with unrelated persons; and (iii) in the opinion of management do not and will not involve more than the normal risk of collectibility or otherwise present other terms less favorable to First International Bank than would otherwise be obtained with unrelated persons. As of December 31, 2000, the total dollar amount of extensions of credit to directors and Named Executive Officers and any of their associates was approximately $188,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee includes Arnold L. Chase, Michael R. Carter, Cheryl A. Chase and Frank P. Longobardi, all of whom were independent, non-employee directors of either FIB or First International Bank.

EMPLOYMENT AGREEMENTS

     Brett N. Silvers entered into an employment agreement with FIB and First International Bank, dated as of June 30, 1994, as amended July 3, 1997, January 27, 1999, and further amended on March 15, 2000, pursuant to which Mr. Silvers is employed as the Chairman of the Board, President and Chief Executive Officer of FIB and as Chairman and Chief Executive Officer of First International Bank. The employment agreement provides for a base annual salary of $375,000, effective January 1, 2000, with annual increases determined by, and at the sole discretion of, the FIB board of directors, plus various benefits including club memberships, life insurance and use of an automobile. The term of the agreement extends through June 30, 2001. If, during the term of the agreement, there occurs a material change in the authority and responsibility of Mr. Silvers, Mr. Silvers will have the right to terminate his employment and to receive severance pay equal to one year's salary. If, during the term, Mr. Silvers' employment is terminated by FIB without "cause" (as defined in the agreement), Mr. Silvers will also have the right to receive severance pay equal to one year's salary.

     In addition to these arrangements, the employment agreement contemplates that the FIB board of directors and the Executive Committee of First International Bank may award annual discretionary performance bonuses to Mr. Silvers. Furthermore, interest accrued on the promissory note delivered by Mr. Silvers to FIB in connection with Mr. Silvers' purchase of our common stock in 1994 (see "-- Related Party Transactions"), and any interest that would have accrued in the future, was forgiven by FIB upon consummation of FIB's public offering in September 1997. In addition, FIB paid a bonus to Mr. Silvers in the amount of his resulting income tax liability. On January 27, 1999, FIB agreed to forgive the principal balance of this note and to release the shares of our common stock from the pledge to which these shares were subject. In addition to this forgiveness of principal, FIB paid a bonus to Mr. Silvers in the amount of his resulting income tax liability.

     The employment agreement also provides that the interest and principal of the promissory note delivered by Mr. Silvers to FIB in connection with his purchase of an additional 200,000 shares of our common stock (see "-- Related Party Transactions") would be forgiven by FIB, and any resulting income tax liability of Mr. Silvers paid by FIB, if (a) Arnold L. Chase, Cheryl A. Chase, Rhoda L. Chase, and David T. Chase and their affiliates dispose of 50% or more of their beneficial ownership of our common stock as of March 31, 1999 or of any successor to FIB (taking into consideration adjustments for any stock dividends, splits, combinations or exchanges, or otherwise subsequent to March 31, 1999), and (b) the average price per share of our common stock received by these stockholders for all stock sold by them to unrelated persons and entities was at least $30.00 per share (taking into consideration adjustments for any stock dividends, splits, combinations or exchanges, or otherwise subsequent to March 31, 1999) or a lesser amount as determined at the sole discretion of our board of directors. Effective January 24, 2001, we repurchased 241,600 shares of our stock from Nancy W. Silvers, wife of Mr. Silvers, and, at her request, applied the proceeds of this purchase to the repayment of Mr. Silvers' note. See "The Merger -- Interests of Certain Persons in the Merger."

     The employment agreement also provides that if these stockholders enter into an agreement to sell all or a majority of the our common stock owned by them, they will cause the buyer to give Mr. Silvers the opportunity to sell the same percentage of his shares of FIB common stock as these stockholders are selling, on the same terms as are applicable to the sale of shares by these stockholders.

     Further, in connection with the January 27, 1999 amendment of Mr. Silvers' employment agreement, FIB and Mr. Silvers' wife, Nancy W. Silvers, and the Silvers Family Trust, to whom all of Mr. Silvers' shares of our common stock have been transferred, have entered into a Registration Rights Agreement dated March 31, 1999. Under this Registration Rights Agreement, these stockholders have the right, under certain circumstances, to require that FIB register all or a portion of their shares of our common stock under the Securities Act of 1933, as amended. In addition, these stockholders have the right to participate in future underwritten public offerings of shares of our common stock by FIB.

     Leslie A. Galbraith entered into an employment agreement with First International Bank, dated March 15, 2000, pursuant to which Ms. Galbraith is employed as President and Chief Operating Officer of First International Bank. Ms. Galbraith's employment agreement provides for a base annual salary at the rate of $225,000, plus various benefits, including life and disability insurance. The term of her employment agreement extends through June 30, 2001.

     On March 15, 2000, FIB agreed to grant Ms. Galbraith additional options under FIB's Stock Option Plans to purchase 25,000 shares of our common stock at an exercise price of $8.00 per share. These options are currently exercisable.

     Shaun P. Williams entered into an employment agreement with First International Bank, dated March 6, 2000, pursuant to which Mr. Williams is employed as Executive Vice President, Chief Financial Officer and Treasurer of both FIB and First International Bank. Mr. Williams' current base annual salary is $165,000, and he is entitled to various benefits including life and disability insurance. The term of his employment agreement extends through February 28, 2002. On March 2, 2000, FIB agreed to grant Mr. Williams additional options under FIB's Stock Option Plans to purchase 15,000 shares of FIB common stock at an exercise price of $8.00 per share. These options are currently exercisable.

     Under their respective employment agreements, if, (i) within one year after a "change in control" (as defined below) of FIB, there is a material reduction in the authority or responsibility of Ms. Galbraith or Mr. Williams or there is an involuntary relocation of his or her place of employment to a location more than 40 miles from the current headquarters of First International Bank, or (ii) if his or her employment is terminated "without cause" (as defined in the employment agreement), he or she will have the right to terminate employment and to receive severance pay equal to one year's salary. In addition, all options held to purchase Common Stock become immediately exercisable. If, outside of the context of a "change in control" of FIB, the employment of Ms. Galbraith or Mr. Williams is otherwise terminated by FIB "without cause," he or she will have the right to receive severance pay equal to one year's salary.

     Under these employment agreements, a "change in control" of FIB is deemed to occur if Brett N. Silvers and his affiliates and the Chase Stockholders at any time cease in the aggregate to beneficially own at least 25% of the outstanding Common Stock or of any successor to FIB.

     As described in this proxy statement/prospectus in the section entitled, "The Merger -- Interests of Certain Persons in the Merger," Mr. Silvers' and Ms. Galbraith's existing employment agreements will be terminated at the effective time of the merger and the terms of each of their employment with us after the effective time of the merger will be governed by a retention agreement. In addition, the registration rights agreement to which Mr. Silvers and his affiliates are parties will be terminated. Also, Mr. Williams' employment agreement is being amended effective at the effective time of the merger. See "The Merger -- Interests of Certain Persons in the Merger" for a description of the terms of this amendment.

PERFORMANCE GRAPH

     The following table compares the total return on FIB common stock for the period September 23, 1997 (the date of FIB's public offering of common stock) through December 31, 2000 against the cumulative total returns on the Nasdaq Stock Market Index (U.S.) and the Nasdaq Financial Stock Index during the same period. The Nasdaq Financial Index is comprised of the 100 largest financial organizations listed on the Nasdaq National Market tier of The Nasdaq Stock Market. The stock price performance on the graph below is not necessarily indicative of future stock price performance.

                                                 NASDAQ STOCK MARKET       NASDAQ FINANCIAL STOCKS    FIRST INTERNATIONAL BANCORP
                                                 -------------------       -----------------------    ---------------------------
Sept. 1997                                               100                         100                          100
Dec. 1997                                                 94                         108                           75
Mar. 1998                                                110                         114                          100
Jun-98                                                   113                         111                           89
Sept. 1998                                               102                          92                           59
Dec. 1998                                                132                         105                           53
Mar. 1999                                                148                         103                           59
Jun-99                                                   162                         115                           81
Sept. 1999                                               165                         106                           62
Dec. 1999                                                240                         103                           50
Mar. 2000                                                275                          98                           43
Jun-00                                                   239                          91                           50
Sept. 2000                                               220                         106                           45
Dec. 2000                                                148                         114                           41
Feb. 2001                                                128                         111                           53

     This data assumes $100.00 invested on September 23, 1997, with all dividends reinvested, in each of our common stock, the Nasdaq Stock Market Index (U.S.) and the Nasdaq Financial Stock Index.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the ownership of our common stock as of February 20, 2001 by each of the directors and the Named Executive Officers and the directors and the Executive Officers as a group. Except as set forth below, we know of no other holders of more than 5% of the outstanding shares of our common stock.

                                                                        BENEFICIAL    PERCENT
NAME                                                          STATUS   OWNERSHIP(1)   OF CLASS
----                                                          ------   ------------   --------
William J. Anderson.........................................   (b)         25,475       *
Michael R. Carter...........................................   (a)          7,175       *
Arnold L. Chase.............................................   (a)      1,948,856(2)    24.2%
Cheryl A. Chase.............................................   (a)      1,958,656(3)    24.4%
Craig M. Cooper.............................................   (b)          6,750       *
Leslie A. Galbraith.........................................  (b)(c)      238,097        2.9%
Dean Goodermote.............................................   (b)            838       *
Frank P. Longobardi.........................................   (a)          9,975(4)    *
David G. Sandberg...........................................   (b)         17,596       *
Brett N. Silvers............................................  (a)(c)      573,000(5)     7.1%
Kenneth R. Sonenclar........................................   (b)         40,050       *
Shaun P. Williams...........................................   (c)         40,067(6)    *
Douglas K. Woods............................................   (b)          1,450       *
Directors and Executive Officers as a Group.................            4,867,985       57.7%

---------------

 *  Shareholdings represent less than 1.00% of class
(a) Designates Director of FIB and First International Bank.
(b) Designates Director of First International Bank only.
(c) Designates Named Executive Officer.
---------------

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or direct the voting of, or the power to dispose or to direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set opposite their respective names. Shares of our common stock subject to options currently exercisable within sixty (60) days following March 2, 2001, are deemed outstanding for computing the share ownership and percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
(2) Includes (i) 55,227 shares held as joint trustee with Stanley N. Bergman for the Arnold Chase Accumulation Trust I, a trust of which Mr. Chase and his children are the beneficiaries, (ii) 55,227 shares held as joint trustee with Stanley N. Bergman for the Arnold Chase Accumulation Trust II, a trust of which Mr. Chase and his children are the beneficiaries, (iii) 1,355 shares owned in joint tenancy with Sandra M. Chase, Mr. Chase's wife, (iv) 816,500 shares held as joint trustee with Kenneth N. Musen for The Arnold L. Chase Family Spray Trust, a trust of which Mr. Chase and his children are the beneficiaries, and (v) 1,500 exercisable options to purchase common stock.

    Does not include (i) 1,774,884 shares beneficially owned by Cheryl A. Chase, Mr. Chase's sister, (ii) 182,522 shares held by the Darland Trust, a trust for which Rothschild Trust Cayman Ltd. is trustee and Cheryl A. Chase and her children are the primary beneficiaries, (iii) 138,169 shares owned by David T. Chase, Mr. Chase's father, and (iv) 55,000 shares owned by DTC Holdings Corporation, a company of which Mr. Chase is a director and executive officer. Mr. Chase disclaims beneficial ownership over all shares beneficially owned by Mr. Chase's sister, father, The Darland Trust, and DTC Holdings Corporation.
(3) Includes (i) 55,227 shares held as joint trustee with Stanley N. Bergman for the Cheryl A. Chase Accumulation Trust I, a trust of which Ms. Chase and her children are the beneficiaries, (ii) 55,227 shares held as joint trustee with Stanley N. Bergman for the Cheryl A. Chase Accumulation Trust II, a trust of which Ms. Chase and her children are the beneficiaries, (iii) 32,039 shares held as joint trustee with Kenneth N. Musen for the Cheryl A. Chase Marital Trust, a trust of which Ms. Chase and her children are the beneficiaries, (iv) 816,500 shares held as joint trustee with Kenneth N. Musen for The Cheryl Anne Chase Family Spray Trust, a trust of which Cheryl
    A. Chase and her children are the beneficiaries, (v) 182,522 shares held by The Darland Trust, a trust for which Rothschild Trust Cayman Ltd. is trustee and Cheryl A. Chase and her children are the primary beneficiaries, and (vi) 1,500 exercisable options to purchase FIB common stock.

    Does not include (i) 1,947,606 shares beneficially owned by Arnold L. Chase, Ms. Chase's brother, (ii) 138,169 shares owned by David T. Chase, Mr. Chase's father, and (iii) 55,000 shares owned by DTC Holdings Corporation a company of which Mr. Chase is a director and executive officer. Ms. Chase disclaims beneficial ownership over all shares beneficially owned by Ms. Chase's brother, father, The Darland Trust, and DTC Holdings Corporation.
(4) Includes 1,050 shares held in the name of Haggett, Longobardi & Company LLC, of which Mr. Longobardi is a partner and 925 shares held by Patricia Synhorst, Mr. Longobardi's wife.
(5) Includes (i) 100,000 shares owned by The Silvers Family Trust f/b/o Rebecca Anne Silvers, (ii) 100,000 shares owned by The Silvers Family Trust f/b/o Claudia Belle Silvers, and (iii) 373,000 shares owned by Mr. Silvers' wife.
(6) Includes 5,000 shares owned in joint tenancy with R.A. Melanie Pilgrim, D.M.D., Mr. Williams' wife.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires FIB's executive officers, directors, and 10% shareholders to file reports of ownership (Form 3) and changes of ownership (Form 4) with respect to our common stock with the SEC. These individuals are required to furnish FIB with copies of all
Section 16(a) forms they file. Based upon a review of these filings, FIB believes that all forms required to be filed by these individuals were filed on a timely basis.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     It is expected that representatives of PricewaterhouseCoopers LLP, our auditors, will be present at our annual meeting and that they will have an opportunity to make statements if they so desire and will be available to respond to appropriate questions.

                                   AUDIT FEES

     The aggregate fees billed for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in our quarterly reports for the 2000 fiscal year, were $200,000.

                      FINANCIAL INFORMATION SYSTEMS DESIGN
                            AND IMPLEMENTATION FEES

     There were no fees billed for professional services rendered for financial systems design and implementation electronic data processing rendered by our principal accountant for the fiscal year ended December 31, 2000.

                                 ALL OTHER FEES

     The aggregate fees billed for all other services including tax, securitization and other services, rendered by our principal accountant for the fiscal year ended December 31, 2000 were $293,000.

                              AUDITOR INDEPENDENCE

     Our Audit Committee has considered whether the provision of the services described under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the principal accountant's independence.

                         REPORT OF THE AUDIT COMMITTEE

     Our Audit Committee has reviewed and discussed the audit of our financial statements for the fiscal year ended December 31, 2000 with our management.

     Our Audit Committee has discussed with our independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU sec.380).

     Our Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with our independent accountant our independent accountant's independence.

     Based on the review and discussions with management and our independent accountants referred to above, our Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and for filing with the SEC.

                                          Respectfully submitted,

                                          Frank P. Longobardi, Chairman
                                          Arnold L. Chase
                                          Cheryl A. Chase
                                          Michael R. Carter
                                          David G. Sandberg

                                 OTHER MATTERS

     As of the date of this proxy statement/prospectus, the only business that our board of directors intends to present or knows that others will present at our annual meeting is as set forth above. If any other matter properly comes before our annual meeting for action, it is intended that the persons named in the accompanying proxy card and acting under the proxy will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                            FOR 2002 ANNUAL MEETING

     FIB Stockholders who desire to submit proposals for consideration at our annual meeting in 2001, if the merger has not been consummated prior to the date of that meeting, will be required, pursuant to Rule 14a-8 of the Securities and Exchange Commission, to deliver their proposal to FIB on or prior to December 2, 2001. Please forward any shareholder proposals to the Secretary of FIB at the address indicated below.

                                    EXPERTS

     Our consolidated financial statements incorporated in this proxy statement/prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2000, have been incorporated by reference in this proxy statement/prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent public accountants, as indicated in their report, and are incorporated by reference in this proxy statement/ prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements incorporated in this proxy statement/prospectus by reference from UPS' Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the shares of the UPS Class B common stock offered hereby will be passed upon for UPS by King & Spalding, 191 Peachtree Street, Atlanta, Georgia. Certain tax matters with respect to the merger will be passed upon for us by Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts.

                      WHERE YOU CAN FIND MORE INFORMATION

     Each of UPS and FIB is subject to the information filings requirements of the Securities and Exchange Act of 1934, or the Exchange Act, and, in accordance with that act, are obligated to file with the SEC periodic reports, proxy statements and other information relating to their respective businesses, financial conditions and other matters. These reports, proxy statements and other information may be inspected at the Commission's office at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549, and are also available for inspection at the regional offices of the Commission located at Citicorp Center, 13th Floor, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of these materials can be obtained, upon payment of the Commission's customary charges, by writing to the Commission's principal office at 450 Fifth Street, NW, Washington, D.C. 20549. The Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information.

     The SEC permits FIB and UPS to "incorporate by reference" information into this proxy statement/ prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly into this proxy statement/prospectus.

     This proxy statement/prospectus incorporates by reference the documents listed below that each of UPS and FIB have previously filed with the SEC. They contain important information about each of UPS and FIB and their respective financial conditions.

FIB SEC FILINGS                                              PERIOD
---------------                                              ------
Annual Report on Form 10-K.................................  Year ended December 31, 2000
The description of the FIB common stock set forth in the
  registration statement filed by FIB on Form 8-A dated
  July 22, 1997, and any amendment or report filed for the
  purpose of updating such description.....................  Filed on July 22, 1997
Current Reports on Form 8-K................................  Filed:
                                                             - January 19, 2001
                                                             - January 16, 2001

UPS FILINGS                                                  PERIOD OR DATE FILED
-----------                                                  --------------------
Annual Report on Form 10-K.................................  Year ended December 31, 2000
The description of UPS common stock set forth in the
  registration statement on Form 8-A12B filed pursuant to
  Section 12 of the Exchange Act, including any amendment
  or report filed with the SEC for the purpose of updating
  this description.........................................  Filed on November 4, 1999

     UPS and FIB are also incorporating by reference additional documents that either company may file with the SEC pursuant to the Exchange Act between the date of this proxy statement/prospectus and the date of our annual meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     FIB has supplied all information contained or incorporated by reference by reference in this proxy statement/prospectus relating to FIB, as well as all pro forma financial information, and UPS has provided all relevant information relating to UPS.

     You can obtain any of these documents incorporated by reference in this proxy statement/prospectus through FIB or UPS, as the case may be, or from the SEC through the SEC's Internet world wide web site at the address described above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following address:

                                                  UPS
                 FIB                      Investor Relations
         Investor Relations             United Parcel Service,
  First International Bancorp, Inc.              Inc.
         280 Trumbull Street           55 Glenlake Parkway, N.E.
     Hartford, Connecticut 06103        Atlanta, Georgia 30328
      Telephone: (860) 727-0700        Telephone: (404) 828-6000

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY [          ] TO
RECEIVE THEM BEFORE THE ANNUAL MEETING. If you request any incorporated documents from us, we will mail them to you by first class mail or another equally prompt means, within one business day after we receive your request.

     Neither FIB nor UPS has authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this proxy statement/ prospectus or in any of the materials that are incorporated into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange all or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities; then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

                                   APPENDIX A
                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          UNITED PARCEL SERVICE, INC.

                       FIRST INTERNATIONAL BANCORP, INC.

                                      AND

                           STAG MERGER COMPANY, INC.

                          DATED AS OF JANUARY 15, 2001

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 1.  THE MERGER..........................................................   A-7
     1.1.    Merger......................................................   A-7
     1.2.    Effective Time..............................................   A-7
     1.3.    Effect of Merger............................................   A-7
     1.4.    Additional Actions..........................................   A-8
     1.5.    Tax Consequences............................................   A-8
 2.  CONVERSION OF SHARES................................................   A-8
     2.1.    Conversion of Shares........................................   A-8
     2.2.    Escrow Shares...............................................   A-8
     2.3.    Assumption of Employee and Director Stock Options...........   A-9
     2.4.    Exchange of Certificates....................................  A-10
     2.5.    Closing of Target's Transfer Books..........................  A-11
     2.6.    Changes in Parent Common Stock..............................  A-12
 3.  REPRESENTATIONS AND WARRANTIES OF PARENT............................  A-12
     3.1.    Corporate Organization......................................  A-12
     3.2.    Authority...................................................  A-12
     3.3.    Capitalization..............................................  A-12
     3.4.    Information in Disclosure Documents, Registration Statement,  A-13
             Etc.........................................................
     3.5.    Consents and Approvals; No Violation........................  A-13
     3.6.    Reports.....................................................  A-13
     3.7.    Financial Statements........................................  A-14
     3.8.    Absence of Certain Changes or Events........................  A-14
     3.9.    Tax Treatment...............................................  A-14
     3.10.   Fees........................................................  A-14
     3.11    Litigation..................................................  A-14
     3.12.   Parent Action...............................................  A-14
     3.13.   Disclosure Letter...........................................  A-14
 4.  REPRESENTATIONS AND WARRANTIES OF TARGET............................  A-15
     4.1.    Corporate Organization......................................  A-15
     4.2.    Authority...................................................  A-15
     4.3.    Capitalization..............................................  A-15
     4.4.    Subsidiaries................................................  A-16
     4.5.    Information in Disclosure Documents, Registration Statement,  A-16
             Etc.........................................................
     4.6.    Consents and Approvals; No Violation........................  A-16
     4.7.    Reports.....................................................  A-17
     4.8.    Financial Statements........................................  A-17
     4.9.    Taxes.......................................................  A-18
     4.10.   Officers and Employees......................................  A-19
     4.11.   Employee Plans..............................................  A-19
     4.12.   Labor Relations.............................................  A-21
     4.13.   Material Contracts..........................................  A-23
     4.14.   Absence of Certain Changes or Events........................  A-24
     4.15.   Litigation..................................................  A-24
     4.16.   Compliance with Laws, Orders, Guarantee Programs............  A-24
     4.17.   Agreements with Bank Regulators, Etc........................  A-25
     4.18.   Target Ownership of Stock...................................  A-25
     4.19.   Fees........................................................  A-26
     4.20.   Target Action...............................................  A-26
     4.21.   Vote Required...............................................  A-26

                                                                           PAGE
                                                                           ----
     4.22.   Material Interests of Certain Persons.......................  A-26
     4.23.   Intellectual Property.......................................  A-26
     4.24.   Interest Rate Risk Management Instruments...................  A-26
     4.25.   Insurance...................................................  A-27
     4.26.   Real Property and Environmental Matters.....................  A-27
     4.27.   Rescission of Repurchases...................................  A-29
     4.28.   Allowances For Possible Loan Losses.........................  A-29
     4.29.   Tax Treatment...............................................  A-29
     4.30    Call Reports................................................  A-29
     4.31.   Disclosure Letter...........................................  A-30
 5.  COVENANTS...........................................................  A-30
     5.1.    Acquisition Proposals.......................................  A-30
     5.2.    Interim Operations of Target................................  A-31
     5.3.    Employee Matters............................................  A-33
     5.4.    Access and Information......................................  A-34
     5.5.    Certain Filings, Consents and Arrangements..................  A-34
     5.6.    State Takeover Statutes.....................................  A-35
     5.7.    Indemnification and Insurance...............................  A-35
     5.8.    Additional Agreements.......................................  A-36
     5.9.    Publicity...................................................  A-36
     5.10.   Preparation of the Registration Statement and the Proxy       A-36
             Statement; Target Meeting...................................
     5.11.   Stock Exchange Listings.....................................  A-37
     5.12.   Shareholder Litigation......................................  A-37
     5.13.   Tax-free Reorganization Treatment...........................  A-37
     5.14.   Letter from Target's Accountants............................  A-37
     5.15.   Expenses....................................................  A-37
     5.16.   Adverse Action..............................................  A-37
     5.17.   Standstill Agreements; Confidentiality Agreements...........  A-38
     5.18.   Affiliates..................................................  A-38
     5.19.   Dividends...................................................  A-38
     5.20.   Exemption from Liability Under Section 16(b)................  A-38
     5.21.   Target Stock Options/Registration Statements on Form S-8....  A-38
     5.22.   Calculation of Net Book Value...............................  A-38
     5.23.   Reserved....................................................  A-39
     5.24.   Calculation of Escrow Balance...............................  A-39
     5.25.   Calculation of Escrow Shares................................  A-39
     5.26.   Repayment of Stockholder Loans..............................  A-39
     5.27    Deposit Sale................................................  A-39
 6.  CLOSING MATTERS.....................................................  A-40
     6.1.    The Closing.................................................  A-40
     6.2.    Documents and Certificates..................................  A-40
 7.  CONDITIONS..........................................................  A-41
     7.1.    Conditions to Each Party's Obligations to Effect the          A-41
             Merger......................................................
     7.2.    Conditions to Obligation of Target to Effect the Merger.....  A-41
     7.3.    Conditions to Obligation of Parent to Effect the Merger.....  A-42
 8.  MISCELLANEOUS.......................................................  A-44
     8.1.    Termination.................................................  A-44
     8.2.    Expense Reimbursement.......................................  A-44
     8.3.    Non-Survival of Representations, Warranties and               A-45
             Agreements..................................................
     8.4.    Waiver and Amendment........................................  A-46

                                                                           PAGE
                                                                           ----
     8.5.    Entire Agreement............................................  A-46
     8.6.    Applicable Law..............................................  A-46
     8.7.    Certain Definitions.........................................  A-46
     8.8.    Descriptive Headings........................................  A-49
     8.9.    Notices.....................................................  A-50
     8.10.   Counterparts................................................  A-50
     8.11.   Assignment..................................................  A-50
     8.12.   Severability................................................  A-50
     8.13.   Void........................................................  A-51
Exhibits
  Exhibit A -- Form of Voting Agreement..................................
  Exhibit B -- Form of Affiliate Agreement...............................
  Exhibit C -- Form of Escrow and Indemnity Agreement....................

                             INDEX TO DEFINED TERMS

TERM                                                              SECTION
----                                                              -------
145 Affiliate...............................................  5.18(a)
Acquisition Transaction.....................................  5.1
ADA.........................................................  4.12(i)
ADEA........................................................  4.12(i)
Affiliate...................................................  8.7(a)
Agreement...................................................  First Paragraph
AIG Insurance Policy........................................  4.16(b)
Allowance...................................................  4.28
Amendments..................................................  5.3(b)
Applicable Benefit Laws.....................................  4.11(b)
BHC Act.....................................................  4.1
Break-up Fee................................................  8.2(a)
Burdensome Condition........................................  7.1(c)
Calculation Date............................................  5.22
CBD.........................................................  4.7
Certificate.................................................  2.4(a)
Certificate of Merger.......................................  1.2
Class A Common Stock........................................  3.3
Closing.....................................................  6.1
Closing Date................................................  6.1
Code........................................................  Recitals
Commission..................................................  3.4
Confidentiality Agreement...................................  5.4
Consents....................................................  7.1(c)
Constituent Corporations....................................  1.2
Control.....................................................  8.7(a)
Costs.......................................................  5.7(a)
Deposit Acquirors...........................................  5.27(a)
Deposit Assumption..........................................  5.27(a)
Deposit Assumption Agreement................................  5.27(a)
Deposit Sale Agreement......................................  5.19(b)
DGCL........................................................  1.1
Effective Time..............................................  1.2

TERM                                                              SECTION
----                                                              -------
Employee/Consulting Agreements..............................  4.10
Environmental Law...........................................  4.26(a)(i)
ERISA Affiliate Plan........................................  8.7(i)
ERISA.......................................................  8.7(h)
Escrow......................................................  2.2(a)
Escrow and Indemnity Agreement..............................  2.2(a)
Escrow Calculations.........................................  5.24
Exchange Act................................................  3.5
Exchange Agent..............................................  2.4(a)
Exchange Fund...............................................  2.4(a)
Ex-Im.......................................................  4.16(b)
FDIA........................................................  4.17
FDIC........................................................  4.7
Federal Reserve Board.......................................  4.7
FLSA........................................................  4.12(i)
FMLA........................................................  4.12(i)
GAAP........................................................  3.7
Governmental Entity.........................................  3.5
Group.......................................................  8.7(j)
Hazardous Substance.........................................  4.26(a)(ii)
HSR Act.....................................................  3.5
Indemnified Party...........................................  5.7(a)
Insurance Amount............................................  5.7(b)
Interim Financial Statements................................  4.8
Interim Reports.............................................  5.2(j)
IRS.........................................................  4.11
Labor laws..................................................  4.12(g)
Market Price................................................  8.7(q)
Material Adverse Effect.....................................  8.7(r)
Merger......................................................  Recitals
Merger Consideration........................................  8.7(s)
NLRB........................................................  4.12(a)
New Option..................................................  2.3(a)
ORE.........................................................  4.28
OSHA........................................................  4.12(k)
Parent......................................................  First Paragraph
Parent Common Stock.........................................  3.3
Parent Disclosure Letter....................................  3.13
Parent SEC Reports..........................................  3.6
Parent Stock Option Plans...................................  3.3(e)
PBGC........................................................  4.11
PCBs........................................................  4.26(a)(ii)
Per Share Merger Consolidation..............................  8.7(u)
Per Share Stock Consideration...............................  8.7(y)
Person......................................................  8.7(x)
Preferred Stock.............................................  3.3
Proxy Statement.............................................  3.4
Real Properties.............................................  4.26(a)(iii)
Required Regulatory Changes.................................  5.2(h)
Recommended Regulatory Changes..............................  4.17(b)
Regulatory Changes..........................................  5.2(h)

TERM                                                              SECTION
----                                                              -------
Registration Statement......................................  3.4
Regulatory Approval.........................................  8.7(y)
Regulatory Financial Statements.............................  4.30
SBA.........................................................  4.16(b)
Securities Act..............................................  3.4
Silvers Agreement...........................................  7.3(d)
SROs........................................................  4.7
Stockholder Loan............................................  5.26
Sub.........................................................  First Paragraph
Subsidiary..................................................  8.7(dd)
Surviving Corporation.......................................  1.3(a)
Target......................................................  First Paragraph
Target Benefit Plan.........................................  8.7(gg)
Target Common Stock.........................................  Recitals
Target Contracts............................................  4.13
Target Disclosure Letter....................................  4.29
Target Employee Plans.......................................  4.11
Target Insurance Policies...................................  4.25
Target Intellectual Property................................  4.23
Target Leases...............................................  4.26(f)
Target Meeting..............................................  5.10(b)
Target Option...............................................  2.3(a)
Target Preferred Stock......................................  4.3
Target Real Properties......................................  4.26(e)
Target SEC Reports..........................................  4.7
Target Subsidiaries.........................................  4.4
Tax.........................................................  4.9(a)
Tax Return..................................................  4.9(b)
USDA........................................................  4.16(b)
WARN........................................................  4.12(n)

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of January 15, 2001 ("Agreement"), is made by and among United Parcel Service, Inc., a Delaware corporation ("Parent"), First International Bancorp, Inc., a Delaware corporation ("Target"), and Stag Merger Company, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub").

     WHEREAS, Parent and Target have each determined that it is in the best interests of their respective shareholders for Sub to merge with and into Target upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), so that Target will continue as the surviving corporation of the Merger and will become a wholly owned subsidiary of Parent;

     WHEREAS, the respective Boards of Directors of Parent, Target and Sub have approved and declared advisable the Merger, the terms and provisions of this Agreement and the transactions contemplated hereby;

     WHEREAS, the Board of Directors of Target has determined that the Merger is in furtherance of and consistent with its long-term business strategies and is fair to and in the best interests of its stockholders;

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of
Section 368 of the Code; and

     WHEREAS, as a condition to, and contemporaneously with, the execution of this Agreement, certain holders of Target's common stock, $.10 par value per share (the "Target Common Stock"), have entered into voting agreements in the form attached hereto as Exhibit A.

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                 1.  THE MERGER

     1.1. Merger. Subject to the terms and conditions of this Agreement, the Certificate of Merger (as defined in Section 1.2) and the DGCL (as hereinafter defined) at the Effective Time (as defined in Section 1.2), Sub will be merged with and into Target in accordance with the applicable provisions of the Delaware General Corporation Law ("DGCL") and the separate corporate existence of Sub will thereupon cease.

     1.2. Effective Time. As soon as practicable after satisfaction or waiver of all conditions to the Merger, Sub and Target (the "Constituent Corporations") shall cause a Certificate of Merger complying with the requirements of the DGCL to be filed with the Secretary of State of the State of Delaware ("Certificate of Merger"). The Merger will become effective upon the filing of the Certificate of Merger, or at such later time as shall be specified in such filing ("Effective Time").

     1.3. Effect of Merger. The Merger will have the effects specified in the DGCL. Without limiting the generality of the foregoing:

          (a) Target will be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and will continue to be governed by the laws of the State of Delaware, and the separate corporate existence of Target and all of its rights, privileges, powers and franchises, public as well as private, and all its debts, liabilities and duties as a corporation organized under the DGCL, will continue unaffected by the Merger.

          (b) The Certificate of Incorporation and Bylaws of Target in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, until amended in accordance with applicable law.

          (c) The directors and officers of Sub immediately prior to the Effective Time will be the directors and officers, respectively, of the Surviving Corporation, from and after the Effective Time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the Surviving Corporation's Certificate of Incorporation and Bylaws and the DGCL.

     1.4. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to
(i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Target, or (ii) otherwise carry out the purposes of this Agreement, Target and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (y) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Target or (z) otherwise carry out the purposes of this Agreement, in all cases consistent with the terms of this Agreement.

     1.5. Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code.

                            2.  CONVERSION OF SHARES

     2.1.  Conversion of Shares.

          (a) Subject to Section 2.4(h), at the Effective Time, each share of Target Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares of Target Common Stock owned by Parent or any direct or indirect wholly-owned subsidiary of Parent) shall be automatically canceled, retired and converted into the right to receive the Per Share Stock Consideration (as defined in Section 8.7);

          (b) each share of Target Common Stock that is issued and outstanding immediately prior to the Effective Time and that is owned by Parent or any direct or indirect wholly-owned subsidiary of Parent shall be automatically canceled and retired; and

          (c) each share of capital stock of Sub that is issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one fully paid and nonassessable share of common stock, par value $.10 per share, of the Surviving Corporation.

     2.2.  Escrow Shares.

          (a) Prior to the Effective Time, Parent, the Escrow Agent and the Stockholder Representative shall enter into the Escrow and Indemnity Agreement in the form attached hereto as Exhibit C (the "Escrow and Indemnity Agreement") to establish an escrow of certain shares of Parent Common Stock to fund certain indemnification obligations of the Stockholders of Target (the "Escrow"). Approval of this Agreement by the Stockholders of Target at the Target Meeting shall constitute approval of
     (i) the establishment of the Escrow contemplated by the Escrow and Indemnity Agreement, (ii) the appointment of the Escrow Agent and the Stockholder Representative and (iii) the actions taken by the Stockholder Representative and the Escrow Agent in accordance with this Agreement and the Escrow and Indemnity Agreement, as the case may be.

          (b) As soon as practicable after the Effective Time, and in any event within five (5) business days after the Effective Time, the Escrow Shares (plus a proportionate share of any additional shares of Parent Common Stock as may be issued with respect to the Escrow Balance upon any stock splits, stock dividends or other recapitalizations effected by Parent following the Effective Time), without any act of any Stockholder of Target, will be deposited in the Escrow with the Escrow Agent, such deposit to be governed by the terms set forth in the Escrow and Indemnity Agreement. The portion of the Escrow Shares applicable to each Stockholder of Target shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled under Section 2.1. The Escrow

     Shares shall be held by the Escrow Agent and distributed to Parent or the former Stockholders of Target in accordance with the terms of the Escrow and Indemnity Agreement.

          (c) The right to receive the Escrow Shares pursuant to the Escrow and Indemnity Agreement (i) shall not be transferable by the Stockholders of the Target otherwise than (A) by will or (B) by the laws of descent and distribution and (ii) shall not be represented by any form of certificate or instrument. The books and records of Parent shall reflect the fact that the Stockholders of Target are the beneficial owners of the Escrow Shares, subject to the Escrow and Indemnity Agreement.

     2.3.  Assumption of Employee and Director Stock Options.

          (a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of an option, each option granted by Target to purchase shares of Target Common Stock (any such option to purchase shares of Target Common Stock being referred to herein as a "Target Option") under the Target's 2000 Stock Option Plan that is outstanding and unexercised, whether vested or unvested, immediately prior to the Effective Time shall terminate and to the extent that the Per Share Merger Consideration exceeds the option price per share of such Target Option, the Parent shall deliver promptly after the Effective Time, and in any event within five (5) business days after the Effective Time, a cash payment to the optionee equal to the product of (i) the excess of the value of the Per Share Merger Consideration over the option price and (ii) the number of unexercised shares of Target Common Stock subject to such Target Option.

          (b) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of an option, with respect to each Target Option granted under the Target's Amended and Restated 1996 Stock Option Plan that is outstanding and unexercised, whether vested or unvested, immediately prior to the Effective Time, and with respect to each Target Option listed in Schedule 4.3(d) hereto that is outstanding and unexercised, whether vested or unvested, immediately prior to the Effective Time, Parent shall cause to be granted to each such optionee an option under the Parent Incentive Compensation Plan (each, a "New Option") to purchase such number of shares of Class A Common Stock at an exercise price determined as provided below (and otherwise having a duration equal to the remaining duration of each such Target Option and other terms and conditions as each such Target Option except that such New Option shall also provide for its exercise using shares of Class A Common Stock pursuant to the terms of the Parent Incentive Compensation Plan whether or not such Target Option provided for its exercise with Target Common Stock). The number of shares of Class A Common Stock to be subject to the New Option and the exercise price per share under the New Option shall be determined as follows:

             (i) the number of shares of Class A Common Stock to be subject to the New Option shall be equal to the product (rounded down to the nearest whole share) of (x) the number of shares of Target Common Stock subject to the Target Option, and (y) the fraction (rounded to four decimal places) obtained by dividing (1) the Per Share Merger Consideration by (2) the Market Price; and

             (ii) the exercise price per share of Class A Common Stock under the New Option shall be equal to the result (rounded up to the nearest penny) of (x) the exercise price per share of Target Common Stock under the Target Option, divided by (y) the fraction (rounded to four decimal places) obtained by dividing (1) the Per Share Merger Consideration by
        (2) the Market Price.

          (c) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of an option, with respect to each Target Option granted under the Target's 1994 Incentive Stock Option Plan that is outstanding and unexercised, whether vested or unvested, immediately prior to the Effective Time, Parent shall cause to be granted to each such optionee a New Option to purchase such number of shares of Class A Common Stock which shall be intended to qualify as an incentive stock option under
     Section 422 of the Code, at such exercise price determined in accordance with Section 2.3(b), provided, however, that if the methodology described in Section 2.3(b) above would result in the New Option being treated as a nonqualified stock option instead of an incentive stock option, then the method for determining the number of shares of Class A Common Stock subject to such New Option and the option price of such New Option shall be the method that is consistent with the requirements of Section 424(a) of the Code.

     2.4.  Exchange of Certificates.

          (a) Prior to the Effective Time, Parent shall designate an exchange agent (the "Exchange Agent") in connection with the Merger pursuant to an exchange agent agreement providing for, among other things, the matters set forth in this Section 2.4. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of Certificates (as hereinafter defined), (i) a sufficient number of shares of Parent Common Stock to satisfy Parent's obligations pursuant to Section 2.1 and (ii) cash in lieu of fractional shares (such cash and certificates for shares of Parent Common Stock being hereinafter referred to as the "Exchange Fund") to be issued in exchange for outstanding shares of Target Common Stock in accordance with the terms of
     Section 2.4(h). Except as set forth herein, from and after the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Target Common Stock ("Certificate") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent, the Per Share Stock Consideration for each share of Target Common Stock so represented by the Certificate surrendered by such holder thereof (less the number of shares of Parent Common Stock deposited in the Escrow applicable to such holder pursuant to Section 2.2), together with any dividends or other distributions as provided in Section 2.4(e). The certificates representing shares of Parent Common Stock issued in exchange for outstanding shares of Target Common Stock shall be properly issued and countersigned and executed and authenticated, as appropriate.

          (b) Promptly after the Effective Time, and, in any event, within five
     (5) business days thereafter, Parent shall cause the Exchange Agent to mail to each record holder of a Certificate a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon proper delivery of the Certificate to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedures to be used in effecting the surrender of the Certificate in exchange for the Per Share Stock Consideration. Target shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, and such other documents as may reasonably be requested, the Exchange Agent shall promptly deliver to the person entitled thereto (i) a certificate representing that number of whole shares of Parent Common Stock to which such holder of Target Common Stock shall have become entitled pursuant to the provisions of Section 2.1 (less the number of shares of Parent Common Stock deposited in the Escrow applicable to such holder pursuant to Section 2.2), and (ii) a check in the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive pursuant to the provisions of Section 2.4(h) in respect of the Certificate surrendered by such holder thereof, and such Certificate shall forthwith be canceled.

          (c) If delivery of all or part of the Per Share Stock Consideration is to be made to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition to such delivery or exchange that the Certificate surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such delivery or exchange shall have paid any transfer and other taxes required by reason of such delivery or exchange in a name other than that of the registered holder of the Certificate surrendered or shall have established to the reasonable satisfaction of the Exchange Agent that such tax either has been paid or is not payable.

          (d) Subject to Section 2.4(e), until surrendered and exchanged in accordance with this Section 2.4, each Certificate shall, after the Effective Time, represent solely the right to receive the Per Share Stock Consideration, multiplied by the number of shares of Target Common Stock evidenced by such Certificate, together with any dividends or other distributions as provided in Section 2.4(e), and shall represent no other rights. From and after the Effective Time, Parent and Surviving Corporation shall be entitled to treat such Certificates that have not yet been surrendered for exchange as evidencing the ownership of the aggregate Per Share Stock Consideration into which the shares of Target Common

     Stock represented by such Certificates may be converted, notwithstanding any failure to surrender such Certificates. Three hundred sixty (360) days following the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation any shares of Parent Common Stock and any funds (including any interest received with respect thereto) in the Exchange Fund that have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to Parent (subject to abandoned property, escheat or other similar laws) with respect to the Per Share Stock Consideration, cash in lieu of fractional shares and unpaid dividends and distributions thereon (as determined in accordance with Section 2.4(e)) deliverable or payable upon due surrender of their Certificates. Neither Exchange Agent nor any party hereto shall be liable to any holder of shares of Target Common Stock for any Per Share Stock Consideration (or dividends, distributions or interest with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (e) Whenever a dividend or other distribution is declared by Parent on the Parent Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement (without interest thereon), provided that no dividends or other distributions declared or made with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the share(s) of Parent Common Stock represented thereby unless and until the holder of such Certificate shall surrender such Certificate in accordance with this
     Section 2.

          (f) If any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof in form satisfactory to the Exchange Agent, the Per Share Stock Consideration, as may be required pursuant to this Agreement; provided, however, that the Exchange Agent may, in its sole discretion and as a condition precedent to the delivery of the Per Share Stock Consideration to which the holder of such Certificate is entitled as a result of the Merger, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Target, Parent, the Surviving Corporation or the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

          (g) Holders of unsurrendered Certificates will not be entitled to vote at any meeting of Parent stockholders.

          (h) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of a Certificate or Certificates. No dividends or distributions of Parent shall be payable on or with respect to any fractional share and any such fractional share interest will not entitle the owner thereof to vote or to any rights of stockholders of Parent. In lieu of any such fractional shares, holders of Certificates otherwise entitled to fractional shares shall be entitled to receive promptly from the Exchange Agent a cash payment in an amount equal to the fraction of such share of Parent Common Stock to which such holder would otherwise be entitled multiplied by the Market Price (as defined in Section 8.7). Payments of any cash in lieu of fractional shares shall be made without interest thereon.

     2.5. Closing of Target's Transfer Books. Immediately after the Effective Time, the stock transfer books of Target shall be closed. In the event of a transfer of ownership of Target Common Stock which is not registered in the transfer records of Target, the Per Share Stock Consideration to be distributed pursuant to this Agreement may be delivered to a transferee (less the number of Shares of Parent Common Stock deposited in the Escrow applicable to the holder of such shares of Parent Common Stock at the Effective Time pursuant to Section 2.2), if a Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes. Parent and the Exchange Agent shall be entitled to rely upon the stock transfer books of Target to establish the identity of those persons entitled to receive the Per Share Stock Consideration specified in this Agreement for their shares of Target Common Stock, which books shall be conclusive with respect to the ownership of such shares. In the event of a dispute with respect to the ownership of any such shares, the Surviving Corporation and the Exchange Agent shall be entitled to deposit any Per Share Stock Consideration represented thereby in escrow with an independent party and thereafter be relieved with respect to any claims to such Per Share Stock Consideration.

     2.6. Changes in Parent Common Stock. If, between the date of this Agreement and the Effective Time, the shares of Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within said period, the Per Share Stock Consideration shall be adjusted accordingly.

                  3.  REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent hereby represents and warrants to Target that:

     3.1. Corporate Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect (as defined in Section 8.7). Parent has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Parent has heretofore made available to Target true and complete copies of its certificate of incorporation and bylaws, as amended to date.

     3.2. Authority. Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly approved by the Board of Directors of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of, each of Parent and Sub enforceable against each of them in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought.

     3.3. Capitalization. As of the date hereof, the authorized capital stock of Parent consists of 4,600,000,000 shares of Class A Common Stock par value $.01 per share (the "Class A Common Stock"), 5,600,000,000 shares of Class B Common Stock par value $.01 per share (the "Parent Common Stock") and 200,000,000 shares of preferred stock (the "Preferred Stock"). As of the close of business on December 31, 2000:

          (a) 935,873,745 shares of Class A Common Stock were duly authorized, validly issued and outstanding, fully paid and nonassessable;

          (b) 198,819,384 shares of Parent Common Stock were duly authorized, validly issued and outstanding, fully paid and nonassessable;

          (c) no shares of Preferred Stock were issued and outstanding;

          (d) no shares of Class A Common Stock, Parent Common Stock or Preferred Stock were held in Parent's treasury; and

          (e) 29,314,802 shares of Class A Common Stock were reserved for issuance upon exercise of employee stock options under Parent's various stock option plans (the "Parent Stock Option Plans").

          Except as set forth in this Section 3.3, there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of Parent obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or obligating Parent to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. Except as provided in this Agreement, there are no voting trusts or other agreements or understandings to which Parent or any Parent subsidiary is a party with respect to the voting of the capital stock of Parent. All of the shares of Parent Common Stock issuable in exchange for Target Common Stock at the Effective Time in accordance with this Agreement and all of the shares of Class A Common Stock issuable upon exercise of New Options will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights.

     3.4.  Information in Disclosure Documents, Registration Statement,
Etc. None of the information with respect to Parent provided by Parent for inclusion in (i) the Registration Statement to be filed with the Securities and Exchange Commission (the "Commission") by Parent on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (the "Registration Statement") and (ii) any proxy statement of Target ("Proxy Statement") required to be mailed to Target's Stockholders in connection with the Merger will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Target Meeting (as defined in Section 5.10(b)), or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder.

     3.5. Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of its certificate of incorporation or bylaws, (b) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other encumbrance upon any of the properties or assets of Parent or any Significant Subsidiary of Parent under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any Significant Subsidiary of Parent is a party or to which it or any of Parent or any of Parent's Significant Subsidiary's properties or assets are subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which, either individually or in the aggregate, will not have a Material Adverse Effect, (c) constitute or result in a violation of any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which Parent is subject, except for the consents, approvals and notices set forth below and except for such violations which, either individually or in the aggregate, will not have a Material Adverse Effect, or
(d) require any consent, approval, authorization or permit of or from, or filing with or notification to, any court, governmental authority or other regulatory or administrative agency or commission ("Governmental Entity"), except (i) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) filing the Certificate of Merger, (iii) filings required under the securities or blue sky laws of the various states,
(iv) the filing of, and approval by the Connecticut Commissioner of, an Acquisition Statement pursuant to Conn. Gen. Statutes sec. 36a-184 and such other filings, notices, reports and other matters as may be required in connection therewith, (v) for those required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (vi) filings pursuant to the rules of the New York Stock Exchange, (vii) filings and approvals pursuant to any applicable state takeover law, or (viii) consents, approvals, authorizations, permits, filings or notifications which, if not obtained or made will not, individually or in the aggregate, have a Material Adverse Effect.

     3.6. Reports. Since January 1, 1998, Parent, and its predecessor, United Parcel Service of America, Inc., has timely filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Commission under Sections 12(b), 12(g), 13(a) or 14(a) of the Exchange Act, including, but not limited to Forms 10-K, Forms 10-Q and proxy statements ("Parent SEC Reports"), and all other reports and statements required to be filed by Parent, or such predecessor, including, without

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limitation, any report or statement required to be filed pursuant to laws, rules or regulations of the United States, any state, or any Governmental Entity, and has paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement, or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. As of their respective dates, the Parent SEC Reports complied in all material respects with the requirements of the Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.7. Financial Statements. The audited consolidated financial statements of Parent included in Parent's annual report on Form 10-K as filed with the Commission for the year ended December 31, 1999, and the unaudited interim financial statements of Parent as of and for the nine months ended September 30, 2000 included in the quarterly report on Form 10-Q as filed with the Commission, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the consolidated financial position of Parent and Parent's consolidated Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein, and are derived from the books and records of Parent and Parent's consolidated Subsidiaries, which are complete and accurate in all material respects. There exist no liabilities of Parent and its consolidated Subsidiaries, contingent or otherwise, of a type required to be disclosed in accordance with GAAP, except (i) as disclosed in the Parent SEC Reports, (ii) for liabilities incurred since the latest date of the Parent SEC Reports in the ordinary course of business, and (iii) for liabilities which, either individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect.

     3.8. Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since December 31, 1999, Parent and its Significant Subsidiaries have conducted their business only in the ordinary course or as disclosed in any Parent SEC Reports, and, except as may be disclosed in any Parent SEC Reports, there has not been any change or event having a Material Adverse Effect on Parent.

     3.9. Tax Treatment. Parent has not taken or agreed to take any action that could reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

     3.10. Fees. Except for the fees paid and payable to Goldman, Sachs & Co., neither Parent nor any of Parent's Subsidiaries has paid or will become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

     3.11. Litigation. There is no claim, suit, action, proceeding or investigation pending, or, to the knowledge of Parent, threatened, against, or affecting Parent or any Significant Subsidiary of Parent that has had or could reasonably be expected to have, a material and adverse effect on Parent's or Sub's ability to execute and deliver this Agreement or consummate the transactions contemplated herein.

     3.12. Parent Action. The Board of Directors of Parent (at a meeting duly called, constituted and held) has by the requisite vote of all directors present
(a) determined that the Merger is advisable and in the best interests of Parent and its stockholders and (b) approved this Agreement and the transactions contemplated by this Agreement.

     3.13. Disclosure Letter. Prior to the execution and delivery of this Agreement, Parent has delivered to Target a schedule (the "Parent Disclosure Letter") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to Parent's representations or warranties contained in Section 3 or to Parent's covenants contained in
Section 5; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in the Parent Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material

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exception or material fact, event or circumstance or that such item has had or could reasonably be expected to have a Material Adverse Effect with respect to Parent or any of its Subsidiaries.

                  4.  REPRESENTATIONS AND WARRANTIES OF TARGET

     Target hereby represents and warrants to Parent that:

     4.1. Corporate Organization. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified have not had, and could not reasonably be expected to have, a Material Adverse Effect. Target is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Target has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Target has heretofore made available to Parent true and complete copies of its certificate of incorporation and bylaws, as amended to date.

     4.2. Authority. Target has the requisite corporate power and authority to execute and deliver this Agreement and, except for any required approval of Target's Stockholders, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly approved by the Board of Directors of Target and no other corporate proceedings on the part of Target are necessary to authorize this Agreement or to consummate the transactions so contemplated, subject only to approval by the Stockholders of Target as described in Section 5.10(b) of this Agreement. This Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of Target, enforceable against Target in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought.

     4.3. Capitalization. As of the date hereof, the authorized capital stock of Target consists of 12,000,000 shares of Target Common Stock and 2,000,000 shares of preferred stock, $.10 par value per share ("Target Preferred Stock"). As of the close of business on January 12, 2001, (i) 8,283,223 shares of Target Common Stock were duly authorized, validly issued and outstanding, fully paid and nonassessable, (ii) 9,283,512 shares of Target Common Stock would have been issued and outstanding if all outstanding stock options had been exercised as of the date hereof, and (iii) no shares of Target Preferred Stock were issued or outstanding. Except as set forth in this Section 4.3 or as set forth in the Target Disclosure Letter, there are no shares of capital stock of Target authorized, issued or outstanding and there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of Target, obligating Target to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Target or obligating Target to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. Except as set forth in the Target Disclosure Letter, there are no voting trusts or other agreements or understandings to which Target or any of Target's Subsidiaries is a party with respect to the voting of the capital stock of Target. As of the date of this Agreement:

          (a) there were outstanding under the 1994 Incentive Stock Option Plan options to purchase 116,188 shares of Target Common Stock, which have a weighted average exercise price of $4.27;

          (b) there were outstanding under the Amended and Restated 1996 Stock Option Plans options to purchase 847,851 shares of Target Common Stock, which have a weighted average exercise price of $9.31;

          (c) there were outstanding under the 2000 Stock Option Plan options to purchase 8,250 shares of Target Common Stock which have a weighted average exercise price of $8.69; and

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

          (d) there were 28,000 options outstanding which were previously granted to those individuals, in the amounts, at the exercise prices and exercise periods described in Section 4.3 of the Target Disclosure Letter.

     4.4. Subsidiaries. Section 4.4 of the Target Disclosure Letter sets forth the name and state of incorporation of each Subsidiary of Target (including all Subsidiaries that are not consolidated with Target for financial reporting purposes) (collectively, the "Target Subsidiaries"). Each of the Target Subsidiaries is a bank, a corporation or other business entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and is duly qualified to do business as a foreign corporation or foreign business entity in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified has not had, and could not be reasonably expected to have, a Material Adverse Effect. Each of the Target Subsidiaries has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as they are now being conducted. Except as set forth in the Target Disclosure Letter, all outstanding shares of capital stock of each Target Subsidiary is owned by Target or another Target Subsidiary and are validly issued, fully paid and nonassessable, are not subject to preemptive rights and are owned free and clear of all liens, claims and encumbrances. There are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any Target Subsidiary obligating any Target Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold additional shares of its capital stock or obligating any Target Subsidiary to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment.

     4.5.  Information in Disclosure Documents, Registration Statement,
Etc. None of the information with respect to Target or any Target Subsidiary provided by Target for inclusion in the Proxy Statement or the Registration Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Target Meeting (as defined in Section 5.10(b)), or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Target has heretofore made available to Parent true and complete copies of the certificate of incorporation (or articles of organization) and bylaws of each Target Subsidiary, as amended to date.

     4.6. Consents and Approvals; No Violation. Except as set forth in the Target Disclosure Letter, neither the execution and delivery of this Agreement by Target nor the consummation by Target of the transactions contemplated hereby will:

          (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Target or any Target Subsidiary,

          (b) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other encumbrance upon any of the properties or assets of Target or any Target Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Target or any Target Subsidiary is a party or to which they or any of their respective properties or assets are subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which, either individually or in the aggregate, have not had, and could not be reasonably expected to have, a Material Adverse Effect,

          (c) constitute or result in a violation of any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which Target or any Target Subsidiary is subject, except for the consents, approvals and notices set forth below and except for such

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     violations which, either individually or in the aggregate, have not had, and could not be reasonably expected to have, a Material Adverse Effect,

          (d) assuming that all required notice filings are made in accordance with such loan guaranty programs, affect Target's or any Target Subsidiary's status as a "lender," "certified lender" or "preferred lender" under any of the SBA, USDA or Ex-Im (each as defined in Section 4.16(b)) loan or loan guarantee programs, or

          (e) require any consent, approval, authorization or permit of or from, or filing with or notification to, any Governmental Entity, except (i) pursuant to the Exchange Act and the Securities Act, (ii) for the filing of the Certificate of Merger, (iii) for filings required under the securities or blue sky laws of the various states, (iv) for the applications, notices, reports and other filings required to be made in connection with obtaining the Regulatory Approvals, (v) for the applications, notices, reports and other filings required to be made in connection with Target's satisfaction of the condition set forth in Section 7.3(i), (vi) filings and approvals pursuant to any applicable state takeover law, (vii) for those required by the HSR Act, (viii) pursuant to the rules of the NASDAQ, (ix) filings, notices, and approvals set forth in Section 4.6 of the Target Disclosure Letter or (x) consents, approvals, authorizations, permits, filings or notifications which, if not obtained or made will not, individually or in the aggregate, have a Material Adverse Effect.

     4.7. Reports. Except as set forth in Section 4.7 of the Target Disclosure Letter, since December 31, 1996, Target and each Target Subsidiary have timely filed all reports, registrations and statements, together with any required amendments thereto, that they were required to file with (i) the Commission under Section 12(b), 12(g), 13(a) or 14(a) of the Exchange Act, including, but not limited to Forms 10-K, Forms 10-Q and proxy statements ("Target SEC Reports"), (ii) the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), (iii) the Federal Deposit Insurance Corporation ("FDIC"), (iv) the Connecticut Banking Department (the "CBD"), (v) any other Governmental Entity, and (iv) any self regulated organization (an "SRO"), and all other reports and statements required to be filed by Target and the Target Subsidiaries, including, without limitation, any report or statement required to be filed pursuant to laws, rules or regulations of the United States, any state, or any Governmental Entity, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement, or to pay such fees and assessments, either individually or in the aggregate, has not had, and could not reasonably be expected to have, a Material Adverse Effect. As of their respective dates, the Target SEC Reports complied with the requirements of the Commission in all material respects, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading.

     4.8. Financial Statements. The audited consolidated financial statements of Target included in Target's annual report on Form 10-K as filed with the Commission for the year ended December 31, 1999, and the unaudited interim financial statements of Target (the "Interim Financial Statements") as of and for the nine months ended September 30, 2000, included in a quarterly report on Form 10-Q as filed with the Commission, have been prepared in accordance with GAAP applied on a consistent basis and consistent with past practices (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the consolidated financial position of Target and the Target Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein, and are derived from the books and records of Target and the Target Subsidiaries, which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations. The audited and unaudited consolidated financial statements of Target to be included in Target's reports on Forms 10-K and 10-Q, respectively, to be filed with the Commission for the years and quarters ending between the date hereof and the Effective Time (if any) will be prepared in accordance with GAAP applied on a consistent basis and consistent with past practices (except as may be indicated therein or in the notes thereto) and will fairly present, in all material respects, the consolidated financial position of Target and the Target Subsidiaries as of the dates thereof and the results of their
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operations and cash flows for each applicable period, subject, in the case of the unaudited financial statements to be filed with Forms 10-Q, to normal year-end and audit adjustments and any other adjustments described therein, and will be derived from the books and records of Target and the Target Subsidiaries, which will be complete and accurate in all material respects and will have been maintained in all material respects in accordance with applicable laws and regulations. There exist no liabilities of Target and the Target Subsidiaries, contingent or otherwise of a type required to be disclosed in accordance with GAAP, except (i) as disclosed in the Target SEC Reports or (ii) for liabilities which, either individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect. Target's reserve for possible loan losses as shown in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000 was adequate, within the meaning of GAAP and safe and sound banking practices.

     4.9.  Taxes.

          (a) "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          (b) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (c) Each of the Target and Target Subsidiaries has filed all Tax Returns that it was required to file except where the failure to file any such returns will not, or could not reasonably be expected to, individually or in the aggregate, (i) result in the imposition of any material tax or material penalty or (ii) materially limit the Target's or any Target Subsidiary's ability to conduct its business in any jurisdiction. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Target and Target Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Target and Target Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made or, to Target's knowledge, threatened by an authority in a jurisdiction where any of the Target and Target Subsidiaries does not file Tax Returns that it is or may be subject to taxation in that jurisdiction. There are no security interests on any of the assets of any of the Target or Target Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (d) Each of the Target and Target Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party except where the failure to withhold such amounts will not, or could not reasonably be expected to, individually or in the aggregate, (i) result in the imposition of any material tax or material penalty or (ii) materially limit the Target's or any Target Subsidiary's ability to conduct its business in any jurisdiction.

          (e) Except as set forth in Section 4.9(e) of the Target Disclosure Letter, there is no dispute or claim concerning any Tax liability of any of the Target and Target Subsidiaries raised or, to the knowledge of Target, threatened by any authority in writing. Section 4.9(e) of the Target Disclosure Letter lists all income Tax Returns filed with respect to any of the Target and Target Subsidiaries for taxable periods ended on or after December 31, 1993, indicates those income Tax Returns that have been audited, and indicates those income Tax Returns that currently are the subject of audit. Target and Target Subsidiaries have made available to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Target and Target Subsidiaries since December 31, 1993.

          (f) None of the Target and Target Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

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          (g) None of the Target and Target Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations. None of the Target and Target Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 867(c)(1)(A)(ii) of the Code. Each of the Target and Target Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of
     Section 6662 of the Code. None of the Target and Target Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Target and Target Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Target) or (B) has any liability for the Taxes of any Person (other than any of the Target and Target Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (h) The unpaid Taxes of the Target and Target Subsidiaries did not, as of September 30, 2000, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet (disregarding any notes thereto) included in the Target's unaudited interim financial statements as of and for the nine months ended September 30, 2000 included in the Form 10-Q as filed with the Commission.

     4.10. Officers and Employees. Section 4.10 of the Target Disclosure Letter contains a true and complete list, as of the date hereof, of all of the
(a) officers, (b) employees (whether full-time, part-time or otherwise) and (c) consultants or independent contractors of each of the Target and each Target Subsidiary, in each case, specifying, by individual, their position, annual salary, hourly wages, consulting or other independent contractor fees, date of birth, date of hire, social security number, home address, work location, length of service, hours of service, tax withholding history, other amounts paid, benefits provided and any other information reasonably requested by Parent.
Section 4.10 of the Target Disclosure Letter contains a true and complete list of all holders of any options, warrants or other rights to purchase Target Common Stock or Target Preferred Stock specifying the type of options, warrant or other right, the class of security for which it may be exercised, the number of shares of such class of security, the exercise price, the expiration date, the vesting provisions, and the number of shares of such class of security with respect to which such option has been exercised. Target has made available to Parent true, correct and complete copies of each option agreement in respect of the options listed in Section 4.10 of the Target Disclosure Letter. Except as set forth in Section 4.10 of the Target Disclosure Letter, none of the Target or the Target Subsidiaries is a party to or bound by any contracts, consulting agreements, termination or severance agreements, change of control agreements or any other agreements respecting the terms and conditions of employment or of an independent contract relationship in respect to any officer, former officer, employee or former employee, consultant or independent contractor (collectively, the "Employee/Consulting Agreements"). Target has made available to Parent true, correct and complete copies of each such Employee/Consulting Agreement. Target has made available to Parent true, correct and complete copies of all confidentiality agreements between Target or any Target Subsidiary and an officer, employee, or former employee, consultant or independent contractor of Target or any Target Subsidiary. None of the Target and the Target Subsidiaries has received a claim from any Governmental Entity within the last six (6) years to the effect that Target or any Target Subsidiary has improperly classified as an independent contractor any person named in the Target Disclosure Letter. None of the Target and Target Subsidiaries has made any commitments to any such officers, employees or former employees, consultants or independent contractors with respect to compensation, promotion, retention, termination, severance or similar matters in connection with the transactions contemplated by this Agreement or otherwise. Except as set forth in Section 4.10 of the Target Disclosure Letter, all officers and employees of the Target and Target Subsidiaries are active on the date hereof.

     4.11.  Employee Plans.

          (a) Section 4.11 of the Target Disclosure Letter contains a true and complete list of each Target Benefit Plan sponsored, maintained or contributed to by any Target or Target Subsidiary within the last six (6) calendar years. Each Target Benefit Plan currently in effect is identified as a "current plan" on the

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     Target Disclosure Letter and any special tax status enjoyed by such plan is noted on the Target Disclosure Letter.

          (b) With respect to each current Target Benefit Plan identified on the Target Disclosure Letter, Target has heretofore made available to Parent true and complete copies of the plan documents and any amendments thereto (or if the plan is not written, a written description thereof), any related trust or other funding vehicle, annual reports required to be filed with any Governmental Entity with respect to such plan, actuarial reports, funding and financial information returns and statements contracts with any parties providing services or insurance to such plan, all material internal memoranda regarding such plans, copies of material correspondence with all Governmental Entities, plan summaries or summary plan descriptions, summary annual reports, booklets and personnel manuals and any other reports or summaries required under ERISA, the Code and all other applicable laws, regulations, orders or other legislative, administrative or judicial promulgations, including those of a jurisdiction outside the United States of America ("Applicable Benefit Laws"), the most recent determination letter received from the Internal Revenue Service with respect to each such plan intended to qualify under Section 401 of the Code and such other documentation with respect to any Target Benefit Plan as is reasonably requested by Parent.

          (c) Except as set forth in Section 4.11(c) of the Target Disclosure Letter, Target and Target Subsidiaries have maintained all employee data necessary to administer each Target Benefit Plan, including data required to be maintained under Sections 107 and 209 of ERISA, and such data is true and correct in all material respects and is maintained in a usable form.

          (d) No Target Benefit Plan or ERISA Affiliate Plan (as defined in
     Section 8.7(i)) is or was subject to Title IV of ERISA or Section 412 of the Code, nor is any Target Benefit Plan or ERISA Affiliate Plan a "multiemployer pension plan", as defined in Section 3(37) of ERISA, or subject to Section 302 of ERISA. Neither the Target, a Target Subsidiary, an ERISA Affiliate nor a predecessor in interest of any of them has or has had an obligation to make contributions or reimburse another employer, either directly or indirectly, including through indemnification or otherwise, for making contributions to a plan that is or was subject to Title IV of ERISA.

          (e) Each Target Benefit Plan has been established, qualified, invested, operated and administered in accordance in all material respects with its terms and in compliance in all material respects with all Applicable Benefit Laws and in accordance in all material respects with all understandings, written or oral, between the Target and each Target Subsidiary and their respective current or former employees, directors, officers, consultants, independent contractors, contingent workers or leased employees, as applicable. None of the Target or Target Subsidiaries has incurred, and no facts exist which reasonably could be expected to result in any liability to any Target or Target Subsidiary with respect to any Target Benefit Plan or any ERISA Affiliate Plan, including without limitation, any liability, tax, penalty or fee under ERISA, the Code or any Applicable Benefit Law (other than to pay premiums, contributions or benefits in the ordinary course).

          (f) There are no outstanding material defaults or violations by any party to any Target Benefit Plan. No taxes, penalties or fees are owing under any Target Benefit Plan.

          (g) No fact or circumstance exists that could adversely affect the tax-exempt status of a Target Benefit Plan that is intended to be tax-exempt. Further, each Target Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code and the trusts maintained thereunder that are intended to be exempt from taxation under Section 501(a) of the Code has received a favorable determination or other letter indicating that it is so qualified.

          (h) The assets of each Target Benefit Plan are reported at their fair market value on the financial statements of each such plan.

          (i) Except as set forth in Section 4.11(i) of the Target Disclosure Letter, no Target Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for current or former employees, directors, officers, consultants, independent contractors, contingent workers or
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     leased employees (or any of their dependents, spouses or beneficiaries) of a Target or Target Subsidiary or any predecessor in interest of such Target or Target Subsidiary for periods extending beyond their retirement or other termination of service, other than continuation coverage mandated by any Applicable Benefit Law and only to the extent required under such law.

          (j) All contributions or premiums required to be made by any Target or Target Subsidiary under the terms of each Target Benefit Plan or by Applicable Benefit Laws have been made in a timely fashion in all material respects in accordance with Applicable Benefit Laws and the terms of the Target Benefit Plan. Each Target Benefit Plan is fully funded or fully insured on both an ongoing and termination or wind-up basis, pursuant to the actuarial assumptions set forth in Section 4.11(j) of the Target Disclosure Letter.

          (k) Except as set forth in Section 4.11(k) of the Target Disclosure Letter, no insurance policy or any other contract or agreement affecting any Target Benefit Plan requires or permits a retroactive increase in premiums or payments due thereunder. Except as set forth in Section 4.11(k) of the Target Disclosure Letter, the level of insurance reserves under each insured Target Benefit Plan is reasonable and sufficient to provide for all incurred but unreported claims.

          (l) There have been no improper withdrawals, applications or transfers of assets from any Target Benefit Plan or the trusts or other funding media relating thereto, and neither the Target or Target Subsidiaries nor any of their agents has been in breach of any fiduciary obligation with respect to the administration of any Target Benefit Plan or the trusts or other funding media relating thereto.

          (m) A Target or Target Subsidiary has the right under the terms of each Target Benefit Plan and under Applicable Benefit Law to amend, revise, merge or terminate such plan (or its participation in such plan) or transfer the assets of such plan to another arrangement, plan or fund at any time exclusively by action of such Target or Target Subsidiary, and no additional contributions would be required to properly effect such termination.

          (n) Except as set forth in Section 4.11(n) of the Target Disclosure Letter, the execution, delivery and performance of, and consummation of the transactions contemplated by, this Agreement will not (i) entitle any current or former employee, director, officer, consultant, independent contractors, contingent worker or leased employee (or any of their dependents, spouses or beneficiaries) of Target or any Target Subsidiary to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such individual.

          (o) None of the Target or Target Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate Target or any Target Subsidiary to make any payments that will not be deductible for federal income tax purposes by reason of Section 280G of the Code.

          (p) There are no pending, anticipated, or, to Target's knowledge, threatened claims, investigations, examinations, audits or other proceedings or actions by, against, involving, or on behalf of any Target Benefit Plan, by any current or former employee, director, officer, consultant, independent contractors, contingent worker or leased employee (or any of their dependents, spouses or beneficiaries) of Target or any Target Subsidiary or any predecessor in interest covered under such Target Benefit Plan, by any Governmental Entities or otherwise involving any such Target Benefit Plan (other than routine claims for benefits) and there exists no state of facts which after notice or lapse of time or both reasonably could be expected to give rise to any such claim, investigation, examination, audit or other proceeding or to affect the registration of any Target Benefit Plan required to be registered.

     4.12.  Labor Relations.

          (a) The employees of any of the Target and each Target Subsidiary have not been, and currently are not, represented by a labor organization or group which was either certified or voluntarily recognized

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     by any labor relations board, including, without limitation, the United
     States National Labor Relations Board ("NLRB");

          (b) No Target or Target Subsidiary is or has been a signatory to a collective bargaining agreement with any trade union, labor organization or group;

          (c) No representation election petition or application for certification has been filed by employees of any Target or Target Subsidiary or is pending with the NLRB and no union organizing campaign or other attempt to organize or establish a labor union, employee organization or labor organization or group involving employees of any Target or Target Subsidiary has occurred, is in progress or is threatened;

          (d) None of the Target or Target Subsidiaries has engaged in any unfair labor practice and there is no pending or, to the knowledge of Target, threatened labor board proceeding of any kind, including any such proceeding against any Target or Target Subsidiary or any trade union, labor union, employee organization or labor organization representing Target or any Target Subsidiary's employees;

          (e) No grievance or arbitration demand or proceeding, whether or not filed pursuant to a collective bargaining agreement, has been threatened, filed or is pending against Target or any Target Subsidiary;

          (f) No labor dispute, walk out, strike, slowdown, hand billing, picketing, work stoppage (sympathetic or otherwise), or other "concerted action" (as such terms are understood under federal and state labor laws) involving the employees of Target or any Target Subsidiary has occurred, is in progress or has been threatened;

          (g) No breach of contract and/or denial of fair representation claim has been filed or is pending or threatened against Target or any Target Subsidiary and/or any trade union, labor union, employee organization or labor organization representing Target or any Target Subsidiary's employees;

          (h) No claim, complaint, charge or investigation for unpaid wages, bonuses, commissions, employment withholding taxes, penalties, overtime or other compensation, benefits, child labor or record keeping violations has been filed or is pending or threatened against Target or any Target Subsidiary under the Fair Labor Standards Act, Davis-Bacon Act, Walsh-Healey Act, or Service Contract Act or any other federal, state, local, provincial or foreign law, regulation or ordinance;

          (i) No discrimination and/or retaliation claim, complaint, charge or investigation has been filed or is pending or threatened against Target or any Target Subsidiary under the 1866 or 1964 Civil Rights Acts, the Equal Pay Act, the Age Discrimination in Employment Act ("ADEA"), the Americans with Disabilities Act ("ADA"), the Family and Medical Leave Act ("FMLA"), the Fair Labor Standards Act ("FLSA"), ERISA or any other federal law or comparable state fair employment practices act or foreign law, including any provincial law regulating discrimination in the workplace;

          (j) If any Target or Target Subsidiary is a federal or state contractor obligated to develop and maintain an affirmative action plan, no discrimination claim, show cause notice, conciliation proceeding, sanction or debarment proceeding has been threatened or filed or is pending with the Office of Federal Contract Compliance Programs or any other federal agency or any comparable state or foreign agency or court and no desk audit or on-site review is in progress;

          (k) No citation has been issued by the Occupational Safety and Health Administration ("OSHA") against Target or any Target Subsidiary and no notice of contest, claim, complaint, charge, investigation or other administrative enforcement proceeding involving Target or any Target Subsidiary has been filed or is pending or threatened against Target or any Target Subsidiary under OSHA or before any provincial or federal occupational safety and health ministry or department pursuant to any other applicable law relating to occupational safety and health;

          (l) No workers' compensation or retaliation claim, complaint, charge or investigation has been filed or is pending or, to the knowledge of Target, threatened against Target or any Target Subsidiary;

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          (m) No investigation or citation of Target or any Target Subsidiary has occurred and no enforcement proceeding has been initiated or is pending or, to the knowledge of Target, threatened under federal or foreign immigration law;

          (n) None of the Target or Target Subsidiaries has taken any action that would constitute a "mass layoff", "mass termination" or "plant closing" within the meaning of the Worker Adjustment and Retraining Notification Act ("WARN") or any similar provincial law or otherwise trigger notice requirements or liability under any federal, local, state or foreign plant closing notice or collective dismissal law;

          (o) No wrongful discharge, retaliation, libel, slander or other claim, complaint, charge or investigation that arises out of the employment relationship between Target or any Target Subsidiary and its respective employees has been filed or is pending or, to the knowledge of Target, threatened against Target or any Target Subsidiary under any applicable law;

          (p) Each of the Target and Target Subsidiaries has maintained and currently maintains adequate insurance as required by applicable law with respect to workers' compensation claims and unemployment benefits claims;

          (q) Each of the Target and Target Subsidiaries is in compliance in all material respects with all applicable laws, regulations and orders and all contracts or collective bargaining agreements governing or concerning labor relations, union and collective bargaining, conditions of employment, employment discrimination and harassment, pay equity, wages, hours or occupational safety and health, and all record keeping, filing and record retention requirements thereunder, including, without limitation, ERISA, the Immigration Reform and Control Act of 1986, the National Labor Relations Act, the Civil Rights Acts of 1866 and 1964, the Equal Pay Act, ADEA, ADA, FMLA, WARN, OSHA, the Davis-Bacon Act, the Walsh-Healy Act, the Service Contract Act, Executive Order 11246, FLSA and the Rehabilitation Act of 1973 and all regulations under such acts, each as amended (collectively, the "Labor Laws");

          (r) None of the Target or Target Subsidiaries are liable for any liabilities, judgements, decrees, orders, arrearage of wages or taxes, fines or penalties for failure to comply with any of the Labor Laws;

          (s) Target has provided Parent with a copy of the policy of each of the Target and Target Subsidiaries for providing leaves of absence under the FMLA and Section 4.12(s) of the Target Disclosure Letter identifies each employee who is eligible to request FMLA leave and the amount of FMLA leave utilized by each such employee during the current leave year; each employee who will be on FMLA leave at the Closing Date and his or her job title and description, salary and benefits; each employee who has requested FMLA leave to begin after the Closing Date; a description of the leave requested; and a copy of all notices provided to such employee regarding that leave; and

          (t) Each of the Target and Target Subsidiaries has paid or accrued, as required by GAAP, all current assessments under workers' compensation legislation, and none of the Target or Target Subsidiaries have been subject to any special or penalty assessment under such legislation which has not been paid.

     4.13. Material Contracts. Except as set forth in Section 4.13 of the Target Disclosure Letter or disclosed in the Target SEC Reports, neither Target nor any Target Subsidiary is a party to or bound by any (a) loan servicing agreements; (b) credit insurance policy; (c) agreements or arrangements for the purchase or sale of any material assets (otherwise than in the ordinary course of business); (d) agreements with the FDIC, Federal Reserve Board, CBD, SBA, USDA, Ex-Im (each as defined in Section 4.16(b)), (e) agreements with any foreign government or agency, any other federal or state agency or any SRO; (f) contracts or agreements containing covenants limiting the freedom of Target or any Target Subsidiary or any other Affiliate of Target, to engage in any line of business or to compete with any entity; (g) any joint venture, partnership or similar agreement; (h) exchange traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract; (i) agreement providing for aggregate payments to any director, officer, or consultant or former officer, directors or consultant of Target or any Target Subsidiary in any calendar year in excess of $50,000,
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(j) material agreement, indenture or other instrument relating to the borrowing of money by Target or any Target Subsidiary, the guarantee by Target or any Target Subsidiary of any such obligation (other than trade payables and instruments relating to transactions entered into in the ordinary course of business), or the sale, securitization or servicing of loans or loan portfolios of Target or any Target Subsidiary; (k) leases regarding real or personal property; (l) master agency agreement (or similar agreement or arrangement); (m) other contract or agreement or amendment thereto that, for purposes of this clause (m), would be required to be filed as an exhibit to a Form 10-K filed by Target with the Commission as of the date of this Agreement (collectively, the "Target Contracts"). Neither Target nor any Target Subsidiary is in breach or default under any Target Contract, which default or breach has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

     4.14. Absence of Certain Changes or Events. Except for any liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since December 31, 1999, Target and its subsidiaries have conducted their business only in the ordinary course or as disclosed in any Target SEC Reports, and there has not been (1) any change or event that has had, or that could reasonably be expected to have, a Material Adverse Effect on Target or any Target Subsidiary, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to any of Target's capital stock, other than dividends declared and paid in the ordinary course of business consistent with past practice, (3) any split, combination or reclassification of any of Target's capital stock or any substitution for shares of Target's capital stock, except for issuances of Target's Common Stock upon the exercise of options awarded prior to the date hereof in accordance with the Target Option Plans, (4) except as set forth in
Section 4.14 of the Target Disclosure Letter (A) any granting by Target or any Target Subsidiary, to any current or former director, executive officer or other key employee of Target or any Target Subsidiary of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or as were required under any Employment/Consulting Agreements listed in Section 4.10 of the Target Disclosure Letter, (B) any granting by Target or any Target Subsidiary, to any such current or former director, executive officer or key employee of any increase in severance or termination pay, or (C) any entry by Target or any Target Subsidiary, into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, (5) except insofar as may have been disclosed in the Target SEC Reports or required by GAAP, any change in accounting methods, principles or practices by Target or any Target Subsidiary, materially affecting its assets, liabilities or business or (6) except insofar as may have been disclosed in the Target SEC Reports, any tax election that individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

     4.15. Litigation. Except as set forth in the Target Disclosure Letter, there is no claim, suit, action, proceeding or investigation pending, or, to the knowledge of Target, threatened, against or affecting Target or any Target Subsidiary which, either individually or in the aggregate, has had, or could be reasonably expected to have, a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator, outstanding or, to the knowledge of Target, threatened against Target or any Target Subsidiary which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

     4.16.  Compliance with Laws, Orders, Guarantee Programs.

          (a) Except as disclosed in the Target SEC Reports filed by Target with the Commission prior to the date of this Agreement, the businesses of Target and the Target Subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment, order, decree, writ, injunction, license or permit of any Governmental Entity (including, without limitation, in the case of Target Subsidiaries that are banks, all statutes, rules and regulations pertaining to the conduct of the banking business and the exercise of trust powers), except for violations which have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Target or any Target Subsidiary is pending or, to the knowledge of Target threatened, nor has any Governmental Entity indicated an intention to conduct the same, in each
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     case other than those the outcome of which have not had, and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

          (b) Target and each applicable Target Subsidiary is an approved "lender," "certified lender" or "preferred lender" as the case may be, under and pursuant to the loan guarantee programs of the United States Small Business Administration (the "SBA"), the United States Department of Agriculture (the "USDA"), and the Export-Import Bank of the United States ("Ex-Im"). Target and Target Subsidiaries have complied in all material respects at all times with the applicable provisions of Target's and Target Subsidiaries' loan guarantee insurance policy with AIG and any other insurers (collectively, the "AIG Insurance Policy"). Target and all Target Subsidiaries have at all times complied, in all material respects, with the rules and regulations of the loan and loan guarantee programs of each of the SBA, the USDA, and Ex-Im. All loans originated by Target or any Target Subsidiary pursuant to or guaranteed by any of the SBA, USDA or Ex-Im were made pursuant to all applicable SBA, USDA or Ex-Im (as the case may be) rules and regulations and met all applicable underwriting criteria necessary to qualify for the loan or loan guarantee programs of the SBA, USDA or Ex-Im (as the case may be). All loans made or originated by Target under or pursuant to loan or loan programs of the SBA, USDA or Ex-Im have been made on standard loan documents approved if required by the appropriate agency. All loans originated by Target or any Target Subsidiary pursuant to, guaranteed by or insured by the AIG Insurance Policy were made pursuant to the AIG Insurance Policy and met all applicable underwriting criteria thereunder.

          (c) Except as set forth in Section 4.16(c) of the Target Disclosure Letter, neither Target nor any Target Subsidiary has received notice denying or limiting all or any portion of any guarantee or insurance for any loan pursuant to the SBA, USDA or Ex-Im loan or loan guarantee programs or pursuant to the AIG Insurance Policy.

     4.17.  Agreements with Bank Regulators, Etc.

          (a) Except as set forth in Section 4.17(a) of the Target Disclosure Letter, neither Target nor any Target Subsidiary is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, the Federal Reserve Board, FDIC or any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has Target been advised by the Federal Reserve Board, FDIC or any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

          (b) Except as set forth in Section 4.17(b) of the Target Disclosure Letter there have been no suggested or recommended changes to, or methods of reporting with respect to, Target's or any Target Subsidiary's books and records, financial statements, Regulatory Financial Statements (as hereinafter defined) or Interim Reports (as hereinafter defined) made by any federal or state bank examiner in charge of such examination (or more senior federal or state bank regulatory officials) or other regulatory authority (any such being a "Recommended Regulatory Change") that (i) are currently pending or have not been withdrawn or abandoned and (ii) have not been implemented in the books and records, financial statements, Regulatory Financial Statements, or Interim Reports, as appropriate, of the Target or such Target Subsidiary as suggested or recommended.

Target knows of no reason why the regulatory approvals referred to in Section 4.6(d) and Section 7 would not be obtained.

     4.18. Target Ownership of Stock. As of the date of this Agreement, neither Target, Target Subsidiaries nor any of its Affiliates (i) beneficially owns, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, Parent Common Stock (other than held in trust accounts, managed accounts or in any similar manner as trustee or in a

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fiduciary capacity), which in the aggregate, represent 5% or more of the outstanding shares of Parent Common Stock.

     4.19. Fees. Except for fees paid and payable to JPMorgan and Keefe, Bruyette & Woods, neither Target nor any Target Subsidiary has paid or will become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

     4.20. Target Action. The Board of Directors of Target (at a meeting duly called, constituted and held) has, by the requisite vote of all directors present, (a) determined that the Merger is advisable and in the best interests of Target and Target's Stockholders, (b) approved this Agreement and the transactions contemplated hereby, including the Merger, and (c) directed that the Merger be submitted for consideration by Target's Stockholders at the Target Meeting. Target has taken all steps necessary to exempt (i) the execution of this Agreement, (ii) the Merger and (iii) the transactions contemplated hereby and thereby from, (x) any statute of the State of Delaware that purports to limit or restrict business combinations or the ability to acquire or to vote shares, and (y) any applicable provision of Target's certificate of incorporation or bylaws containing change of control or anti-takeover provisions.

     4.21. Vote Required. The affirmative vote of holders of a majority of the outstanding shares of Target Common Stock entitled to vote thereon is the only vote of the holders of any class or series of Target capital stock necessary to approve this Agreement and the transactions contemplated by the Agreement.

     4.22. Material Interests of Certain Persons. Except as disclosed in Target's Proxy Statement for its 2000 Annual Meeting of Stockholders or as set forth in the Target Disclosure Letter, no officer or director of Target or any Target Subsidiary, or any associate of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Target or any Target Subsidiary. Except as set forth in Section 4.22 of the Target Disclosure Letter and except for commercial loans made in the ordinary course and except for the Target 401(k) plan loans, neither Target nor any Target Subsidiary has made any loans to any officer or director of Target or any Target Subsidiary, or any associate of any such officer or director, or to any holder or beneficial owner of five percent (5%) or more of the outstanding shares of Target Common Stock.

     4.23. Intellectual Property. Section 4.23 of the Target Disclosure Letter sets forth a list of all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "Target Intellectual Property") owned by Target or used in the business of Target and the Target Subsidiaries and, in the case of each such item of Target Intellectual Property not owned by Target or any Target Subsidiary, sets forth the name of the owner thereof and a description of the agreement or other contract under which Target or the Target Subsidiaries have a right to use such Target Intellectual Property. Neither Target nor any Target Subsidiary has received any notice of infringement of or conflict with, and, to Target's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any Target Intellectual Property. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby shall adversely affect the right of the Target or any Target Subsidiary to use its name currently as used in its business in any location where Target or any such Target Subsidiary conducts its business.

     4.24. Interest Rate Risk Management Instruments. Except as have not had and could not reasonably be expected to have, a Material Adverse Effect, all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Target or any Target Subsidiary for the account of a customer of Target or a Target Subsidiary, were entered into in the ordinary course of business and, to Target's knowledge, in accordance with prudent banking practices and applicable rules, regulations and policies of any Governmental Entity and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Target or any Target Subsidiary enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Except as have not, and could not reasonably be expected to have, a Material Adverse Effect, Target and each of the Target Subsidiaries have duly performed all of their

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obligations thereunder to the extent that such obligations to perform have accrued, and, to Target's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     4.25. Insurance. Section 4.25 of the Target Disclosure Letter contains a complete and correct list of all insurance policies currently maintained by Target or any Target Subsidiary, (the "Target Insurance Policies"). With respect to each Target Insurance Policy, Section 4.25 of the Target Disclosure Letter specifies (i) the insurer, (ii) the amount of and nature of coverage, (iii) the risk insured against, (iv) the deductible amount (if any) and (v) the date through which coverage will continue by virtue of premiums already paid. Target and Target Subsidiaries currently have in effect insurance coverage with reputable insurers which, in respect of amounts, premiums, types and risks insured, constitutes reasonable coverage against all risks customarily insured against by bank holding companies and their subsidiaries comparable in size and operations to Target and the Target Subsidiaries. Neither Target nor any Target Subsidiary has reached or exceeded its policy limits for any insurance policies in effect as of the date hereof. There are no self-insurance arrangements affecting the Target or any Target Subsidiary. With respect to each Target Insurance Policy:

          (a) neither Target nor any Target Subsidiary has received written notice of any pending or threatened cancellation or material premium increase (retroactive or otherwise) with respect thereto;

          (b) to Target's knowledge, the policy is legal, valid, binding, enforceable and in full force and effect;

          (c) the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms through the Closing Date and following the consummation of the transactions contemplated herein;

          (d) neither Target, any Target Subsidiary, nor, to the knowledge of Target, any other party to any Target Insurance Policy is in breach or default (including with respect to the payment of premiums or giving of notices), and no event has occurred which, with notice, lapse of time or both, would constitute such a breach or default, or permit termination, modification, or acceleration, under such policy;

          (e) no party has repudiated any provision thereof;

          (f) there are no pending claims against such insurance as to which insurers are defending under reservation of rights or have denied liability; and

          (g) there exists no claim under such insurance policy that has not been properly filed by the Target or any Target Subsidiary.

     4.26.  Real Property and Environmental Matters.

          (a) For purposes of this Agreement, the following terms shall have the indicated meanings:

             (i) "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, determination, judgment, decree, injunction or agreement with any Governmental Entity relating to the (1) health, protection, preservation, containment or restoration of the environment including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, wetlands, plant and animal life or any other natural resource, conservation, and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term "Environmental Law" includes without limitation the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq.; the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601(2)(D); the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq.; the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C. Section 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C.
        Section 11001, et seq.; the Safe Drinking Water Act,

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        42 U.S.C. Section 300f, et seq.; and all comparable state and local laws, ordinances, rules, regulations respecting the interpretation or enforcement of same.

             (ii) "Hazardous Substance" means (i) any hazardous wastes, toxic chemicals, materials, substances or wastes as defined by or for the purposes of any Environmental Law; (ii) any "oil", as defined by the Clean Water Act, as amended from time to time, and regulations promulgated thereunder (including crude oil or any fraction thereof and any petroleum products or derivatives thereof); (iii) any substance, the presence of which is prohibited, regulated or controlled by any applicable federal, state or local laws, regulations, statutes or ordinances now in force or hereafter enacted relating to waste disposal or environmental protection with respect to the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, emission, discharge, disposal, abatement, cleanup, removal, remediation or handling of any such substance; (iv) any asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") in the form of electrical equipment, fluorescent light fixtures with ballasts, cooling oils or any other form, urea formaldehyde or atmospheric radon; (v) any solid, liquid, gaseous or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, alkalis, acids, chemicals, pesticides, herbicides, sewage, industrial sludge or other similar wastes; (vi) industrial, nuclear or medical by-products; (vii) any lead based paint or coating and (viii) any underground storage tank(s).

             (iii) "Real Properties" means any real property, interest in real property, improvements, appurtenances, rights and personal property attendant thereto, which is owned, leased as a landlord or a tenant, licensed as a licensor or licensee, managed or operated or upon which is held a mortgage, deed of trust, deed to secure debt or other security interest by Target or any Target Subsidiary whether directly, as an agent, as trustee or other fiduciary or otherwise.

          (b) Neither Target nor any Target Subsidiary is in violation of or has any liability, absolute or contingent, in connection with or under any Environmental Law which could reasonably be expected to result in the imposition of any liability which could have a Material Adverse Effect.

          (c) None of the Real Properties of Target or any Target Subsidiary is in violation of or has any liability, absolute or contingent, under any Environmental Law which could reasonably be expected to result in the imposition of any liability which could have a Material Adverse Effect.

          (d) There are no actions, suits, demands, notices, claims, investigations or proceedings pending or, to the knowledge of Target, threatened relating to any Real Properties including, without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liability under or violation of Environmental Law which could reasonably be expected to result in the imposition of any liability which could have a Material Adverse Effect.

          (e) Section 4.26(e) of the Target Disclosure Letter sets forth a true, correct and complete list of all Real Properties owned or leased by Target or any Target Subsidiary (collectively, the "Target Real Properties") and all Real Properties owned by Target or any Target Subsidiary at any time during the last five (5) years. Target and each Target Subsidiary has good and marketable title to, or a valid leasehold interest in, all of the Target Real Properties and all personal properties or assets reflected on the balance sheet contained in the Interim Financial Statements or acquired after September 30, 2000 (other than assets disposed of since September 30, 2000 in the ordinary course of business consistent with past practices) in each case free and clear of all title defects, liens, encumbrances and restrictions except for (i) liens, encumbrances or restrictions which secure indebtedness described in the Target SEC Reports, (ii) liens for Taxes accrued but not yet payable, (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after September 30, 2000 provided that the obligations secured by such liens are not delinquent and (iv) liens which do not materially impair the value or use of any such asset. Each of the Target Real Properties, and each building and improvement located thereon, is, and has at all times been, in compliance in all material respects with all applicable federal, state and local laws, rules, regulations, ordinances and statutes, including those relating to zoning, building, land use, health and safety, fire, air sanitation and noise control. The improvements on the Target Real Property are (x) in good operating condition, (y) in a state of good maintenance and repair,
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     ordinary wear and tear excepted, and (z) adequate and suitable for the purposes for which they are presently being used.

          (f) Section 4.26(e) of the Target Disclosure Letter sets forth a true, correct and complete list of all leases (including all amendment, modifications or extensions thereof) for all Target Real Properties leased by Target or any Target Subsidiary (collectively, the "Target Leases"). Neither Target nor any Target Subsidiary has sent or received any written notice of any default under any of the Target Leases. Neither Target nor any Target Subsidiary has breached or is in default under any material covenant, agreement, term or condition of or contained in any Target Lease and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default or breach.

     4.27. Rescission of Repurchases. Except as set forth in Section 4.27 of the Target Disclosure Letter, all share repurchase programs previously authorized by the Board of Directors of Target (if any) have been revoked by resolution duly adopted on or prior to the date hereof.

     4.28. Allowances for Possible Loan Losses. The allowance for possible loan or credit losses, including any allowances or reserves for losses on ORE (as hereinafter defined) and other collateral taken in satisfaction, or partial satisfaction of a debt previously contracted (the "Allowance") shown on the consolidated balance sheets of Target included in the most recent Regulatory Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Target included in the Regulatory Financial Statements as of dates subsequent to the execution of this Agreement and as of the Closing Date will be, as of the dates thereof, in the reasonable opinion of management of Target adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known and reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables and ORE reserves) of Target and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by Target and the Target Subsidiaries as of the dates thereof. Neither Target nor any Target Subsidiary has any loan or other extension of credit which has been (or should have been in management's reasonable opinion) classified as "Other Assets Especially Mentioned," "Substandard," "Doubtful" or "Loss," or similar classifications, that were not classified in Target's or any Target Subsidiary's most recent report of examination. Section 4.28 of the Target Disclosure Letter also lists all loans or extensions of credit that are included on Target's or any Target Subsidiary's "watch list." The net book value of Target's or any Target Subsidiary's assets acquired through foreclosure in satisfaction of problem loans ("ORE") is carried on the balance sheet of the Regulatory Financial Statements at fair value at the time of acquisition less estimated selling costs which approximate the net realizable value of the ORE in accordance with the American Institute of Certified Public Accountants' Statement of Position 92-3.

     4.29. Tax Treatment. Neither Target nor any Target Subsidiary has taken or agreed to take any action that could reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

     4.30. Call Reports. Except as set forth in Section 4.30 of the Target Disclosure Letter, all Call Reports, Federal Reserve FRY-6 Reports, and FRY-9C Reports, including any amendments thereto, filed with the Federal Reserve Board, the FDIC, CBD or any other federal or state Governmental Entity for the years ending December 31, 1998 and 1999 and thereafter, together with any correspondence with any of the Federal Reserve Board, the FDIC, CBD or any other federal or state Governmental Entity concerning the aforesaid financial statements and reports (the "Regulatory Financial Statements"):

          (a) were prepared from the books and records of Target and each Target Subsidiary;

          (b) were prepared, in all material respects, in accordance with regulatory accounting principles consistently applied;

          (c) present in all material respects Target's and each Target Subsidiary's financial condition and the results of its operations, changes in stockholder's equity and cash flows at the relevant dates thereof and for the periods covered thereby; and

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

          (d) contain and reflect all adjustments and accruals necessary for the accurate presentation (in all material respects) of Target's and each Target Subsidiary's financial condition and the results of Target's and each Target Subsidiary's operations and cash flow for the period covered by such financial statements (subject to any normal recurring year end adjustments that are not material).

     4.31. Disclosure Letter. Prior to the execution and delivery of this Agreement, Target has delivered to Parent a disclosure letter (the "Target Disclosure Letter") setting forth, in the appropriate section of the Target Disclosure Letter, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a corresponding section of this Agreement or as an exception to Target's representations or warranties contained in the corresponding section of this Agreement; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in the Target Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or could reasonably be expected to have a Material Adverse Effect with respect to Target. At any time up to the date which is the tenth (10th) business day prior to the Closing Date, Target may supplement or amend the Target Disclosure Letter with respect to facts or circumstances first existing or occurring after the date hereof which, if existing or occurring on or prior to the date hereof, would have been required to be set forth or described in the Target Disclosure Letter or which is necessary to correct any information in the Agreement or the Target Disclosure Letter in order to make any of the representations and warranties of Target contained in Section 4 true and correct when made and true and correct as of the Effective Time as if made on and as of such time. No such supplement or amendment to the Target Disclosure Letter shall have any effect for the purpose of determining satisfaction of the closing condition set forth in Section 7.3(b) of this Agreement if the facts or circumstances disclosed in such supplement or amendment, individually or in the aggregate, (x) would so materially and adversely impact the economic or business benefits to Parent of the transactions contemplated by this Agreement that, had such facts or circumstances been known, Parent would not, in its reasonable judgment, have entered into this Agreement or (y) would impose on Parent or any of its Subsidiaries (including Target or any Target Subsidiary) any substantial limitations or conditions on the businesses and activities engaged in by Parent or any such Subsidiary that would not be applicable in the absence of such facts or circumstances. The delivery by Target of a supplement or amendment to the Target Disclosure Letter in accordance with this Section 4.31 shall relieve Target of any liability, regardless of whether or not the transactions contemplated hereby are consummated, for a breach of a representation or warranty contained in Section 4 which, without the disclosure of the facts and circumstances in such supplement or amendment, would not be true and correct when made or true and correct as of the Effective Time as if made on and as of such time; provided that regardless of whether or not the transactions contemplated hereby are consummated, the delivery by Target of a supplement or amendment to the Target Disclosure Letter pursuant to this Section 4.31 shall not, subject to the provisions of Section 8.2, relieve Target of any liability for a breach by Target of any covenant or agreement of Target contained in this Agreement.

                                 5.  COVENANTS

     5.1. Acquisition Transactions. Target shall not, nor shall it permit any Target Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative or agent of, Target or any Target Subsidiary to, directly or indirectly, (i) solicit, initiate, encourage or facilitate the submission of any proposal relating to or involving an Acquisition Transaction (as hereinafter defined) or (ii) enter into, encourage or facilitate any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to encourage or facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, or constitute an effort to facilitate, any proposal relating to or involving an Acquisition Transaction; provided, however, that nothing contained in this
Section 5.1 shall prohibit the Board of Directors of Target from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited, written bona fide proposal regarding an Acquisition Transaction if, and only to the extent that (A) the Board of Directors of Target concludes in good faith, after consultation with and based upon the advice of outside

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counsel, that it is required to furnish such information or enter into such discussions or negotiations in order to comply with its fiduciary duties to Target's stockholders under applicable law, (B) prior to taking such action, Target receives from such person or entity an executed confidentiality agreement and an executed standstill agreement, each in reasonably customary form (provided that such agreement is at least as limiting as any such agreement between Parent and Target), and (C) the Board of Directors of Target concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal (as hereinafter defined). Notwithstanding anything in this Agreement to the contrary, Target shall (i) immediately advise Parent orally and in writing of
(A) the receipt by it (or any of the other entities or persons referred to above) of any proposal regarding an Acquisition Transaction, or any inquiry which could reasonably be expected to lead to any such proposal, (B) the material terms and conditions of such proposal or inquiry (whether written or oral), and (C) the identity of the person making any such proposal or inquiry,
(ii) keep Parent reasonably informed of the status and details of any such proposal or inquiry, and (iii) negotiate in good faith with Parent to make such adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of this Section 5.1 by any officer or director of Target or any Target Subsidiary or any investment banker, attorney or other advisor, representative or agent of Target or any Target Subsidiary, acting on behalf of or at the request of the Board of Directors of Target, shall be deemed to be a breach of this Section 5.1 by Target. Target shall immediately terminate and cease any and all discussions, negotiations and/or contacts with any other person or entity which may exist relating to or involving an Acquisition Transaction. For purposes of this Agreement, "Acquisition Transaction" means any tender offer, exchange offer, merger, consolidation, share exchange, joint venture, business combination or similar transaction involving Target or any Target Subsidiary, or any purchase of all or substantially all of the assets of Target or any Target Subsidiary. For purposes of this Agreement, "Superior Proposal" means a bona fide written Acquisition Proposal which the Board of Directors of Target concludes in good faith, after consultation with its financial advisors and legal advisors, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (i) is more favorable to the Stockholders of Target from a financial point of view, than the transactions contemplated by this Agreement and (ii) is fully financed or reasonably capable of being fully financed and otherwise reasonably capable of being completed on the terms proposed. Nothing contained in this Section 5.1 shall prohibit the Target or its Board of Directors from taking and disclosing to Target's stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such disclosure to the Target's stockholders which, in the judgment of the Board of Directors as determined in good faith and as advised in writing by outside counsel, may be required under applicable law.

     5.2. Interim Operations of Target. During the period from the date of this Agreement to the Effective Time, except as specifically contemplated by this Agreement, set forth in the Target Disclosure Letter or as otherwise approved expressly in writing by Parent:

          (a) Target shall, and shall cause each of the Target Subsidiaries to, conduct their respective businesses only in, and not take any action except in, the ordinary course of business consistent with past practice. Target shall use all commercially reasonable efforts to preserve intact the business organization of Target and each of the Target Subsidiaries, to keep available the services of its and their present officers and key employees and to preserve the goodwill of those having business relationships with Target or the Target Subsidiaries. Other than in the ordinary course of business consistent with past practice, Target shall not
     (i) incur any indebtedness for borrowed money (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, purchases of federal funds, borrowings pursuant to existing lines of credit, sales of certificates of deposit and entering into repurchase agreements), (ii) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or (iii) make any loan or advance.

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          (b) Target shall not and shall not permit any Target Subsidiary to make any change or amendment to their respective certificates' (or articles) of incorporation, charter or bylaws (or comparable governing instruments) in a manner that would materially and adversely affect either party's ability to consummate the Merger or the economic benefits of the Merger to either party.

          (c) Target shall not, and shall not permit any Target Subsidiary to,
     (i) issue or sell any shares of capital stock or any other securities of any of them (other than (A) pursuant to outstanding exercisable stock options granted pursuant to one of the Target Option Plans or pursuant to outstanding exercisable stock awards reflected in the Target Disclosure Letter, or (B) pursuant to the terms of 401(k) plans of Target and any Target Subsidiary in effect as of the date hereof), (iii) issue any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, (iii) enter into any contract, understanding or arrangement with respect to the issuance of, any shares of capital stock or any other securities of any of them (other than pursuant to the Target Option Plans) or (iv) enter into any arrangement or contract with respect to the purchase or voting of shares of Target's or any Target Subsidiary's capital stock, or adjust, split, combine or reclassify any of their capital stock or other securities or make any other changes in Target's or any Target Subsidiary's capital structures. Neither Target nor any Target Subsidiaries shall grant any additional stock options except for up to an aggregate of 25,000 options granted by Target for new hires or promotions.

          (d) Target shall not, and shall not permit any Target Subsidiary to, declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of the capital stock of any of them other than dividends paid in the ordinary course of business consistent with past practice and dividends paid by any Target Subsidiary to Target or another Target Subsidiary with respect to its capital stock between the date hereof and the Effective Time.

          (e) Target shall not, and shall not permit any Target Subsidiary to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person.

          (f) Target shall not, and shall not permit any Target Subsidiary to, sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any material properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice; it being understood that Target and the Target Subsidiaries shall be permitted to sell or participate whole loans, portions of loans, and investments to third parties and into Target's or such Target Subsidiary's warehouse and commercial paper facilities, provided that all such sales or participations shall be in the ordinary course of business.

          (g) Except as set forth in the Target Disclosure Letter or as otherwise provided in this Agreement, Target shall not, and shall not permit any Target Subsidiary to, (i) adopt or amend (except as required by law or contractual obligations described in the Target SEC Reports or Target Disclosure Letter) any Target Benefit Plan, Employee/Consulting Agreement or any other bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any current or former director, officer or employee, (ii) except for normal merit increases and bonuses paid or accrued in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any director, officer or employee, (iii) pay any benefit not required by any Target Benefit Plan or Employee/Consulting Agreement (including, without limitation, the granting of stock options or stock appreciation rights),
     (iv) loan or advance any moneys or funds to any director, officer or employee, (v) take any action or grant any benefit not required under the terms of any Target Benefit Plan or Employee/Consulting Agreement or (vi) enter into any contract, agreement, commitment or arrangement (oral or written) to do any of the foregoing.

          (h) Target shall (i) inform Parent of any Recommended Regulatory Change or any changes to the Target Parties' books and records, financial statements, Regulatory Financial Statements, or Interim
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     Reports required by any state or federal examiner or other regulatory authority (any such change being a "Required Regulatory Change" and together with the Recommended Regulatory Changes, the "Regulatory Changes") and, to the extent permitted by applicable law, provide Parent with copies of any report or similar correspondence describing any Recommended Regulatory Change or Required Regulatory Change; (ii) diligently pursue with the appropriate federal or state examiner or other regulatory authority the resolution of any objections regarding any Recommended Regulatory Changes; (iii) promptly implement all Required Regulatory Changes to the extent required after taking the steps required in clause
     (ii); and (iv) consult with Parent on and keep Parent reasonably informed with respect to all such Regulatory Changes and the Target Parties' proposed actions with respect thereto.

          (i) Target shall consult Parent and shall keep Parent reasonably informed with respect to Target's operations, including without limitation Target's capital plans and access to capital sources, and shall consult with Parent prior to implementing any capital plan.

          (j) Target and each Target Subsidiary shall timely file all Call Reports, Federal Reserve FRY-6 Reports, and FRY-9C Reports required to be filed by Target or any Target Subsidiary (the "Interim Reports") and shall promptly provide Parent with copies of each such Interim Report. All such Interim Reports shall:

             (i) be prepared from the books and records of Target and each Target Subsidiary;

             (ii) be prepared in all material respects in accordance with regulatory accounting principles consistently applied;

             (iii) present in all material respects Target's and each Target Subsidiary's financial condition and the results of its operations, changes in stockholder's equity and cash flows at the relevant dates thereof and for the period covered thereby; and

             (iv) contain and reflect all adjustments and accruals necessary for the accurate presentation (in all material respects) of Target's and each Target Subsidiary's financial condition and the results of Target's and each Target Subsidiary's operations and cash flow for the period covered by such financial statements.

          (k) Target shall not, and shall not permit any Target Subsidiary to, authorize, or commit or agree (orally or in writing) to take, any actions contrary to or prohibited by those set forth in clauses (a) through (j) of this Section 5.2.

Subject to the provisions of Sections 5.2(a) through 5.2(k) above, nothing contained herein shall give Parent the right to control or direct the operations of Target or any Target Subsidiary prior to the Effective Time.

     5.3.  Employee Matters.

          (a) Target shall terminate or shall cause each Target Subsidiary to terminate, the Target 401(k) plan effective immediately prior to the Closing, to cease all further contributions to such plan with respect to pay periods beginning on and after the Closing Date (other than as required to repay loans made thereunder) and to cease making any additional loans to participants under the Target 401(k) plan effective as of the termination of such plan and shall provide written resolutions reasonably satisfactory to Parent authorizing the same, and a copy of such resolutions shall be delivered to Parent prior to the Closing Date.

          (b) From and after the date hereof, Target and each Target Subsidiary shall use their respective best efforts to enter into amendments to the employment agreements (in the form set forth in Section 5.3 of the Target Disclosure Letter (the "Amendments") with each officer or employee of Target (other than Brett N. Silvers and Leslie A. Galbraith) that has an employment agreement (or similar agreement) with Target or any Target Subsidiary, amending such employment agreements. From and after the date hereof, Target shall use its best efforts to retain all employees of any Target Subsidiary as of the date hereof.

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          (c) From and after the Effective Time, Parent agrees to provide the employees of Target and the Target Subsidiaries (the "Target Employees") who remain employed by Target through and after the Effective Time (collectively, the "Transferred Target Employees") with the types and levels of employee benefits maintained by Parent for similarly situated employees of Parent in the same business unit with Target. Parent shall continue to maintain Target plans (other than stock based plans or the Target 401(k) plan), including Target's "Team Incentive Program" and "Annual Incentive Plan," each of which shall remain in place through 2001 (provided that Parent may modify applicable targets and measures under such plans), or provide other transition coverage until the Target Employees are permitted to participate in Parent's plans. To the extent that the Target Employees are permitted to participate in the Parent's plans, Parent will treat, and cause its vacation and other paid time off, flexible benefit (including medical, dental, life insurance and disability) and 401(k) plans to treat, the service of Target Employees with Target or any Target Subsidiary as service rendered to Parent for purposes of eligibility to participate, vesting and for other appropriate benefits under such plans. The service of Target Employees with Target or any Target Subsidiary shall not be considered as service rendered for Parent for any purposes of any defined benefit plan sponsored by Parent. Without limiting the foregoing, Parent shall not treat any Transferred Target Employee as a "new" employee for purposes of any exclusions under any health or similar plan of Parent for employee for purposes of any exclusions under any health or similar plan of Parent for a pre-existing medical condition, and will make appropriate arrangements with its insurance carrier(s) to ensure such result. Following the Effective Time, except as otherwise contemplated herein, Parent shall cause Target or such appropriate Target Subsidiaries to honor in accordance with their terms all individual employment agreements, consulting agreements, and severance agreements set forth in the Target Disclosure Letter, each as may be amended by the Amendments pursuant to Section 7.3(g).

     5.4. Access and Information. Upon reasonable notice, each of the parties shall (and shall cause each of the parties' subsidiaries to) afford to the other parties and their representatives (including, without limitation, directors, officers and employees of the parties and their affiliates, and counsel, accountants and other professionals retained) such access throughout the period prior to the Effective Time, at reasonable times, to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel of such party and its subsidiaries and to such other information as any party may reasonably request; provided, however, that no party shall be required to provide access to any such information if the providing of such access (i) would be reasonably likely, in the written opinion of counsel, to result in the loss or impairment of any privilege generally recognized under law with respect to such information or (ii) would be precluded by any law, ordinance, regulation, judgment, order, decree, license or permit of any Governmental Entity. The parties hereto will use reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentences apply. All information furnished by one party to any of the others in connection with this Agreement or the transactions contemplated hereby shall be kept confidential by such other party in accordance with the terms of the letter dated November 28, 2000, from Target to United Parcel Service General Services Corporation and the letter dated September 29, 2000 from United Parcel Service General Services Corporation to Target (collectively, the "Confidentiality Agreement").

     5.5.  Certain Filings, Consents and Arrangements.

          (a) The parties hereto shall cooperate with each other and use their commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). Target and Parent shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Target Parties or Parent, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the

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     parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Parent and Target shall promptly furnish each other with copies of written communications received by Parent or Target Parties, as the case may be, or any of their respective Subsidiaries or Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

          (b) Parent and Target shall (i) as promptly as practicable after the date hereof, with each of Parent and Target using their commercially reasonable efforts to make a prompt filing, make such filings as may be required by the HSR Act with respect to the transactions contemplated hereby, (ii) respond promptly to inquiries from the Department of Justice and the Federal Trade Commission in connection with such filings, (iii) file or cause to be filed as promptly as practicable with the Department of Justice and Federal Trade Commission any supplemental information that may be requested pursuant to the HSR Act, and (iv) seek the earliest possible termination or waiver of the waiting period under such statute. Each of Parent and Target shall promptly inform each other of any material communication made to, or received by such party from, the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Authority.

          (c) Notwithstanding anything in this Section 5.5, Parent shall not be obligated to consent to or approve any Burdensome Condition.

     5.6.  State Takeover Statutes.  Target shall take all reasonable steps to
(i) exempt Target and the Merger by action of Target's Board of Directors or otherwise from any law or statute that purports to limit or restrict business combinations or the ability to acquire or to vote shares and (ii) upon the request of Parent, assist in any challenge by Parent to the applicability to the Merger of any such law or statute.

     5.7.  Indemnification and Insurance.

          (a) From and after the Effective Time, Parent shall indemnify, defend and hold harmless the present and former directors and officers of Target and the Target Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time, which is based upon or relates to such Indemnified Party's capacity as a director or officer, to the fullest extent that such persons are permitted to be indemnified under Target's certificate of incorporation and bylaws as in effect on the date hereof, as supplemented by the agreements referred to in
     Section 5.7(a) of the Target Disclosure Letter, except as may be limited by the DGCL.

          (b) Parent shall cause the persons serving as officers and directors of Target immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors' and officers' liability insurance policy maintained by Target on the date hereof (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Parent be required to provide greater insurance coverage than the provided by the current terms, conditions, and limitations of the policy currently maintained by Target and to expend, on any annual basis, more than 200% of the current amount expended by Target (the "Insurance Amount") to maintain or procure insurance coverage, and further provided that if Parent is unable to maintain or obtain the insurance called for by this
     Section 5.7(b), Parent shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

          (c) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or

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

     merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this section.

          (d) The provisions of this Section 5.7 are intended to be for the benefit of, and enforceable by, each Indemnified Party and his or her heirs and representatives, and nothing herein shall affect any indemnification rights that any Indemnified Party and his or her heirs and representatives may have under the certificate of incorporation or by-laws of Target or any of Target Subsidiaries, any contract or applicable law.

     5.8. Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using its commercially reasonable efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals including the Regulatory Approvals.

     5.9. Publicity. The initial press release announcing this Agreement shall be a joint press release approved by both Parent and Target and, thereafter, Target and Parent shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

     5.10. Preparation of the Registration Statement and the Proxy Statement; Target Meeting.

          (a) As soon as practicable following the date of this Agreement, Target and Parent shall prepare the Proxy Statement and the Registration Statement and (i) Target shall file the Proxy Statement with the Commission and (ii) Parent shall file the Registration Statement with the Commission. Each of Target and Parent shall use all commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and Target shall use all commercially reasonable efforts to cause the Proxy Statement to be mailed to Target's Stockholders as promptly as practicable after clearance of the Proxy Statement by the Commission; provided that the Registration Statement declared effective and Proxy Statement mailed to the Stockholders shall reflect the audited financial statements of Parent and Target for the year ended December 31, 2000. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and Target shall furnish Parent all information concerning Target and the holders of its capital stock and shall take any action as Parent may reasonably request in connection with any such action. If at any time prior to the Effective Time any information relating to Target or Parent or any of their respective Affiliates, officers or directors, should be discovered by Target or Parent which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Target or Parent (as the case may be) shall promptly notify the other and shall cooperate in the filing of any appropriate amendment or supplement describing such information with the Commission and, to the extent required, any dissemination thereof to the stockholders of Target or Parent.

          (b) Except as provided below, Target shall, as soon as practicable following the date of clearance of the Proxy Statement by the Commission, duly call, give notice of, convene and hold a meeting of its Stockholders (the "Target Meeting") for the purpose of approving this Agreement, and the Board of Directors of Target (i) shall recommend to its Stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby, (ii) shall use all reasonable efforts to solicit
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

     such approval and adoption, (iii) shall not recommend or present for Stockholder consideration in any manner any other Acquisition Transaction, and (iv) shall not withdraw or modify in any manner the approval or recommendation by the Board of Directors of Target of this Agreement or the Merger; provided, however, that nothing in this Section 5.10(b) shall prohibit the Board of Directors of Target from withdrawing or modifying in a manner adverse to Parent its recommendation to the Stockholders or recommending any other Acquisition Transaction if Target is not in breach of, and has not breached, in any material respect any of the provisions of
     Section 5.1, Target receives an unsolicited, written bona fide proposal regarding an Acquisition Transaction, and as a result of such proposal (A) the Board of Directors of Target concludes in good faith that it is required to take such action, but only after consultation with outside counsel and only if Target's Board of Directors concludes that the failure to take such action would result in a substantial risk that the Board of Directors would violate any fiduciary duties of the Target Board to Target Stockholders under applicable law, and (B) the proposal regarding the Acquisition Transaction constitutes a Superior Proposal.

          (c) Target shall use all commercially reasonable efforts to hold the Target Meeting as soon as practicable after the date hereof and will not adjourn or postpone the Target Meeting, other than for the absence of a quorum.

     5.11. Stock Exchange Listings. Parent shall cause to be listed on the New York Stock Exchange, upon official notice of issuance, the Parent Common Stock to be issued pursuant to the Merger.

     5.12. Stockholder Litigation. Each of Target and Parent shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against Target or Parent, as applicable, and its directors relating to the transactions contemplated by this Agreement.

     5.13.  Tax-free Reorganization Treatment.  None of Parent, Sub or Target
(i) shall knowingly take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code, or (ii) shall file any return or take any position inconsistent with the treatment of the Merger as a reorganization described in Section 368(a) of the Code. Each of Parent, Sub and Target shall comply with the record-keeping and information reporting requirements set forth in Treas. Reg. sec. 1.368-3.

     5.14. Letter from Target's Accountants. Target shall use all commercially reasonable efforts to cause to be delivered to Parent two letters from Target's independent accountants, one dated a date within two business days before the date on which the Registration Statement shall become effective and one dated a date within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     5.15. Expenses. Except as otherwise provided in Section 8.2 and the Escrow and Indemnity Agreement, each party shall bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that if this Agreement is terminated in accordance with Section 8 hereof, the printing expenses, Commission filing and registration fees and filing fees required pursuant to the HSR Act shall be shared equally between Target and Parent.

     5.16. Adverse Action. During the period from the date of this Agreement through the Effective Time, except as expressly contemplated by this Agreement, neither party will, and will not permit any Subsidiary to, without the written consent of the other party (which consent will not be unreasonably withheld or delayed) knowingly take any action that (x) would, or would be reasonably likely to result in (a) any of its representations and warranties set forth in the Agreement being or becoming untrue in any material respect, (b) any of the conditions to the Merger set forth in Section 7 not being satisfied or (c) a material violation of any provision of the Agreement except, in each case, as may be required by applicable law or applicable regulatory requirements and (y) has, or could reasonably be expected to have, a Material Adverse Effect. Each party shall promptly notify the other party in writing of any action taken by it in reliance on the foregoing exception, unless such notification would be prohibited by applicable law.

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     5.17.  Standstill Agreements; Confidentiality Agreements.  During the
period from the date of this Agreement through the Effective Time, Target shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective Subsidiaries is a party (other than the Confidentiality Agreement). During such period, Target shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

     5.18.  Affiliates.

          (a) Prior to the Effective Time, Target shall identify to Parent all persons who were, at the time of the Target Meeting, "affiliates" (the "145 Affiliates") (as that term is used in sections (c) and (d) of Rule 145 promulgated pursuant to the Securities Act) of Target, including without limitation, all those persons subject to the reporting requirements of Rule 16(a) of the Exchange Act.

          (b) Target shall use its commercially reasonable efforts to obtain and deliver, prior to the Effective Time, an agreement, in the form of Exhibit B, from each of the 145 Affiliates.

     5.19. Dividends. After the date of this Agreement, each of Parent and Target shall coordinate with the other the declaration of any dividends in respect of Parent Common Stock and Target Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Target Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of Target Common Stock and any shares of Parent Common Stock any such holder receives in exchange therefor in the Merger. Nothing contained in this Section shall be construed to confer on either party any right to disapprove any dividend proposed to be declared and paid by the other party or to establish the amount or terms thereof.

     5.20. Exemption from Liability Under Section 16(b). Provided that Target delivers to Parent the Section 16 Information in a timely fashion, the Board of Directors of Parent, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution providing that the receipt by the Target Insiders of Class A Common Stock in exchange for shares of Target Common Stock, and of options on Parent Common Stock upon conversion of options on Target Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. "Section 16 Information" shall mean information accurate in all material respects regarding the Target Insiders, the number of shares of Target Common Stock held by each such Target Insider and expected to be exchanged for Parent Common Stock in the Merger, and the number and description of the options on Target Common Stock held by each such Target Insider and expected to be converted into options on Class A Common Stock in connection with the Merger. "Target Insiders" shall mean those officers and directors of Target who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the
Section 16 Information.

     5.21. Target Stock Options/Registration Statements on Form S-8. Parent shall reserve for issuance the number of shares of Class A Common Stock that will be issuable upon exercise of Target Stock Options assumed pursuant to
Section 2.3 hereof. On the Closing Date, Parent shall file with the SEC one or more registration statements on Form S-8 for the shares of Class A Common Stock issuable with respect to Target Stock Options and will maintain the effectiveness of such registration statements for so long as any of such options or other rights remain outstanding.

     5.22.  Calculation of Net Book Value.

          (a) As promptly as practicable after the date on which all conditions to the closing of the transactions contemplated hereby in Sections 7.1 (other than Section 7.1(g)), 7.2 and 7.3 are satisfied or waived, and in any event within ten business days thereafter, Target shall provide to Parent a certificate of the Chief Executive Officer and Chief Financial Officer of Target certifying the Net Book Value of Target as of the last day of the calendar month end preceding the date on which such conditions to closing are satisfied or waived (the "Calculation Date") with supporting calculations and other
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

     information used by Target to calculate the Net Book Value of Target as of the Calculation Date. Target shall also provide such other information as Parent shall reasonably require to confirm the accuracy of Target's calculation of the Net Book Value as of the Calculation Date.

          (b) If Parent proposes no modifications to Target's calculation of Net Book Value, within ten business days after delivery of the certificate referred to in (a), the Net Book Value of Target as certified by Target shall be the Net Book Value of Target used to calculate the Merger Consideration hereunder.

          (c) If, within ten business days after delivery of the certificate referred to in (a), Parent proposes modifications to Target's calculation of Net Book Value in excess of $1,000,000 in the aggregate, Parent and Target shall use their commercially reasonable efforts to resolve any such proposed modifications as promptly as practicable. If despite such commercially reasonable efforts any such proposed modifications are not resolved within three business days, Target shall send Parent written notice that it has either (i) agreed to engage the New York, New York office of Arthur Andersen, LLP (the "Accounting Firm") to determine whether any such proposed modifications to Target's calculation of Net Book Value shall be made or (ii) elected to terminate this Agreement pursuant to
     Section 8.1(g).

          (d) If Target agrees to engage the Accounting Firm in accordance with
     Section 5.22(c), Parent and Target shall use their commercially reasonable efforts to cause the Accounting Firm to resolve any such proposed modifications as promptly as practicable and in any event within ten business days after the delivery of the notice referred to in (c). The determination by the Accounting Firm shall be final and conclusive. The Net Book Value calculated by Target (as modified as provided herein) shall be the Net Book Value of Target used to calculate the Merger Consideration.

     5.23.  Reserved.

     5.24. Calculation of Escrow Balance. As promptly as practicable after the Calculation Date, Target shall provide to Parent a written certification from the Chief Executive Officer and Chief Financial Officer of Target of the (i) Escrow Balance and (ii) Closing Date ALLL (as defined in the Escrow and Indemnity Agreement) (collectively, the "Escrow Calculations") with supporting calculations and other information used by Target to calculate the Escrow Calculations; provided that for purposes of this Section 5.24 the Closing Date ALLL shall be the ALLL determined pursuant to Section 5.22. Target shall also provide such other information as Parent shall reasonably request to confirm the accuracy of Target's calculation of the Escrow Balance. The Escrow Calculations proposed by Target (as modified by any changes proposed by Parent acceptable to Target) shall be (x) the Escrow Balance for purposes of Section 2.2 hereof and
(y) the Closing Date ALLL for purposes of the Escrow and Indemnity Agreement.

     5.25. Calculation of Escrow Shares. As promptly as practicable after the Calculation Date and prior to the Closing Date, Parent shall provide to Target its certified calculation of the Escrow Shares based on the Escrow Calculations calculated in accordance with Section 5.24, with supporting calculations and other information used by Parent to calculate the Escrow Shares. Parent shall also provide such other information as Target shall reasonably request to confirm the accuracy of Parent's calculation of the Escrow Shares. The Escrow Shares certified by Parent (as modified by any changes proposed by Parent acceptable to Target) shall be the Escrow Shares for purposes of Section 2.2 hereof and the Escrow and Indemnity Agreement.

     5.26. Repayment of Stockholder Loans. Target shall cause each and all of the loans or advances made to Brett N. Silvers (the "Stockholder Loan") to be satisfied and discharged in accordance with a method detailed in Section 5.26 of the Target Disclosure Letter.

     5.27.  Deposit Sale.

          (a) As soon as practicable following the execution and delivery of this Agreement, Target shall cause the Bank to diligently seek one or more "insured banks" (within the meaning of the FDIC Act) to acquire in the aggregate all of the Bank's deposit liabilities (the "Deposit Acquirors" and the "Deposit Assumption", respectively) and to execute and deliver to the Deposit Acquirors one or more purchase and assumption agreements and such other documentation necessary to complete the Deposit Assumption, in each case containing terms as are customary in the context of similar transactions, including,

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

     without limitation, customary representations and warranties, closing conditions, and indemnities. Such purchase and assumption agreements and other documentation are herein referred to as the "Deposit Assumption Agreements."

          (b) All terms and conditions of the Deposit Assumption and the Deposit Assumption Agreements shall be reasonably satisfactory to Parent in its reasonable discretion and shall, in any event:

             (i) provide for the assumption by the Deposit Acquirors of all (and not less than all) of the deposit liabilities of the Bank that shall be existing on the date the Deposit Assumption is consummated;

             (ii) authorize the Bank to furnish copies of the Deposit Assumption Agreements to the CBD, the FDIC, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of Boston and Parent (and Target hereby agrees to cause the Bank to furnish such copies to such persons);

             (iii) require the Deposit Acquiror to prepare and file with the appropriate bank regulatory authorities such applications and other filings as may be required in the circumstances for the consummation of the Deposit Assumption, including an appropriate application under the Bank Merger Act (12 U.S.C. sec. 1828(c));

             (iv) require the Deposit Acquiror to furnish to the Bank, and authorize the Bank to furnish to the CBD, the FDIC, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of Boston and Parent, copies of all such applications and filings (and Target hereby agrees to cause Bank to furnish such copies to such persons); and

             (v) if determined by Parent, in its reasonable discretion, to be necessary to obtain any Regulatory Approval or to satisfy any conditions set forth in Section 7, require the Deposit Acquiror, immediately upon the consummation of the Deposit Assumption (with time being of the essence), to furnish to the CBD, the FDIC, the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of Boston (with copies to the Bank and to Parent) a certificate meeting the requirements of 12 C.F.R. Part 307.1 and such other evidence of the consummation of the Deposit Assumption as any of such persons may request without undue burden upon the Deposit Acquiror.

          (c) In addition, Target shall cause the Bank to furnish to the CBD, the FDIC, the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of Boston (with copies to Parent) such certificates or other evidences of the consummation of the Deposit Assumption as any of such persons may request to establish that the Bank has ceased to be an "insured bank" (within the meaning of the FDIC Act) and a "bank" within the meaning of the BHC Act.

                              6.  CLOSING MATTERS

     6.1. The Closing. Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 8.1 and subject to the satisfaction or waiver of the conditions set forth in Section 7, the consummation of the Merger shall take place as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions set forth in Section 7, at a closing (the "Closing") to be held at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia, unless another date, time or place is agreed to by Parent and Target.

     6.2. Documents and Certificates. Parent and Target shall, on or prior to Closing, execute and deliver all such instruments, documents or certificates as may be reasonably necessary or advisable, on the advice of counsel, for the consummation at the Closing of the transactions contemplated by this Agreement to occur as soon as practicable.

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                                 7.  CONDITIONS

     7.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) The Merger shall have been approved and adopted by the requisite vote of the holders of Target Common Stock.

          (b) The Parent Common Stock issuable in the Merger shall have been authorized for listing on the New York Stock Exchange, upon official notice of issuance.

          (c) All authorizations, consents, orders or approvals of, and all expirations of waiting periods imposed by, any Governmental Entity (including without limitation those required to obtain the Regulatory Approvals) (collectively, "Consents") which are necessary for the consummation of the Merger (other than immaterial Consents, the failure to obtain which would not be materially adverse to the business of the Surviving Corporation) shall have been obtained or shall have occurred and shall be in full force and effect at the Effective Time; provided, however, that none of the preceding Consents shall be deemed obtained if (i) it shall have imposed any condition or requirement which would so materially and adversely impact the economic or business benefits to Parent or Target of the transactions contemplated by this Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement or (ii) such Consent causes the ownership of Target and the Target Subsidiaries by Parent, after the Effective Time, to impose on Parent or any of its Subsidiaries (including Target or any Target Subsidiary) any limitations or conditions on the businesses and activities engaged in by Parent or any such Subsidiary that would not be applicable in the absence of such ownership (any such condition or limitation described in clause (i) or (ii) being referred to herein as a "Burdensome Condition"); provided, however, that none of those conditions and requirements set forth in Section 7.1 of the Target Disclosure Letter hereto shall constitute a Burdensome Condition for any purpose under this Agreement.

          (d) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect.

          (e) No temporary restraining order, preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect.

          (f) All applicable waiting periods with respect to any "Notification and Report Form for Certain Mergers and Acquisitions" filed by Parent, Target or any of their "ultimate parent entities" in compliance with the HSR Act pursuant to the transactions contemplated hereby shall have passed, or early termination of such waiting periods shall have been granted.

          (g) The Net Book Value of Target as of the Calculation Date shall have been determined in accordance with Section 5.22.

     7.2. Conditions to Obligation of Target to Effect the Merger. The obligation of Target to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the additional following conditions:

          (a) Parent and Sub shall have performed in all material respects all covenants contained in this Agreement required to be performed by each of them at or prior to the Effective Time.

          (b) The representations and warranties of Parent contained in Section 3 shall be true and correct when made and shall be true and correct, in all material respects, as of the Effective Time as if made at and as of such time (other than those representations and warranties that are qualified as to materiality or similar language, which shall be true and correct in all respects as of the Effective Time, as if made at and

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     as of such time), except for representations and warranties relating to a time or times other than the Effective Time which were or will be true and correct, in all material respects, at such time or times.

          (c) Parent shall have furnished Target a certificate dated the date of the Closing, signed by the Chief Executive Officer and Chief Financial Officer of Parent that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

          (d) The Registration Statement contemplated by Section 5.10(a), registering at least the number of shares of Parent Common Stock necessary to satisfy Parent's obligations under Section 2.1 and 2.2, shall have been declared effective by the Commission under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for such purpose shall have been initiated or threatened by the Commission. Parent shall have reserved for issuance the number of shares of Parent Common Stock necessary to satisfy Parent's obligations under Section 2.1(c).

          (e) No event or events shall have occurred that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Parent or any Significant Subsidiary.

          (f) Target shall have received an opinion of Bingham Dana LLP, special counsel to Target, dated the Closing Date, substantially to the effect that
     (i) the Merger will qualify as a reorganization within the meaning of
     Section 368(a) of the Code, and (ii) no gain or loss will be recognized by stockholders of Target who exchange all of their Target Common Stock solely for Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of a fractional share interest in Parent Common Stock. In rendering its opinion, such counsel shall be entitled to require and rely upon representations contained in certificates of the officers of Target, Parent and Sub. If Bingham Dana LLP shall fail to deliver such opinion, the condition set forth in this Section 7.2(f) may be satisfied, at the option of Parent, by an opinion of King & Spalding.

          (g) Parent shall have loaned or otherwise provided or caused to be provided or otherwise assisted Target in procuring, each in such as manner as the parties shall have agreed, sufficient funds to fund the deposit sale contemplated by Section 7.3(f) hereof on terms described in Section 7.2(g) of the Parent Disclosure Letter.

     7.3. Conditions to Obligation of Parent to Effect the Merger. The obligation of Parent to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the additional following conditions:

          (a) Target shall have performed in all material respects its covenants contained in this Agreement required to be performed at or prior to the Effective Time.

          (b) The representations and warranties of Target contained in Section 4 shall be true and correct when made and shall be true and correct, in all material respects, as of the Effective Time as if made at and as of such time (other than those representations and warranties that are qualified as to materiality or similar language, which shall be true and correct in all respects as of the Effective Time, as if made at and as of such time), except for representations and warranties relating to a time or times other than the Effective Time which were or will be true and correct, in all material respects, at such time or times.

          (c) Target shall have furnished Parent a certificate dated the date of the Closing signed by the Chief Executive Officer and Chief Financial Officer of Target that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

          (d) Target and Brett N. Silvers shall have entered into an agreement, in a form and substance reasonably satisfactory to Parent, terminating the registration rights agreement, employment agreement, and related agreements between Brett N. Silvers and the Company (the "Silvers Agreement").

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          (e) Target, Nancy W. Silvers, and the Silvers Family Trust shall have entered into an agreement, in a form and substance reasonably satisfactory to Parent terminating all of Nancy W. Silvers' and the Silvers Family Trust's registration or similar rights.

          (f) Target shall have, and shall have caused each Target Subsidiary to have, sold and transferred all existing deposits (including all certificates of deposits) on terms and conditions reasonably acceptable to Parent and the FDIC shall have provided to the Federal Reserve Board, the Federal Reserve Bank of Boston and Parent such evidence as any of them may require (or in the case of Parent, may reasonably require) to demonstrate that, at the Effective Time, all such Target Subsidiaries have ceased to be an "insured bank" within the meaning of the Federal Deposit Insurance Act of 1940, as amended (the "FDIC Act") and no Target Subsidiary shall be an "insured bank" within the meaning of the FDIC Act.

          (g) First International Bank (a wholly owned subsidiary of Target) shall have entered into a retention agreement (the "Retention Agreements"), substantially in the form set forth in Section 7.3(g) of the Target Disclosure Schedule, with each of Leslie Galbraith and Brett N. Silvers and Amendments with not less than 70% of those other officers or employees of Target that have an employment agreement (or similar agreement) with Target or any Target Subsidiary as of the date hereof, and such Retention Agreements and Amendments shall, on the Effective Time, be in full force and effect.

          (h) No event or events shall have occurred that have had, or could reasonably be expected to have, individually or in the aggregate a Material Adverse Effect with respect to Target or any Target Subsidiary.

          (i) At the Effective Time, no Target Subsidiary shall be a "bank" within the meaning of the BHC Act, and Target shall have ceased to be a "bank holding company" within the meaning of the BHC Act.

          (j) Parent, Escrow Agent and Stockholder Representative shall have executed and delivered the Escrow and Indemnity Agreement.

          (k) Parent shall have received from each 145 Affiliate an agreement in the form of Exhibit B attached hereto.

          (l) Target shall have caused the Stockholder Loan to be satisfied in accordance with Section 5.26 and the Chief Financial Officer of Target shall deliver a certificate, on behalf of Target, certifying the amount of the Shareholder Loan satisfied through the redemption or surrender of Target Common Stock.

          (m) At the Effective Time, at least 70% of those persons who have employment agreements with Target or any Target Subsidiary on the date hereof shall be employed by Target or any Target Subsidiary.

          (n) Parent and Sub shall have received a written notice pursuant to Conn. Gen. Statutes sec. 36a-185 of the Connecticut Commissioner's intent not to disapprove the Merger or the consummation of the other transactions contemplated herein. In addition, Parent, shall have received such assurances as it may reasonably require that:

             (i) neither Target nor any Target Subsidiary will be required to be or become an "insured institution" under the FDIC Act at any time following the consummation of the Merger;

             (ii) the minimum capital requirements to be applicable to Target for the period immediately following the consummation of the Merger will not exceed those specified in Section 7.3(n)(ii) of the Parent Disclosure Letter;

             (iii) following the consummation of the Merger, the regulatory obligations of Parent and its Subsidiaries with respect to compliance with the regulations of the CDB, shall be limited to (A) furnishing to the CDB copies of the reports required to be filed by Parent under the Exchange Act and (B) ensuring that Target will comply with all capital requirements applicable to it; and

             (iv) the ownership of Target and the Target Subsidiaries by Parent will not impose on Parent and its Subsidiaries (other than Target) any Burdensome Condition.

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                               8.  MISCELLANEOUS

     8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of both Target and Parent:

          (a) by mutual consent of the Board of Directors of Parent and the Board of Directors of Target set forth in a written instrument;

          (b) by either Parent or Target if (i) the Merger shall not have been consummated on or before August 31, 2001, provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party that is in material breach of its obligations under this Agreement or whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

          (c) by either Parent or Target if the conditions specified in Section
     7.1 have not been met or waived by the other at such time as such condition can no longer be satisfied provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any party that is in material breach of its obligations under this Agreement or whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the condition or conditions to be satisfied;

          (d) by Parent, if the Board of Directors of Target withdraws, or modifies in any manner, the approval or recommendation by such Board of Directors of this Agreement or the Merger or approves an Acquisition Transaction, or by either Parent or Target if the Board of Directors of Target approves, recommends or causes Target to enter into any agreement with respect to any Acquisition Transaction that constitutes a Superior Proposal;

          (e) by Target if any of the conditions specified in Section 7.2 has not been met by Parent or waived by Target at such time as such condition can no longer be satisfied provided, however, that Target's right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available if Target is in material breach of its obligations under this Agreement or its failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the condition or conditions to be satisfied;

          (f) by Parent if any of the conditions specified in Section 7.3 has not been met by Target or waived by Parent at such time as such condition can no longer be satisfied provided, however, that Parent's right to terminate this Agreement pursuant to this Section 8.1(f) shall not be available if Parent is in material breach of its obligations under this Agreement or its failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the condition or conditions to be satisfied;

          (g) by Target in accordance with Section 5.22; or

          (h) by Parent for Target's failure to call, give notice of, convene and hold the Target Meeting in accordance with Section 5.10(b).

     8.2.  Expense Reimbursement.

          (a) In order to induce Parent to enter into this Agreement and to reimburse and compensate Parent for its time, expenses and lost opportunity costs of pursuing the Merger and seeking to consummate the transactions contemplated by this Agreement, Target will make a cash payment to Parent of an amount equal to (x) three million five hundred thousand dollars ($3,500,000) plus (y) all out-of-pocket expenses and fees actually incurred by Parent (including without limitation fees and expenses payable to all legal, accounting, financial and other professional advisors) relating to the Merger or the transactions

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

     contemplated by this Agreement (provided that in no event shall such fees and expenses described in clause (y) exceed $1,000,000) (the "Break-up Fee") if:

             (i) Parent terminates this Agreement pursuant to Section 8.1(d) or pursuant to Section 8.1(h);

             (ii) Target terminates this Agreement pursuant to Section 8.1(d) or pursuant to Section 8.1(g); or

             (iii) Parent or Target terminates this Agreement pursuant to
        Section 8.1(c) because this Agreement was not approved at the Target Meeting, but only if, (A) at the time of the Target Meeting and at the time of termination there shall have been announced and not withdrawn an Alternative Transaction, and (B) within one year of the date of termination, an Alternative Transaction is closed, in which case such fee shall be payable on the closing date of such Alternative Transaction.

          (b) Any payment required by this Section 8.2 must be paid by Target to Parent (by wire transfer of immediately available funds to an account designated by such party) within one (1) business day after demand by such party.

          (c) The parties agree that the agreements contained in this Section
     8.2 are an integral part of the transactions contemplated by this Agreement. The parties acknowledge and agree that damages upon termination of the Agreement in the circumstances referred to in Section 8.2(a) are not reasonably ascertainable and the payment pursuant to Section 8.2(a) constitutes liquidated damages and not a penalty. The payment pursuant to
     Section 8.2(a) shall not relieve Target from liability for any breach of its representations, warranties, covenants or agreements contained in this Agreement and Parent may pursue any remedies available to it at law or in equity, including recovery of such damages to which it may be entitled, if such breach by Target of its representations, warranties, covenants or agreements contained in this Agreement is a result of or arises out of the willful or intentional misconduct of Target, any Target Subsidiary, or any of their respective officers or directors.

Notwithstanding anything to the contrary contained in this Agreement, (i) in addition to any amounts paid or payable pursuant to this Section 8.2, Target shall pay Parent the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken by Parent to collect the Break-up Fee, together with interest on the unpaid amount at the publicly announced prime rate of Citibank, N.A. from the date such amount was required to be paid hereunder and (ii) each party hereto shall have liability for such party's breach of its representations, warranties, covenants or agreements contained in this Agreement and the other party may pursue any remedies available to it at law or in equity, including recovery of such damages to which it may be entitled, if, but only if, such breach of such party's representations, warranties, covenants or agreements contained in this Agreement is a result of or arises out of the willful or intentional misconduct of such party, any of such party's Subsidiaries, or any of their respective officers or directors.

     8.3.  Non-Survival of Representations, Warranties and Agreements.

          (a) The representations, warranties, covenants and agreements in the this Agreement shall survive the Closing and the consummation of the transactions contemplated herein, subject to the limitations on claims arising out of or related to such representations, warranties, covenants, and agreements in the Escrow and Indemnity Agreement provided that Sections 1.4, 2.1 through 2.5, 5.3, 5.4, 5.7 and 5.13 and this Section 8.3 shall survive consummation of this transactions contemplated hereby to the extent contemplated by such Sections.

          (b) The representations, warranties, covenants and agreements in this Agreement will terminate upon termination of this Agreement pursuant to
     Section 8.1; provided, however, that Section 5.15, the last sentence of
     Section 5.4 and all of Section 8.2 will in all events survive any termination of this Agreement.

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     8.4.  Waiver and Amendment.  Any provision of this Agreement may be waived at any time by the party which is, or whose stockholders are, entitled to the benefits thereof, and this Agreement may be amended or supplemented at any time, provided that no amendment will be made after Target's Stockholders approve the Merger which reduces or changes the form of the Per Share Stock Consideration without further Stockholder approval. No such waiver, amendment or supplement will be effective unless in a writing which makes express reference to this
Section 8.4 and is signed by the party or parties sought to be bound thereby.

     8.5. Entire Agreement. This Agreement together with the Escrow and Indemnity Agreement, the Voting Agreements and Confidentiality Agreement, contain the entire agreement among Parent and Target with respect to the Merger and the other transactions contemplated hereby and thereby, and supersedes all prior agreements among the parties with respect to such matters.

     8.6. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

     8.7. Certain Definitions. When used in this Agreement, the following terms shall have the following meanings.

          (a) "Affiliate", "associate" and "significant subsidiary" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

          (b) "Allowance for Loan and Lease Losses" or "ALLL" means, as of any calculation date, the Target Parties' Allowance for Loan and Lease Losses solely with respect to the remaining balance of the Closing Date Portfolio determined in accordance with the Current Methodology, Prevailing Regulatory Requirements and GAAP.

          (c) "Bank" means First International Bank, a Connecticut state bank and trust company.

          (d) "Closing Date Price" shall equal the average of the per share 4:00 p.m. closing prices on the New York Stock Exchange of the Parent Common Stock for the 20 consecutive trading days ending at the end of the third trading day immediately preceding the Closing Date.

          (e) "Connecticut Commissioner" means the Connecticut Banking Commissioner.

          (f) "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

          (g) "Current Methodology" means the methodology of Target Parties for the calculation of Non-Performing Assets, Risk Rating and the ALLL as outlined in Bank's Credit Policy Manual and the October 12, 2000 Memorandum to the Audit Committee of Target Re: "Adequacy of the Allowance for Loan (and Lease) Losses as of September 30, 2000", as such methodology is in effect on September 30, 2000.

          (h) "Employee Benefit Plan" shall mean with respect to any Person each plan, fund, program, agreement, arrangement or scheme, including, but not limited to each plan, fund, program, agreement, arrangement or scheme maintained or required to be maintained under the laws of a jurisdiction outside the United States of America, in each case, that is at any time sponsored or maintained or required to be sponsored or maintained by such Person or to which such Person makes or has made, or has or has had an obligation to make, contributions providing for employee benefits or for the remuneration, direct or indirect, of the employees, former employees, directors, officers, consultants, independent contractors, contingent workers or leased employees of such Person or the dependents of any of them (whether written or oral), including, without limitation, each deferred compensation, bonus, incentive compensation, pension, retirement, stock purchase, stock option and other equity compensation plan, "welfare" plan (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), determined without regard to whether such plan is subject to ERISA); each

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     "pension" plan (within the meaning of Section 3(2) of ERISA, determined without regard to whether such plan is subject to ERISA); each severance plan or agreement, health, vacation, summer hours, supplemental unemployment benefit, hospitalization insurance, medical, dental, legal and each other employee benefit plan, fund, program, agreement or arrangement.

          (i) "ERISA Affiliate Plan" shall mean each Employee Benefit Plan sponsored or maintained or required to be sponsored or maintained at any time by any Person (whether incorporated or unincorporated), that together with Target or any Target Subsidiary would be deemed a "single employer" within the meaning of Section 414 of the Code, (an "ERISA Affiliate"), or to which such ERISA Affiliate makes or has made, or has or has had an obligation to make, contributions at any time.

          (j) "Escrow Agent" means Citibank, N.A., a national banking association.

          (k) "Escrow Balance" means an amount determined as of the Calculation Date equal to the greater of (i) $8,000,000 or (ii) the aggregate principal balance of Non-Performing Assets held by the Target Parties as of the Calculation Date.

          (l) "Escrow Shares" means the number of shares to be held in the Escrow determined on the Closing Date by dividing the Escrow Balance by the Closing Date Price.

          (m) "Guaranteed or Insured Portion" of any Loan or Non-Performing Asset means as of any date of calculation that amount of the principal balance of any Loan or Non-Performing Asset (or portion thereof) which as of such date is either guaranteed as to repayment under a Qualified Agency Guaranty in effect as of such date or insured as to repayment under a Qualified Insurance Policy in effect as of such date.

          (n) "Group" shall have the meaning ascribed to such term in Section 13(d) of the Exchange Act, as in effect on the date hereof.

          (o) "Knowledge of Target" and words of similar import shall mean all facts known by those officers or directors of Target or Target Subsidiaries set forth in Section 8.7(p) of the Target Disclosure Letter after due inquiry and diligence with respect to the matters at hand.

          (p) "Loan" means each loan and lease held by the Target Parties as of the Closing Date, including uncancelled commitments and contingent exposures thereunder.

          (q) "Market Price" shall equal (i) $57.68, if the Closing Date is on or before July 31, 2001 or (ii) the Closing Date Price, if the Closing Date is after July 31, 2001.

          (r) "Material Adverse Effect" means an event, change or occurrence which has a material negative impact on the financial condition, businesses, prospects or results of operations of Target and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as the case may be, or the ability of Target or Parent, as the case may be, to consummate the transactions contemplated hereby provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes after the date hereof in interest rates, (b) changes after the date hereof in GAAP, (c) changes after the date hereof in general economic conditions in the United States or in other markets in which Target or Parent, as the case may be, is engaged in business, (d) the effects of the Merger and compliance by Parent and Target with the provisions of this Agreement on the business, financial condition or results of operations of Target or Parent, (e) any change after the date hereof in the market price or trading volume of Target Common Stock or Parent Common Stock, or (f) any changes or effects as a result of the announcement of the Merger or any of the other transactions contemplated herein.

          (s) "Merger Consideration" shall equal

             (i) $76,328,627, if the Closing Date is on or before July 31, 2001;

             (ii) the product of 1,323,311.84 and the Closing Date Price, if the Closing Date is after July 31, 2001, and the Closing Date Price is between $51.91 and $63.45 inclusive;

             (iii) $83,961,489.62, if the Closing Date is after July 31, 2001 and the Closing Date Price is greater than $63.45; or

             (iv) $68,695,764.24, if the Closing Date is after July 31, 2001 and the Closing Date Price is less than $51.91;

     minus (A) that amount of Stockholder Loans satisfied through the redemption or surrender of Target Common Stock and (B) if, but only if, the Minimum Net Worth exceeds Net Book Value by more than $1,000,000, the amount that Minimum Net Worth exceeds Net Book Value.

          (t) "Minimum Net Worth" shall mean $58,904,000.

          (u) "Net Book Value" shall mean that amount, determined in accordance with Section 5.22 hereof, equal to (x) the total assets of Target as of the Calculation Date minus (y) the total liabilities of Target as of the Calculation Date, determined in accordance with GAAP consistently applied and consistent with prior practices provided that in all cases Net Book Value shall be computed consistent with Prevailing Regulatory Requirements even if such Prevailing Regulatory Requirements are inconsistent with GAAP or prior practice. For purposes of calculating Net Book Value, (i) there shall be excluded the effect on Net Book Value of the exercise of Target Options outstanding as of September 30, 2000, between September 30, 2000 and the Calculation Date; and (ii) any and all director, officer or employee compensation, bonus, and remuneration and all expenses and costs of the Merger and any other transactions contemplated herein, to the extent not actually paid prior to the Effective Time, shall be included as a part of the liabilities of Target as of the Calculation Date.

          (v) "Non-Performing Assets" means as of any date of calculation the sum of the aggregate principal balance of all Loans, Other Real Estate Owned, and Other Assets Owned of Target held by the Target Parties that as of such calculation date are classified on the books and records of the Target Parties as Non-Performing Assets in accordance with the Current Methodology and Prevailing Regulatory Requirements, which shall include, but not be limited to, (a) the aggregate principal balance of all Loans that as of such calculation date are 90 or more days past due as to principal or interest or are otherwise deemed to be Non-Performing Assets, determined as a result of a compelling business reason or in accordance with the Current Methodology and Prevailing Regulatory Requirements and (b) Guaranteed or Insured Portions of such assets to the extent of the amount of any repair required by, or claim denied by, sponsoring agencies under guarantee programs or insurance policies as a result of actions of a Target Party prior to the Closing Date. For the avoidance of doubt, except as otherwise referred to in (b) above, Non-Performing Assets shall not include the Guaranteed or Insured Portion of any Non-Performing Assets.

          (w) "Per Share Merger Consideration" shall mean that amount per share of Target Common Stock determined by dividing the Merger Consideration by the number of shares of Target Common Stock issued and outstanding immediately prior to the Effective Time.

          (x) "Person" means an individual, corporation, partnership, association, trust or unincorporated organization.

          (y) "Per Share Stock Consideration" shall mean that number of shares of Parent Common Stock equal to the product of (A) 1.00 and (B) the fraction (rounded to four decimal places) obtained by dividing (1) the Per Share Merger Consideration by (2) the Market Price.

          (z) "Prevailing Regulatory Requirements" means (i) all federal and state regulatory or statutory requirements applicable to the Target Parties on the Closing Date (including without limitation all Required Regulatory Changes), (ii) all Recommended Regulatory Changes adopted by the Target Parties, (iii) all Required Regulatory Changes, and (iv) all federal and state regulatory requirements applicable to the Target Parties based on regulatory examinations being conducted as of the Closing Date the results of which are unknown on the Closing Date.

          (aa) "Qualified Agency Guaranty" means in respect of any Loan, a guaranty issued with respect to such Loan by (i) the SBA, pursuant to SBA Loan Guarantee Agreement Forms 750 or 750B each dated

     July 1, 1999, (ii) the USDA pursuant to the applicable loan note guarantee or (iii) Ex-Im Bank pursuant to the Master Guarantee Agreement for short and medium term loans dated September 11, 1995, as amended; the Medium Term Express Credit Program Agreement dated July 10, 2000; or the Working Capital Guarantee Program Delegated Authority Letter Agreement CT DA-99-002 as supplemented by the "Super" Delegated Authority Letter dated January 3, 2001, as applicable, each as amended or replaced from time to time.

          (bb) "Qualified Insurance Policy" means in respect of any Loan an insurance policy issued with respect to such Loan by AIG or Lloyds of London.

          (cc) "Regulatory Approval" shall refer to the fact that:

             (i) the Connecticut Commissioner shall have approved the indirect acquisition of Target by Parent and the direct acquisition by Target by Sub without imposition of any Burdensome Condition;

             (ii) to the extent required by any agreement, contract, or understanding to which Target or any Target Subsidiary is a party or by any applicable federal or state law, statute, rule, or regulation, the SBA, the USDA, and Ex-Im shall have approved the indirect acquisition of Target by Parent or have provided assurances satisfactory to Parent that such approvals will be forthcoming;

             (iii) the SBA, the USDA and Ex-Im Bank shall each have confirmed that the consummation of the transactions contemplated herein will not affect Target's status as a "lender," "certified lender" or "preferred lender" under each such agency's loan or loan guarantee programs; and

             (iv) Target has obtained such consents and approvals satisfactory to Parent, in its sole discretion, ensuring that consummation of the transactions contemplated herein will not cause Parent or any Affiliate of Parent (including, without limitation, Target and each Target Subsidiary) to become or continue to be subject to regulation under the Bank Holding Company Act of 1956, as amended or any other federal banking statute.

          (dd) "Risk Rating" means, as of any calculation date, risk ratings assigned in accordance with the Bank's current risk rating system as documented in Section J.3 of the Bank's Credit Policy Manual dated February 1, 2000 and definitions of risk ratings in Prevailing Regulatory Requirements.

          (ee) "Stockholder Representative" shall mean that person designated in the Escrow and Indemnity Agreement.

          (ff) "Subsidiary" of Target, Parent or any other person means, except where the context otherwise requires, any corporation, partnership, trust or similar association of which Target, Parent or any other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the capital stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation.

          (gg) "Target Benefit Plan" shall mean each Employee Benefit Plan sponsored or maintained or required to be sponsored or maintained at any time by Target or any Target Subsidiary or to which Target or any Target Subsidiary makes or has made, or has or has had an obligation to make, contributions at any time.

          (hh) "Target Parties" means collectively Target, the Bank and all Unconsolidated Affiliates.

          (ii) "Unconsolidated Affiliates" means all directly or indirectly owned subsidiaries of Target whose financial results are not accounted for on a consolidated basis by Target for financial reporting purposes including, but not limited to, FNBNE Funding Corp., FIB Holdings, Inc. and FIB Funding Corp.

     8.8. Descriptive Headings. The descriptive headings contained in this Agreement are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement. Unless the context of this Agreement expressly indicates otherwise, (i) any singular term in this Agreement will include the plural and any plural term will include the singular and (ii) the term section or schedule will mean a section or schedule of or to this Agreement.

     8.9. Notices. All notices, consents, requests, demands and other communications hereunder will be in writing, signed by or on behalf of the party making the same, will specify the Sections under this Agreement pursuant to which it is given or being made and will be delivered personally or sent by registered or certified mail (return receipt requested) or by UPS Next Day Air (with evidence of delivery and postage and other fees prepaid) as follows:

          If to Target:

               First International Bancorp, Inc.
               280 Trumbull Street
               Hartford, CT 06130
               Attn: Brett N. Silvers

          with a copy to:

               Bingham Dana
               150 Federal Street,
               Boston, MA 02110-1726
               Attn: Neal J. Curtin

          If to Parent or Sub:

               United Parcel Service, Inc.
               55 Glenlake Parkway NE
               Atlanta, GA 30328
               Attn: David Mounts

          with copies to:

               King & Spalding
               191 Peachtree Street
               Atlanta, Georgia 30338
               Attn: John D. Capers, Jr.

          and

               United Parcel Service, Inc.
               55 Glenlake Parkway, N.E.
               Atlanta, GA 30328-3498
               Attn: Legal Department -- Cathy Harper

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 8.9. Any such notice communication or delivery will be deemed to be given or made (a) on the date of delivery if delivered in person, (b) on the first business day after delivery to a UPS customer service representative or (c) on the fifth business day after it is mailed by registered or certified mail.

     8.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original but all of which together will constitute but one agreement.

     8.11. Assignment. This Agreement is not intended to nor will it confer upon any other person (other than the parties hereto) any rights or remedies. Without the prior written consent of the other parties to this Agreement, neither Parent, Target nor Sub shall assign any rights or delegate any obligations under this Agreement. Any such purported assignment or delegation made without prior consent of the other parties hereto shall be null and void.

     8.12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

     8.13. Void. Notwithstanding anything in this Agreement to the contrary, this Agreement shall become void ab initio and shall be immediately of no force and effect if and upon the determination by a Governmental Entity having authority to make such determination that the execution of this Agreement or adherence by Target to one or more of the covenants contained in Section 5 (without giving effect to the Merger) causes Parent or any Affiliate of Parent to be a "bank holding company" or a "bank" within the meaning of the BHC Act or subject to any federal or state banking, thrift or similar regulations.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first above written.

                                          UNITED PARCEL SERVICE, INC.

                                          /s/ JOSEPH R. MODEROW
                                          --------------------------------------
                                          By:
                                            ------------------------------------

                                              Title:
                                            ------------------------------------

                                          STAG MERGER COMPANY, INC.

                                          /s/ ROBERT BERNABUCCI
                                          --------------------------------------
                                          By:
                                            ------------------------------------

                                              Title:
                                            ------------------------------------

                                          FIRST INTERNATIONAL BANCORP, INC.

                                          /s/ BRETT N. SILVERS
                                          --------------------------------------
                                          By: Brett N. Silvers
                                          --------------------------------------

                                          Title: Chairman & CEO
                                             -----------------------------------

                                                                      APPENDIX B

                                VOTING AGREEMENT

     This VOTING AGREEMENT, dated as of January   , 2001 (the "Agreement") is by
and between                (the "Stockholder") and United Parcel Service, Inc.
(the "Parent") and Stag Merger Company, Inc., a Delaware corporation ("Subsidiary") and together with Parent the "Grantee").

     WHEREAS, Parent, Subsidiary and First International Bancorp, Inc. ("Target") have, contemporaneously with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of January 15, 2001 (the "Merger Agreement"), pursuant to which Subsidiary will be merged with and into Target (the "Merger");

     WHEREAS, Stockholder is the owner, both beneficially and of record, of shares of Target's common stock, $.001 par value per share (the "Common Stock") (such shares, together with any other shares of Common Stock or other voting capital stock of Target or rights with respect thereto acquired (either beneficially or of record) by Stockholders after the date hereof whether upon the exercise of options or warrant or conversion of convertible securities or otherwise, being referred to herein as the "Voting Agreement Shares");

     WHEREAS, as a condition to the willingness of Grantee to enter into the Merger Agreement, Grantee has required that the Stockholder agree, and in order to induce Grantee to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto expressly agree as follows:

                                1.  DEFINITIONS

     Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement.

                  2.  RESTRICTIONS ON TRANSFER AND CONVERSION

     2.1 No Transfers. The Stockholder hereby covenants and agrees that the Stockholder shall not, except as otherwise consented to in writing by Grantee (such consent being within Grantee's sole, absolute and unfettered discretion), prior to the termination of this Agreement, (a) either directly or indirectly, offer or otherwise sell, assign, pledge, hypothecate, transfer, exchange, tender, dispose of or grant an option to dispose of any Voting Agreement Shares or any interest therein, or enter into any agreement, contract or understanding (oral or written) to do any of the foregoing, or (b) take any action which would have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement; provided, however, that Stockholder shall be permitted to transfer Voting Agreement Shares (i) by will or by operation of law, in which case this Agreement shall bind the transferee,
(ii) pursuant to any pledge agreement, subject to the pledgee agreeing in writing to be bound by the terms of this Agreement, (iii) in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this Agreement, or (iv) to any other stockholder of Target who has executed a voting agreement substantially similar to this Agreement.

     2.2 Inquiries or Proposals. From the date of this Agreement to termination hereof, Stockholder shall not, directly or indirectly, through any officer, director, employee, representative or agent (a) solicit, initiate, or encourage any inquiries or proposals that constitute or could reasonably be expected to lead to an Acquisition Transaction, or (b) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Transaction.

                            3.  STOCKHOLDER'S RIGHTS

     Except as may be limited by this Agreement, the Stockholder shall, as to the Voting Agreement Shares, possess and be entitled to exercise all of the Stockholder's rights and powers of every kind as the beneficial owner thereof, including the right to vote the Voting Agreement Shares and the right to take part in, or give or withhold consent to, any corporate or stockholders' action with respect to which such Voting Agreement Shares are entitled to be voted.

                              4.  VOTING AGREEMENT

     4.1 Voting Agreement. The Stockholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Voting Agreement Shares and hereby fully and irrevocably agrees to: (a) appear at any stockholders' meeting of Target held with respect to the Merger or otherwise cause the Voting Agreement Shares to be counted as present at such meeting for purposes of establishing a quorum, (b) vote or consent (or cause to be voted or consented) all of the Voting Agreement Shares in favor of the adoption and approval of the Merger Agreement and consummation of the Merger and any other action required in furtherance thereof; and (c) vote or consent (or cause to be voted or consented) all of the Voting Agreement Shares against any Acquisition Transaction (other than the Merger). Nothing in this Agreement shall limit or restrict a Stockholder's ability to act or vote in such Stockholder's capacity as an officer or director of Target in any manner such Stockholder so chooses.

     4.2 Stockholder Authority. The Stockholder may vote on all issues that come before any meeting of stockholders of Target, other than those specified in
Section 4.1, in such Stockholder's sole discretion, provided that such vote is not inconsistent with the purposes of this Agreement or the transactions contemplated by the Merger Agreement.

             5.  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

     The Stockholder hereby represents and warrants to Grantee as follows:

     5.1 Due Execution. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     5.2. No Conflicts. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Voting Agreement Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Voting Agreement Shares are bound or affected, except, in the case of each of the foregoing, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay the performance by the Stockholder of its obligations under this Agreement or the transactions contemplated by the Merger Agreement or hereby.

     5.3 Record Ownership. The Stockholder is the beneficial and record owner of the Voting Agreement Shares and has the right to vote or direct the voting of the Voting Agreement Shares. The Stockholder has not appointed or granted any proxy or entered into any voting agreement or similar arrangement, which proxy, voting agreement or other arrangement is in effect on the date hereof or will be effective at any time while this Agreement remains in effect, with respect to the Voting Agreement Shares.

                                6.  TERMINATION

     This Agreement shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, or (ii) the Effective Time.

                               7.  MISCELLANEOUS

     7.1. Waiver and Amendment. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. No waiver will be effective unless in a writing which makes express reference to this Section 7.1 and is signed by the party or parties sought to be bound thereby.

     7.2 Entire Agreement. This Agreement contain the entire agreement among Parent, Subsidiary and Stockholder with respect to the transactions contemplated hereby, and supersedes all prior agreements among the parties with respect to such matters.

     7.3 Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

     7.4 Descriptive Headings. The descriptive headings contained in this Agreement are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement. Unless the context of this Agreement expressly indicates otherwise, (i) any singular term in this Agreement will include the plural and any plural term will include the singular and (ii) the term section or schedule will mean a section or schedule of or to this Agreement.

     7.5 Notices. All notices, consents, requests, demands and other communications hereunder will be in writing, signed by or on behalf of the party making the same, will specify the Sections under this Agreement pursuant to which it is given or being made and will be delivered personally or sent by registered or certified mail (return receipt requested) or by UPS Next Day Air (with evidence of delivery and postage and other fees prepaid) as follows:

          If to Parent or Sub:
------------------------------------
------------------------------------
------------------------------------
------------------------------------
------------------------------------

          with copies to:

               King & Spalding
               191 Peachtree Street
               Atlanta, Georgia 30338
               Attn: John D. Capers, Jr.
          and
               United Parcel Service, Inc.
               55 Glenlake Parkway, N.E.
               Atlanta, GA 30328-3498
               Attn: Legal Department -- Cathy Harper

          If to Stockholder:
------------------------------------
------------------------------------
------------------------------------
------------------------------------
------------------------------------
or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 7. Any such notice communication or delivery will be deemed to be given or made (a) on the date of delivery if delivered in person, (b) on the first business day after delivery to a UPS customer service representative or (c) on the fifth business day after it is mailed by registered or certified mail.

     7.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original but all of which together will constitute but one agreement.

     7.6 Assignment. This Agreement is not intended to nor will it confer upon any other person (other than the parties hereto) any rights or remedies. Without the prior written consent of the other parties to this Agreement, no party may assign any rights or delegate any obligations under this Agreement. Any such purported assignment or delegation made without prior consent of the other parties hereto shall be null and void.

     7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

     7.8 Parties in Interest. All covenants and agreements contained herein shall be binding upon and inure to the benefit of the Stockholder or Grantee, whichever is applicable under the terms hereof. Nothing in this Agreement, whether express or implied, shall be construed to give to any person, other than the Stockholder or Grantee, any legal or equitable right, remedy or claim under or in respect of this Agreement (and any covenants, conditions or provisions contained herein).

     7.9. Specific Performance. Each party acknowledges that its obligations hereunder are unique, and agrees that the other shall have the right, in addition to any other rights it may have at law, to specific performance or equitable relief by way of injunction if it shall fail to perform any of its obligations hereunder.

     7.10. Forum Selection. Each of the parties hereto (i) consents to submit to the personal jurisdiction of any Federal Court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of New York or a New York state court.

     IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement, or caused this Agreement to be duly executed, as of the date hereof.

                                          [STOCKHOLDER]

                                          --------------------------------------

                                          UNITED PARCEL SERVICE, INC.

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          STAG MERGER COMPANY, INC.

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                                                      APPENDIX C

                         ESCROW AND INDEMNITY AGREEMENT

     THIS ESCROW AND INDEMNITY AGREEMENT (the "Agreement"), dated as of the
               day of           , 2001, is entered into by and among United
Parcel Service, Inc., a Delaware corporation ("Parent"),                , an
individual resident of the State of                , as the Stockholder
Representative, and Citibank, N.A., a national banking association, as the escrow agent (the "Escrow Agent"). Parent, Stockholder Representative and Escrow Agent shall be sometimes referred to herein as a "Party" and collectively as the "Parties".

                                    RECITALS

     WHEREAS, Parent, Target and Sub are parties to the Agreement and Plan of Merger Agreement (the "Merger Agreement"), dated as of January 15, 2001, pursuant to which Sub will be merged with and into Target (the "Merger") with Target being the Surviving Corporation;

     WHEREAS, each Stockholder of Target will receive shares of Parent Common Stock in connection with the Merger;

     WHEREAS, Section 2.2 of the Merger Agreement provides for certain shares of Parent Common Stock to be deposited in escrow as security for certain indemnity obligations of the Stockholders described herein;

     WHEREAS, as a condition to and in contemplation of the Merger, Parent and the Stockholders have agreed to enter into this Agreement pursuant to Section 7.3(i) of the Merger Agreement and as a material inducement to Parent to enter into the Merger Agreement and consummate the transactions contemplated therein; and

     WHEREAS, Parent and Stockholder Representative desire that the Escrow Agent act as escrow agent in accordance with the terms hereof, and the Escrow Agent is willing to act in such capacity;

     NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein and in the Merger Agreement, the Parties, intending to be legally bound, hereby agree as follows:

                                   AGREEMENT

                                1.  DEFINITIONS

     Capitalized terms used in this Agreement that are not defined herein shall have the meanings given such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the following meanings.

     1.1. "Arbitrator" means a "Big 5" accounting firm mutually agreeable to Parent and Stockholder Representative.

     1.2. "Claims Period" shall have the meaning set forth in Section 6.2 hereof.

     1.3.  "Closing Date" means the date hereof.

     1.4. "Closing Date ALLL" shall be equal to the amount as of the Calculation Date of the ALLL solely with regard to the remaining balance of the Closing Date Loan Portfolio determined in accordance with the Current Methodology, Prevailing Regulatory Requirements, and GAAP.

     1.5. "Closing Date Portfolio" means the Direct Exposure and, without duplication, the Non-Performing Assets, included in the books and records of the Target Parties as of the Closing Date.

     1.6. "Direct Exposure" means as of any date of calculation the aggregate principal balance of all Loans and Non-Performing Assets as of such date to the extent not sold, participated or securitized as of such date, but does not include Guaranteed or Insured Portions, except for Direct Exposure Adjustments with respect thereto.

     1.7. "Direct Exposure Adjustments" means as of any date of calculation the aggregate portion of any Guaranteed or Insured Portion (including any uninsured portion of a Loan or Non-Performing Asset which may have been sold or participated) for which repair is required by, or a claim has been denied by, an issuer of a Qualifying Agency Guaranty or Qualifying Insurance Policy or for any filed and unresolved claims.

     1.8. "Disbursement Date" means the date within sixty (60) days following the Escrow Measurement Date on which the remaining balance of the Escrow Shares is delivered to the Stockholders pursuant to Section 5.2.

     1.9.  "Effective Tax Rate" means 39%.

     1.10.  "Escrow Agent" means Citibank, N.A., a national banking association.

     1.11. "Escrow Charge" means an amount determined as of the Escrow Measurement Date, calculated on an after tax basis using Target's Effective Tax Rate, equal to (x) the Target Parties' ALLL on the Escrow Measurement Date (the "Escrow Measurement Date ALLL") minus (y) the Target Parties' ALLL on the Calculation Date (the "Calculation Date ALLL"), plus (z) cumulative net charge-offs by the Target Parties during the period from the Calculation Date through the Escrow Measurement Date in accordance with the Current Methodology, the Prevailing Regulatory Requirements and GAAP. The CEO of Target shall certify on the Closing Date that the Calculation Date ALLL was determined in accordance with the Current Methodology, Prevailing Regulatory Requirements and GAAP.

     1.12. "Escrow Measurement Date" means the last day of the twelfth full calendar month following the Closing Date.

     1.13. "Escrow Measurement Date ALLL" with respect to the Closing Date Loan Portfolio shall be determined as follows:

          (a) The Escrow Measurement Date ALLL shall be determined in a manner consistent with the Current Methodology, Prevailing Regulatory Requirements and GAAP.

          (b) Prior to the Escrow Measurement Date, the risk ratings for the Direct Exposure of the Target Parties expected to be in effect on the Escrow Measurement Date may be reviewed by an independent examiner. The risk ratings shall be assigned in accordance with the Target's current risk rating system as documented in Section J.3 of the Target's Credit Policy Manual dated February 1, 2000 and definitions of loan risk ratings in Prevailing Regulatory Requirements.

          (c) The independent examiner shall be selected from the schedule of examiners attached hereto as Schedule 1.13(c). The review by the independent examiner of the then-remaining Loans and Non-Performing Assets in the Closing Date Portfolio shall be commenced no more than forty-five
     (45) days prior to the Escrow Measurement Date. The final risk ratings, as rendered by the independent examiner, after review and discussion with management, shall be utilized in establishing the Escrow Measurement Date ALLL.

          (d) The loss allocation percentages used to determine the Escrow Measurement Date ALLL shall be calculated based on the Current Methodology and Prevailing Regulatory Requirements.

          (e) Any Loan that is renewed after the Closing Date shall not be included in the Closing Date Portfolio for purposes of determining the Escrow Measurement Date ALLL, with the exception of Loans that are either
     (i) directed to be renewed by the issuer of a Qualified Agency Guaranty or the Qualified Insurance Policy or (ii) Loans that are questioned or questionable with respect to collectability at the time of renewal and the renewal is part of a workout strategy to maximize repayment of principal and interest.

provided that, notwithstanding anything herein to the contrary, (i) in no event will the Escrow Measurement Date ALLL be less than 120% of the Non-Performing Assets as of the Escrow Measurement Date, excluding the Guaranteed or Insured Portion of Non-Performing Assets as of the Escrow Measurement Date, (ii) Parent may choose to establish higher reserves for its accounting purposes, but the Escrow Measurement Date ALLL will be calculated consistent with the Current Methodology, Prevailing Regulatory Requirements and GAAP and (iii) even if the Commission, Federal Reserve, FDIC, CDB or other regulatory authorities, with or without jurisdiction, publish or propose rules with regard to the establishment of loan loss allowances after the Closing Date, the above detailed methodology will be utilized to determine the Escrow Measurement Date ALLL.

     1.14. "Final Calculations" means the Preliminary Calculations as finally determined pursuant to Section 7.3.

     1.15. "Indemnified Parties" means the Escrow Agent and each director, officer, employee, shareholder, attorney, agent and Affiliate of the Escrow Agent.

     1.16. "Indemnity Claim" shall mean a claim to the right of payment pursuant to Section 6.2(a).

     1.17. "Interim Escrow Measurement Date" means the last day of each month end after the Closing Date until the month end immediately preceding the Escrow Measurement Date.

     1.18. "Merger Adjustment Claim" shall mean a claim for the adjustment of the Merger Consideration pursuant to Section 7.3.

     1.19. "New Shares" means any shares of Parent Common Stock or other equity securities issued or distributed by Parent with respect the Escrow Shares after the date hereof.

     1.20.  "Notional ALLL" means a "notional" Escrow Measurement Date ALLL.

     1.21. "Parent Indemnified Parties" means Parent, the Surviving Corporation and each of their respective Subsidiaries, Affiliates, officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

     1.22. "Parent Losses" means any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses).

     1.23. "Preliminary Calculations" means Parent's calculation of the Escrow Measurement Date ALLL and each Notional ALLL along with supporting work papers.

     1.24. "Stockholders" means the former Stockholders of Target who are the beneficial owners of a pro rata portion of the Escrow Shares.

     1.25. "Target's ALLL" means as of any date of calculation, Target's estimate of uncollectible amounts from its loans and leases, which estimate is used to reduce the book value of loans and leases shown on the books and records of Target Parties to equal the amount that is expected to be collected by Target.

                        2.  APPOINTMENT OF ESCROW AGENT

     Parent and Stockholder Representative hereby appoint and designate the Escrow Agent as escrow agent to receive, hold and distribute the Escrow Shares in accordance with the terms of this Agreement. The Escrow Agent hereby accepts its appointment as the escrow agent and agrees to hold, administer and disburse the Escrow Shares in accordance with the terms of this Agreement.

                          3.  ESTABLISHMENT OF ESCROW

     3.1. Establishment of Escrow Shares. As soon as practicable after the Effective Time, and in any event within five (5) business days thereafter, Parent shall deposit in escrow with the Escrow Agent a certificate representing the Escrow Shares (plus a proportionate share of any additional shares of Parent Common Stock as may be issued with respect to the Escrow Shares upon any stock splits, stock dividends or

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other recapitalization effected by Parent following the Effective Time). The
Escrow Shares shall be registered in the name of the Stockholder Representative, as representative of the Stockholders. The name, address, taxpayer identification and percentage interest of the Escrow Shares of each Stockholder are set forth in Annex A attached hereto (for each Stockholder its "Percentage Interest").

     3.2. Investment of Escrow Shares. The Escrow Agent shall have no obligation to pay interest on or to invest or reinvest the Escrow Shares.

                         4.  CLAIMS AGAINST THE ESCROW

     4.1. Indemnification Claims. In the event that a Parent Indemnified Party shall have an Indemnity Claim, Parent shall promptly send written notice of such Indemnity Claim to the Escrow Agent, which notice shall certify that Parent has delivered a copy of such Indemnity Claim to the Stockholder Representative. Parent and the Stockholder Representative shall resolve all Indemnity Claims in accordance with Section 6. Upon receipt of an Indemnity Claim, the Escrow Agent shall set aside a number of Escrow Shares having an aggregate value (determined at the Closing Date Price) equal to the amount of such Indemnity Claim and, subject to Section 12.7 hereof, shall hold and disburse such number of Escrow Shares only in accordance with (a) the joint written instructions of Parent and the Stockholder Representative or (b) a final non-appealable order of a court of competent jurisdiction; provided, that, until such time as any such Indemnity Claim shall have been resolved in accordance with this Agreement, the Stockholder Representative shall continue to be the record owner of such shares and the Stockholders shall continue to be the beneficial owners of such shares.

     4.2. Merger Adjustment Claims. If after the determination of the Calculation Date ALLL in the Final Calculations, Parent desires to make a Merger Adjustment Claim, Parent shall promptly send written notice of such Merger Adjustment Claim to the Escrow Agent, which notice shall certify that Parent has delivered a copy of such Merger Adjustment Claim to the Stockholder Representative. Parent and the Stockholder Representative shall resolve all Merger Adjustment Claims in accordance with Section 7. Upon receipt of a Merger Adjustment Claim, the Escrow Agent shall set aside a number of Escrow Shares having an aggregate value (determined at the Closing Date Price) equal to the amount of such Merger Adjustment Claim and, subject to Section 12.7 hereof, shall hold and disburse such number of Escrow Shares only in accordance with (a) the joint written instructions executed by Parent and the Stockholder Representative delivered promptly upon the determination of the Final Calculations in accordance with Section 7, (b) a certified letter addressed to Escrow Agent from the Arbitrator announcing its determination of the Final Calculation in accordance with Section 7 or (c) a final non-appealable order of a court of competent jurisdiction; provided, that, until such time as the Final Calculations shall have been determined in accordance with this Agreement, the Stockholder Representative shall continue to be the record owner of such shares and the Stockholders shall continue to be the beneficial owner of such shares.

     4.3. Escrow Share Value. For purposes of determining the number of Escrow Shares to be transferred to any Parent Indemnified Party in connection with the satisfaction of an Indemnity Claim or to Parent in connection with the satisfaction of a Merger Adjustment Claim in accordance with Section 7, each Escrow Share shall be valued at the Closing Date Price with the number of Escrow Shares actually transferred being rounded to the nearest whole.

                          5.  RELEASE OF ESCROW SHARES

     5.1. Release of Escrow Shares. The Escrow Shares shall be released from escrow, in whole or in part, in accordance with the provisions of Section 4 and this Section 5. If any such release requires a release of less than all of the Escrow Shares then held in escrow, the Escrow Agent shall deliver the certificate representing the Escrow Shares then in escrow and an accompanying stock power of the Stockholder Representative to Parent who shall issue and return to the Escrow Agent a new certificate representing the number of Escrow Shares that are to continue to be held by the Escrow Agent in the name of the Stockholder Representative.

     5.2.  Release on Disbursement Date.  On the Disbursement Date, subject to
Section 11.4, the Escrow Agent shall distribute to each Stockholder a number of shares corresponding to its Percentage Interest of the

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remaining balance of the Escrow Shares less (a) its Percentage Interest of the number of shares equal to the aggregate amount of any unresolved Indemnity Claims against the Escrow Shares of which the Escrow Agent has received written notice during the Claims Period and (b) its Percentage Interest of the number of shares equal to any unresolved Merger Adjustment Claim. Escrow Agent shall use commercially reasonable efforts to send to the Stockholders set forth in Annex A attached hereto their pro rata portion of the Escrow Shares in the number and to the addresses set forth in Annex A as promptly as practicable. Any remaining Escrow Shares held by the Escrow Agent after the Disbursement Date with respect to an unresolved Indemnity Claim or an unresolved Merger Adjustment Claim shall continue to be held and not released to any Party except pursuant to this Agreement or pursuant to a final non-appealable order of a court of competent jurisdiction.

                6.  INDEMNIFICATION OBLIGATIONS OF STOCKHOLDERS

     6.1. Indemnification by Stockholders. Subject to Section 12.7 hereof, each Stockholder shall, severally, in proportion to their Percentage Interest, indemnify and hold harmless the Parent Indemnified Parties from, against and in respect of any and all Parent Losses arising out of or relating to:

          (a) any breach or inaccuracy of any representation or warranty of Target set forth in the Merger Agreement or in any certificate (except for the certificate delivered by Target pursuant to Section 5.22(a) of the Merger Agreement, if, but only if, such inaccuracy is corrected by an adjustment to Net Book Value in accordance with Section 5.22) or other document delivered by Target pursuant to the Merger Agreement;

          (b) any breach of or noncompliance by Target with any covenant or agreement of Target contained in the Merger Agreement or in any certificate or other document delivered by Target pursuant to the Merger Agreement; or

          (c) any fraud, willful misconduct or bad faith of Target in connection with the Merger Agreement.

     6.2  Indemnification Procedure.

          (a) Promptly after receipt by a Parent Indemnified Party of notice by a third party of any complaint or the commencement of any audit, investigation, action or proceeding with respect to which such Parent Indemnified Party may be entitled to receive payment from the Stockholders for any Parent Losses, such Parent Indemnified Party will notify the Stockholder Representative, promptly following the Indemnified Party's receipt of such complaint or of notice of the commencement of such audit, investigation, action or proceeding; provided, however, that the failure to so notify the Stockholder Representative will relieve the Stockholders from liability under this Agreement with respect to such claim only if, and only to the extent that, such failure to notify the Stockholder Representative materially prejudices the interests of the Stockholders. The Stockholder Representative will have the right, upon written notice delivered to the Indemnified Party within twenty (20) days thereafter assuming full responsibility for any Parent Losses resulting from such audit, investigation, action or proceeding, to assume the defense of such audit, investigation, action or proceeding, including the employment of counsel reasonably satisfactory to the Parent Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Stockholder Representative declines or fails to assume the defense of the audit, investigation, action or proceeding on the terms provided above or to employ counsel reasonably satisfactory to the Parent Indemnified Party, in either case within such twenty-day period, then such Parent Indemnified Party may employ counsel to represent or defend it in any such audit, investigation, action or proceeding and the Stockholders will pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Stockholders will not be required to pay the fees and disbursements of more than one counsel for all Parent Indemnified Parties in any jurisdiction in any single audit, investigation, action or proceeding. In any audit, investigation, action or proceeding with respect to which indemnification is being sought hereunder, the Parent Indemnified Party or the Stockholders, whichever is not assuming the defense of such action, will have the right to participate in such matter and to retain its own counsel at such Party's own expense. The Stockholder Representative or the Parent Indemnified Party, as the case may be, will at all times use reasonable efforts to keep the

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     Stockholder Representative or the Parent Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any matter the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such matter.

          (b) No Parent Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Stockholder Representative, unless either (i) the Stockholder Representative fails to assume and maintain the defense of such claim pursuant to Section 6.2(a) or (ii) such settlement, compromise or consent includes an unconditional release of the Stockholders from all liability arising out of such claim. The Stockholder Representative may not, without the prior written consent of any Parent Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent (x) includes an unconditional release of the Parent Indemnified Party from all liability arising out of such claim, (y) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Parent Indemnified Party and (z) does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes, in any material respect, with the business of the Parent Indemnified Party or any of the Parent Indemnified Party's Affiliates.

          (c) In the event a Parent Indemnified Party claims a right to payment pursuant to this Agreement, such Parent Indemnified Party will promptly send written notice of such claim to the Stockholder Representative. Such notice will specify the basis for such claim. As promptly as practicable after the Parent Indemnified Party has given such notice, such Parent Indemnified Party and the Stockholder Representative will establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise).

     6.3. Claims Period. The claims period under this Agreement shall begin on the date hereof and terminate on the Disbursement Date (the "Claims Period"). Notwithstanding the foregoing, if, prior to the close of business on the Disbursement Date, an Indemnifying Party shall have been properly notified of an Indemnity Claim hereunder and such Indemnity Claim shall not have been finally resolved or disposed of at such date, such Indemnity Claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

     6.4. Limit on Liability. Notwithstanding anything to the contrary in the Merger Agreement or this Agreement, the Indemnity Claims of the Parent Indemnified Parties hereunder shall be payable solely from, and shall be enforceable solely against, the escrow created hereunder including the Escrow Shares and other property and funds in the escrow, it being specifically understood and agreed that no Stockholder shall have any personal liability to a Parent Indemnified Party for any Indemnity Claim and that the Parent Indemnified Parties shall look solely to the escrow created hereunder including the Escrow Shares and other property and funds in the escrow for payment or satisfaction of any and all Indemnity Claims.

     6.5. Investigations. The representations and warranties of Target contained in the Merger Agreement or in any certificate or other document delivered by Target pursuant to the Merger Agreement and the rights to indemnification set forth in this Section 6 will not be deemed waived or otherwise affected by any investigation made by any Parent, Indemnified Party, or their respective employees, officers, directors, agents or representatives.

     6.6. Exclusive Remedies. To the maximum extent permitted by law, the indemnities set forth in this Agreement shall be the exclusive remedies of the Parent Indemnified Parties for all Parent Losses arising out of or related to
(i) any breach or inaccuracy of any representation or warranty of Target set forth in the Merger Agreement or in any certificate or other document delivered by Target pursuant to the Merger Agreement, (ii) any breach of or noncompliance by Target with any covenant or agreement of Target contained in the Merger Agreement or in any certificate or other document delivered by Target pursuant to the Merger Agreement or (iii) any fraud, willful misconduct or bad faith of Target in connection with the Merger Agreement, and the Parent Indemnified Parties shall not be entitled to any other indemnification rights or other remedies of any nature whatsoever with respect thereto, all of which are hereby waived.

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              7.  POST-CLOSING ADJUSTMENT TO MERGER CONSIDERATION

     7.1. Post-Closing Adjustment. The Merger Consideration received by the Stockholders pursuant to the Merger Agreement in connection with the Merger shall be reduced by an amount equal to the lesser of (x) the Escrow Balance (as such amount may be reduced as a result of indemnification claims made pursuant to Section 6 hereof) and (y) the Escrow Charge.

     7.2. Determination of Post-Closing Adjustment. As promptly as possible after each Interim Escrow Measurement Date, Parent will calculate a Notional ALLL as of such Interim Escrow Measurement Date for its internal accounting purposes. The Notional ALLL on each Interim Escrow Measurement Date shall be equal to 120% of the aggregate principal balance of Non-Performing Assets on such Interim Escrow Measurement Date. On each Interim Escrow Measurement Date, Parent shall calculate a "notional" drawdown by Parent from the escrow account equal to the difference, calculated on an after tax basis, at the Effective Tax Rate, between (x) the Notional ALLL calculated on such Interim Escrow Measurement Date and (y) the Notional ALLL calculated on the last day of the month end immediately prior to such Interim Escrow Measurement Date, plus cumulative charge-offs by the Bank of Non-Performing Assets between the Closing Date or last Interim Escrow Measurement Date (as the case may be) and such Interim Escrow Measurement Date, provided that, this Section 7.2 shall not authorize Parent to drawdown all or any portion of the Escrow Balance based on the "notional" drawdown calculated pursuant to this Section 7.2. Parent shall promptly deliver to the Stockholder Representative each of the "notional" drawdown calculations prepared pursuant to this Section 7.2.

     7.3. Final Resolution of Post-Closing Adjustment.

          (a) As promptly as practicable following the Escrow Measurement Date but, in any event, within thirty (30) days following the Escrow Measurement Date, Parent will determine the Escrow Measurement Date ALLL in accordance with Section 1.13 and shall deliver to the Stockholder Representative the Preliminary Calculations.

          (b) The Stockholder Representative shall have thirty (30) calendar days following receipt of the Preliminary Calculations during which to notify Parent in writing of any dispute of any item contained in the Preliminary Calculations, which notice shall set forth in reasonable detail the basis for such dispute. If the Stockholder Representative does not notify Parent of any dispute within such thirty (30) calendar-day period, the Preliminary Calculations shall be deemed to be the Final Calculations. Parent and the Stockholder Representative shall cooperate in good faith to resolve any dispute as promptly as possible, and upon such resolution, the Final Calculations shall be prepared in accordance with the agreement of Parent and the Stockholder Representative.

          (c) If Parent and Stockholder Representative are unable to resolve any dispute regarding the Preliminary Calculations within fifteen (15) calendar days (or such longer period as Parent and the Stockholder Representative shall mutually agree in writing) of notice of a dispute, Parent and Stockholder Representative shall engage the Arbitrator to resolve all issues having a bearing on such dispute and such resolution shall be final and binding on Parent and the Stockholder Representative. The Arbitrator shall use commercially reasonable efforts to complete its work within thirty (30) calendar days of its engagement. The expenses of the Arbitrator shall be paid as expenses of the escrow in accordance with Section 10.6.

                                    8.  TERM

     This Agreement shall be terminated (a) upon disbursement or release of all Escrow Shares by the Escrow Agent in accordance with this Agreement or (b) upon disbursement of the entire balance of the Escrow Shares by the Escrow Agent into a court of competent jurisdiction in accordance with the terms hereof. This Agreement shall not otherwise be terminated.

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                          9.  VOTING RIGHTS; DIVIDENDS

     9.1. Voting Rights. The Stockholder Representative, as the registered owner of the Escrow Shares, shall vote the Escrow Shares on all matters on which the stockholders of Parent are required or permitted to vote in accordance with this Section 9. The Stockholder Representative agrees that [he] will vote the Escrow Shares in accordance with the written directions of their respective beneficial owners. In the absence of such directions, the Stockholder Representative need not vote such Escrow Shares. The Stockholder Representative need not furnish proxy information or other documents provided to the Stockholder Representative by Parent to the beneficial owners of the Escrow Shares.

     9.2. Dividends. Any New Shares in respect of shares of Parent Common Stock which have not been released from escrow shall be added to and considered part of the Escrow Shares. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Shares shall not be added to or considered part of the Escrow Shares but shall be distributed to the record holders of such Escrow Shares. Cash dividends paid on Parent Common Stock shall not become part of the escrow hereunder but shall be distributed directly to the beneficial holders of the Escrow Shares on the record date set for any such dividend. The Parties agree that any dividend income earned on the Escrow Shares shall be recognized as income by the Stockholders for federal, state and local tax purposes.

                               10.  ESCROW AGENT

     10.1. Duties. In performing its duties under this Agreement or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall have no liability except for the Escrow Agent's willful misconduct or gross negligence. The Escrow Agent's sole responsibility shall be for the safekeeping and disbursement of the Escrow Shares in accordance with the terms of this Agreement. The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among any or all of the Parties or to which any Party is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from any Party or an entity acting on its behalf. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder. The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from any Party that the Escrow Agent shall in good faith believe to be genuine, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians (not resulting from its gross negligence or willful misconduct), (iv) for the investment or reinvestment of any cash held by it hereunder, in each case in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Shares, or any loss of interest incident to any such delays, or (v) for an amount in excess of the value of the Escrow Shares, valued as of the date of deposit, but only to the extent of direct money damages. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, and shall incur no liability and shall be fully protected from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Parent and the Stockholders, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel. The Escrow Agent shall have no obligations or responsibilities in connection with the Merger Agreement, or any other agreement between any other Parties to the Merger Agreement, other than this Agreement.

     The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or

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the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder. The Escrow Agent shall not be under any duty to give the Escrow Shares held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

     If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Shares (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Shares), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the Parties or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

     10.2.  Indemnification of Escrow Agent.

          (a) Generally. From and at all times after the date of this Agreement, Parent and the Stockholders, jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Indemnified Parties against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Parent and the Stockholder Representative in writing, and such Indemnified Party shall assume the defense thereof, including the employment of counsel; provided, however, that such counsel shall be reasonably acceptable to Parent and the Stockholder Representative and Parent and the Stockholder Representative shall be entitled to participate in such defense. Parent and the Stockholders shall be responsible for the expenses of the counsel referred to in the foregoing sentence. All such fees and expenses payable by Parent and the Stockholders pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by Parent and the Stockholders, jointly and severally, upon demand by such Indemnified Party. Such Indemnified Party may not settle or compromise any claim or consent to the entry of judgment with respect to which indemnification is being sought from Parent and the Stockholders hereunder without the prior written consent of Parent and the Stockholder Representative. The obligations of Parent and the Stockholders

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     under this Section 8.2(a) shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.

          (b) Effect of Indemnification. The Parties agree that neither the payment by Parent or the Stockholders of any claim by the Escrow Agent for indemnification hereunder nor the disbursement of any amounts to the Escrow Agent from the Escrow Shares in respect of a claim by the Escrow Agent for indemnification shall impair, limit, modify, or affect, as between Parent and the Stockholders, the respective rights and obligations of Parent, on the one hand, and the Stockholder Representative, on the other hand, under this Agreement. Parent and the Stockholders agree among themselves that any obligation for indemnification under this Section 10.2 shall be borne by the one of them responsible for causing the loss, damage, liability, cost or expense against which the Escrow Agent is entitled to indemnification, the causation to be determined by mutual agreement, arbitration (if both Parent and the Stockholder Representative agree in writing to submit the dispute to arbitration) or litigation.

     10.3.  Disputes.

          (a) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrow Shares, unless the Escrow Agent receives written instructions, signed by all Parties, which eliminates such ambiguity or uncertainty.

          (b) In the event of any dispute between or conflicting claims by or among the Parties and/or any other person or entity with respect to any Escrow Shares, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Shares so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Parties for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been perfected. The Escrow Agent shall act on such court order and legal opinions without further question. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, the Parties.

          (c) The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof.

     10.4. Resignation of Escrow Agent. The Escrow Agent may resign from the performance of its duties hereunder at any time by giving ten (10) days' prior written notice to Parent and Stockholder Representative or may be removed, with or without cause, by Parent and the Stockholder Representative, acting jointly, at any time by the giving of ten days' prior written notice to the Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor escrow agent as provided herein. Upon any such notice of resignation or removal, Parent and Stockholder Representative, acting jointly, shall appoint a successor escrow agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $100,000,000, unless otherwise agreed by Parent and Stockholder Representative. Upon the acceptance in writing of any appointment as the Escrow Agent hereunder by a successor escrow agent, such successor escrow agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession in accordance with Section
10. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.

     10.5. Receipt. By its execution and delivery of this Agreement, the Escrow Agent acknowledges receipt of the Escrow Shares.

     10.6. Fees. Parent and the Stockholders shall compensate the Escrow Agent for its services hereunder in accordance with Annex B attached hereto and, in addition, shall reimburse the Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including UPS Next Day Air), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section 10.6 shall be payable upon demand by the Escrow Agent and, with respect to the Escrow Agent, shall be a joint and several obligation of Parent and the Stockholders. The obligations of Parent and the Stockholders under this Section 10.6 shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent. As between Parent and the Stockholders, the costs to verify and administer the escrow, to make all required calculations and to satisfy any claims for indemnification by Escrow Agent pursuant to Section 10.2 hereof will be borne pro-rata by the Escrow Shares and the Parent based on the ratio of Escrowed Shares released from the escrow and the total Escrowed Shares at the Closing Date. Parent shall pay that portion of such expenses equal to the ratio determined by dividing the number of Escrow Shares released to the Stockholders, from the escrow by the total Escrowed Shares at the Closing Date and the remaining expenses will be borne by the Escrow Shares. Parent will advance all such costs, subject to reimbursement from the escrow on the escrow release date for any portion of such costs required to be paid from the escrow.

                        11.  STOCKHOLDER REPRESENTATIVE

     11.1. Power and Authority. Upon approval of the Merger by the stockholders of Target, the Stockholder Representative shall be irrevocably constituted and appointed as the true and lawful agent and attorney-in-fact of each Stockholder with full powers of substitution to act in the name, place and stead of each Stockholder and such Stockholder's successors with respect to the transactions contemplated by this Agreement, as the same may from time to time be amended, and to do or refrain from doing all such further acts and things, and to execute all such documents, as the Stockholder Representative shall deem necessary or appropriate in connection with any of the transactions contemplated hereby. All actions taken by the Stockholder Representative hereunder shall be binding upon each Stockholder and such Stockholder's successors as if expressly ratified and confirmed in writing by each of them. Without limiting the generality of the foregoing, the Stockholder Representative shall have full power and authority, on behalf of all Stockholders and their successors, to interpret all the terms and provisions of this Agreement, to dispute or fail to dispute any Merger Adjustment Claim or Indemnity Claim, to negotiate and compromise any dispute which may arise under this Agreement, to sign any releases or other documents with respect to any such dispute, to authorize payments to be made with respect thereto, and to retain such counsel and consultants as appropriate and necessary to carry out [his] duties under this Agreement. The appointment of the Stockholder Representative shall be deemed coupled with an interest and shall be irrevocable, and Parent and any other person may conclusively and absolutely rely, without inquiry, upon any action of the Stockholder Representative as the act of the Stockholders in all matters referred to in this Agreement or any other documents contemplated hereby.

     11.2. Acts and Omissions. The Stockholder Representative shall act for the Stockholders on all of the matters set forth in this Agreement in any manner that the Stockholder Representative considers appropriate in [his] sole discretion, and the Stockholder Representative shall not be responsible to any Stockholder (or to Parent or the Surviving Corporation or any other Party) for any loss or damage any Stockholder may suffer by reason of the performance by the Stockholder Representative of his duties under this Agreement, other than loss or damage arising from willful violation of law or gross negligence in the performance of his duties under this Agreement.

     11.3. Resignation; Successors. Any Stockholder Representative, or any successor hereafter appointed, may resign and shall be discharged of his duties hereunder upon the appointment of a successor Stockholder Representative as hereinafter provided. In case of such resignation, or in the event of the death or inability to act of any Stockholder Representative, a successor shall be named by a majority of the Stockholders; provided however, that if for any reason no successor has been appointed within fifteen (15) days, any Stockholder shall have the right to petition the court of competent jurisdiction for appointment of the successor Stockholder Representative. Each such successor Stockholder Representative shall have all the power, authority, rights and privileges hereby conferred upon an original Stockholder Representative, and the term "Stockholder Representative" as used herein shall be deemed to include each such successor Stockholder Representative.

     11.4.  Indemnification of Stockholder Representative.

          (a) Generally. From and at all times after the date of this Agreement, the Stockholders, severally, in proportion to their Percentage Interest, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Stockholder Representative against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by or asserted against the Stockholder Representative from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not the Stockholder Representative is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that the Stockholder Representative shall not have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of the Stockholder Representative. If any such action or claim shall be brought or asserted against the Stockholder Representative, the Stockholder Representative shall promptly notify Parent and the Stockholders in writing, and the Stockholder Representative shall assume the defense thereof, including the employment of counsel; provided, however, that such counsel shall be reasonably acceptable to Parent and the Stockholders and Parent and the Stockholders shall be entitled to participate in such defense. The Stockholders shall be responsible for the expenses of the counsel referred to in the foregoing sentence. All of the foregoing losses, damages, costs and expenses of the Stockholder Representative shall be payable by the Stockholders and satisfied only out of the Escrow Shares and only subsequent to the Escrow Measurement Date and satisfaction of all claims made by any and all Parent Indemnified Parties pursuant to this Agreement to the extent that, and only to the extent that, any portion of the Escrow Shares remain in the escrow after all claims by all Parent Indemnified Parties under this Agreement are finally determined by a court of competent jurisdiction and are subject to no further appeal. The Stockholder Representative may not settle or compromise any claim or consent to the entry of judgment with respect to which indemnification is being sought from the Stockholders hereunder without the prior written consent of Parent. The obligations of the Stockholders under this Section
     11.4 shall survive any termination of this Agreement and the resignation or removal of the Stockholder Representative.

          (b) Effect of Indemnification. The Parties agree that neither the payment by the Stockholders of any claim by the Stockholder Representative for indemnification hereunder nor the disbursement of any amounts to the Stockholder Representative from the Escrow Shares subsequent to the Escrow Measurement date in respect of a claim by the Stockholder Representative for indemnification shall impair, limit, modify, or affect, as between Parent and the Stockholders, the respective rights and obligations of Parent, on the one hand, and the Stockholder Representative, on the other hand, under this Agreement.

                               12.  MISCELLANEOUS

     12.1. Descriptive Headings. The descriptive headings contained in this Agreement are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement. Unless the context of this Agreement expressly indicates otherwise, (i) any singular term in this Agreement will include the plural and any plural term will include the singular and (ii) the term section or annex will mean a section or schedule of or to this Agreement.

     12.2. Notices. All notices, consents, requests, demands and other communications hereunder will be in writing, signed by or on behalf of the party making the same, will specify the Sections under this Agreement pursuant to which it is given or being made and will be delivered personally or sent by registered or certified mail (return receipt requested) or by UPS Next Day Air (with evidence of delivery and postage and other fees prepaid) as follows:

          If to Escrow Agent:

------------------------------------

------------------------------------

------------------------------------

------------------------------------

------------------------------------

          with a copy to:

------------------------------------

------------------------------------

------------------------------------

------------------------------------

------------------------------------

          If to Parent:

               United Parcel Service, Inc.
               55 Glenlake Parkway NE
               Atlanta, GA 30328
               Attn: David Mounts

          with a copies to:

               King & Spalding
               191 Peachtree Street
               Atlanta, Georgia 30338
               Attn: John D. Capers, Jr.

          and

               United Parcel Service, Inc.
               55 Glenlake Parkway, N.E.
               Atlanta, GA 30328-3498
               Attn: Legal Department -- Cathy Harper

          If to the Stockholder Representative:

------------------------------------

------------------------------------

------------------------------------

------------------------------------

          with a copy to:

------------------------------------

------------------------------------

------------------------------------

------------------------------------

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 12.2 Any such notice communication or delivery will be deemed to be given or made (a) on the date of delivery if delivered in person, (b) on the first business day after delivery to a UPS customer service representative or (c) on the fifth business day after it is mailed by registered or certified mail.

     12.3. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original but all of which together will constitute but one agreement.

     12.4. Assignment. This Agreement is not intended to nor will it confer upon any other person (other than the Parties hereto) any rights or remedies. Without the prior written consent of the other Parties to this Agreement, no Party shall assign any rights or delegate any obligations under this Agreement. Any such purported assignment or delegation made without prior consent of the other Parties hereto shall be null and void.

     12.5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

     12.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to any applicable conflicts of law provisions thereof).

     12.7. Limitation on Claims. Notwithstanding anything in this Agreement to the contrary, (i) the Stockholders shall not be liable for indemnification for any Parent Losses pursuant to Section 6 hereof and shall not adjust the Merger Consideration pursuant to Section 7 unless and until the aggregate of all such indemnification claims and adjustments to Merger Consideration exceeds $1,000,000, at which time the Stockholders shall be liable for all such indemnification claims and adjustments to Merger Consideration and (ii) Parent Indemnified Parties shall not be entitled to any indemnification claim pursuant to Section 6 hereof to the extent, but only to the extent, that the Parent Indemnified Parties shall have recovered amounts pursuant to Section 7 hereof or to the extent that the Merger Consideration shall have been reduced pursuant to Sections 5.22 and 8.7(s) of the Merger Agreement. Parent acknowledges that a disbursement of Escrow Shares in accordance with this Agreement shall be the sole and exclusive means by which Indemnity Claims and Merger Adjustment Claims shall be paid under this Agreement.

     IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

                                          UNITED PARCEL SERVICE, INC.

                                          --------------------------------------
                                          By:
                                          Title:

                                          [ESCROW AGENT]

                                          --------------------------------------
                                          By:
                                          Title:

                                          --------------------------------------

                                          ____________, as Stockholder
                                          Representative

                                                                      APPENDIX D

                                                                January 15, 2001

The Board of Directors
First International Bancorp, Inc.
280 Trumbull Street
Hartford, CT 06103

Attention: Brett N. Silvers
        Chairman and Chief Executive Officer

Ladies and Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of First International Bancorp, Inc. (the "Company") of the consideration proposed to be paid to them in connection with the proposed merger (the "Merger") of the Company with Stag Merger Company, Inc. a wholly-owned subsidiary of United Parcel Service, Inc. (the "Buyer"). Pursuant to the Agreement and Plan of Merger, dated as of January 15, 2001 (the "Agreement"), among the Company, the Buyer and Stag Merger Company, Inc. (the "Merger Subsidiary"), the Company will become a wholly-owned subsidiary of the Buyer, and stockholders of the Company will receive for each share of Common Stock, par value $0.10 per share, of the Company held by them a certain number of shares of Class B common stock, par value $0.01 per share, of the Buyer (the "Buyer Common Stock") determined in accordance with the Agreement (subject to certain adjustments as set forth in the Agreement, the "Exchange Ratio"). We understand that, pursuant to the Agreement, a portion of the Buyer Common Stock payable to the stockholders of the Company in connection with the Merger will be placed in an escrow account and may or may not be received by such stockholders depending upon certain events set forth in the Agreement and related documents.

     In arriving at our opinion, we have reviewed (i) the Agreement, (ii) the Escrow and Indemnity Agreement, (iii) the Voting Agreement; (iv) certain publicly available information concerning the business of the Company and of certain other companies engaged in businesses comparable to those of the Company, and the reported market prices for certain other companies' securities deemed comparable; (v) publicly available terms of certain transactions involving companies comparable to the Company and the consideration received for such companies; (vi) current and historical market prices of the common stock of the Company and the Buyer; (vii) the audited financial statements of the Company and the Buyer for the fiscal year ended December 31, 1999, and the unaudited financial statements of the Company and the Buyer for the period ended September 30, 2000; (viii) certain internal financial analyses and forecasts prepared by the Company and its management; and (ix) the terms of other business combinations that we deemed relevant.

     In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Merger, and the past and current business operations of the Company, the regulatory standards which govern the operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry. We have reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

     In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Buyer to which such analyses or forecasts relate. We have also assumed that the Merger will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

     Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. We are expressing no opinion herein as to the price at which the Buyer Common Stock will trade at any future time.

     We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services. We will also receive an additional fee if the proposed Merger is consummated. Please be advised that we have no other financial advisory or other relationships with the Company. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of the Company or the Buyer for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

     On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio in the proposed Merger is fair, from a financial point of view, to the stockholders of the Company.

     This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

                                          Very truly yours,

                                          J.P. MORGAN SECURITIES INC.

                                                                      APPENDIX E

                                                                January 15, 2001

Board of Directors
First International Bancorp, Inc.
280 Trumbull Street
Hartford, CT 06103

MEMBERS OF THE BOARD:

     You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of First International Bancorp, Inc. ("FI") of the Merger Consideration (as defined below) set forth in the Agreement and Plan of Merger, dated as of January 15, 2001 (the "Agreement") to be entered into by and between United Parcel Service, Inc. ("UPS"), a subsidiary of UPS ("Sub") and FI.

     As more fully described in the Agreement, and subject to the terms and conditions thereof, (i) FI will merge with Sub (the "Merger") and (ii) each outstanding share of common stock, par value $0.10 per share, of FI, other than shares of common stock owned by UPS or any direct or indirect subsidiary of UPS, will be canceled and converted into the right to receive, based upon a formula detailed in the Agreement, a certain number of shares, subject to certain adjustments as set forth in the Agreement, (the "Per Share Merger Consideration") of Class B common stock, par value $0.01 per share, of UPS (the "UPS Common Stock"). We understand that the Agreement provides that a portion (the "Escrow Stock") of the UPS Common Stock to be issued in the Merger will be placed in an escrow account pursuant to an Escrow and Indemnity Agreement, to be entered into between UPS, the Stockholder Representative and the Escrow Agent (the "Escrow Agreement"). Some, none, or all of the Escrow Stock may be released to the Stockholders of FI approximately one year after the closing of the Merger based on a formula related to certain asset quality measures and the resolution of certain indemnity claims relating to representations and warranties made by FI in the Agreement.

     KBW as part of its investment banking business is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to FI and UPS and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of FI and UPS for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to FI. We have acted as a financial advisor to the Board of Directors of FI in rendering this fairness opinion and will receive a fee from FI for our services, a significant portion of which is payable only upon the consummation of the Merger.

     In connection with this opinion, we have reviewed, among other things, the Agreement, the Escrow Agreement, the Voting Agreement, the Annual Reports to Shareholders of FI and UPS, certain interim reports to shareholders and Quarterly Reports on Form 10-Q of FI and UPS, and certain financial forecasts and other information relating to FI which were provided or otherwise discussed with us by the management of FI. We also have held discussions with certain senior officers, and other representatives and advisors of FI concerning the businesses, operations and prospects of FI. In addition, we have compared certain financial and stock market information for FI and UPS with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

     In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying any of such information. We have relied upon the management of FI as to the reasonableness and achievability of the forecasts (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts reflect the best currently available estimates and judgments of FI and that such forecasts will be realized in the amounts and in the time period currently estimated by management. We have also assumed that the aggregate allowances for loan losses for FI are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of FI or UPS nor have we examined any individual credit files of FI.

     We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of FI and UPS; (ii) the assets and liabilities of FI and UPS; (iii) the financial and market performance of certain other public companies whose businesses are comparable to FI and UPS and (iv) the nature and terms of certain other merger transactions involving commercial and consumer finance companies that we deemed relevant. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

     Our opinion, as set forth herein, relates to the relative values of the FI and UPS. We are not expressing any opinion as to what the value of the UPS Common Stock actually will be when issued pursuant to the Merger or the price at which the UPS Common Stock will trade subsequent to the announcement or consummation of the Merger.

     Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of FI in its evaluation of the proposed Merger and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on any matters relating to the proposed Merger.

     Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, it is our opinion that, as of the date hereof, the Per Share Merger Consideration pursuant to the Agreement is fair, from a financial point of view, to the common stockholders of FI.

                                          Very truly yours,

                                          KEEFE, BRUYETTE & WOODS, INC

                                                                      APPENDIX F

                                   APRIL 2000

                       FIRST INTERNATIONAL BANCORP, INC.
                            FIRST INTERNATIONAL BANK

                                AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                    CHARTER

     This charter sets forth the objectives, composition and responsibilities of the Audit Committee of the Board of Directors (the "Audit Committee" or the "Committee"). The Audit Committee shall review and reassess the adequacy of this charter annually and recommend any changes to the Board for approval.

OBJECTIVES

     To assist the Board of Directors in carrying out its oversight responsibilities by monitoring the financial reporting process and internal control systems of the Company to ensure: (1) the integrity of the financial statements of the Company; (2) compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors. This is accomplished by internal and external audit reviews and monitoring of management information. The Committee will supervise the audit activity to ensure the objectivity and independence of the audit function is not compromised.

PURPOSE

     The Audit Committee shall review, approve and monitor the administration of the Annual Audit Plan, the Annual Compliance Plan and the CRA Strategic Plan to ensure that the Company's activities conform to the objectives of its strategic plan, regulations, and sound banking practices.

COMPOSITION AND MEETINGS

     The Audit Committee will be comprised solely of "independent directors" as defined by Nasdaq and bank regulatory bodies. Further, Audit Committee members must meet the experience requirements of Nasdaq such that each member must be able to read and understand fundamental financial statements. Additionally, at least one member must have past experience in finance or accounting, requisite professional certification in accounting or any comparable experience as detailed in the Nasdaq rules. The Board of Directors will determine on an annual basis whether all existing and potential audit committee members meet the applicable independence and experience requirements.

     The Audit Committee will consist of at least 3 and not more than 5 directors. The term of appointment is at the discretion of the Board, but it is desirable to have terms arranged to maintain continuity while bringing fresh perspectives to the work of the Audit Committee.

     The Audit Committee may invite such other persons (e.g., President, Executive Vice Presidents, Senior Vice Presidents) as it deems necessary.

     The internal auditors and independent auditors shall make presentations to the Audit Committee at its meetings.

     Meetings shall be held not less than quarterly. Special meetings may be convened as required. The auditors may request a meeting if they consider that one is necessary.

     The proceedings of all meetings will be documented in minutes.

     The Board of Directors authorizes the Audit Committee within the scope of its responsibilities to:

     - seek any information it requires from employees or external third parties;

     - retain outside legal, accounting or other independent consultants;

     - ensure the attendance of external parties with relevant experience and expertise.

     The Audit Committee should report to the Board as necessary or appropriate. The Committee shall generally make a report to the Board at each regularly scheduled meeting following a Committee meeting to summarize the activities of the Audit Committee. The Chief Financial Officer shall be responsible for the administrative duties of the Committee.

PRIMARY RESPONSIBILITIES

     The primary responsibilities of the Audit Committee are to monitor Company management and staff compliance with internal policies and with laws and regulations as well as to oversee the use of estimates in the preparation of the financial statements. The Committee should supervise the audit functions directly to verify that auditors, internal and external, are independent of Company management and are objective in their findings. Responsibilities fall into the following areas:

A.  AUDIT EFFECTIVENESS

B. REVIEW THE ACCOUNTING FOR COMPLEX AND/OR DEVELOPING AREAS (E.G. ADEQUACY OF THE ALLOWANCE FOR LOAN AND LEASE LOSSES AND SECURITIZATION ACTIVITIES, ETC.)

C.  COMPLIANCE

D.  OTHER RESPONSIBILITIES

     A. AUDIT EFFECTIVENESS. The Committee has the responsibility for planning, approving, and reviewing the scope of both internal and external audits, as well as responding to the findings of each. The Committee should ensure that the three types of risks associated with doing business are addressed during the conducted audits. The risks are identified below:

          Business Risk. The risk that a financial statement error may occur as a result of the nature of our business.

          Control Risk. Controls implemented to reduce, detect, or limit business risk may not be effective.

          Audit Risk. The risk that the internal and external audit procedures may not detect an error in the financial statements.

          Independent Audit Responsibilities: The Company is required to have an audit of its financial statements performed once a year. Further, the Company will engage the independent auditors to review interim financial statements as included in Form 10-Q. The independent auditor is ultimately accountable to the Board of Directors and the Audit Committee, as representatives of shareholders, and these shareholder representatives have ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor. The Audit Committee assists the Board in overseeing this independent audit function.

     The Audit Committee's responsibilities are as follows:

          1. Annually, recommend to the full Board the appointment of the external auditor, this would be based on:

           - a review of the external auditor's proposed scope, staffing and approach for the quarterly review and annual audit engagements;

           - enough due diligence to satisfy itself that the independent auditors have sufficient qualified staff to perform the audit;

           - enough due diligence to satisfy itself that the independent auditors maintain adequate independence; including the receipt of a formal written statement delineating all relationships between the auditors and the Company consistent with the Independence Standards Board Standard No. 1. If warranted, the Audit Committee should discuss such reports with the auditor and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself as to the independence of the auditor; and

           - review of the performance of the external auditor.

          2. Review the management letter from the external auditor for significant weaknesses or concerns, including a review of management's response to the external auditor's letter.

          3. At the completion of the annual audit meet with the external auditors and review and approve the following:

           - The audited financial statements and accompanying auditors opinion;

           - To the Board, the inclusion of the audited financial statements in the Company's Form 10-K;

           - The management letter along with management's responses; and

           - The independent auditors required communications with the Audit Committee as detailed in SAS 61.

          4. Quarterly, the Audit Committee or the Chairman, as deemed necessary and appropriate, shall review the results of the findings of the auditor's review procedures and other matters as detailed in SAS 61.

          Other External Audit Responsibilities: The Company and the Bank are subject to regulatory oversight by the FDIC, State of Connecticut Department of Banking and the Federal Reserve Board. The Committee is responsible for ensuring that appropriate action is taken with regard to any such examination findings or directives. In order to carry out this responsibility as well as to provide general oversight, the Committee shall:

             1. Review the findings of each regulatory agency examination report.

             2. Review management's response to each regulatory examination report.

             3. Review contingent liabilities for matters that could have a significant impact on the Company's financial statement.

             4. Review any accounting changes or pending changes that would have a significant impact on the financial statements.

          Internal Audit Responsibilities: The Audit Committee is responsible for ensuring that the internal audit function is carried out correctly. The Audit Committee's general responsibilities are focused on effective management of financial risks. This is accomplished by achieving the following responsibilities:

             1. To be constantly aware of the current areas of greatest financial risk and ensure management is effectively managing the risks.

             2. To satisfy itself that effective systems of accounting and internal control are established and maintained to manage financial risk.

             3. To satisfy itself with regard to the integrity and prudence of management control systems, including the review of policies and/or practices.

             4. To ensure that the Board is aware of any matters that might have a significant impact on the financial condition or affairs of the Company.

             5. To report any matter identified during the course of carrying out its duties that the Audit Committee considers should be brought to the attention of the Board.

             6. To ensure that senior management competently manages the internal audit function. This is accomplished by identifying a member of management as the internal audit liaison. This liaison will generally be the President.

             7. To ensure that there are no unjust restrictions or limitations placed on the auditors.

             8. To ensure that the scope of the internal audit function is adequate.

             9. To review significant internal audit reports to determine the adequacy of the Company's system of internal controls over (i) reliability of financial reporting, (ii) efficiency and effectiveness of operations, and (iii) compliance with applicable laws and regulations.

             10. To review and assess the significant findings of internal audit and the actions taken and timetable proposed by management in response to findings.

             11. Annually, to review the qualifications of the internal audit staff.

             12. To review the activities, organizational structure, compensation program and educational opportunities available to the internal audit department.

             13. To review the adequacy of internal audit resources.

             14. To review the performance of the internal audit department.

     B. REVIEW THE ACCOUNTING FOR COMPLEX AND/OR DEVELOPING AREAS. The Committee should ensure the Company properly evaluates and assesses the risks associated with new, complex or developing matters and seeks input from appropriate experts (legal, accounting, regulatory) to properly account for, control and disclose such matters and maintain appropriate policies and procedures.

     Such matters may include but will not be limited to:

          1. Calculation of the ALLL in accordance with relevant banking guidance and generally accepted accounting principles, as well as guidance promulgated by the SEC, industry experts and other relevant parties.

          2. Valuation and stress testing of retained interests and servicing assets associated with loans sold and securitized.

          3. Recent accounting pronouncements.

     C. COMPLIANCE. The Company and the Bank are subject to banking and other regulations. The Committee shall ensure the appropriate systems to monitor and report compliance. In order to carry out this responsibility, the Committee shall:

          1. Annually approve the Bank's Compliance Plan, which will include a calendar of testing, training and other activities.

          2. Quarterly monitor the compliance process through the review of summary management reports, including the findings by Compliance and Management's response and related action plans, training plans and proposed policy changes.

          3. Semi-annually monitor compliance with the Company's CRA Strategic Plan.

          4. Monitor new regulations to ensure that policies, procedures and training are developed in a timely fashion.

     D. OTHER RESPONSIBILITIES. Other responsibilities may fall within the duties of the Audit Committee; these include:

          1. Review and/or initiate special investigations into known or suspected violations or allegations regarding employees, officers, and directors. Ensure reports are appropriately made to the regulatory authorities, if applicable and review any such reports after filing.

          2. Review management's procedures and methodology for adopting accounting changes and estimates inherent in the preparation of the financial statements.

          3. Complete other responsibilities as assigned by the full Board or requested by the bank regulators.

REPORTING RELATIONSHIPS

     The Internal Auditor reports to the Audit Committee. All reports issued by the Internal Auditor are provided directly to the Chairman of the Audit Committee when issued to the party audited for a response and the President.

     The Chairman of the Audit Committee will complete the annual performance evaluation of the Internal Auditor, with input from the President and will approve compensation-related issues.

     The Internal Auditor reports administratively to the President.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorney's fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) actually and reasonably incurred in connection with defense or settlement of an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the DGCL also provides that the rights conferred thereby are not exclusive of any other right which any person may be entitled to under any bylaw, agreement, vote of shareowners or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

         UPS's bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company (or is or was serving at the request of the Company as director, officer, employee or agent of another entity), shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as in effect (or to the extent that indemnification is broadened, as it may be amended), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Except with respect to actions initiated by an officer or director against the Company to recover the amount of an unpaid claim, the Company is required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the board of directors of the Company. The bylaws further provide that an officer or director may (thirty days after a written claim has been received by the Company) bring suit against the Company to recover an unpaid claim and, if such suit is successful, the expense of bringing such suit. While it is a defense to such suit that the claimant has not met the applicable standards of conduct which make indemnification permissible under the DGCL, neither the failure of the board of directors to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The bylaws also provide that the rights conferred thereby are contract rights, that they are not exclusive of any other rights which an officer or director may have or hereafter acquire under any statute, any other provision of the certificate of incorporation, bylaw, agreement, vote of shareowners or disinterested directors or otherwise, and that they include the right to be paid by the Company the expenses incurred in defending any specified action, suit or proceeding in advance of its final disposition provided that, if the DGCL so requires, such payment shall only be made upon delivery to the Company by the officer or director of an undertaking to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the bylaws or otherwise.

         UPS's certificate of incorporation provides that a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this provision shall be prospective only, and shall not adversely affect any elimination or limitation of the person liability of a director of the Corporation existing at the time of such repeal or modification.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

EXHIBIT
NUMBER                                     DESCRIPTION
2.1               Agreement and Plan of Merger, dated as of January 10, 2001, by and among United Parcel Service, Inc. (the "Registrant"), VND
                  Merger Sub, Inc. and Fritz Companies, Inc. (Incorporated by
                  reference to Registrant's Registration Statement on Form S-4,
                  as amended, filed on April 4, 2001, File No. _______).
2.2               Agreement and Plan of Merger dated as of January 15, 2001, by and among Registrant, First International Bancorp, Inc. and
                  Stag Merger Company, Inc. (reference is made to Appendix A of the Proxy Statement/Prospectus included as part of this
                  Registration Statement).
3.1               Form of Restated Certificate of Incorporation of Registrant
                  (incorporated by reference to Registrant's Registration
                  Statement on Form S-4, as amended, filed on July 21, 1999,
                  File No. 333-83349 and by reference to Exhibit 3 to
                  Registrant's Form 10-Q for the quarter ended June 20, 2000).
3.2               Form of Bylaws of Registrant (incorporated by reference to
                  Exhibit 3.2 to Registrant's Registration Statement on Form
                  S-4, as amended, filed on July 21, 1999, File No. 333-83349).
4.1               Form of Class A Common Stock Certificate (incorporated by
                  reference to Exhibit 4.1 to Registrant's Registration
                  Statement on Form S-4, as amended, filed on July 21, 1999,
                  File No. 333-83349).
4.2               Form of Class B Common Stock Certificate (incorporated by
                  reference to Exhibit 4.2 to Registrant's Registration
                  Statement on Form S-4, as amended, filed on July 21, 1999,
                  File No. 333-83349).
4.3               Specimen Certificate of 8 3/8% Debentures due April 1, 2020
                  (incorporated by reference to Exhibit 4(c) to Registrant's
                  Registration Statement No. 33-32481, filed December 7, 1989).
4.4               Indenture relating to 8 3/8% Debentures due April 1, 2020
                  (incorporated by reference to Exhibit 4(c) to Registrant's
                  Registration Statement No. 33-32481, filed December 7, 1989).
4.5               Specimen Certificate of 8 3/8% Debentures due April 1, 2030
                  (incorporated by reference to Exhibit T-3C to Registrant's
                  Form T-3 filed December 18, 1997).
4.6               Indenture relating to 8 3/8% Debentures due April 1, 2030
                  (incorporated by reference to Exhibit T-3C to Registrant's
                  Form T-3 filed December 18, 1997).
4.7               Specimen Certificate of Registrant's 6.625% Euro Notes due
                  April 25, 2001 (available to the Commission upon request).
4.8               Program Agreement relating to Registrant's 6.625% Euro Notes due April 25, 2001 (available to the Commission upon request).

 4.9              Indenture relating to $2,000,000,000 of debt securities
                  (incorporated by Reference to Exhibit 4.1 to Pre-Effective
                  Amendment No. 1 to Registrant's Registration Statement on Form
                  S-3 (No. 333-08369) as filed January 26, 1999).
4.10 Form of Supplemental Indenture relating to $2,000,000,000 of debt securities (incorporated by reference to Exhibit 4.2 to Post-Effective Amendment No. 1 to Registrant's Registration
                  Statement on Form S-3 (No. 333-08369-01) as filed March 15,
                  2000).
4.11              Underwriting Agreement relating to 1.75% Cash-Settled
                  Convertible Senior Notes due September 27, 2007 (incorporated by reference to Exhibit 1 to Registrant's Form 10-Q for the Quarter Ended September 30, 2000).
4.12 Selling Agent Agreement relating to UPS Notes with maturities of 9 months or more from date of issue (incorporated by reference to Exhibit 1.1 to Registrant's Form 8-K filed on January 29, 2001) and Form of Note (incorporated by reference to Exhibit 4.1 to Registrant's Form 8-K filed January 29,
                  2001).
*5.1 Form of Opinion of King & Spalding, counsel to Registrant, as to the legality of the securities being registered.
*8.1 Form of Opinion of Bingham Dana LLP regarding certain tax aspects of the merger.
10.1              Registrant's Thrift Plan, as Amended and Restated January 1,
                  1976, including Amendment Nos. 1 and 2 (incorporated by reference to Exhibit 10(a) to Registrant's 1980 Annual Report on Form 10-K).
                  (1)      Amendment No. 3 to the Registrant's Thrift Plan
                           (incorporated by reference to Exhibit 20(b) to Registrant's 1980 Annual Report on Form 10-K).
                  (2)      Amendment No. 4 to the Registrant's Thrift Plan
                           (incorporated by reference to Exhibit 20(b) to Registrant's 1981 Annual Report on Form 10-K).
                  (3)      Amendment No. 5 to the Registrant's Thrift Plan
                           (incorporated by reference to Exhibit 19(b) to Registrant's 1983 Annual Report on Form 10-K).
                  (4)      Amendment No. 6 to the Registrant's Thrift Plan
                           (incorporated by reference to Exhibit 10(a)(4) to Registrant's 1985 Annual Report on Form 10-K).
                  (5)      Amendment No. 7 to the Registrant's Thrift Plan
                           (incorporated by reference to Exhibit 10(a)(5) to Registrant's 1985 Annual Report on Form 10-K).
                  (6)      Amendment No. 8 to the Registrant's Thrift Plan
                           (incorporated by reference to Exhibit 10(a)(6) to Registrant's 1987 Annual Report on Form 10-K).
                  (7)      Amendment No. 9 to the Registrant's Thrift Plan
                           (incorporated by Reference to Exhibit 10(a)(7) to
                           Registrant's 1987 Annual Report on Form 10-K).
                  (8)      Amendment No. 10 to the Registrant's Thrift Plan
                           (incorporated by reference to Exhibit 10(a)(8) to Registrant's 1990 Annual Report on Form 10-K).
                  (9)      Amendment No. 11 to the Registrant's Thrift Plan
                           (incorporated by reference to Exhibit 10(a)(9) to Registrant's 1991 Annual Report on Form 10-K).
                  (10)     Amendment No. 12 to the Registrant's Thrift Plan
                           (incorporated by reference to Exhibit 10(a)(10) to Registrant's 1991 Annual Report on Form 10-K).
                  (11)     Amendment No. 13 to the Registrant's Thrift Plan
                           (incorporated by reference to Exhibit 10(a)(11) to Registrant's 1991 Annual Report on Form 10-K).
                  (12)     Amendment No. 14 to the Registrant's Thrift Plan
                           (incorporated by reference to Exhibit 10(a)(12) to Registrant's 1991 Annual Report on Form 10-K).
                  (13)     Amendment No. 15 to the Registrant's Thrift Plan
                           (incorporated by reference to Exhibit 10(a)(13) to Registrant's 1992 Annual Report on Form 10-K).
                  (14)     Amendment No. 16 to the Registrant's Thrift Plan
                           (incorporated by reference to Exhibit 10(a)(14) to Registrant's 1993 Annual Report on Form 10-K).
                  (15)     Amendment No. 17 to the Registrant's Thrift Plan
                           (incorporated by reference to Exhibit 10(a)(15) to Registrant's 1993 Annual Report on Form 10-K).
                  (16)     Amendment No. 18 to the Registrant's Thrift Plan
                           (incorporated by reference to Exhibit 10(a)(16) to Registrant's 1994 Annual Report on Form 10-K).
                  (17)     Amendment No. 19 to the Registrant's Thrift Plan
                           (incorporated by reference to Exhibit 10(a)(17) to Registrant's 1994 Annual Report on Form 10-K).
                  (18)     Amendment No. 20 to the Registrant's Thrift Plan
                           (incorporated by reference to Exhibit 10(a)(18) to Registrant's 1995 Annual Report on Form 10-K).
                  (19)     Amendment No. 21 to the Registrant's Thrift Plan
                           (incorporated by reference to Exhibit 10(a)(19) to Registrant's 1995 Annual Report on Form 10-K).
                  (20)     Amendment No. 22 to the Registrant's Thrift Plan
                           (incorporated by reference to Exhibit 10(a)(20) to Registrant's 1996 Annual Report on Form 10-K).
                  (21)     Amendment No. 23 to the Registrant's Thrift Plan
                           (incorporated by reference to Exhibit 10(a)(21) to Registrant's 1996 Annual Report on Form 10-K).

10.2              Registrant's Retirement Plan (including Amendments 1 through
                  4) (incorporated by reference to Exhibit 9 to Registrant's
                  1979 Annual Report on Form 10-K).
                  (1)      Amendment No. 5 to the Registrant's Retirement Plan
                           (incorporated by reference to Exhibit 20(a) to Registrant's 1980 Annual Report on Form 10-K).
                  (2)      Amendment No. 6 to the Registrant's Retirement Plan
                           (incorporated by reference to Exhibit 19(a) to Registrant's 1983 Annual Report on Form 10-K).
                  (3)      Amendment No. 7 to the Registrant's Retirement Plan
                           (incorporated by reference to Exhibit 10(b)(3) to Registrant's 1984 Annual Report on Form 10-K).
                  (4)      Amendment No. 8 to the Registrant's Retirement Plan
                           (incorporated by reference to Exhibit 10(b)(4) to Registrant's 1985 Annual Report on Form 10-K).
                  (5)      Amendment No. 9 to the Registrant's Retirement Plan
                           (incorporated by reference to Exhibit 10(b)(5) to Registrant's 1985 Annual Report on Form 10-K).
                  (6)      Amendment No. 10 to the Registrant's Retirement Plan
                           (incorporated by reference to Exhibit 19(a) to Registrant's 1988 Annual Report on Form 10-K).
                  (7)      Amendment No. 11 to the Registrant's Retirement Plan
                           (incorporated by reference to Exhibit 19(b) to Registrant's 1988 Annual Report on Form 10-K).
                  (8)      Amendment No. 12 to the Registrant's Retirement Plan
                           (incorporated by reference to Exhibit 10(b)(8) to Registrant's 1989 Annual Report on Form 10-K).
                  (9)      Amendment No. 13 to the Registrant's Retirement Plan
                           (incorporated by Reference to Exhibit 10(b)(9) to
                           Registrant's 1989 Annual Report on Form 10-K).
                  (10)     Amendment No. 14 to the Registrant's Retirement Plan
                           (incorporated by reference to Exhibit 10(b)(10) to Registrant's 1990 Annual Report on Form 10-K).
                  (11)     Amendment No. 15 to the Registrant's Retirement Plan
                           (incorporated by reference to Exhibit 10(b)(11) to Registrant's 1992 Annual Report on Form 10-K).
                  (12)     Amendment No. 16 to the Registrant's Retirement Plan
                           (incorporated by reference to Exhibit 10(b)(12) to Registrant's 1994 Annual Report on Form 10-K).
                  (13)     Amendment No. 17 to the Registrant's Retirement Plan
                           (incorporated by reference to Exhibit 10(b)(13) to Registrant's 1994 Annual Report on Form 10-K).
                  (14)     Amendment No. 18 to the Registrant's Retirement Plan
                           (incorporated by reference to Exhibit 10(b)(14) to Registrant's 1995 Annual Report on Form 10-K).
                  (15)     Amendment No. 19 to the Registrant's Retirement Plan
                           (incorporated by reference to Exhibit 10(b)(15) to Registrant's 1995 Annual Report on Form 10-K).
                  (16)     Amendment No. 20 to the Registrant's Retirement Plan
                           (incorporated by reference to Exhibit 10(b)(16) to Registrant's 1995 Annual Report on Form 10-K).
                  (17)     Amendment No. 21 to the Registrant's Retirement Plan
                           (incorporated by reference to Exhibit 10(b)(17) to Registrant's 1996 Annual Report on Form 10-K).
                  (18)     Amendment No. 22 to the Registrant's Retirement Plan
                           (incorporated by reference to Exhibit 10(b)(18) to Registrant's 1997 Annual Report on Form 10-K).
                  (19)     Amendment No. 23 to the Registrant's Retirement Plan
                           (incorporated by reference to Exhibit 10(b)(19) to Registrant's 1998 Annual Report on Form 10-K).
                  (20)     Amendment No. 24 to the Registrant's Retirement
                           Plan (incorporated by reference to Exhibit 10.2(20) to Registrant's 2000 Annual Report on Form 10-K).
                  (21)     Amendment No. 25 to the Registrant's Retirement Plan
                           (incorporated by reference to Exhibit 10.2(21) to Registrant's 2000 Annual Report on Form 10-K).



10.3              Registrant's Savings Plan, as Amended and Restated, including
                  Amendment Nos. 1-5 (incorporated by reference to Exhibit 10(x) to Registrant's 1990 Annual Report on Form 10-K).
                  (1)      Amendment No. 6 to the Registrant's Savings Plan
                           (incorporated by reference to Exhibit 10(x)(1) to Registrant's 1990 Annual Report on Form 10-K).
                  (2)      Amendment No. 7 to the Registrant's Savings Plan
                           (incorporated by reference to Exhibit 10(x)(2) to Registrant's 1991 Annual Report on Form 10-K).
                  (3)      Amendment No. 8 to the Registrant's Savings Plan
                           (incorporated by reference to Exhibit 10(x)(3) to Registrant's 1992 Annual Report on Form 10-K).
                  (4)      Amendment No. 9 to the Registrant's Savings Plan
                           (incorporated by reference to Exhibit 10(x)(4) to Registrant's 1992 Annual Report on Form 10-K).
                  (5)      Amendment No. 10 to the Registrant's Savings Plan
                           (incorporated by Reference to Exhibit 10(x)(5) to
                           Registrant's 1992 Annual Report on Form 10-K).
                  (6)      Amendment No. 11 to the Registrant's Savings Plan
                           (incorporated by reference to Exhibit 10(x)(6) to Registrant's 1994 Annual Report on Form 10-K).
                  (7)      Amendment No. 12 to the Registrant's Savings Plan
                           (incorporated by reference to Exhibit 10(x)(7) to Registrant's 1994 Annual Report on Form 10-K).
                  (8)      Amendment No. 13 to the Registrant's Savings Plan
                           (incorporated by reference to Exhibit 10(x)(8) to Registrant's 1994 Annual Report on Form 10-K).
                  (9)      Amendment No. 14 to the Registrant's Savings Plan
                           (incorporated by reference to Exhibit 10(x)(9) to Registrant's 1994 Annual Report on Form 10-K).
                  (10)     Amendment No. 15 to the Registrant's Savings Plan
                           (incorporated by reference to Exhibit 10(x)(10) to Registrant's 1994 Annual Report on Form 10-K).
                  (11)     Restatement Amendment No. 1 to the Registrant's
                           Savings Plan (incorporated by reference to Exhibit
                           10(x)(11) to Registrant's 1996 Annual Report on Form
                           10-K).
                  (12)     Restatement Amendment No. 2 to the Registrant's
                           Savings Plan (incorporated by reference to Exhibit
                           10(x)(12) to Registrant's 1995 Annual Report on Form
                           10-K).

                  (13)     Restatement Amendment No. 3 to the Registrant's
                           Savings Plan (incorporated by reference to Exhibit
                           10(o)(13) to Registrant's 1996 Annual Report on Form
                           10-K).
                  (14)     Restatement Amendment No. 4 to the Registrant's
                           Savings Plan (incorporated by reference to Exhibit
                           10(o)(14) to Registrant's 1996 Annual Report on Form
                           10-K).
                  (15)     Restatement Amendment No. 5 to the Registrant's
                           Savings Plan (incorporated by reference to Exhibit
                           10(o)(15) to Registrant's 1996 Annual Report on Form
                           10-K).
                  (16)     Restatement Amendment No. 6 to the Registrant's
                           Savings Plan (incorporated by reference to Exhibit
                           10(o)(16) to Registrant's 1997 Annual Report on Form
                           10-K).
 10.4             Credit Agreement (364-Day Facility), as amended and restated, dated April 27, 2000 among United Parcel Service of America,
                  Inc., the initial lenders named therein, Salomon Smith Barney as Co-Arranger and NationsBanc Montgomery Securities LLC as
                  Co-Arranger and Bank of America NT & SA., as Agent, and
                  Citibank, N.A., as Agent (incorporated by reference to Exhibit
                  10(a) to Registrant's Quarterly Report on Form 10-Q for the
                  Quarter Ended March 31, 2000).
 10.5             Credit Agreement (Five-Year Facility), as amended and
                  restated, dated April 27, 2000 among United Parcel Service of
                  America, Inc., the initial lenders named therein, Citicorp
                  Securities, Inc. as Co-Arranger and BancAmerica Robertson as
                  Co-Arranger and Bank of America NT & SA as Agent and Citibank,
                  N.A., as Agent (incorporated by reference to Exhibit 10(b) to
                  Registrant's Quarterly Report on Form 10-Q for the Quarter
                  Ended March 31, 2000).
 10.6             Registrant's Excess Coordinating Benefit Plan to 1997 Annual
                  Report on Form 10-K (incorporated by reference to Exhibit
                  10(s) to Registrant's 1997 Annual Report on Form 10-K).
 10.7             Registrant's 1996 Stock Option Plan, as amended and restated
                  (incorporated by reference to Exhibit 10(a) to Registrant's
                  Quarterly Report on Form 10-Q for the Quarter Ended September
                  30, 1997).
 10.8             Registrant's Qualified Stock Ownership Plan and Trust
                  Agreement (incorporated by reference to Exhibit 4.1 to
                  Registrant's Registration Statement No. 333-67479, filed
                  November 18, 1998).
                  (1)      Amendment No. 1 to the Registrant's Qualified Stock
                           Ownership Plan and Trust Agreement (incorporated by
                           reference to Exhibit 10.19(1) to Registrant's 1999
                           Annual Report on Form 10-K).
                  (2)      Amendment No. 2 to the Registrant's Qualified Stock
                           Ownership Plan and Trust Agreement (incorporated by
                           reference to Exhibit 10.19(2) to Registrant's 1999
                           Annual Report on Form 10-K).
                  (3)      Amendment No. 3 to the Registrant's Qualified Stock
                           Ownership Plan and Trust Agreement (incorporated by
                           reference to Exhibit 10.19(3) to Registrant's 1999
                           Annual Report on Form 10-K).
                  (4)      Amendment No. 4 to the Registrant's Qualified Stock
                           Ownership Plan and Trust Agreement (incorporated by
                           reference to Exhibit 10.8(4) to Registrant's 2000
                           Annual Report on Form 10-K).
 10.9             Form of Registrant's Incentive Compensation Plan (incorporated by reference to Registrant's Registration Statement on Form
                  S-4 (No. 333-83349), filed on July 21, 1999, as amended).
 10.10            Registrant's Deferred Compensation Plan (incorporated by
                  reference to Exhibit 10.10 to Registrant's 2000 Annual Report
                  on Form 10-K).
 10.11            Registrant's Nonqualified Employee Stock Purchase Plan
                  (incorporation by reference to Registrant's Registration
                  Statement on Form S-4 (No. 333-34054), filed on April 5,
                  2000).
 21.1             Registrant's Subsidiaries (incorporated by reference to
                  Exhibit 21 to Registrant's 2000 Annual Report on Form 10-K).
 23.1             Consent of J.P. Morgan Securities Inc.
 23.2             Consent of Keefe Bruyette & Woods.
 23.3             Consent of PricewaterhouseCoopers LLP.
 23.4             Consent of Deloitte & Touche LLP.
 23.5             Consent of King & Spalding [counsel to registrant] (included in Exhibit 5.1).
 23.6             Consent of Bingham Dana LLP (included in Exhibit 8.1).
 24.1             Power of Attorney (included on signature page).
 99.1             Joint Press Release of Registrant and First International Bancorp Inc.,
                  dated January 16, 2001 (incorporated by reference to Registrant's Form 425, filed on January 16, 2001, File No. 0-22861).
*99.2             Form of Proxy to be used by First International Bancorp, Inc.
 99.3             Fairness Opinion of J.P. Morgan Securities Inc. (reference is made to Appendix D of the Proxy Statement/Prospectus included as a part of this Registration
                  Statement).
 99.4             Fairness Opinion of Keefe Bruyette & Woods (reference is made to Appendix E of the
                  Proxy Statement/Prospectus included as part of this Registration Statement).
 99.5             Form of Voting Agreement, dated as of January 15, 2001, by and between
                  Registration and certain stockholders of First International Bancorp, Inc.
                  (reference is made to Appendix B of the Proxy Statement/Prospectus included as part of this Registration Statement).
 99.6             Form of Escrow and Indemnity Agreement by and among Registrant, the Shareholder
                  Representative and the Escrow Agent (reference is made to Appendix C of the Proxy
                  Statement/Prospectus included as part of this Registration Statement).

---------------
* To be filed by amendment.

ITEM 22. UNDERTAKINGS.

         (a) (1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (as amended and the rules and regulations thereunder, the "Securities

Act"), each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (as amended and the rules and regulations thereunder, the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (2) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) promulgated pursuant to the Securities Act, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  (3) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 promulgated pursuant to the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions of this Item 22, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2001.


                                    UNITED PARCEL SERVICE, INC.

                                    By: /s/ James P. Kelly
                                       ----------------------------------------
                                        James P. Kelly
                                        Chairman, President and Chief Executive
                                        Officer


                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James P. Kelly and Joseph R. Moderow, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments in this Registration Statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated below.

          SIGNATURE                 TITLE                                        DATE
          ---------                 -----                                        ----

                                    Director
-----------------------------
    William H. Brown, III

     /s/ D. Scott Davis             Senior Vice President                        April 10, 2001
-----------------------------       Chief Financial Officer and Treasurer
       D. Scott Davis               (Principal Financial and
                                    Accounting Officer)

   /s/ Calvin Darden                Senior Vice President and Director           April 10, 2001
-----------------------------
      Calvin Darden

  /s/ Michael L. Eskew              Vice Chairman, Executive Vice President      April 10, 2001
-----------------------------       and Director
     Michael L. Eskew

    /s/ James P. Kelly              Chairman of the Board, Chief Executive       April 10, 2001
-----------------------------       Officer and Director
      James P. Kelly                (Principal Executive Officer)

                                    Director
-----------------------------
     Ann M. Livermore

                                    Director
-----------------------------
     Gary E. MacDougal

   /s/ Joseph R. Moderow            Senior Vice President, Secretary             April 10, 2001
-----------------------------       and Director
     Joseph R. Moderow

     /s/ Kent C. Nelson             Director                                     April 10, 2001
-----------------------------
      Kent C. Nelson

Signature                   Title                                  Date
---------                   -----                                  ----
                            Director
-----------------------
   Victor A. Pelson


   /s/ Lea N. Soupata       Senior Vice President and Director    April 10, 2001
-----------------------
    Lea N. Soupata


                            Director
------------------------
    Robert M. Teeter


                            Director
------------------------
    John W. Thompson


/s/ Thomas H. Weidemeyer    Senior Vice President, Chief          April 10, 2001
------------------------    Operating Officer and Director
  Thomas H. Weidemeyer